    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 1998



                                                      REGISTRATION NO. 333-61713

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        THE J. H. HEAFNER COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NORTH CAROLINA                          5014                            56-0754594
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                            ------------------------

                      SEE TABLE OF ADDITIONAL REGISTRANTS
                      2105 WATER RIDGE PARKWAY, SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28217
                                 (704) 423-8989
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 DONALD C. ROOF
                             SENIOR VICE PRESIDENT
                          AND CHIEF FINANCIAL OFFICER
                        THE J. H. HEAFNER COMPANY, INC.
                      2105 WATER RIDGE PARKWAY, SUITE 500
                        CHARLOTTE, NORTH CAROLINA 28217
                                 (704) 423-8989
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                WITH A COPY TO:
                              SCOTT F. SMITH, ESQ.
                           HOWARD, SMITH & LEVIN LLP
                          1330 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 841-1000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]
---------------
                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH CLASS                                   PROPOSED MAXIMUM       PROPOSED MAXIMUM
       OF SECURITIES TO BE              AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
            REGISTERED                   REGISTERED              PER UNIT               PRICE(1)         REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
10% Senior Notes Due 2008.........      $100,000,000              $1,000              $100,000,000             $29,500
------------------------------------------------------------------------------------------------------------------------------
Subsidiary Guaranties of 10%
  Senior Notes Due 2008...........           --                     --                     --                    (3)
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act.

(2) Calculated pursuant to Rule 457(f)(2) under the Securities Act.

(3) Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the Subsidiary Guaranties.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                 JURISDICTION OF          PRIMARY STANDARD
                                                 INCORPORATION OR     INDUSTRIAL CLASSIFICATION       IRS EMPLOYER
                    NAME                           ORGANIZATION              CODE NUMBER         IDENTIFICATION NUMBER
------------------------------------------------------------------------------------------------------------------------
Oliver & Winston, Inc.......................        California                  5598                   95-2407343
------------------------------------------------------------------------------------------------------------------------
ITCO Logistics Corporation..................         Delaware                   5014                   56-2001697
------------------------------------------------------------------------------------------------------------------------
ITCO Holding Company, Inc. .................      North Carolina                5014                   56-1020830
------------------------------------------------------------------------------------------------------------------------
ITCO Tire Company...........................      North Carolina                5014                   56-1418417
------------------------------------------------------------------------------------------------------------------------
ITCO Tire Company of Georgia................         Virginia                   5014                   54-1260520
------------------------------------------------------------------------------------------------------------------------
The Speed Merchant, Inc. ...................        California                  5014                   94-2414221
------------------------------------------------------------------------------------------------------------------------
Phoenix Racing, Inc. .......................        California                  5598                   77-0474076
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

 CROSS-REFERENCE SHEET PURSUANT TO RULE 404(a) AND ITEM 501 OF REGULATION S-K,
           SHOWING THE LOCATION IN THE PROSPECTUS OF THE INFORMATION
     REQUIRED TO BE INCLUDED THEREIN IN ACCORDANCE WITH PART I OF FORM S-4

ITEM NUMBER AND HEADING ON FORM S-4                            CAPTION OR LOCATION IN PROSPECTUS
-----------------------------------                            ---------------------------------
 1.  Forepart of the Registration Statement and Outside Front
       Cover Page of Prospectus..............................  Facing Page and Outside Front Cover Page
                                                                 of the Prospectus
 2.  Inside Front and Outside Back Cover Pages of
       Prospectus............................................  Inside Front and Outside Back Cover
                                                               Pages of the Prospectus; Available
                                                                 Information; Table of Contents
 3.  Risk Factors, Ratio of Earnings to Fixed Charges, and
       Other Information.....................................  Forepart of Prospectus; Summary; Risk
                                                                 Factors; Summary Historical and
                                                                 Unaudited Pro Forma Financial Data;
                                                                 Selected Historical Condensed Combined
                                                                 Financial Data; The Exchange Offer
 4.  Terms of the Transaction................................  Summary; The Exchange Offer; Description
                                                                 of the New Notes; Certain U.S. Federal
                                                                 Income Tax Considerations; Risk
                                                                 Factors
 5.  Pro Forma Financial Information.........................  Summary Historical and Unaudited Pro
                                                                 Forma Financial Data; Unaudited Pro
                                                                 Forma Condensed Combined Financial
                                                                 Data; Management's Discussion and
                                                                 Analysis of Financial Condition and
                                                                 Results of Operations
 6.  Material Contacts with Company Being Acquired...........  *
 7.  Additional Information Required for Reoffering by
       Persons and Parties Deemed to be Underwriters.........  *
 8.  Interests of Named Experts and Counsel..................  *
 9.  Disclosure of Commission Position on Indemnification for
       Securities Act Liabilities............................  *
10.  Information with Respect to S-3 Registrants.............  *
11.  Incorporation of Certain Information by Reference.......  *
12.  Information with Respect to S-2 or S-3 Registrants......  *
13.  Incorporation of Certain Information by Reference.......  *
14.  Information with Respect to Registrants Other Than S-3
       or S-2 Registrants....................................  Summary; Risk Factors; Summary
                                                               Historical and Unaudited Pro Forma
                                                                 Financial Data; Selected Historical
                                                                 Financial Data; Management's
                                                                 Discussion and Analysis of Financial
                                                                 Condition and Results of Operations;
                                                                 Business; Description of New Credit
                                                                 Facility; Description of the New Notes
15.  Information with Respect to S-3 Companies...............  *
16.  Information with Respect to S-2 or S-3 Companies........  *
17.  Information with Respect to Companies Other Than S-3 or
       S-2 Companies.........................................  Management's Discussion and Analysis of
                                                                 Financial Condition and Results of
                                                                 Operations
18.  Information if Proxies, Consents or Authorizations Are
       to be Solicited.......................................  *
19.  Information if Proxies, Consents or Authorizations Are
       Not to be Solicited, or in an Exchange Offer..........  Management; Principal Stockholders;
                                                               Certain Relationships and Related
                                                                 Transactions; The Exchange Offer

---------------
* Item is inapplicable or response thereto is in the negative.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED OCTOBER 2, 1998


PROSPECTUS

                        THE J. H. HEAFNER COMPANY, INC.
                             OFFER TO EXCHANGE ITS
              10% SENIOR NOTES DUE 2008 WHICH HAVE BEEN REGISTERED
                            UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                           10% SENIOR NOTES DUE 2008

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                      ON           , 1998, UNLESS EXTENDED

     The J. H. Heafner Company, Inc., a North Carolina corporation (the "Issuer" and, together with its subsidiaries, the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange (the "Exchange Offer") $1,000 principal amount of its 10% Senior Notes Due 2008 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount tendered of its outstanding 10% Senior Notes Due 2008 (the "Old Notes" and, together with the New Notes, the "Notes"), of which $100.0 million aggregate principal amount is outstanding. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of Old Notes for New Notes. The New Notes evidence the same debt as the Old Notes and will be issued under the Indenture (as defined herein) governing the Old Notes. See "The Notes Exchange Offer" and "Description of the New Notes."

     Interest on the New Notes is payable semi-annually on May 15 and November 15 of each year, commencing November 15, 1998. The Notes are redeemable at the option of the Issuer, in whole or in part, at any time, on or after May 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, up to 35% of the original aggregate principal amount of the Notes may be redeemed from time to time prior to May 15, 2001 at the redemption price set forth herein, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of one or more Public Equity Offerings (as defined), provided that at least $65.0 million principal amount of the Notes remains outstanding immediately after each such redemption. Upon a Change of Control (as defined), each holder of Notes may require the Issuer to repurchase such holder's outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.


     The Notes are unsecured, senior obligations of the Issuer and are fully, unconditionally and jointly and severally guaranteed on an unsecured, senior basis by all of the Issuer's subsidiaries, other than certain immaterial subsidiaries (the "Subsidiary Guarantors"). All of the Subsidiary Guarantors are directly or indirectly wholly-owned by the Issuer. The Notes rank pari passu in right of payment with all other existing and future unsecured senior indebtedness of the Issuer and senior in right of payment to any existing and future subordinated indebtedness of the Issuer. The Notes are effectively subordinated to all existing and future secured indebtedness of the Issuer and the Subsidiary Guarantors, including indebtedness under the New Credit Facility (as defined), to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness of any subsidiary of the Issuer (other than the Subsidiary Guarantors). As of June 30, 1998, the Company had outstanding, either directly or through guarantees, approximately $170.9 million of indebtedness, all of which was senior indebtedness and approximately $66.1 million of which was secured. The Indenture relating to the Notes permits the Company to incur additional indebtedness, including additional senior indebtedness, subject to certain limitations. See "Description of the New Notes."

                                                  (cover continued on next page)


     SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BEFORE TENDERING OLD NOTES IN THE EXCHANGE OFFER OR IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES.


 THE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
    COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                THE DATE OF THIS PROSPECTUS IS           , 1998

(cover continued)

     The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., New York City time, on           , 1998,
unless extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer."

     Prior to this offering, there has been no public market for the Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Although there can be no assurance, the New Notes may be made eligible for trading in The PORTAL(SM) Market ("PORTAL"), a subsidiary of The Nasdaq Stock Market, Inc. There can be no assurance that an active market for the New Notes will develop.

     The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined herein). Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in no-action letters issued to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than Restricted Holders (as defined herein) or Participating Broker-Dealers (as defined herein)) without compliance with the registration and prospectus delivery requirements of the Securities Act. Any holder who tenders Old Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes or who is an affiliate of the Company may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Holders of Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met.

     Each broker-dealer (other than a Restricted Holder) that receives New Notes for its own account pursuant to the Exchange Offer (a "Participating Broker-Dealer") must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not rely on such no-action letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See "Plan of Distribution."

     The Company will not receive any proceeds from this Exchange Offer. No dealer-manager is being used in connection with this Exchange Offer.

     Interest on the New Notes shall accrue from the last May 15 or November 15 on which interest was paid on the Old Notes so surrendered or, if no interest has been paid, from May 20, 1998.

                             AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (together with any amendments, exhibits, annexes and schedules thereto, the "Registration Statement,") under the Securities Act with respect to the New Notes being offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference. The Registration Statement (including the exhibits and schedules thereto) may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     Upon consummation of the Exchange Offer, the Company will become subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. In the event that the Company is not subject to the reporting requirements of the Exchange Act at any time following consummation of the Exchange Offer, the Company will be required under the Indenture, dated as of May 15, 1998 (the "Indenture"), among the Issuer, the Subsidiary Guarantors and First Union National Bank, as trustee (the "Trustee"), pursuant to which the Old Notes were, and the New Notes will be, issued, to continue to file with the Commission, and to furnish holders of the Notes with (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" with respect to the Company, and, with respect to the annual information only, a report on the financial statements therein by the Company's certified independent accountants, and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, for so long as any of the Old Notes remain outstanding, the Company has agreed to make available to any prospective purchaser of the Old Notes or beneficial owner of the Old Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act.


     The market share information, descriptions of markets and industry statistics contained in the "Prospectus Summary" and "Business" sections and elsewhere in this Prospectus are based on the good faith estimates of the Company's management. Such estimates are based on, among other things, the following factors: (i) industry publications including Modern Tire Dealer and Tire Business and industry statistics published by organizations such as the Rubber Manufacturers Association (RMA); (ii) management's knowledge of the market based on its historical business and industry experience; (iii) management's discussions with customers and competitors in the markets in which the Company competes; and (iv) the Company's product sales compared to management's good faith estimates of the total product sales in the relevant market. Although the Company believes this information to be reliable, the Company has not independently verified any of this information and makes no representation as to its accuracy. This Prospectus contains trademarks, tradenames or registered marks of the Company and other entities, including Regul(R) tires, Winston(R) tires, Pacer(R) custom wheels, Monarch(R) tires and Magnum(R) automotive lifts.

                                    SUMMARY

     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements, including the related notes, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, (i) the "Issuer" refers to The J.H. Heafner Company, Inc., (ii) "Heafner" refers to the Issuer and its subsidiaries without giving effect to the ITCO Merger and the CPW Acquisition (each as defined), (iii) the "Company" refers to Heafner after giving effect to the ITCO Merger and the CPW Acquisition, (iv) "ITCO Logistics" refers to ITCO Logistics Corporation, (v)"ITCO" refers to ITCO Logistics Corporation and its subsidiaries, (vi) "Speed Merchant" refers to The Speed Merchant, Inc., (vii) "CPW" refers to Speed Merchant, d/b/a Speed Merchant and Competition Parts Warehouse, and its subsidiary and (viii) "New Businesses" refers to ITCO and CPW. The pro forma statements of operations and other sales-related information give effect to the Transactions (as defined) as if the Transactions had occurred at January 1, 1997. For purposes of the financial and other information appearing in this Prospectus, references to a fiscal year relate to a December 31 fiscal year end for the Company, the Issuer and Heafner, to a September 30 fiscal year end for ITCO and to an October 31 fiscal year end for CPW; references to years relate to calendar years. The purchase of the New Businesses, obtaining financing under the New Credit Facility, the offering of the Old Notes (the "Offering"), the application of proceeds of the Old Notes and under the New Credit Facility, the Reclassification (as defined) and the related transactions are collectively referred to in this Prospectus as the "Transactions."


                                  THE COMPANY



     General. The Company believes that it is one of the largest independent suppliers of tires to the replacement tire market in the United States in terms of sales and number of tires distributed. With over 65 distribution centers servicing 20 states, the Company believes that it is the largest independent distributor of new replacement tires in the Southeast and in California. Through this distribution network, the Company's wholesale divisions supplied 9.7 million tires in 1997 and currently serve an average of 20,000 customers each month. Through its retail division, the Company operates over 215 retail tire and automotive service outlets in California and Arizona which sold over 1.2 million tires in 1997. The Company's Oliver & Winston, Inc. subsidiary ("Winston"), which currently operates 176 of the Company's retail tire and automotive service outlets, was the fourth largest independent tire dealer in the United States in 1997 based on number of locations. The Company supplies premium, economy and private-label brands of tires manufactured by the major tire manufacturers. In addition to its tire sales, the Company believes that it is a significant independent distributor and retailer of aftermarket wheels, automotive replacement parts and accessories and automotive service equipment. On a pro forma basis, the Company generated net sales, EBITDA and a net loss of $830.7 million, $28.1 million and $4.4 million, respectively, in fiscal 1997.



     Industry Overview. Purchasers in the United States spent approximately $18.1 billion on new replacement tires in 1997. Of that amount, passenger tires accounted for approximately 59% of sales, light truck tires accounted for approximately 15%, truck tires accounted for approximately 21% and farm, specialty and other types of tires accounted for approximately 5%. Consumers of new replacement tires in the United States obtain them from several principal sources, including independent tire dealers, manufacturer-owned retail stores, mass merchandisers such as Sears and Wal-Mart, auto supply chain stores and wholesale clubs and discounters. Independent tire dealers, which represent the largest customer base served by the Company, are the largest point of sale suppliers of new replacement passenger tires to the United States market. Independent tire dealers accounted for approximately 59.5% of retail sales of domestic replacement passenger tires in 1997.


     The replacement tire market for passenger cars and light trucks consists of three primary types of tires: "flag" brands, which are premium tires made by the major tire manufacturers; associate or "house" brands, which are primarily economy brand tires made by the major tire manufacturers; and private-label brands, which are brands made by tire manufacturers generally for independent tire wholesale distributors and retailers. In 1997, flag brands constituted approximately 50.0% of the United States passenger and light truck replacement tire markets, private-label brands constituted approximately 29.9% of those markets and house brands made up approximately 20.1% of those markets.

     Recent Acquisitions. On May 20, 1998, as part of the Transactions, the Issuer acquired CPW and a wholly owned subsidiary of the Issuer was merged with ITCO. The Company believes that the combination of Heafner, ITCO and CPW represents a distinct opportunity to broaden product offerings, strengthen manufacturer relationships, develop new competencies in its organization and strengthen the Company's presence in the Southeast and the West. The Company believes that the merger with ITCO will enable the Company's Eastern wholesale division to provide more cost-effective service and will increase its distribution capacity, positioning the Company for expansion into new geographic areas. The Company believes that the acquisition of CPW and its distribution facilities will establish a broader supply network with more frequent delivery capabilities for the Company's Winston retail stores, improving the Company's ability to restock inventory and obtain customer-requested products on a more timely basis. In addition, the Company expects to realize significant cost savings and operating efficiencies and improvements that will contribute to its goal of increasing future profitability.

                  COMPETITIVE STRENGTHS AND BUSINESS STRATEGY


     The Company's strategy is to increase net sales and EBITDA while becoming the leading national distributor of tires and automotive equipment and services through wholesale distribution centers and retail tire outlets. To achieve this objective, the Company intends to build upon the following strengths:



     Leading Market Positions. The Company believes that it is one of the nation's largest buyers of new replacement passenger and light truck tires, which it distributes to the consumer through its wholesale and retail operations. Following the acquisition of the New Businesses in 1998, the Company has become one of the leading wholesale tire distributors in the Southeast and in California. In addition, the Company's retail division, which includes tire and automotive service outlets operated by Winston and additional retail outlets operated by CPW, currently operates over 215 retail locations in California and Arizona. The Company intends to expand its wholesale and retail divisions through selective acquisitions and geographic expansion.



     Strong Relationships with Tire Manufacturers. The Company has established long-standing relationships with major tire manufacturers, such as Michelin (which manufactures the B.F. Goodrich and Uniroyal brands), Kelly-Springfield (a division of Goodyear), Dunlop, Bridgestone/Firestone and Pirelli, and can offer these manufacturers improved access to the replacement tire market through its sophisticated distribution and retail networks.



     Private-Label Brands. Private-label tires offered by the Company, such as the Winston and Regul brands, generally allow the Company's independent retail dealer customers to realize higher gross profit margins than are obtainable through sales of flag or house brands. The Company intends to continue to build the brand identity of its private-label tire and automotive products in its existing businesses and in the new markets it serves.



     Supply Practices and Customer Service. The Company intends to continue to emphasize timely and efficient customer service, inventory management and supply practices in all aspects of its business.

                      THE TRANSACTIONS AND USE OF PROCEEDS

     On May 20, 1998 (the "Closing Date"), a newly formed subsidiary of the Issuer was merged with ITCO Logistics, with ITCO Logistics surviving the merger as a wholly owned subsidiary of the Issuer (the "ITCO Merger"). The total consideration paid to the stockholders of ITCO Logistics in connection with the ITCO Merger consisted of $18.0 million in cash, 1,400,667 newly issued shares of Class B Common Stock, $.01 par value (the "Class B Common Stock"), of the Issuer and $1.4 million payable to holders of ITCO stock appreciation rights upon exercise of such rights. Also on the Closing Date, the Issuer acquired from the stockholders of Speed Merchant all of the issued and outstanding shares of Speed Merchant (the "CPW Acquisition") for aggregate consideration equal to $45.0 million in cash, of which $35.0 million was paid on the Closing Date in exchange for the stock of Speed Merchant, $7.4 million is payable in installments for five years after the Closing Date in exchange for certain non-compete covenants and $2.6 million is payable in the form of other contingent payouts to selling stockholders. Also on the Closing Date, the Issuer applied a portion of the proceeds of the offering of the Old Notes to repay $16.0 million of subordinated debt and $10.3 million outstanding under a term loan of the Issuer outstanding at the Closing Date.

     Financing necessary to complete the acquisition of the New Businesses and the repayment of Heafner's outstanding subordinated debt was obtained from the proceeds of the offering of the Old Notes on the Closing Date and amounts outstanding under an amended and restated senior revolving credit facility entered into on the Closing Date (the "New Credit Facility"). The New Credit Facility replaced an existing Heafner senior credit facility (the "Old Credit Facility"), under which $33.5 million was outstanding on the Closing Date (without giving effect to the Transactions). An ITCO facility with Fleet Capital Corporation (the "ITCO Facility"), under which $26.3 million was outstanding on the Closing Date, was repaid and terminated on July 15, 1998. For purposes of the financial and other information in this Prospectus, amounts outstanding under the Old Credit Facility and the ITCO Facility have been treated as repaid on the Closing Date and borrowed under the New Credit Facility on the Closing Date. The aggregate amount of commitments under the New Credit Facility is currently $100.0 million.

     The following table sets forth the approximate sources and uses of funds as of the Closing Date (amounts in thousands):

  SOURCES OF FUNDS
  New Credit Facility.......................................  $ 48,054
  Notes.....................................................   100,000
  Assumption of indebtedness(a).............................    11,106
  Deferred payments(b)......................................    11,390
  Class B Common Stock......................................    14,959
                                                              --------
          Total Sources.....................................  $185,509
                                                              ========
  USES OF FUNDS
  ITCO Merger(c)............................................  $ 34,349
  CPW Acquisition(d)........................................    45,000
  Repayment/refinancing of existing indebtedness(e).........    87,054
  Assumption of indebtedness(a).............................    11,106
  Estimated transaction fees and expenses(f)................     8,000
                                                              --------
          Total Uses........................................  $185,509
                                                              ========

---------------
(a) Represents assumption of (i) ITCO building mortgages of $2.5 million and
    (ii) vendor loans and other amounts at ITCO and CPW.

(b) Includes (i) $7.4 million payable in installments over five years after the Closing Date in exchange for certain non-compete covenants of the stockholders of Speed Merchant, (ii) $2.6 million in other contingent payouts to the stockholders of Speed Merchant and (iii) $1.4 million for the exercise of stock appreciation rights by certain employees of ITCO.

(c) Includes 1,400,667 shares of Class B Common Stock appraised at approximately $15.0 million and $1.4 million payable to holders of ITCO stock appreciation rights.

(d) Includes the amounts described in clauses (i) and (ii) of footnote (b).

(e) Represents repayment or refinancing of (i) $59.8 million of long-term indebtedness of Heafner (including $16.0 million of subordinated debt), (ii) $26.3 million of long-term indebtedness of ITCO and (iii) $1.0 million of long-term indebtedness of CPW.

(f) Fees and expenses include the Initial Purchasers' (as defined) discount and other fees and expenses of the Offering and other fees and direct expenses incurred in connection with the Transactions, including lenders' fees (including prepayment fees), legal fees, accounting fees and other out-of-pocket expenses.


                          PRINCIPAL EXECUTIVE OFFICES



     The Company's principal executive offices are located at 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217, and its telephone number is
(704) 423-8989.

                                  THE OFFERING

The Issuer....................   The Old Notes were sold by the Issuer on May
                                 20, 1998 to "qualified institutional buyers"
                                 (as defined in Rule 144A under the Securities
                                 Act) in reliance upon Rule 144A under the Securities Act.

Registration Rights
Agreement.....................   In connection with the sale of the Old Notes,
                                 the Issuer and the Subsidiary Guarantors entered into a Registration Rights Agreement, dated May 20, 1998 (the "Registration Rights
                                 Agreement"), providing for, among other things, the Exchange Offer.

                               THE EXCHANGE OFFER

The Exchange Offer............   The Company is offering to exchange up to
                                 $100,000,000 aggregate principal amount of New
                                 Notes for up to $100,000,000 aggregate
                                 principal amount of Old Notes issued in the Offering in reliance upon an exemption from registration under the Securities Act. Upon consummation of the Exchange Offer, the terms of the New Notes (including principal amount, interest rate, maturity and ranking) will be identical in all material respects to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the New Notes will have been registered under the Securities Act and therefore will not bear legends restricting their transfer and will not contain terms providing for an increase in the interest rate thereon under certain circumstances described in the Registration Rights Agreement.

                                 Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than a Restricted Holder (as defined) or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of such New Notes.

                                 Any Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker or dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The

                                 Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                 Any holder who tenders Old Notes in the
                                 Exchange Offer with the intention of
                                 participating, or for the purpose of
                                 participating, in a distribution of the New
                                 Notes may not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale.

Expiration Date...............   5:00 p.m., New York City time, on           ,
                                 1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                 Offer is extended.

Conditions to the Exchange
Offer.........................   The obligation of the Company to consummate the
                                 Exchange Offer is subject to certain
                                 conditions. See "The Exchange Offer --
                                 Conditions." The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition.

Procedures for Tendering Old
Notes.........................   Each holder of Old Notes wishing to accept the
                                 Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, or transmit an Agent's Message (as defined herein) in connection with a book-entry transfer, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, such facsimile or such Agent's Message, together with the Old Notes and any other required documentation to the exchange agent
                                 (the "Exchange Agent") at the address set forth herein. By executing the Letter of Transmittal or Agent's Message, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange
                                 Offer are being obtained in the ordinary course of business of the person receiving such New
                                 Notes, whether or not such person is the holder, that neither the holder nor any such other person (i) has any arrangement or understanding with any person to participate in the distribution of such New Notes, (ii) is engaging or intends to engage in the distribution of such New Notes or (iii) is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The
                                 Exchange Offer -- Purpose and Effect of the
                                 Exchange Offer," "-- Procedures for Tendering" and "Plan of Distribution."

Special Procedures for
Beneficial Owners.............   Any beneficial owner whose Old Notes are
                                 registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. See "The Exchange
                                 Offer -- Procedures for Tendering."

Guaranteed Delivery
Procedures....................   Holders of Old Notes who wish to tender their
                                 Old Notes and whose Old Notes are not entirely available or who cannot deliver their Old
                                 Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration
                                 Date must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Withdrawal Rights.............   Tenders may be withdrawn at any time prior to
                                 5:00 p.m., New York City time, on the
                                 Expiration Date. See "The Offer -- Withdrawal of Tenders."

Acceptance of Old Notes and
Delivery of New Notes.........   The Company will accept for exchange any and
                                 all Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York
                                 City time, on the Expiration Date and not withdrawn. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The
                                 Exchange Offer -- Terms of the Exchange Offer."

Exchange Agent................   The Chase Manhattan Bank is serving as Exchange
                                 Agent in connection with the Exchange Offer.
                                 See "The Exchange Offer -- Exchange Agent."

                                 THE NEW NOTES

     The Exchange Offer applies to $100.0 million aggregate principal amount of Old Notes. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration rights relating to the exchange of Old Notes for New Notes. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were issued and the New Notes will be issued. See "Description of the New Notes."

Securities Offered............   $100,000,000 principal amount of 10% Senior
                                 Notes Due 2008 of the Issuer.

Maturity Date.................   May 15, 2008.

Interest Payment Dates........   May 15 and November 15 of each year, commencing
November 15, 1998.

Optional Redemption...........   The Notes are redeemable at the option of the
                                 Issuer, in whole or in part, at any time, on or after May 15, 2003 at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, up to 35% of the original aggregate principal amount of the Notes may be redeemed from time to time prior to May 15, 2001 at the redemption price set forth herein, plus accrued and unpaid interest, if any, to the date of redemption, with the net proceeds of one or more Public
                                 Equity Offerings (as defined), provided that at least $65.0 million principal amount of the Notes remains outstanding immediately after each such redemption. See "Description of the New Notes -- Optional Redemption."

Change of Control.............   Upon a Change of Control (as defined), each
                                 holder of Notes may require the Issuer to repurchase such holder's Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. There can be no assurance that the Issuer will have sufficient funds to purchase all the Notes in the event of a Change of Control. See "Risk Factors -- Limitations on
                                 Repurchases of Notes upon Change of Control" and "Description of the New Notes -- Change of
                                 Control."


Subsidiary Guaranties.........   The obligations of the Issuer under the Notes
                                 and the Indenture are fully, unconditionally and jointly and severally guaranteed (the
                                 "Subsidiary Guaranties") on an unsecured, senior basis by all of the Subsidiary
                                 Guarantors, all of which are directly or indirectly wholly-owned by the Issuer. Each
                                 Subsidiary Guaranty is irrevocable and
                                 unconditional, but limited in amount to the extent required by laws relating to fraudulent transfer or similar laws. See "Description of the New Notes -- Subsidiary Guaranties."


Ranking.......................   The Notes are unsecured, senior obligations of
                                 the Issuer and are unconditionally guaranteed on an unsecured, senior basis by the Subsidiary
                                 Guarantors. The Notes rank pari passu in right of payment with all other existing and future unsecured senior indebtedness of the Issuer and senior in right of payment to any existing and future subordinated indebtedness of the Issuer.
                                 The Notes are effectively subordinated to all existing and future secured indebtedness of the Issuer and the Subsidiary Guarantors, including indebtedness under the New Credit Facility, to the extent of the value of the assets securing such indebtedness. The Notes are structurally subordinated to all existing and future indebtedness of any subsidiary of the Issuer
                                 (other than the Subsidiary Guarantors). The
                                 Subsidiary Guaranties are unsecured, senior obligations of the Subsidiary Guarantors and rank pari passu in right of payment with all other senior, unsecured indebtedness of the Subsidiary Guarantors and senior in right of payment to any existing and future subordinated indebtedness of the Subsidiary Guarantors. The
                                 Subsidiary Guaranties are effectively
                                 subordinated to all existing and future secured indebtedness of the Subsidiary Guarantors to the extent of the value of the assets securing such indebtedness. As of June 30, 1998, the Company had outstanding, either directly or through guarantees, approximately $170.9 million of indebtedness, all of which was senior indebtedness and approximately $66.1 million of which was secured. The Indenture relating to the Notes permits the Issuer and its subsidiaries to incur additional indebtedness, including senior indebtedness, subject to certain limitations. See
                                 "Description of the New Notes -- Ranking."

Restrictive Covenants.........   The Indenture under which the Notes are issued
                                 contains certain covenants that, among other things, will limit (i) the incurrence of additional indebtedness by the Issuer and its Restricted Subsidiaries (as defined), (ii) the payment of dividends and other restricted payments by the Issuer and its Restricted
                                 Subsidiaries, (iii) the creation of
                                 restrictions on distributions from Restricted
                                 Subsidiaries, (iv) asset sales, (v) certain transactions with affiliates, (vi) the incurrence of liens and sale/leaseback transactions and (vii) certain consolidations, mergers and transfers of assets. However, all of these limitations are subject to a number of important qualifications. See "Description of the New Notes -- Certain Covenants."

Use of Proceeds...............   There will be no proceeds to the Company from
                                 any exchange pursuant to the Exchange Offer.

Book-Entry Only...............   The Notes will be issued in book-entry form
                                 through the facilities of The Depository Trust
                                 Company ("DTC" or the "Depository") for the accounts of its participants and will trade in DTC's Same-Day Funds Settlement System. For a description of certain procedures relating to clearance and settlement, see "Description of the New Notes -- Book-Entry, Delivery and
                                 Form."

                                  RISK FACTORS


     Holders of Notes should carefully consider the specific matters set forth under "Risk Factors" as well as the other information and data included in this Prospectus prior to tendering Old Notes in the Exchange Offer or making an investment in the New Notes.

           SUMMARY HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA

     The following summary historical consolidated financial data with respect to Heafner and unaudited pro forma financial data with respect to the Company should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical consolidated financial statements of Heafner and the related notes. The consolidated financial statements of Heafner for each of the years in the three-year period ended December 31, 1997 are included elsewhere in this Prospectus and have been audited by Arthur Andersen LLP, independent certified public accountants. The summary historical financial data for the six months ended June 30, 1997 and 1998 have been derived from financial statements that are included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, except as otherwise described therein, necessary for the fair presentation of the financial position and results of operations for such period. The pro forma data have been derived from the Unaudited Pro Forma Condensed Combined Financial Data of the Company included elsewhere in this Prospectus. The Unaudited Pro Forma Condensed Combined Financial Data do not purport to represent what the Company's results of operations actually would have been if the transactions referred to therein had been consummated on the date or for the periods indicated, or what such results will be for any future date or any future period.


                                                      HEAFNER                                 COMPANY
                                     -----------------------------------------   ---------------------------------
                                                                        SIX        SIX                  PRO FORMA
                                                                       MONTHS     MONTHS                SIX MONTHS
                                                                       ENDED      ENDED                   ENDED
                                                                      JUNE 30,   JUNE 30,   PRO FORMA    JUNE 30,
                                       1995       1996     1997(A)    1997(A)    1998(B)     1997(C)     1998(C)
                                     --------   --------   --------   --------   --------   ---------   ----------
                                                                (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net sales........................  $169,031   $190,535   $311,839   $127,377   $243,179   $830,749     $453,266
  Cost of goods sold...............   140,811    158,880    233,941     99,677    182,131    659,335      354,697
                                     --------   --------   --------   --------   --------   --------     --------
  Gross profit.....................    28,220     31,655     77,898     27,700     61,048    171,414       98,569
  Selling, general and
    administrative expenses........    26,584     29,660     74,441     26,128     57,262    160,616       90,149
  Special charges..................        --         --         --         --      1,409         --           --
                                     --------   --------   --------   --------   --------   --------     --------
  Income from operations...........     1,636      1,995      3,457      1,572      2,377     10,798        8,420
  Interest and other expense,
    net............................       946        944      3,710      1,687      4,490     14,486        8,556
                                     --------   --------   --------   --------   --------   --------     --------
  Income (loss) from operations
    before provision (benefit) for
    income taxes and extraordinary
    charge.........................       690      1,051       (253)      (115)    (2,113)    (3,688)        (136)
  Provision (benefit) for income
    taxes..........................        --         --       (239)       (49)      (837)       681          851
                                     --------   --------   --------   --------   --------   --------     --------
  Net income (loss) from operations
    before extraordinary charge....       690      1,051        (14)       (66)    (1,276)    (4,369)        (987)
  Extraordinary charge.............        --         --         --         --      2,198         --           --
                                     --------   --------   --------   --------   --------   --------     --------
  Net income (loss)................  $    690   $  1,051   $    (14)  $    (66)  $ (3,474)  $ (4,369)    $   (987)
                                     ========   ========   ========   ========   ========   ========     ========
CASH FLOWS DATA:
  Net cash provided by (used in)
    operating activities...........  $   (363)  $  4,008   $  6,703   $   (280)  $ (4,874)  $     --     $     --
  Net cash used in investing
    activities.....................    (2,200)    (7,626)   (46,459)   (44,983)   (53,246)        --           --
  Net cash provided by financing
    activities.....................     2,630      3,711     41,252     46,386     59,497         --           --
  Depreciation and
    amortization...................     1,062      1,331      5,399      1,551      4,029     16,961        8,737
  Capital expenditures.............     2,205      7,865      4,908      2,849      1,905      9,958        2,538

                                                      HEAFNER                                 COMPANY
                                     -----------------------------------------   ---------------------------------
                                                                        SIX        SIX                  PRO FORMA
                                                                       MONTHS     MONTHS                SIX MONTHS
                                                                       ENDED      ENDED                   ENDED
                                                                      JUNE 30,   JUNE 30,   PRO FORMA    JUNE 30,
                                       1995       1996     1997(a)    1997(a)    1998(b)     1997(c)     1998(c)
                                     --------   --------   --------   --------   --------   ---------   ----------
                                                                (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Working capital..................  $ 19,148   $ 16,913   $ 20,582   $ 19,905   $ 42,023         --           --
  Total assets.....................    55,458     59,551    146,508    149,390    411,368         --           --
  Total debt.......................    15,632     21,003     64,658     67,072    170,864         --           --
  Stockholders' equity.............    11,719     11,574      7,659      7,787     19,073         --           --
OTHER DATA:
  EBITDA(d)........................  $  3,060   $  3,848   $  9,988   $  3,108   $  2,210   $ 28,060     $ 16,583
  Ratio of earnings to fixed
    charges(e).....................       1.4x       1.5x        --         --         --         --           --


---------------
(a) In May 1997, Heafner acquired Winston. The transaction was accounted for using the purchase method of accounting.

(b) In May 1998, the ITCO Merger and the CPW Acquisition occurred. Each transaction was accounted for using the purchase method of accounting.

(c) The pro forma statements of operations data for 1997 and for the six months ended June 30, 1998 give effect to: (i) the Winston acquisition; (ii) the ITCO Merger; (iii) the CPW Acquisition; (iv) the completion of the Offering of the Old Notes and the application of the net proceeds; and (v) the initial borrowing under the New Credit Facility, as if each had been consummated on January 1, 1997.


(d) EBITDA represents net income plus income taxes, depreciation and amortization and interest expense. EBITDA for the six months ended June 30, 1998 includes $321,000 related to amortization of deferred financing charges that is included as amortization expense for cash flow purposes and interest expense in the consolidated statements of operations. EBITDA for the pro forma period ended June 30, 1998 also adds a restructuring charge of $1.4 million and an extraordinary charge of $3.7 million (pre-tax) for the write-off of unamortized financing expenses and discounts and the payment of prepayment penalties. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.


(e) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the year ended December 31, 1997, the six months ended June 30, 1997 and 1998, and the pro forma periods ended December 31, 1997 and June 30, 1998, earnings were insufficient to cover fixed charges by $253,000, $115,000, $2.1 million, $3.7 million and $136,000, respectively.

                                  RISK FACTORS


     Holders of Notes should carefully consider the following Risk Factors, as well as the other information and data included in this Prospectus, prior to tendering Old Notes in the Exchange Offer or making an investment in the New Notes.


SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE DEBT


     As of June 30, 1998, the Company had approximately $170.9 million of long-term debt outstanding, approximately $66.1 million of which was secured, and the Company's ratio of indebtedness to total capital was 0.84. The Company's pro forma deficiency of earnings to fixed charges was $136,000 as of June 30, 1998. The degree to which the Company is leveraged could have important consequences to holders of the Notes, including: (i) the Company's ability to obtain additional financing, whether for working capital, acquisitions, capital expenditures, or other purposes, may be impaired; (ii) a substantial portion of the Company's pro forma EBITDA will be required (approximately 50% of pro forma EBITDA for the six months ended June 30, 1998 and the year ended December 31, 1997 would have been required) for debt service, thereby reducing funds available to the Company for its operations; (iii) certain of the Company's indebtedness contains financial and other restrictive covenants which, if breached, would result in an event of default under such indebtedness; (iv) the Company's flexibility in planning for or reacting to changes in market conditions may be limited; (v) the Company may be more vulnerable upon a downturn in its business or in the industry in which it operates; and (vi) to the extent that the Company incurs any indebtedness at variable rates, including under the New Credit Facility, the Company will be vulnerable to increases in interest rates. On a pro forma basis, the Company generated net sales, EBITDA and a net loss of $830.7 million, $28.1 million and $4.4 million, respectively, in fiscal 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


     The Company's ability to meet its debt service obligations will be dependent upon its future performance which, in turn, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. Based on the current level of operations, the Company believes that its operating cash flow, together with available borrowings under the New Credit Facility, will be sufficient to meet the debt service requirements on its indebtedness, meet its working capital needs and fund its capital expenditures and other operating expenses for the near future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." However, there can be no assurance that the Company's business will generate cash flow at levels sufficient to meet these requirements. If it is unable to do so, the Company may be required to refinance all or a portion of its indebtedness, including the Notes, to sell assets or to obtain additional financing. There can be no assurance that any such refinancing would be possible, that any assets could be sold (or, if sold, of the timing of such sales and the amount of proceeds realized therefrom) or that additional financing could be obtained.

RESTRICTIVE COVENANTS

     The terms of the New Credit Facility, the Indenture and the other agreements governing the Company's indebtedness impose certain operating and financing restrictions on the Company. Such restrictions affect, and in many respects limit, among other things, the ability of the Company to incur additional indebtedness, make certain payments or investments, loans and guarantees, create liens or other encumbrances, sell assets, or enter into mergers or consolidations. The New Credit Facility requires the Company to comply with certain financial ratios (minimum net worth) and tests (minimum loan availability). The restrictions could limit the ability of the Company to plan for or react to market conditions or meet extraordinary capital needs or otherwise could restrict corporate activities. There can be no assurance that such restrictions will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that would be in the interest of the Company. Moreover, a breach of any of these covenants or the inability of the Company to comply with the required financial ratios and tests could result in an event of default under the New Credit Facility or the Indenture. Upon the occurrence of an event of default, the lenders under the New Credit Facility could elect to declare all amounts borrowed thereunder, together with accrued interest, to be due and payable. If the Company were unable to repay such borrowings, such lenders could proceed against the collateral for the New Credit Facility. If the indebtedness under the New Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay such indebtedness and the Notes in full. As of the date of this Prospectus, the Company is in compliance with the covenants and financial ratios and tests contained in the New Credit Facility.


EFFECTIVE SUBORDINATION


     The Notes and the Subsidiary Guaranties are unsecured, senior obligations of the Issuer and the Subsidiary Guarantors, respectively, and rank pari passu in right of payment with all other existing and future senior indebtedness of the Issuer and the Subsidiary Guarantors and senior in right of payment to any existing and future subordinated indebtedness of the Issuer and the Subsidiary Guarantors, respectively. The Notes and the Subsidiary Guaranties are effectively subordinated to all existing and future secured indebtedness of the Issuer and the Subsidiary Guarantors including indebtedness under the New Credit Facility, to the extent of the value of the assets securing such indebtedness. Indebtedness under the New Credit Facility is secured by a lien on all inventory and accounts receivable of the Issuer and its material subsidiaries (all of which are Subsidiary Guarantors). See "Description of New Credit Facility." Holders of existing or future secured indebtedness of the Issuer and the Subsidiary Guarantors permitted under the Indenture, including holders of indebtedness under the New Credit Facility, will have claims with respect to assets constituting collateral that are prior to the claims of the holders of the Notes. The Notes are and will be structurally subordinated to all existing and future indebtedness of any subsidiary of the Issuer (other than the Subsidiary Guarantors). As of June 30, 1998, the Company had outstanding, either directly or through guarantees, approximately $170.9 million of indebtedness, all of which was senior indebtedness and approximately $66.1 million of which was secured. At September 30, 1998, the Company could have borrowed an additional $30.9 million under the New Credit Facility, all of which would have been secured. See "Description of the New Notes." The Indenture will permit the Company to incur additional indebtedness, including senior indebtedness (some of which may be secured), subject to certain limitations.



POTENTIAL INABILITY TO INTEGRATE NEW BUSINESSES AND FUTURE ACQUISITIONS



     Although the Company and the New Businesses have been in operation for some time, there can be no assurance that the Company will be able to successfully integrate the business, operations or assets of either or both of the New Businesses. The integration of the New Businesses may result in unforeseen difficulties that require a disproportionate amount of management's attention and the Company's resources. The ITCO Merger and CPW Acquisition represented the largest acquisitions by the Company to date and the most significant expansion of its business. The Company may face significant challenges in integrating the New Businesses because of their magnitude. There can be no assurance that the Company will be able to achieve the synergies it anticipates from the ITCO Merger and CPW Acquisition. Although the Company has established a reserve of $5.2 million and has taken a restructuring charge of $1.4 million for shut down costs related to the Transactions and a non-recurring extraordinary charge of $3.7 million for the write-off of unamortized financing discounts and payment of prepayment penalties, there can be no assurance that such amounts will be adequate to cover such costs or that the ITCO Merger and CPW Acquisition will not have an adverse effect upon the Company's operating results, particularly in the fiscal quarters immediately following the consummation of the Transactions, while the operations of the New Businesses are being integrated into the Company's operations.



     As part of its business strategy, the Company may expand its network of distribution centers and retail stores through selective acquisitions. There can be no assurance that the Company will be able to identify or complete such acquisitions and, if completed, no assurance that the Company will be able to successfully integrate the businesses, operations or assets of acquired companies into its existing operations. In addition, the New Credit Facility will prohibit the Company from committing funds to new acquisitions beyond $25 million in any fiscal year and $40 million during the term of the New Credit Facility. There can be no assurance that the Company would be able to obtain any waiver of such limits in the future.


RELIANCE ON VENDORS

     There are a limited number of tire manufacturers worldwide. Accordingly, the Company relies on a limited number of tire manufacturers for its products. In particular, the Company relied on Michelin and Kelly-Springfield, its top two suppliers, for 35% and 34%, respectively, of the tires it sold in 1997. Although in most cases the Company has long-term relationships with these manufacturers, the Company's contracts with all but one of its suppliers are short-term in nature, and there can be no assurance that these suppliers will continue to supply products to the Company on favorable terms, or at all. Furthermore, although the Company does not believe that it will be materially adversely affected and believes that vendor response has been generally positive, the ITCO Merger and CPW Acquisition may cause certain of the Company's vendors to reduce or eliminate the number of product lines or SKUs carried by the Company or otherwise affect the Company's relationship with its suppliers, in particular with those suppliers who compete with the Company in the wholesale distribution market. For example, Tire and Battery Corporation, a tire wholesaler and a competitor of the Company which had supplied less than 4% of the products sold by the Company, notified the Company that it would be discontinuing its relationship with the Company following the consummation of the ITCO Merger. In addition, in the event that any of the Company's vendors were to experience financial, operational, production, supply or quality assurance difficulties that could result in a reduction or interruption in supply to the Company, or otherwise failed to meet the Company's requirements and specifications, the Company could be materially adversely affected. For example, in 1997, two of the Company's principal suppliers experienced labor strikes. Although the Company was not materially adversely affected by these labor actions, the strikes did affect the Company's suppliers' ability to meet the Company's supply orders. To the extent that the Company would be required to find replacements for its suppliers, a change in suppliers could result in cost increases, time delays in deliveries and a loss of customers, any of which could have a material adverse effect on the Company. Finally, although the majority of tires manufactured by the major tire manufacturers are sold to the replacement tire market, the Company believes that such manufacturers pay disproportionate attention to automobile manufacturers that purchase tires for use as original equipment on vehicles sold to consumers. The Company believes that increased demand from the original equipment market could also result in cost increases and time delays in deliveries from manufacturers to the Company, any of which could have a material adverse effect on the Company.


POSSIBLE LOSS OF CUSTOMERS

     Although the Company believes that its relationships with its customers are good and that customer response to the ITCO Merger and the CPW Acquisition has been generally positive, the Company could lose some of its customers as a result of the ITCO Merger and the CPW Acquisition. Some of CPW's customers, in particular independent tire dealers, might discontinue their relationships due to CPW's alignment with a chain of retail stores that compete with those customers, even though CPW currently has retail operations itself. In the case of ITCO, some of its customers may prefer to maintain relationships with multiple suppliers. As ITCO and Heafner supply many of the same geographic areas and in some cases share customers, those customers may look to alternative suppliers for a portion of their product needs.

COMPETITION

     The industry in which the Company competes is highly competitive, and many of the Company's competitors have resources significantly greater than the Company's. Tire manufacturers distribute tires to the retail market by direct shipments to independent tire dealers, national retail chains such as Sears and Wal-Mart and manufacturer-owned retail stores as well as through shipments to independent wholesale distributors. A number of independent wholesale tire distributors also compete in the regions in which the Company does business. In its retail business, the Company also faces competition from national chains and department stores, other independent tire stores, tire manufacturer-owned stores, discount and warehouse clubs and other automotive product retailers. Although the Company believes that it has been able to compete successfully in its markets to date, there can be no assurance that it will be able to continue to do so in the future. See "Business -- Competition."

ENVIRONMENTAL RISKS

     The Company's operations and properties are subject to federal, state and local laws, regulations and ordinances relating to the use, storage, handling, generation, transportation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes under which the Company could be held strictly, jointly and severally liable for costs associated with the investigation and clean-up of contaminated properties. The nature of the Company's existing and historical operations exposes it to the risk of liabilities or claims with respect to environmental matters, including off-site disposal matters. For example, the Company handles waste motor oil and hydraulic brake fluid, the storage and disposal of which is strictly regulated by federal and state authorities, in its automotive service operations. The Company contracts with outside services to handle disposal of these materials. Although the Company believes that it complies with all relevant environmental regulations and does not incur significant costs maintaining compliance therewith, there can be no assurance that material costs will not be incurred in connection with environmental liabilities or claims or that future events, such as changes in existing laws and regulations or their interpretation, will not give rise to additional compliance costs or liabilities that could have a material adverse effect on the Company.


CONSUMER PROTECTION ISSUES



     Retail tire dealers and providers of automotive services have been the subject of scrutiny by state and local officials regarding their sales tactics and pricing practices. For example, in the early 1990s, the California Bureau of Automotive Repair (which is charged with policing improper selling practices by automobile repair shops and investigating companies alleged to have engaged in such improper practices) investigated and fined a number of automobile repair and service centers, including Winston, for unfair consumer practices. That investigation resulted in fines against Winston (in 1993) totaling $1.4 million and directly led to a change in Winston's consumer practices. Although the Company believes that it materially complies with applicable laws regarding consumer practices, there can be no assurance that a future investigation will not be conducted or result in disruptions in the Company's operations, changes in practices or fines against the Company.


DEPENDENCE ON MANAGEMENT

     The Company is dependent upon the services of its executive officers for management of the Company. The loss or interruption of the continued full-time services of certain of these executives could have a material adverse effect on the Company, and there can be no assurance that the Company would be able to find replacements with equivalent skills or experience. The success of the Company's integration of the New Businesses may depend on the retention of certain current management of ITCO and CPW. Although the Company intends to retain such employees, substantially all of whom have employment contracts with the Company, there can be no assurance that such individuals will remain with the Company. The Company has no key person life insurance policies with respect to any of its senior executives.

SEASONALITY

     Demand for tires tends to fluctuate from quarter to quarter, with the highest demand generally from March through October of each calendar year and the lowest demand typically from November through February of each calendar year. In addition, the popularity, supply and demand for particular tire products may change from year to year based on consumer confidence, the volume of tires reaching the replacement tire market, the level of personal discretionary income and other factors. Local economic, weather, transportation and other conditions also affect the volume of tire sales, on both a wholesale and retail basis.

LIMITATIONS ON REPURCHASES OF NOTES UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined in the Indenture), the holders of the Notes have the right to require the Issuer to offer to purchase all of the outstanding Notes at 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of purchase. There can be no assurance that the Issuer will have sufficient funds available or will be permitted by its other debt agreements to purchase the Notes upon the occurrence of a Change of Control. In addition, the occurrence of a Change of Control may require the Issuer to offer to purchase other outstanding indebtedness and may cause a default under the New Credit Facility. The inability to purchase all of the tendered Notes would constitute an Event of Default (as defined) under the Indenture. See "Description of the New
Notes -- Change of Control."

FRAUDULENT CONVEYANCE STATUTES

     Each of the Issuer and the Subsidiary Guarantors believes that the indebtedness incurred by the Issuer in connection with the issuance of the Notes and the Subsidiary Guaranties given by the Subsidiary Guarantors are being incurred for proper purposes and in good faith and that, based on present forecasts, asset valuations and other financial information, the Issuer and each Subsidiary Guarantor is, after the consummation of the Transactions was, and after the consummation of the Exchange Offer will be, solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. However, if a court of competent jurisdiction were to find that the Issuer or such Subsidiary Guarantor did not receive fair consideration or reasonably equivalent value for incurring such indebtedness or obligation (including any guarantee thereof) and, at the time of such incurrence, the Issuer or such Subsidiary Guarantor (i) was insolvent, (ii) was rendered insolvent by reason of such incurrence or the acquisition of the New Businesses,
(iii) was engaged in a business or transaction for which the assets remaining in the Issuer or such Subsidiary Guarantor, as the case may be, constituted unreasonably small capital, or (iv) intended to incur or believed it would incur debts beyond its ability to pay such debts as they mature, such court, subject to applicable statutes of limitation, could, among other things, (a) invalidate, in whole or in part, such indebtedness and obligation (including any guarantee thereof) as fraudulent conveyances, the effect of which could be that the holders of the Notes may not be repaid in full, and/or (b) subordinate such indebtedness and obligation (including any guarantee thereof) to existing or future creditors of the Issuer or such Subsidiary Guarantor, as the case may be, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Notes. If a court were to find that the Issuer or any Subsidiary Guarantor, as the case may be, satisfied the measures of insolvency or capital inadequacy described in (i) through (iv) above, such court could avoid any previous distribution by such entity in respect of such indebtedness (including, without limitation, any payment of principal or interest) or obligation (including any guarantee thereof) and order that it be returned to the Issuer or such Subsidiary Guarantor, as the case may be, or to a fund for the benefit of the creditors of such entity.

     With respect to each Subsidiary Guaranty, a court may compare its estimate of the value received by each Subsidiary Guarantor with the magnitude of its obligation under such Subsidiary Guaranty. If the value received by the Subsidiary Guarantor is found to be disproportionately small as compared with its obligation under such Subsidiary Guaranty, then, to that extent, there would be a lack of fair consideration for the giving of the Subsidiary Guaranty and if the Subsidiary Guaranty came within any of clauses (i) through (iv) above, such Subsidiary Guaranty could be held invalid to such extent. The obligation of each Subsidiary Guarantor under its Subsidiary Guaranty will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law.

     The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, the Issuer or any of the Subsidiary Guarantors would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. The Issuer believes, based upon the financial information contained elsewhere in the Prospectus, the recent operating history as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other factors, that, after giving effect to the issuance of the Notes and the Subsidiary Guaranties, none of the Issuer or any of the Subsidiary Guarantors will be rendered insolvent and each such entity will have sufficient capital for the businesses in which it is engaged and will be able to pay its debts as they mature. While the Issuer believes that it is and each Subsidiary Guarantor is, after the consummation of the Transactions was, and after the consummation of the Exchange Offer will be, solvent, there can be no assurance as to whether a court would concur with such beliefs.

CONTROL BY PRINCIPAL STOCKHOLDERS

     The Issuer's Chairperson, Ann H. Gaither, and its President and Chief Executive Officer, William H. Gaither, own or control 71.1% of the combined voting power of the Issuer's outstanding capital stock (including shares of stock held by other members of the Gaither family voted under the voting trust described in the next sentence) on a fully-diluted basis. A Voting Trust Agreement among Ann H. Gaither and William H. Gaither and other members of their immediate family who own shares of common stock also gives Ann H. Gaither and William H. Gaither the right to vote such other stockholders' shares of common stock. Consequently, Ann H. Gaither and William H. Gaither have the ability to control the business and affairs of the Issuer by virtue of their ability to elect a majority of the Issuer's Board of Directors and its voting power with respect to actions requiring stockholder approval. If the Company encounters financial difficulties, or is unable to pay certain of its debts as they mature, the interests of the principal stockholders might conflict with those of the holders of the Notes. In addition, the principal stockholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Notes. See "Principal Stockholders."

ABSENCE OF PUBLIC MARKET

     The New Notes are being offered exclusively to holders of the Old Notes. The Old Notes were issued to a limited number of institutional investors on May 20, 1998. There is currently no established market for the New Notes. There can be no assurance as to the liquidity of any markets that may develop for the New Notes, the ability of the holders of the New Notes to sell their Notes or the price at which holders would be able to sell their Notes. Future trading prices of the New Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. The Company does not intend to apply for listing of the New Notes on any securities exchange.

     The liquidity of, and trading market for, the New Notes may also be materially and adversely affected by declines in the market for high yield securities generally. Such a decline may materially and adversely affect such liquidity and trading independent of the financial performance of, and prospects for, the Company.

     To the extent Old Notes are tendered and accepted in the Exchange Offer, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market for the Old Notes. Following the consummation of the Exchange Offer, holders of Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes will be adversely affected. The Old Notes will continue to be eligible for trading in PORTAL.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Issuance of the New Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for New Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to tenders of Old Notes for exchange.

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer, including holders of Old Notes whose Old Notes are tendered but not accepted, will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon and, except in certain limited circumstances, will no longer have any registration rights with respect to the Old Notes. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

     New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than Restricted Holders or Participating Broker-Dealers) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder represents, among other things, that such holder is not an "affiliate" of the Company or any Guarantor (as defined in Rule 405 of the Securities Act), that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, the distribution of such New Notes. Any holder unable to make such representations will not be able to participate in the Exchange Offer and may only sell its Old Notes pursuant to a registration statement and prospectus meeting the requirements of the Securities Act, or pursuant to an exemption from the registration requirements of the Securities Act.

     Each Participating Broker-Dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." However, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes will be adversely affected.

FORWARD-LOOKING STATEMENTS

     Certain information included in this Prospectus is forward-looking, including statements contained in "Summary," "Risk Factors," "Unaudited Pro Forma Condensed Combined Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and includes statements regarding the intent, belief and current expectations of the Company and its directors and officers. Such forward-looking information involves important risks and uncertainties that could materially alter results in the future from those expressed in any forward-looking statements made by, or on behalf of, the Company. These risks and uncertainties include, but are not limited to, the ability of the Company to maintain existing relationships with long-standing vendors or customers, the ability of the Company to successfully implement its business strategy, the ability of the Company to integrate the New Businesses and the ability of the Company to market and sell new products and to continue to comply with environmental laws, rules and regulations. Other risks and uncertainties include uncertainties relating to economic conditions, acquisitions and divestitures, government and regulatory policies, technological developments and changes in the competitive environment in which the Company operates. Persons reading this Prospectus are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, readers should specifically consider the various factors which could cause actual events or results to differ materially from those indicated by such forward-looking statements, including those discussed in "Risk Factors."

                                THE TRANSACTIONS

THE ITCO MERGER AND THE RECLASSIFICATION

     On the Closing Date, a wholly owned subsidiary of the Issuer merged with ITCO Logistics pursuant to an Agreement and Plan of Merger (the "ITCO Merger Agreement") with ITCO Logistics and the stockholders of ITCO Logistics (the "ITCO Stockholders"). The total consideration paid on the Closing Date upon completion of the ITCO Merger to the ITCO Stockholders consisted of $18.0 million in cash and 1,400,667 newly issued shares of Class B Common Stock. In addition, approximately $5.1 million of ITCO's total indebtedness remained outstanding, with the balance repaid as part of the Transactions. At the Closing Date, ITCO's long-term indebtedness was approximately $31.4 million.

     The ITCO Merger Agreement contains certain representations, warranties and covenants made by the Issuer on the one hand and the ITCO Stockholders on the other hand. With certain limited exceptions, such representations and warranties expire two years after the Closing Date. In general, the ITCO Merger

Agreement provides for indemnification of the Issuer by the ITCO Stockholders, and for the indemnification of the ITCO Stockholders by the Issuer, for losses relating to misrepresentations or breaches of such representations, warranties and covenants. With certain limited exceptions, the ITCO Merger Agreement provides that a party has recourse with respect to claims for indemnification only against, in the case of indemnification claims against the ITCO Stockholders, their shares of Class B Common Stock and, in the case of indemnification claims against the Issuer, up to 1,400,667 newly issued shares of Class B Common Stock.

     In connection with the ITCO Merger, the Issuer's authorized common stock was reclassified into shares of Class A Common Stock, $.01 par value (the "Class A Common Stock"), and shares of Class B Common Stock (the "Reclassification"). As a result of the Reclassification, all outstanding shares of the Issuer's common stock, and all options, warrants and other rights exercisable into or exchangeable for the Issuer's common stock, became shares of Class A Common Stock or became exercisable into or exchangeable for shares of Class A Common Stock, as the case may be. The Class A Common Stock and the Class B Common Stock have identical rights, powers and privileges, except that the shares of Class A Common Stock are entitled to 20 votes per share and the shares of Class B Common Stock are entitled to one vote per share, in each case, on all matters submitted to a vote of the Issuer's stockholders.

     In conjunction with the ITCO Merger, the Issuer entered into a number of ancillary agreements with the ITCO Stockholders providing for, among other things, (i) the granting of certain registration rights to such stockholders with respect to the shares of Class B Common Stock that were issued to such stockholders, (ii) the granting to such stockholders of the right to designate a person to the Issuer's Board of Directors, (iii) certain restrictions on the transfer of shares of Class B Common Stock that were issued to such stockholders, (iv) certain restrictions on the Issuer selling or issuing shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, at a price per share that is less than the fair market value of such Common Stock, (v) certain limitations on transactions between the Company and any affiliate of the Company, and (vi) the granting to the ITCO Stockholders of the right to require the Issuer to redeem all of the outstanding shares of Class B Common Stock that were issued to such stockholders according to an agreed upon formula upon the occurrence of certain events or January 4, 2005, if earlier.

THE CPW ACQUISITION

     On the Closing Date, the Issuer acquired all of the outstanding shares of Speed Merchant pursuant to a Stock Purchase Agreement (the "CPW Acquisition Agreement") between the Issuer and the stockholders of Speed Merchant (the "CPW Stockholders"). The total consideration payable to the CPW Stockholders in connection with the CPW Acquisition is $45.0 million in cash, of which $35.0 million was paid on the Closing Date upon consummation of the CPW Acquisition in exchange for the stock of Speed Merchant, $7.4 million is payable in installments for five years after the CPW Acquisition in exchange for covenants not to compete given by the CPW Stockholders and $2.6 million is payable in the form of contingent payouts to the CPW Stockholders. At the request of the Issuer, the agent under the New Credit Facility issued a letter of credit under the New Credit Facility to be held in escrow to secure the Issuer's obligations to make such non-compete payments. In addition, at the Closing Date, approximately $1.0 million of CPW's long-term indebtedness was repaid.

     The CPW Acquisition Agreement contains certain representations, warranties and covenants made by the Issuer on the one hand and the CPW Stockholders on the other hand. With certain limited exceptions, such representations and warranties expire two years after the Closing Date. In general, the CPW Acquisition Agreement provides for indemnification of the Issuer by the CPW Stockholders, and for the indemnification of the CPW Stockholders by the Issuer, for losses relating to misrepresentations or breaches of such representations, warranties and covenants.

     The CPW Acquisition Agreement provides that the purchase price payable for the stock of Speed Merchant will be reduced dollar for dollar if Speed Merchant's net worth or working capital as at the Closing Date falls below certain specified amounts. An additional adjustment amount is payable by the Issuer to the CPW Stockholders (or by the CPW Stockholders to the Issuer) if the net earnings attributable to certain

Arizona retail stores acquired by Phoenix Racing, Inc., a wholly owned subsidiary of Speed Merchant, exceed (or fall short of) specified targets for the year following the Closing Date.

     On the Closing Date, Arthur C. Soares, the President of the Company's Western wholesale division and a CPW Stockholder, entered into a two-year employment agreement with the Issuer which provides for an annual base salary, stay-put bonuses payable at the end of each year of the two-year term, a "synergy" bonus payable at the end of the first year based on the attainment of specified performance targets for CPW and an annual incentive and performance bonus to be determined in the discretion of the Board of Directors of the Issuer. On the Closing Date, Ray C. Barney, the Chief Operating Officer of the Company's Speed Merchant subsidiary and a CPW Stockholder, entered into a three-year employment agreement, which provides for an annual base salary, stay-put bonuses payable at the end of each year of the three-year term, a "synergy" bonus payable at the end of the first year based on the attainment of specified performance targets for CPW and an annual incentive and performance bonus to be determined in the discretion of the Board of Directors of the Issuer. Both employment agreements contain non-compete, non-solicitation and confidentiality provisions.

FINANCING TRANSACTIONS

     Financing necessary to complete the acquisition of the New Businesses and the repayment of Heafner's outstanding subordinated debt was obtained from the proceeds of the offering of the Old Notes on the Closing Date and amounts outstanding under the New Credit Facility. The New Credit Facility replaced the Old Credit Facility, under which $33.5 million was outstanding on the Closing Date (without giving effect to the Transactions). The ITCO Facility, under which $26.3 million was outstanding on the Closing Date, was repaid and terminated on July 15, 1998. For purposes of the financial and other information in this Prospectus, amounts outstanding under the Old Credit Facility and the ITCO Facility have been treated as repaid on the Closing Date and borrowed under the New Credit Facility on the Closing Date. The aggregate amount of commitments under the New Credit Facility is currently $100.0 million.

     Also on the Closing Date, the Issuer applied a portion of the proceeds of the offering of the Old Notes to repay $16.0 million of subordinated debt and $10.3 million outstanding under a term loan of the Issuer outstanding at the Closing Date.


GOVERNMENTAL APPROVALS



     Apart from requirements under the Securities Act, there are no governmental approvals required in connection with the Exchange Offer.


SOURCES AND USES OF FUNDS

     The following table sets forth the approximate sources and uses of funds on the Closing Date (amounts in thousands):

SOURCES OF FUNDS
New Credit Facility.........................................  $ 48,054
Notes.......................................................   100,000
Assumption of indebtedness(a)...............................    11,106
Deferred payments(b)........................................    11,390
Class B Common Stock........................................    14,959
                                                              --------
          Total Sources.....................................  $185,509
                                                              ========
USES OF FUNDS
ITCO Merger(c)..............................................  $ 34,349
CPW Acquisition(d)..........................................    45,000
Repayment/refinancing of existing indebtedness(e)...........    87,054
Assumption of indebtedness(a)...............................    11,106
Estimated transaction fees and expenses(f)..................     8,000
                                                              --------
          Total Uses........................................  $185,509
                                                              ========

---------------
(a) Represents assumption of (i) ITCO building mortgages of $2.5 million and
    (ii) vendor loans and other amounts at ITCO and CPW.

(b) Includes (i) $7.4 million payable in installments over five years after the Closing Date in exchange for certain non-compete covenants of the stockholders of Speed Merchant, (ii) $2.6 million in other contingent payouts to the stockholders of Speed Merchant and (iii) $1.4 million for the exercise of stock appreciation rights by certain employees of ITCO.

(c) Includes 1,400,667 shares of Class B Common Stock appraised at approximately $15.0 million and $1.4 million payable to holders of ITCO stock appreciation rights.

(d) Includes the amounts described in clauses (i) and (ii) of footnote (b).

(e) Represents repayment or refinancing of (i) $59.8 million of long-term indebtedness of Heafner (including $16.0 million of subordinated debt), (ii) $26.3 million of long-term indebtedness of ITCO and (iii) $1.0 million of long-term indebtedness of CPW.

(f) Fees and expenses include the Initial Purchasers' (as defined) discount and other fees and expenses of the Offering and other fees and direct expenses incurred in connection with the Transactions, including lenders' fees (including prepayment fees), legal fees, accounting fees and other out-of-pocket expenses.

                                USE OF PROCEEDS


     The proceeds of the offering of the Old Notes, together with other sources of funds obtained on the Closing Date, were applied towards payment, repayment or refinancing of approximately (i) $18.0 million in cash consideration for the ITCO Merger, (ii) $1.4 million to holders of ITCO stock appreciation rights,
(iii) $45.0 million for the CPW Acquisition (including approximately $10.0 million payable in installment and incentive payments to the stockholders of Speed Merchant), (iv) $59.8 million of long-term indebtedness of Heafner (including $16.0 million of subordinated debt), (v) $26.3 million of long-term indebtedness of ITCO, (vi) $1.0 million of long-term indebtedness of CPW and
(vii) fees and expenses, including the Initial Purchasers' (as defined) discount, and other fees and direct expenses incurred in connection with the Transactions, including lenders' fees (including prepayment fees), legal fees, accounting fees and other out-of-pocket expenses.


     There will be no proceeds to the Company from any exchange pursuant to the Exchange Offer.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were sold by the Issuer on the Closing Date to Credit Suisse First Boston Corporation and BancBoston Securities Inc. (together, the "Initial Purchasers") who resold the Old Notes to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in reliance upon Rule 144A under the Securities Act. In connection therewith, the Issuer, the Subsidiary Guarantors and the Initial Purchasers entered into the Registration Rights Agreement.


     The Issuer has agreed pursuant to the Registration Rights Agreement, for the benefit of the holders of the Old Notes, that the Issuer will, at its cost,
(i) within 90 days after the date of original issue of the Old Notes, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer to exchange the Old Notes for New Notes and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 150 days after the date of original issue of the Old Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuer will offer the New Notes in exchange for surrender of the Old Notes. The Issuer will keep the Exchange Offer open for not less than 20 Business Days (or longer, for a limited period only, if required by applicable law or if other unforeseen circumstances arise) after the date notice of the Exchange Offer is mailed or otherwise transmitted to the holders of the Old Notes. For each Old Note surrendered to the Issuer pursuant to the Exchange Offer, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue.


     A Holder of Old Notes (other than certain specified holders) who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to represent that any New Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and that it is not an "affiliate" of the Issuer, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable (a holder of Notes unable to make the foregoing representation is referred to as a "Restricted Holder"). A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Old Notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.


     Based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties, including to Exxon Capital Holdings (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5,
1991), K-III Communications Corporation (available May 14, 1993), Shearman & Sterling (available July 2, 1993) and Brown & Wood LLP (available February 7,
1997), the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder of such New Notes (other than Restricted Holders or Participating Broker-Dealers) without compliance with the registration and prospectus delivery provisions of the Securities Act. Any holder of Notes who tenders Old Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on the staff position enunciated in the no-action letters issued to third parties referred to above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


     Each Participating Broker-Dealer must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of New Notes received pursuant to the Exchange Offer. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the date the Exchange Offer Registration Statement is declared effective by the Commission, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. By acceptance of this Exchange Offer, each broker-dealer that receives New Notes pursuant to the Exchange Offer agrees to notify the Company prior to using this Prospectus in connection with the sale or transfer of New Notes. See "Plan of Distribution."

     As a result of the filing and the effectiveness of the Exchange Offer Registration Statement and the consummation of the Exchange Offer, the Company's obligation to make certain semi-annual payments with respect to the Old Notes will be terminated. The Old Notes were issued to a limited number of institutional investors on the Closing Date and there is no public market for them at present. To the extent Old Notes are tendered and accepted in the exchange, the principal amount of outstanding Old Notes will decrease with a resulting decrease in the liquidity in the market therefor. Following the consummation of the Exchange Offer, holders of Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.

     In the event that applicable interpretations of the staff of the Commission do not permit the Issuer to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the Issue Date, or if the Initial Purchasers so request with respect to Old Notes not eligible to be exchanged for New Notes in the Exchange Offer, or if any holder of Old Notes is not eligible to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer (provided that a Participating Broker-Dealer which has a prospectus delivery requirement with respect to New Notes received in the Exchange Offer will not be deemed, for purposes of this sentence, to have failed to receive freely tradeable New Notes), the Issuer will, at its cost, (a) as promptly as practicable, file a shelf registration statement (a "Shelf Registration Statement") covering resales of the Notes or the New Notes, as the case may be, (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (c) keep the Shelf Registration Statement effective until the time when the Notes covered by the Shelf Registration Statement can be sold by non-affiliates of the Issuer pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144. The Issuer will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the New Notes, as the case may be. A holder selling such Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

     If (i) by August 18, 1998, neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the SEC; (ii) by November 16, 1998, the Exchange Offer is not consummated and, if applicable, the Shelf Registration Statement is not declared effective; or (iii) after either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) in connection with resales of Old Notes or New Notes in accordance with and during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iii) a "Registration Default"), additional interest will accrue on the applicable Old Notes and the New Notes at the rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Such interest is payable in addition to any other interest payable from time to time with respect to the Old Notes and the New Notes; provided that such interest shall be the sole remedy for a Registration Default.

     Pursuant to the Registration Rights Agreement, the Issuer is entitled to close the Exchange Offer 20 Business Days after the commencement thereof provided that it has accepted all Notes theretofore validly tendered in accordance with the terms of the Exchange Offer.


     The summary herein of certain provisions of the Registration Rights Agreement describes all material provisions of the Registration Rights Agreement, but is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Issuer.


TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. As of the date of this Prospectus, an aggregate of $100.0 million principal amount of the Old Notes is outstanding. The Company will issue $1,000 principal amount at maturity of New Notes in exchange for each $1,000 principal amount at maturity of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that the New Notes will have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture under which the Old Notes were, and the New Notes will be, issued.

     Holders of the Old Notes do not have any appraisal or dissenters' rights under law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral (promptly confirmed in writing) or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" means 5:00 p.m., New York City time, on      ,
1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral (promptly confirmed in writing) or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date unless otherwise required by applicable law or regulation.

     The Company reserves the right, in its reasonable discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth below under "Conditions" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make public announcement of any delay, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder of Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes (or a confirmation of an appropriate book-entry transfer into the Exchange Agent's account at DTC as described below) and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes (or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC as described below), Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. The tender by a holder will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The Exchange Agent has established an account with respect to the Old Notes at DTC, and any financial institution which is a participant in DTC may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal, with any required signature guarantees and any other required documents, must in any case be transmitted to and received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at one of its addresses set forth below under "Exchange Agent", or the guaranteed delivery procedure described below must be complied with. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

     The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent, including delivery through DTC, is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. If Old Notes are sent by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date. No Letter of Transmittal or Old Notes should be sent to the Company.

     Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders (or, in the case of Old Notes delivered by book-entry transfer within DTC, will be credited to the account maintained within DTC by the participant in DTC which delivered such Old Notes), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date or, as set forth below under "Conditions," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder of Old Notes will represent to the Company that, among other things, such holder is not a Restricted Holder. In addition, each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

     The Exchange Agent will establish a new account or utilize an existing account with respect to the Old Notes at the Depository promptly after the date of this Prospectus, and any financial institution that is a participant in the Depository and whose name appears on a security position listing as the owner of Old Notes may make a book-entry tender of Old Notes by causing the Depository to transfer such Old Notes into the Exchange Agent's account in accordance with the Depository's procedures for such transfer. However, although tender of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Depository, the Letter of Transmittal (or a manually-signed facsimile thereof), properly completed and validly executed, with any required signature guarantees, or an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be received by the Exchange Agent at its address set forth below under the caption "Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedures described below must be complied with. The confirmation of book-entry transfer of Old Notes into the Exchange Agent's account at the Depository as described above is referred to herein as a "Book-Entry Confirmation." Delivery of documents to the Depository in accordance with the Depository's procedures does not constitute delivery to the Exchange Agent.

     The term "Agent's Message" means a message transmitted by the Depository to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that the Depository has received an express acknowledgment from the participant in the Depository tendering Old Notes stating (i) the aggregate principal amount of Old Notes which have been tendered by such participant, (ii) that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and (iii) that the Company may enforce such agreement against the participant.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes (or a confirmation of book-entry transfer of Old Notes into the Exchange Agent's account at DTC), the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

          (a) the tender is made by or through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three (3) New York Stock Exchange, Inc. trading days after the Expiration Date, a duly executed Letter of Transmittal (or facsimile thereof) together with the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC), and any other documents required by the Letter of Transmittal and the instructions thereto, will be deposited by such Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), and all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three (3) New York Stock Exchange, Inc. trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m.. New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder of such Old Notes in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. If the Old Notes have been delivered pursuant to the book-entry procedure set forth above under "-- Procedures for Tendering," any notice of withdrawal must specify the name and number of the participant's account at DTC to be credited with the withdrawn Old Notes. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company in its sole discretion, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

     Any Old Notes which are tendered but which are not accepted due to withdrawal, rejection of tender or termination of the Exchange Offer will be returned as soon as practicable to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Notes).

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange New Notes for, any Old Notes, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

          (b) any change, or any development involving a prospective change, in the business or financial affairs of the Company or any of its subsidiaries has occurred which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (c) any law, statute, rule or regulation is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

          (d) there shall have occurred (i) any general suspension of trading in, or general limitation on prices for, securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to the Company or (iii) a commencement of war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the event that any of the foregoing exists at the time of commencement of the Exchange Offer, a material acceleration or worsening thereof; or

          (e) any governmental approval has not been obtained, which approval the Company shall in its reasonable judgment deem necessary, for the consummation of the Exchange Offer as contemplated hereby.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     If the Company determines in its reasonable judgment that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders thereof (or, in the case of Old Notes delivered by book-entry transfer within DTC, credit such Old Notes to the account maintained within DTC by the participant in DTC which delivered such Notes), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders thereof to withdraw such tenders of Old Notes (see "Withdrawal of Tenders" above) or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of Notes, if the Exchange Offer would otherwise expire during such five to ten business day period.

EXCHANGE AGENT

     The Chase Manhattan Bank has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                    The Chase Manhattan Bank, Exchange Agent

     By Mail, Hand or Overnight Courier:               Facsimile Transmission Number
               55 Water Street                         (Eligible Institutions only):
           Room 234, North Building                          (212) 638-7375 or
           New York, New York 10041                            (212) 344-9367
          Attention: Carlos Esteves
                                                            To Confirm Facsimile
          (If by Mail, Registered or                      or for Information Call
         Certified Mail Recommended)                           (212) 638-0828

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and will pay the reasonable fees and expenses of one firm acting as counsel for the holders of Old Notes should such holders deem it advisable to appoint such counsel.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be registered, or are to be issued in the name of, or delivered to, any person other than the registered holder, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer and the unamortized expenses relating to the issuance of the Old Notes will be amortized over the term of the New Notes.

                                 CAPITALIZATION

     The following table sets forth, as of December 31, 1997, and June 30, 1998, the consolidated capitalization of Heafner and the Company, respectively. This table should be read in conjunction with the consolidated financial statements of Heafner and the New Businesses and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus.


                                                              DECEMBER 31, 1997    JUNE 30, 1998
                                                              -----------------    -------------
                                                                   HEAFNER            COMPANY
                                                              -----------------    -------------
                                                                    (DOLLARS IN THOUSANDS)
Cash........................................................       $ 2,502           $  3,879
                                                                   =======           ========
Long-term debt, including current maturities:
  Old Credit Facility.......................................       $31,949           $     --
  New Credit Facility.......................................            --             54,305
  10% Senior Notes Due 2008.................................            --            100,000
  Vendor loans..............................................         5,654             11,038
  Other debt................................................        27,055              5,522
                                                                   -------           --------
          Total debt........................................        64,658            170,865
                                                                   -------           --------
Redeemable Preferred Stock Series A -- 4% cumulative, $.01
  par value, 7,000 shares authorized, 7,000 shares issued...         7,000              7,000
                                                                   -------           --------
Redeemable Preferred Stock Series B -- variable rate
  cumulative, $.01 par value, 4,500 shares authorized, 4,500
  shares issued.............................................         4,500              4,500
                                                                   -------           --------
Warrants....................................................         1,137              1,137
                                                                   -------           --------
Stockholders' equity:
  Class A Common Stock, $.01 par value, 10,000,000 shares
     authorized; 3,691,000 shares issued at December 31,
     1997 and June 30, 1998(a)..............................            37                 37
  Class B Common Stock, $.01 par value, 1,400,667 shares
     authorized; no shares issued at December 31, 1997;
     1,400,667 shares issued at June 30, 1998...............            --                 14
  Additional paid-in capital................................         7,256             22,200
  Notes receivable from stock sales.........................          (248)              (178)
  Retained earnings (deficit)...............................           614             (3,000)
                                                                   -------           --------
          Total stockholders' equity........................         7,659             19,073
                                                                   -------           --------
          Total capitalization..............................       $84,954           $202,575
                                                                   =======           ========


---------------
(a) Gives effect to the Reclassification as if it had occurred as of December 31, 1997, and excludes 1,034,000 shares issuable upon exercise of warrants and 256,000 shares issuable upon exercise of options.

                     UNAUDITED PRO FORMA CONDENSED COMBINED
                                 FINANCIAL DATA

     The following unaudited pro forma condensed combined statement of operations ("Pro Forma Statement of Operations") for the year ended December 31, 1997 has been derived by the application of pro forma adjustments to the historical statements of operations of Heafner, Winston, ITCO and CPW which are included elsewhere in this Prospectus. The historical accounts of ITCO for the year ended September 30, 1997, and the historical accounts of CPW for the year ended October 31, 1997, have been derived from the audited financial statements included elsewhere in this Prospectus. The unaudited Pro Forma Statement of Operations for the six months ended June 30, 1998, includes the unaudited condensed consolidated statement of operations for the six months ended June 30, 1998 for the Company, and the unaudited condensed statements of operations for the five months ended May 20, 1998 and May 31, 1998, for ITCO and CPW, respectively. The unaudited Pro Forma Statements of Operations for the year ended December 31, 1997, and for the six months ended June 30, 1998, give effect to the Winston acquisition and the Transactions as if they had all occurred on January 1, 1997.

     The pro forma adjustments are described in the accompanying notes and are based upon available information and certain assumptions that the Company believes are reasonable, including assumptions relating to the preliminary allocation of the consideration paid in connection with the ITCO Merger and CPW Acquisition to the assets and liabilities of the New Businesses based on estimates of their respective fair values. The actual purchase price allocation may differ from that reflected in the Pro Forma Statements of Operations.

     The unaudited Pro Forma Statements of Operations do not purport to represent what the Company's results would have been if the Winston acquisition and the Transactions had occurred on the date or for the periods indicated, or to project what the Company's results of operations for any future period or date will be. The unaudited Pro Forma Statements of Operations should be read in conjunction with "Selected and Historical and Unaudited Financial Data of Heafner," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of Heafner, Winston, ITCO and CPW, and notes thereto included elsewhere in this Prospectus.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                 (IN THOUSANDS)


                                       HISTORICAL
                           -----------------------------------             PRO FORMA (NOTE 3)
                                          ITCO         CPW       ---------------------------------------
                           HEAFNER     (5/20/98)    (5/31/98)    ACQUISITION     FINANCING     PRO FORMA
                           6/30/98     (5 MONTHS)   (5 MONTHS)   ADJUSTMENTS    ADJUSTMENTS    COMBINED
                           --------    ----------   ----------   -----------    -----------    ---------
STATEMENT OF OPERATIONS
  DATA:
Net sales................  $243,179     $149,123     $60,964                                   $453,266
Cost of goods sold.......   182,131      126,920      44,411       $   1,235(a)                 354,697
                           --------     --------     -------       ---------                   --------
     Gross profit........    61,048       22,203      16,553          (1,235)                    98,569
General, selling and
  administrative
  expenses...............    55,462       17,531      13,484          (1,900)(b)                 84,577
Amortization expense.....     1,800          375          --           3,397(c)                   5,572
Special charges..........     1,409           --          --          (1,409)(d)                     --
                           --------     --------     -------       ---------                   --------
Income from operations...     2,377        4,297       3,069          (1,323)                     8,420
OTHER EXPENSE:
  Interest expense,
     net.................     4,286        1,526         212             247(e)   $ 2,031(e)      8,302
  Other expense, net.....       204           --          50                                        254
                           --------     --------     -------       ---------      -------      --------
     Total nonoperating
       expense...........     4,490        1,526         262             247        2,031         8,556
                           --------     --------     -------       ---------      -------      --------
Income (loss) before
  income taxes...........    (2,113)       2,771       2,807          (1,570)      (2,031)         (136)
Provision (benefit) for
  income taxes...........      (837)       1,179       1,125             192(f)      (808)(f)       851
                           --------     --------     -------       ---------      -------      --------
  Net income (loss)
     before extraordinary
     item................  $ (1,276)    $  1,592     $ 1,682       $  (1,762)     $(1,223)     $   (987)
                           ========     ========     =======       =========      =======      ========
OTHER DATA:
  Depreciation and
     amortization........     4,029        1,065         246           3,397                      8,737
  EBITDA(g)..............     5,882        5,362       3,265           2,074                     16,583
  Capital expenditures...     1,908          292         338                                      2,538
  Ratio of earnings to
     fixed charges(h)....        --          2.2x        5.2x                                        --

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                               HISTORICAL                ACQUISITIONS                           PRO FORMA (NOTE 4)
                               ----------    -------------------------------------    ---------------------------------------
                                HEAFNER       WINSTON        ITCO          CPW        ACQUISITION     FINANCING     PRO FORMA
                                12/31/97     (4 MONTHS)    (9/30/97)    (10/31/97)    ADJUSTMENTS    ADJUSTMENTS    COMBINED
                               ----------    ----------    ---------    ----------    -----------    -----------    ---------
STATEMENT OF OPERATIONS DATA:
Net sales....................   $311,839      $44,504      $351,996      $122,410                                   $830,749
Cost of goods sold...........    233,941       27,475       301,970        98,289       $(2,340)(a)                  659,335
                                --------      -------      --------      --------       -------                     --------
  Gross profit...............     77,898       17,029        50,026        24,121         2,340                      171,414
General, selling and
  administrative expenses....     72,893       16,788        46,995        20,087        (6,233)(b)                  150,530
Amortization expense.........      1,548           --           872            --         7,666(c)                    10,086
                                --------      -------      --------      --------       -------                     --------
Income from operations.......      3,457          241         2,159         4,034           907                       10,798
OTHER (INCOME) EXPENSE:
  Interest expense (income),
    net......................      4,842         (165)        3,710           156           286(d)     $ 5,958(d)     14,787
  Other expense (income),
    net......................     (1,132)         424           340            67                                       (301)
                                --------      -------      --------      --------       -------        -------      --------
    Total nonoperating
      expense................      3,710          259         4,050           223           286          5,958        14,486
                                --------      -------      --------      --------       -------        -------      --------
Income (loss) before income
  taxes......................       (253)         (18)       (1,891)        3,811           621         (5,958)       (3,688)
Provision (benefit) for
  income taxes...............       (239)          (7)         (452)        1,531         2,223(e)      (2,375)(e)       681
                                --------      -------      --------      --------       -------        -------      --------
  Net income (loss)..........   $    (14)     $   (11)     $ (1,439)     $  2,280       $(1,602)       $(3,583)     $ (4,369)
                                ========      =======      ========      ========       =======        =======      ========
OTHER DATA:
  Depreciation and
    amortization.............   $  5,399      $   632      $  2,493      $    484       $ 7,953                     $ 16,961
  EBITDA(f)..................      9,988          449         4,312         4,451         8,860                       28,060
  Capital expenditures.......      4,908          373         1,188         3,489                                      9,958
  Ratio of earnings to fixed
    charges(g)...............         --           --            --           3.9x                                        --

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       COMBINED STATEMENTS OF OPERATIONS
                             (DOLLARS IN THOUSANDS)

NOTE 1: ACQUISITIONS

     Following is a description of the ITCO Merger, the CPW Acquisition and the Winston Acquisition which are reflected in the accompanying unaudited Pro Forma Statements of Operations:

  ITCO Merger

     The ITCO Merger occurred on May 20, 1998. The ITCO Merger has been accounted for as a purchase, with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill, which is being amortized over 15 years.

     A summary of the purchase price and related preliminary purchase allocation follows:

                            AGGREGATE PURCHASE PRICE


Cash paid to holders of ITCO common and preferred stock.....    $18,000
Appraised value of Class B Common Stock issued in connection with the ITCO Merger (1,400,667 shares at $10.68 per
  share)....................................................     14,959
Severance, facility closing expenses and other exit costs
  incurred in connection with the ITCO Merger...............      4,380(1)
Amount payable upon settlement of ITCO stock appreciation
  rights....................................................      1,390
Financial advisors, accounting, legal and other direct
  acquisition costs.........................................        929
                                                                -------
  Aggregate purchase price..................................    $39,658
                                                                =======


                    PRELIMINARY ALLOCATION OF PURCHASE PRICE


Aggregate purchase price....................................    $39,658
  Less net book value of assets acquired....................     (7,152)
                                                                -------
Excess of cost over net book value of assets acquired.......     32,506
Adjustments to record assets and liabilities at fair market
  value:
  Property and equipment....................................       (153)
  Deferred tax asset........................................     (1,944)(2)
  Goodwill (historical).....................................     13,963
  Accrued expenses..........................................        644
                                                                -------
     Total adjustments......................................     12,510
                                                                -------
  Goodwill..................................................    $45,016(3)(4)
                                                                =======


---------------

(1) Reflects exit costs incurred in connection with the ITCO Merger in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."



(2) Represents a deferred tax asset related to the temporary difference between the financial statement carrying amount and the tax basis of certain liabilities recorded in the opening balance sheet at an assumed income tax rate of 40%.



(3) Upon completion of its determination of fair values, Heafner may identify other intangible assets to which a portion of the purchase price will be allocated. The Company believes that the amortization period for such identifiable intangible assets will be up to 15 years.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)


(4) For purposes of the accompanying Pro Forma Statements of Operations, goodwill resulting from the ITCO Merger will not be deductible for income tax reporting purposes.


  CPW Acquisition

     On May 20, 1998, Heafner acquired the common stock of CPW. The CPW Acquisition has been accounted for as a purchase, with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill, which is being amortized over 15 years.

     A summary of the purchase price and related preliminary purchase allocation follows:

                            AGGREGATE PURCHASE PRICE


Cash paid to CPW Stockholders...............................    $35,000
Amount payable for non-compete agreement and other deferred
  payments..................................................     10,000
Repayment of long-term indebtedness.........................        976
Severance, facility closing expenses and other costs
  incurred in connection with the CPW Acquisition...........        862(5)
Financial, accounting, legal and other direct acquisition
  costs.....................................................        633
                                                                -------
  Aggregate purchase price..................................    $47,471
                                                                =======


                    PRELIMINARY ALLOCATION OF PURCHASE PRICE


Aggregate purchase price....................................    $47,471
  Less net book value of assets acquired....................    (9,472)
                                                                -------
Excess of cost over net book value of assets acquired.......     37,999
Less adjustments to record assets and liabilities at fair
  market value:
  Inventory.................................................      1,018
  Other current assets......................................       (22)
  Non-compete agreement and other deferred payments.........    (10,000)
  Other assets..............................................        267(6)
  Deferred tax asset........................................    (1,353)(7)
  Accounts payable..........................................        276
  Accrued expenses..........................................        971
                                                                -------
     Total adjustments......................................     (8,843)
                                                                -------
  Goodwill..................................................    $29,156(8)
                                                                =======


---------------

(5) Reflects exit costs incurred in connection with the CPW Acquisition in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination."



(6) Upon completion of its determination of fair values, the Company may identify other intangible assets to which a portion of the purchase price will be allocated. The Company believes that the amortization period for such identifiable intangible assets will be up to 15 years.



(7) Represents a deferred tax asset related to the temporary difference between the financial statement carrying amount and the tax basis of certain liabilities recorded in the opening balance sheet at an assumed income tax rate of 40%.



(8) For purposes of the accompanying Pro Forma Statements of Operations, goodwill resulting from the CPW Acquisition will not be deductible for income tax purposes.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

  Winston Acquisition


     On May 7, 1997, the Company acquired all of the outstanding common stock of Winston for approximately $43,133. The acquisition was accounted for as a purchase and accordingly, the operating results of Winston have been included in the Company's consolidated statement of operations since May 7, 1997. Accordingly, management adjusted, on a pro forma basis, the statement of operations to include the historical results of Winston for the portion of the year ended December 31, 1997 prior to its acquisition by the Company.



     See Note 2 in The J.H. Heafner Company, Inc.'s audited financial statements for the Winston acquisition purchase allocation.


NOTE 2:  FINANCING TRANSACTIONS

     These represent adjustments for the Offering of the Notes and the New Credit Facility.


     The following table sets forth the approximate sources and uses of funds as of the Closing Date (amounts in thousands):



  SOURCES OF FUNDS
  New Credit Facility.......................................  $ 48,054
  Notes.....................................................   100,000
  Assumption of indebtedness................................    11,106
  Deferred payments.........................................    11,390
  Class B Common Stock......................................    14,959
                                                              --------
          Total Sources.....................................  $185,509
                                                              ========
  USES OF FUNDS
  ITCO Merger...............................................  $ 34,349
  CPW Acquisition...........................................    45,000
  Repayment/refinancing of existing indebtedness............    87,054
  Assumption of indebtedness................................    11,106
  Estimated transaction fees and expenses...................     8,000
                                                              --------
          Total Uses........................................  $185,509
                                                              ========


NOTE 3: PRO FORMA ADJUSTMENTS -- CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998

     The following pro forma adjustments have been applied to the unaudited statement of operations for the six months ended June 30, 1998, for Heafner and for the five months ended May 20, 1998 and May 31, 1998, for ITCO and CPW, respectively, to reflect the ITCO Merger, the CPW Acquisition and the Financing Transactions (Note 2) as if they had all occurred on January 1, 1997.

          (a) To reflect CPW vendor rebate programs.

          (b) To reflect the reduction in selling, general and administrative expenses of ITCO corporate offices and other administrative expenses to be eliminated upon the ITCO Merger.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

          (c) Amortization Expense -- To reflect adjustments to record the following:


                                                                ACQUISITIONS
                                                                ------------
Amortization of ITCO goodwill...............................       $1,250(A)
To eliminate ITCO historical goodwill.......................         (285)
To eliminate ITCO other intangibles amortization............          (78)
Amortization of CPW goodwill................................          810(A)
Amortization of CPW non-compete covenants and other deferred
  payments..................................................        1,700(B)
                                                                   ------
  Total.....................................................       $3,397
                                                                   ======


---------------

(A) ITCO and CPW goodwill is being amortized over 15 years and is assumed to be non-deductible for tax reporting purposes.



(B) The noncompete covenants and other deferred payments are being amortized over the terms of the related agreements with the related amortization expense assumed to be deductible for tax reporting purposes.



          (d) To eliminate nonrecurring restructuring charge directly attributable to the Transactions.



          (e) Interest Expense -- To reflect adjustments to record the following:


                                                         ACQUISITIONS    FINANCING
                                                         ------------    ---------
To record interest expense on notes payable to CPW
  stockholders for noncompete agreements...............      $247
Increase interest expense related to Notes issued in
  Offering at an assumed interest rate of 10.0% per
  annum................................................                   $4,167
Increase in interest expense related to New Credit
  Facility at an assumed interest rate of 7.5% per
  annum................................................                    1,802
Increase in amortization of deferred financing costs
  incurred related to the Offering of $4,710...........                      196
Increase in amortization of deferred financing costs
  incurred related to the New Credit Facility of
  $1,727...............................................                      144
To eliminate historical interest expense for long-term
  debt to be repaid from the Offering proceeds.........                   (4,030)
To eliminate Heafner historical amortization expense on
  discount on long term debt to be repaid from the
  Offering proceeds....................................                      (66)
To eliminate historical amortization of deferred
  financing costs on Heafner's existing credit facility
  to be repaid.........................................                     (182)
                                                             ----         ------
  Total................................................      $247         $2,031
                                                             ====         ======


          (f) Income Taxes -- To reflect adjustments to record the following:



                                                         ACQUISITIONS    FINANCING
                                                         ------------    ---------
Income tax provision attributable to ITCO Merger and
  CPW Acquisition adjustments..........................      $192
Income tax benefit attributable to Financing
  adjustments..........................................                    $(808)
                                                             ----          -----
  Total................................................      $192          $(808)
                                                             ====          =====


     The income tax benefit has been adjusted to reflect the income tax effects of pro forma adjustments based upon an assumed 40% tax rate.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

     Net deferred tax assets and liabilities related to the temporary differences between the financial statement carrying amount and the tax basis of the acquired assets and liabilities has been recorded at an assumed income tax rate of 40% for the years in which those differences are expected to be recovered or settled.


          (g) EBITDA -- Represents net income plus income taxes, depreciation, amortization and interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.



          (h) Ratio of Earnings to Fixed Charges -- In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the periods shown for Heafner and combined pro forma earnings were insufficient to cover fixed charges by $2,113 and $136, respectively.


NOTE 4: PRO FORMA ADJUSTMENTS -- CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997

     The following pro forma adjustments have been applied to the accompanying historical statements of operations for Heafner, Winston, ITCO and CPW to reflect the ITCO Merger, the CPW Acquisition and the acquisition of Winston (Note 1) and the Financing Transactions (Note 2) as if they had all occurred on January 1, 1997:

          (a) To reflect CPW vendor rebate programs.

          (b) Selling, general, and administrative expenses -- To reflect adjustments to record the following:

                                                                ACQUISITIONS
                                                                ------------
Additional depreciation expense in connection with the
  write-up of Winston property and equipment to fair
  value.....................................................      $   287
Elimination of duplicate corporate selling, general and
  administrative expenses of ITCO corporate offices and
  other administrative expenses to be eliminated upon the
  ITCO Merger...............................................       (3,800)
Full year effect of a reduction of selling, general and
  administrative expenses related to the elimination of ITCO
  field staff personnel made during fiscal 1997.............       (2,720)
                                                                  -------
          Total.............................................      $(6,233)
                                                                  =======

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

          (c) Amortization Expense -- To reflect adjustments to record the following:


                                                                ACQUISITIONS
                                                                ------------
Amortization of Winston goodwill prior to May 7, 1997.......       $  812
Amortization of ITCO goodwill...............................        3,001(A)
To eliminate ITCO historical goodwill amortization..........         (684)
To eliminate amortization of other intangibles -- ITCO......         (187)
Amortization of CPW goodwill................................        1,944(A)
Amortization of CPW non-compete covenants and other deferred
  payments..................................................        2,780(B)
                                                                   ------
  Total.....................................................       $7,666
                                                                   ======


---------------

(A) ITCO and CPW goodwill is being amortized over 15 years and is assumed to be non-deductible for tax reporting purposes.



(B) The noncompete covenants and other deferred payments are being amortized over the terms of the related agreements with the related amortization expense assumed to be deductible for tax reporting purposes.


          (d) Interest Expense -- To reflect adjustments to record the following:

                                                         ACQUISITIONS    FINANCING
                                                         ------------    ---------
To record interest expense on notes payable to CPW
  stockholders for noncompete agreements...............     $  592
To eliminate historical interest expense related to
  Winston prior to May 7, 1997.........................       (306)
Increase interest expense related to Notes issued in
  Offering at an assumed interest rate of 10.0% per
  annum................................................                   $10,000
Increase in interest expense related to New Credit
  Facility at an assumed interest rate of 7.5% per
  annum................................................                     3,604
Increase in amortization of deferred financing costs
  incurred related to the Offering of $4,710...........                       471
Increase in amortization of deferred financing costs
  incurred related to the New Credit Facility of
  $1,727...............................................                       345
To eliminate historical interest expense for long-term
  debt to be repaid from the Offering proceeds.........                    (8,065)
To eliminate Heafner historical amortization expense on
  discount on long term debt to be repaid from the
  Offering proceeds....................................                      (106)
To eliminate historical amortization of deferred
  financing costs on Heafner's existing credit facility
  to be repaid.........................................                      (291)
                                                            ------        -------
  Total................................................     $  286        $ 5,958
                                                            ======        =======

          (e) Income Taxes -- To reflect adjustments to record the following:

                                                         ACQUISITIONS    FINANCING
                                                         ------------    ---------
Income tax provision attributable to ITCO Merger and
  CPW Acquisition adjustments..........................     $2,227
Income taxes of Winston prior to May 7, 1997...........         (4)
Income tax benefit attributable to Financing
  adjustments..........................................                   $(2,375)
                                                            ------        -------
  Total................................................     $2,223        $(2,375)
                                                            ======        =======

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                COMBINED STATEMENTS OF OPERATIONS -- (CONTINUED)

          The income tax provision (benefit) has been adjusted to reflect the income tax effects of pro forma adjustments based upon an assumed 40% tax rate.

          Net deferred tax assets and liabilities related to the temporary differences between the financial statement carrying amount and the tax basis of the acquired assets and liabilities has been recorded at an assumed income tax rate of 40% for the years in which those differences are expected to be recovered or settled.


          (f) EBITDA -- Represents net income plus income taxes, depreciation, amortization and interest expense. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.



          (g) Ratio of Earnings to Fixed Charges -- In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs) whether expensed or capitalized and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the periods shown for Heafner, Winston, ITCO and combined pro forma earnings were insufficient to cover fixed charges by $253, $18, $1,891 and $3,688 respectively.

                       SELECTED HISTORICAL FINANCIAL DATA

HEAFNER

     The following table sets forth selected historical consolidated financial data of Heafner for the periods indicated. The selected historical financial data as of and for the years ended December 31, 1993 through 1997 are derived from the historical consolidated financial statements of Heafner as of and for the years ended December 31, 1993 through 1997 which have been audited by Arthur Andersen LLP, independent certified public accountants. The consolidated financial statements of Heafner for each of the years in the three-year period ended December 31, 1997 are included elsewhere in this Prospectus. The selected historical financial data for the six months ended June 30, 1997 and 1998 have been derived from financial statements that are included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments except as otherwise described therein, necessary for fair presentation of the financial position and results of operations for such period. The following selected historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Heafner and the related notes included elsewhere herein.


                                                                                       SIX MONTHS ENDED
                                         FISCAL YEARS ENDED DECEMBER 31,                   JUNE 30,
                               ----------------------------------------------------   -------------------
                                 1993       1994       1995       1996     1997(a)    1997(a)    1998(b)
                               --------   --------   --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS
  DATA:
  Net sales..................  $157,603   $161,786   $169,031   $190,535   $311,839   $127,377   $243,179
  Costs of goods sold........   131,837    134,625    140,811    158,880    233,941     99,677    182,131
                               --------   --------   --------   --------   --------   --------   --------
  Gross profit...............    25,766     27,161     28,220     31,655     77,898     27,700     61,048
  Selling, general and
    administrative
    expenses.................    24,384     25,420     26,584     29,660     74,441     26,128     57,262
  Special charges............        --         --         --         --         --         --      1,409
                               --------   --------   --------   --------   --------   --------   --------
  Income from operations.....     1,382      1,741      1,636      1,995      3,457      1,572      2,377
  Interest and other expense,
    net......................       227        520        946        944      3,710      1,687      4,490
                               --------   --------   --------   --------   --------   --------   --------
  Income (loss) from
    operations before benefit
    for income taxes and
    extraordinary charge.....     1,155      1,221        690      1,051       (253)      (115)    (2,113)
  Benefit for income taxes...        --         --         --         --       (239)       (49)      (837)
                               --------   --------   --------   --------   --------   --------   --------
  Net income (loss) from
    operations before
    extraordinary charge.....     1,155      1,221        690      1,051        (14)       (66)    (1,276)
  Extraordinary charge.......        --         --         --         --         --         --      2,198
                               --------   --------   --------   --------   --------   --------   --------
  Net income (loss)..........  $  1,155   $  1,221   $    690   $  1,051   $    (14)  $    (66)  $ (3,474)
                               ========   ========   ========   ========   ========   ========   ========
CASH FLOWS DATA:
  Net cash provided by (used
    in) operating
    activities...............  $  4,474   $  4,525   $   (363)  $  4,008   $  6,703   $   (280)  $ (4,874)
  Net cash used in investing
    activities...............    (2,390)    (1,350)    (2,200)    (7,626)   (46,459)   (44,983)   (53,246)
  Net cash provided by (used
    in) financing
    activities...............    (1,929)    (2,702)     2,630      3,711     41,252     46,386     59,497
  Depreciation and
    amortization.............     1,380      1,232      1,062      1,331      5,399      1,551      4,029
  Capital expenditures.......     1,422      1,687      2,205      7,865      4,908      2,849      1,905

                                                                                       SIX MONTHS ENDED
                                         FISCAL YEARS ENDED DECEMBER 31,                   JUNE 30,
                               ----------------------------------------------------   -------------------
                                 1993       1994       1995       1996     1997(a)    1997(a)    1998(b)
                               --------   --------   --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Working capital............  $ 18,807   $ 16,957   $ 19,148   $ 16,913   $ 20,582   $ 19,905   $ 42,023
  Total assets...............    49,609     44,844     55,458     59,551    146,508    149,390    411,368
  Total debt.................    14,304     12,515     15,632     21,003     64,658     67,072    170,864
  Stockholders' equity.......    11,306     11,640     11,719     11,574      7,659      7,787     19,073
OTHER DATA:
  EBITDA(c)..................  $  3,316   $  3,352   $  3,060   $  3,848   $  9,988   $  3,108   $  2,218
  Ratio of earnings to fixed
    charges(d)...............      1.9x       1.9x       1.4x       1.5x         --         --         --


---------------

(a) In May 1997, Heafner acquired Winston. The transaction was accounted for using the purchase method of accounting.

(b) In May 1998, the ITCO Merger and the CPW Acquisition occurred. Each transaction was accounted for using the purchase method of accounting.


(c) EBITDA represents net income plus income taxes, depreciation and amortization and interest expense. EBITDA for the six months ended June 30, 1998 includes $321,000 related to amortization of deferred financing charges that is included as amortization expense for cash flow purposes and interest expense in the consolidated statements of operations. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.


(d) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998, earnings were insufficient to cover fixed charges by $253,000, $115,000 and $2.1 million.

WINSTON

     The following table sets forth selected historical financial data of Winston for the periods indicated. The selected historical data as of and for the years ended September 30, 1993 through 1996 are derived from the historical consolidated financial statements of Winston as of and for the years ended September 30, 1993 through 1996 which have been audited by Deloitte & Touche LLP, independent certified public accountants. The selected historical financial data for the six months ended March 31, 1996 and 1997 have been derived from financial statements that are included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such period. The consolidated financial statements of Winston for each of the years in the three year period ended September 30, 1996 are included elsewhere in this Prospectus. The following selected historical financial information should be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Winston and the related notes included elsewhere herein.


                                                                              SIX MONTHS ENDED
                                      FISCAL YEARS ENDED SEPTEMBER 30,            MARCH 31,
                                  -----------------------------------------   -----------------
                                    1993       1994       1995       1996      1996      1997
                                  --------   --------   --------   --------   -------   -------
                                                     (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net sales.....................  $147,053   $134,921   $135,593   $143,070   $68,634   $67,846
  Cost of goods sold............    82,965     78,876     78,783     83,542    40,029    39,023
                                  --------   --------   --------   --------   -------   -------
  Gross profit..................    64,088     56,045     56,810     59,528    28,605    28,823
  Selling, general and
     administrative expenses....    63,489     56,323     56,068     58,388    28,632    29,159
                                  --------   --------   --------   --------   -------   -------
  Income (loss) from
     operations.................       599       (278)       742      1,140       (27)     (336)
  Interest and other expense....       313        385        535        675       363       447
                                  --------   --------   --------   --------   -------   -------
  Income (loss) before income
     taxes......................       286       (663)       207        465      (390)     (783)
  Income taxes (benefit)........         7         --          3         11        --        --
  Minority interest in earnings
     of subsidiary(a)...........       221        (16)        --         --        --        --
                                  --------   --------   --------   --------   -------   -------
  Net income (loss).............  $     58   $   (647)  $    204   $    454   $  (390)  $  (783)
                                  ========   ========   ========   ========   =======   =======
CASH FLOWS DATA:
  Net cash provided by (used in)
     operating activities.......  $  4,994   $ (1,050)  $   (216)  $  1,158   $  (262)  $(1,715)
  Net cash used in investing
     activities.................    (1,818)    (1,274)      (514)    (1,603)     (158)     (624)
  Net cash provided by (used in)
     financing activities.......    (2,050)      (136)       879        868        71     1,794
  Depreciation and
     amortization...............     2,868      2,753      2,338      2,130     1,088     1,144
  Capital expenditures..........     1,501      1,394      2,319      2,149       989       888
BALANCE SHEET DATA (AT END OF
  PERIOD):
  Working capital...............  $ (1,572)  $ (3,288)  $ (1,021)  $   (575)  $  (810)  $(1,404)
  Total assets..................    41,802     37,714     39,587     38,844    36,359    36,886
  Total debt(d).................     2,581      3,658      7,568      8,279     7,181    10,070
  Stockholders' equity..........     6,620      4,201      4,405      4,359     4,015     3,576
OTHER DATA:
  EBITDA(b).....................  $  3,467   $  2,475   $  3,080   $  3,270   $ 1,061   $   808
  Ratio of earnings to fixed
     charges(c).................      1.1x         --       1.1x       1.1x        --        --

---------------
(a) Prior to June 1, 1994, Winston had a 79% ownership in a subsidiary, Winston Indemnity, Ltd., which was a captive insurance company based in Bermuda and provided workers' compensation insurance solely for Winston employees. The consolidated financial statements for the years ended September 30, 1993 and 1994 include the accounts of Winston and its 79% owned subsidiary. All significant intercompany transactions and balances have been eliminated.


(b) EBITDA represents net income plus income taxes, depreciation and amortization and interest expense, net and minority interest in earnings of subsidiary. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.


(c) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the year ended September 30, 1994 and the six month periods ended March 31, 1996 and 1997, earnings were insufficient to cover fixed charges by $663,000, $390,000 and $783,000, respectively.

(d) Excludes all related party debt and certain amounts representing ledger balance financing arrangements with vendors that are included in accounts payable.

ITCO

     The following table sets forth selected historical consolidated financial data of ITCO for the periods indicated. The selected historical data are derived from the historical consolidated financial statements of ITCO as of and for the years ended October 2, 1993, October 1, 1994 and September 30, 1995 which have been audited by Deloitte & Touche LLP, independent certified public accountants. The remaining selected historical data is derived from the historical consolidated financial statements of ITCO for the period from inception (November 13, 1995) to September 30, 1996 and for the year ended September 30, 1997 which have been audited by Ernst & Young LLP, independent auditors. The consolidated financial statements of ITCO for each of the years in the three year period ended September 30, 1997 are included elsewhere in this Prospectus. The selected historical financial data for the eight months ended May 31, 1997 and the period ended May 20, 1998 have been derived from financial statements that are included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments except as otherwise described therein, necessary for a fair presentation of the financial position and results of operations for such period. The following selected historical consolidated financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of ITCO and the related notes included elsewhere herein.


                                                                                       EIGHT
                                                                                       MONTHS     PERIOD
                                                   FISCAL YEAR                         ENDED      ENDED
                               ----------------------------------------------------   MAY 31,    MAY 20,
                                 1993       1994       1995     1996(a)      1997       1997       1998
                               --------   --------   --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS
  DATA:
  Sales......................  $204,586   $252,526   $294,113   $290,982   $351,996   $225,804   $232,277
  Cost of goods sold.........   178,561    221,034    257,040    253,629    301,970    194,203    198,701
                               --------   --------   --------   --------   --------   --------   --------
  Gross profit...............    26,025     31,492     37,073     37,353     50,026     31,601     33,576
  Selling, general and
    administration
    expenses.................    23,531     29,134     34,177     36,946     47,867     31,097     29,957
                               --------   --------   --------   --------   --------   --------   --------
  Income from operations.....     2,494      2,358      2,896        407      2,159        504      3,619
  Interest and other
    expense..................       802      1,105      2,147      3,659      4,050      2,280      1,961
                               --------   --------   --------   --------   --------   --------   --------
  Income (loss) before income
    taxes....................     1,692      1,253        749     (3,252)    (1,891)    (1,776)     1,658
  Income taxes (benefit).....       707        545        121     (1,296)      (452)      (700)       811
  Cumulative effect of change
    in accounting for income
    tax(b)...................        --        408         --         --         --         --         --
                               --------   --------   --------   --------   --------   --------   --------
  Net income (loss)..........  $    985   $  1,116   $    628   $ (1,956)  $ (1,439)  $ (1,076)  $    847
                               ========   ========   ========   ========   ========   ========   ========
CASH FLOWS DATA:
  Net cash provided by (used
    in) operating
    activities...............    (1,642)    (6,065)       108      6,470      8,603     12,465      6,486
  Net cash used in investing
    activities...............    (3,302)    (3,270)      (668)   (16,150)      (742)      (587)      (240)
  Net cash provided by (used
    in) financing
    activities...............     4,850      9,668        867     11,434     (7,760)   (11,765)    (6,897)
  Depreciation and
    amortization.............     1,298      1,394      1,313      2,179      2,493      1,683      1,616
  Capital expenditures.......     3,563      3,520        869      1,133      1,188      1,033        711
BALANCE SHEET DATA
  (AT END OF PERIOD):
  Working capital............  $  4,006   $  5,717   $  5,062   $ 24,869   $ 16,402   $ 12,714   $  9,012
  Total assets...............    72,897     89,433     98,287    124,218    123,320    116,557    131,274
  Total debt.................    19,805     29,717     30,651     47,163     39,482     37,780     32,556
  Stockholders' equity
    (deficit)................     9,811     10,927     11,555     (1,751)    (4,103)    (3,427)    (3,218)

                                                                                       EIGHT
                                                                                       MONTHS     PERIOD
                                                   FISCAL YEAR                         ENDED      ENDED
                               ----------------------------------------------------   MAY 31,    MAY 20,
                                 1993       1994       1995     1996(A)      1997       1997       1998
                               --------   --------   --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
OTHER DATA:
  EBITDA(c)..................  $  4,547   $  4,816   $  5,107   $  2,411   $  4,312   $  2,252   $  5,626
  Ratio of earnings to fixed
    charges(d)...............       1.8x       1.4x       1.2x        --         --         --        1.4x


---------------
(a) On November 13, 1995, ITCO changed ownership. The operations data disclosed for the year ended September 30, 1996 include operational information from November 13, 1995 to September 30, 1996.

(b) Effective October 3, 1993, ITCO adopted prospectively SFAS No. 109. SFAS No. 109 requires a change from the deferred method as required under APB Opinion No. 11 to the asset and liability method of accounting for income taxes. The cumulative effect of the change in accounting for income taxes was $408,000.


(c) EBITDA represents net income plus income taxes, depreciation and amortization and interest expense less the cumulative effect of change in accounting for income taxes. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated and presented by other companies.


(d) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest. For the years ended September 30, 1996 and 1997, and the eight months ended May 31, 1997, earnings were insufficient to cover fixed charges by $3.3 million, $1.9 million and $1.8 million, respectively.

CPW

     The following table sets forth selected historical financial data of CPW for the periods indicated. The selected historical data are derived from the unaudited financial statements of CPW as of and for the years ended October 31, 1993 and 1994. The selected historical data are derived from the historical financial statements of CPW as of and for the years ended October 31, 1995 through 1997 which have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The financial statements of CPW for each of the years in the three-year period ended October 31, 1997 are included elsewhere in this Prospectus. The selected historical financial data for the six months ended April 30, 1997 and 1998 have been derived from financial statements that are included elsewhere herein which are unaudited but which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for such period. The following selected historical financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of CPW and the related notes included elsewhere herein.


                                                                                              SIX MONTHS ENDED
                                                            FISCAL YEAR                           APRIL 30,
                                         --------------------------------------------------   -----------------
                                          1993      1994       1995       1996       1997      1997      1998
                                         -------   -------   --------   --------   --------   -------   -------
                                                                 (DOLLARS IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
  Net sales............................  $38,290   $61,091   $107,683   $122,930   $122,410   $56,589   $67,578
  Cost of goods sold...................   29,694    49,148     88,363    101,355     98,289    45,295    49,013
                                         -------   -------   --------   --------   --------   -------   -------
  Gross profit.........................    8,596    11,943     19,320     21,575     24,121    11,294    18,565
  Selling, general and administrative
    expenses...........................    7,470    11,119     17,786     18,660     20,087     9,580    13,963
                                         -------   -------   --------   --------   --------   -------   -------
  Income from operations...............    1,126       824      1,534      2,915      4,034     1,714     4,602
  Interest and other expense...........       77        96        265        162        223       113       324
                                         -------   -------   --------   --------   --------   -------   -------
  Income before income taxes...........    1,049       728      1,269      2,753      3,811     1,601     4,278
  Income taxes.........................      369       329        537      1,070      1,531       638     1,710
  Minority interest(a).................      267       144          6          3         --        --        --
                                         -------   -------   --------   --------   --------   -------   -------
  Net income...........................  $   413   $   255   $    726   $  1,680   $  2,280   $   963   $ 2,568
                                         =======   =======   ========   ========   ========   =======   =======
CASH FLOWS DATA:
  Net cash provided by (used in)
    operating activities...............  $ 1,380   $ 1,808   $ (2,223)  $  4,645   $  4,578   $ 1,795   $(1,473)
  Net cash used in investing
    activities.........................     (110)   (1,790)      (846)      (995)    (2,782)   (2,033)   (1,847)
  Net cash provided by (used in)
    financing activities...............     (759)    1,648        967     (3,768)      (971)      288     3,358
  Depreciation and amortization........      116       216        338        404        484       203       328
  Capital expenditures.................      108     1,639        788        655      3,489     2,586       745
BALANCE SHEET DATA (AT END OF PERIOD):
  Working capital......................  $ 1,716   $ 1,375   $  4,217   $  4,827   $  4,883   $ 3,093   $ 6,446
  Total assets.........................   12,212    28,303     38,784     45,724     46,674    41,103    55,427
  Total debt(d)........................    1,270     4,236      9,819      6,359      5,452     6,735     9,758
  Stockholders' equity.................      962     1,217      2,336      4,016      6,296     4,980     8,865
OTHER DATA:
  EBITDA(b)............................  $ 1,241   $ 1,044   $  1,905   $  3,202   $  4,450   $ 1,888   $ 4,833
  Ratio of earnings to fixed
    charges(c).........................      4.2x      2.6x       1.9x       3.3x       3.9x      3.3x      5.6x


---------------
(a) CPW's consolidated financial statements include the consolidation of its majority interests in Speed Merchant of San Jose, a California partnership, and Arthur Enterprises, a California corporation. All significant intercompany transactions and balances are eliminated in consolidation.

(b) EBITDA represents net income plus income taxes, depreciation and amortization and interest expense, net and minority interest. EBITDA is presented because it is a widely accepted financial indicator of a company's ability to service or incur indebtedness. However, EBITDA should not be considered an alternative to net income as a measure of operating results or to cash flows from operations as a measure of liquidity in accordance with generally accepted accounting principles. EBITDA as calculated and presented here may not be comparable to EBITDA as calculated presented by other companies.


(c) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance cost) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

(d) Excludes all related party debt.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

     The following discussion and analysis of the results of operations, financial condition and liquidity of the Company, Heafner, Winston, ITCO, and CPW should be read in conjunction with the financial statements and the "Unaudited Pro Forma Condensed Combined Financial Data" and the related notes thereto included elsewhere in this Prospectus.

OVERVIEW

     Most of the Company's sales consist of passenger and light truck tires, which in 1997 would have represented approximately 78.6% of its pro forma net sales. The remainder of such sales would have been derived from automotive service (7.7%), custom wheels (6.8%), automotive service equipment (3.1%) and parts and other products (3.8%). The Company sells its products to a variety of markets, both in terms of end-use and geography. The Company's distribution channels consist of (i) Eastern wholesale, (ii) Western retail tires and automotive service and (iii) Western wholesale. In 1997, on a pro forma basis, net sales through such channels accounted for approximately 65.7%, 20.0% and 14.3%, respectively. The Company believes that the diversity of its markets helps stabilize the Company's sales and earnings.

     In connection with the Transactions completed on May 20, 1998, the Company has recorded a non-recurring extraordinary charge of $3.7 million for the write-off of unamortized financing expenses and discounts and to pay prepayment penalties. The Company has also recorded a non-recurring restructuring charge to operations of $1.4 million, and is establishing reserves of $5.2 million related to costs to be incurred in consolidation of distribution, retail, and corporate office facilities, severance obligations, and other related exit costs. Cash payments during the 12 months following the consummation of the Transactions from these items are estimated to be approximately $5.0 million.


     The Company has identified a number of areas in which it expects to realize annual cost savings as a result of the Transactions. For example, the Company anticipates cost reductions based on elimination of duplicate corporate expenses, warehouse consolidations and maximizing efficiency of its truck fleet, inventory management systems and customer service functions. In addition, the Company expects to realize improvements as a result of lower purchase prices on tires and other products as supplier programs are coordinated and the Company's combined purchasing power is utilized. Although management believes that cost savings in these areas are achievable, there can be no assurance that any such cost reductions or savings will be achieved. The amount of any such potential cost reductions or savings is not yet reasonably determinable.


RESULTS OF OPERATIONS -- COMPANY AND HEAFNER

     The Issuer acquired Winston on May 7, 1997 and CPW on May 20, 1998. The ITCO Merger occurred on May 20, 1998. Therefore, results for 1998 include the operations of ITCO and CPW only after May 20, 1998. Results for 1997 exclude results of ITCO and CPW, and include the operations of Winston after May 7, 1997. Results for 1996 and 1995 include solely the results of the Issuer without ITCO, CPW, or Winston.

     The following table sets forth each category of statements of operations data as a percentage of net sales:


                                                           FISCAL YEAR            SIX MONTHS
                                                         ENDED DEC. 31,         ENDED JUNE 30,
                                                     -----------------------    --------------
                                                     1995     1996     1997     1997     1998
                                                     -----    -----    -----    -----    -----
Net sales..........................................  100.0%   100.0%   100.0%   100.0%   100.0%
Cost of goods sold.................................   83.3     83.4     75.0     78.3     74.9
Gross profit.......................................   16.7     16.6     25.0     21.7     25.1
Selling, general and administrative expenses.......   15.7     15.6     23.9     20.5     23.5
Income from operations.............................    1.0      1.0      1.1      1.2      1.6
Interest and other expense.........................    0.6      0.4      1.2      1.3      2.4
Income (loss) from operations before benefit for
  income taxes.....................................    0.4      0.6     (0.1)    (0.1)    (0.8)
Income taxes.......................................    0.0      0.0     (0.1)     0.0     (0.3)
Net income (loss) before extraordinary charge......    0.4      0.6       --     (0.1)    (0.5)
Extraordinary charge...............................     --       --       --       --      0.9
Net income (loss)..................................    0.4      0.6       --     (0.1)    (1.4)


  SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     Net sales were $243.2 million for the six months ended June 30, 1998, an increase of $115.8 million, or 90.9%, from $127.4 million in the corresponding period in 1997. The inclusion of sales for Winston (6 months versus 2), ITCO (1 month), and CPW (1 month) accounted for $96.8 million, or 83.6%, of the increase in sales in 1998. Most of the remaining increase was due to strong wholesale distribution sales in the first six months of 1998, which grew by more than 15.0% during the period over the first six months of 1997. Strong market conditions and additional market share gains contributed to this increase.

     Gross profit was $61.0 million for the six months ended June 30, 1998, an increase of $33.3 million, or 120.4%, from $27.7 million in the six months ended June 30, 1997. As a percentage of net sales, gross profit was 25.1% and 21.7%, respectively, for the six months ended June 30, 1998 and 1997. The increase in gross profit dollars was also due to the inclusion of the acquired operations, which accounted for $28.6 million, or 85.8%, of the gross dollar increase. Most of the increase in gross margin percents was due to the higher percentage of retail to total sales in the 1998 period. Retail sales generally result in higher margins than distribution sales. Both the Issuer and Winston improved their gross margins by more than 1.0% during the six-month period ended June 30, 1998.

     Selling, general and administrative expenses were $57.3 million in the six months ended June 30, 1998, an increase of $31.1 million, or 119.2%, from $26.1 million in the corresponding 1997 period. As a percentage of net sales, these expenses were 23.5% and 20.5%, respectively, for the six months ended June 30, 1998 and 1997. The inclusion of Winston and the New Businesses accounted for $28.3 million, or 90.9%, of the increase in selling, general and administrative expenses in the six-month period ended June 30, 1998. The increase in selling, general and administrative costs as a percent of sales was primarily due to the higher percentage of retail operations in 1998, which generally have higher selling, general and administrative expense percentages than distribution operations.


     Interest and other expense increased from $1.7 million in the first six months of 1997 to $5.9 million in the corresponding 1998 period. Interest expense increased by $2.6 million in the 1998 period as a result of increased borrowings incurred in connection with the Winston acquisition and, to a lesser extent, the Transactions. The Company intends to close 13 duplicate distribution centers and will incur costs relating to lease commitments, asset writedowns, severance and employee related costs and other costs to shut down these facilities. The Company recorded a special charge of $1.4 million, which was taken into account in determining income from operations, in connection with these costs.

     The results of operations for the six months ended June 30, 1998 also include a non-recurring extraordinary charge of $3.7 million ($2.2 million net of taxes) for the write-off of unamortized financing expenses and discounts and the payment of prepayment penalties.


     The net loss for the six months ended June 30, 1998 was ($3.5) million, or (1.4%) of net sales compared to a net loss of ($0.1) million, or (0.1%) of net sales for the six months ended June 30, 1997 as a result of the factors discussed above. EBITDA, excluding restructuring and extraordinary charges, was $7.3 million for the six months ended June 30, 1998, an increase of $4.2 million, or 134.6% from $3.1 million for the first six months in 1997 due to the factors discussed above. EBITDA, excluding restructuring and extraordinary charges, as a percentage of net sales increased to 3.0% in the 1998 period from 2.4% in the corresponding period in 1997.


  YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Net sales were $311.8 million for 1997, an increase of $121.3 million, or 63.7%, from $190.5 million in 1996. The increase was primarily due to the acquisition of Winston on May 7, 1997. Winston sales included in reported 1997 results totaled $101.1 million, or 83.3% of the total sales increase for the year. Wholesale distribution sales for Heafner in 1997 totaled $210.8 million, an increase of $20.3 million, or 10.7%, from 1996 sales. This increase resulted primarily from additional market share gains in the Southeast.

     Gross profit was $77.9 million in 1997, an increase of $46.2 million, or 146.1%, from $31.7 million in 1996. As a percentage of net sales, gross profit was 25.0% and 16.6%, respectively. Gross profit increased primarily due to the acquisition of Winston. Excluding Winston's gross profits included in 1997 results, gross profit would have been $35.1 million, or 16.7% of net sales. Retail sales generally result in higher gross profit margins than sales from wholesale distribution.


     Selling, general and administrative expenses were $74.4 million in 1997, an increase of $44.8 million, or 151.0%, from $29.7 million in 1996. As a percentage of net sales, these expenses were 23.9% and 15.6%, respectively. Excluding the results of Winston subsequent to May 7, 1997, selling, general and administrative expenses in Heafner's wholesale distribution business were $32.7 million, or 15.5%, of wholesale sales. Although as a percentage of sales these costs were slightly lower in 1997 on an absolute basis, the increase of $3.0 million reflects Heafner's investment in both field and corporate personnel, programs and customer service capabilities as it prepared for higher levels of activity in 1998 and beyond.


     Interest and other expense increased from $0.9 million in 1996 to $3.7 million in 1997 due to additional debt incurred in connection with the acquisition of Winston.

     Income taxes were $(0.2) million in 1997 as a result of the change in the status of Heafner as of May 7, 1997 from a Subchapter S corporation to a Subchapter C corporation.


     A net loss of $(14,000), or 0.0% of net sales, in 1997 represented a decrease of $1.1 million from net income in 1996 of $1.1 million, or 0.6% of net sales, in 1996 as a result of the factors discussed above. EBITDA was $10.0 million in 1997, an increase of $6.1 million, or 159.6%, from $3.8 million in 1996 due to the factors discussed above. EBITDA as a percentage of net sales increased to 3.2% in 1997 from 2.0% in 1996.


  YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995


     Net sales were $190.5 million for 1996, an increase of $21.5 million, or 12.7%, from $169.0 million in 1995. The increase came primarily as a result of additional market share gains combined with an increase in custom wheel and accessories sales of $5.0 million.



     Gross profit was $31.7 million in 1996, an increase of $3.4 million, or 12.2%, from $28.2 million in 1995. This increase was due to the higher level of sales experienced during the year. As a percentage of net sales, gross profit was 16.6% and 16.7%, respectively.


     Selling, general and administrative expenses were $29.7 million in 1996, an increase of $3.1 million, or 11.6%, from $26.6 million in 1995. As a percentage of net sales, these expenses were 15.6% and 15.7%, respectively. Although slightly lower as a percentage of sales, the dollar increase reflected Heafner's decision to begin significant investments primarily in personnel designed to upgrade its ability to handle increased business in the Southeast and its overall capacity to grow its business in future years.


     Interest and other expense remained flat at $0.9 million in 1995 and 1996 with slightly increased interest expense of $150,000 being offset by an increase of $150,000 in other income.


     Income taxes were not applicable in both periods due to Heafner's tax status as a Subchapter S corporation.


     Net income in 1996 of $1.1 million, or 0.6% of net sales, represented an increase of $0.4 million, or 52.3%, from net income in 1995 of $0.7 million, or 0.4% of net sales, due to the factors discussed above. EBITDA was $3.8 million in 1996, an increase of $0.8 million, or 25.7% from $3.1 million in 1995 due to the factors discussed above. EBITDA as a percentage of net sales increased to 2.0% in 1996 from 1.8% in 1995.


RESULTS OF OPERATIONS -- WINSTON

     Winston was acquired by Heafner on May 7, 1997. Results subsequent to that date are included with those of the Company above.

     The following table sets forth each category of statements of operations data as a percentage of net sales:


                                                        FISCAL YEAR ENDED          SIX MONTHS
                                                          SEPTEMBER 30,         ENDED MARCH 31,
                                                     -----------------------    ----------------
                                                     1994     1995     1996      1996      1997
                                                     -----    -----    -----    ------    ------
Net sales..........................................  100.0%   100.0%   100.0%   100.0%    100.0%
Cost of goods sold.................................   58.5     58.1     58.4     58.3      57.5
Gross profit.......................................   41.5     41.9     41.6     41.7      42.5
Selling, general and administrative expenses.......   41.7     41.4     40.8     41.7      43.0
Income (loss) from operations......................   (0.2)     0.5      0.8      0.0      (0.5)
Interest and other expense.........................    0.3      0.3      0.5      0.6       0.7
Net income (loss)..................................   (0.5)     0.2      0.3     (0.6)     (1.2)


  SIX MONTHS ENDED MARCH 31, 1997 COMPARED TO SIX MONTHS ENDED MARCH 31, 1996

     Net sales were $67.8 million for the six months ended March 31, 1997, a decrease of $0.8 million, or 1.1%, from $68.6 million in the corresponding period in 1996. The decrease in net sales was due principally to the reduction in tire sales by 3.6% in 1997 from 1996 levels, which Winston believes was due in part to softness in the California marketplace. Mechanical service revenue for the six months increased by 2.2%, offsetting a portion of the overall decrease. Tire sales revenue represented 57% and 58% of the total revenues in the 1997 and 1996 periods, respectively.

     Gross profit was $28.8 million for the six months ended March 31, 1997, an increase of $0.2 million, or 0.8%, from $28.6 million in the six months ended March 31, 1996. As a percentage of net sales, gross profit was 42.5% and 41.7%, respectively. The increase in gross profit amounts and percentages in the 1997 period was due to the shift in Winston's business from tires to mechanical service revenue, which generate higher gross profit margins.

     Selling, general and administrative expenses were $29.2 million in the six months ended March 31, 1997, an increase of $0.5 million, or 1.8%, from $28.6 million in the corresponding 1996 period. As a percentage of net sales, these expenses were 43.0% and 41.7%, respectively. Selling, general and administrative expenses were basically unchanged during the two periods, reflecting salary and other cost controls instituted by Winston.

     Interest and other expense was relatively flat at $0.4 million in the six months ended March 31, 1997 and 1996.

     Income taxes were not applicable for either period due to Winston's status as a Subchapter S corporation.

     The net loss for the six months ended March 31, 1997 was $(0.8) million, or (1.2)% of net sales, compared to a net loss of $(0.4) million, or (0.6)% of net sales, for the six months ended March 31, 1996 as a result of the factors discussed above. EBITDA was $0.8 million for the six months ended March 31, 1997, a decrease of $0.3 million, or 23.8%, from $1.1 million for the first six months in fiscal 1996 due to the factors discussed above. EBITDA as a percentage of net sales decreased to 1.2% in the 1997 period from 1.5% in the corresponding period in 1996.


  YEAR ENDED SEPTEMBER 30, 1996 COMPARED TO YEAR ENDED SEPTEMBER 30, 1995


     Net sales were $143.1 million for fiscal 1996, an increase of $7.5 million, or 5.5%, from $135.6 million in fiscal 1995. The increase reflected an increase in retail and wholesale tire sales of $4.7 million combined with improved mechanical service revenue of $2.8 million. Tire sale revenue represented 59.7% and 59.5% of the total revenues in the 1996 and 1995 periods, respectively.


     Gross profit was $59.5 million in fiscal 1996, an increase of $2.7 million, or 4.8% from $56.8 million in fiscal 1995. As a percentage of net sales, gross profit was 41.6% and 41.9%, respectively. Gross profit margins decreased slightly as Winston priced products and services more competitively in connection with Winston's increased selling efforts.

     Selling, general and administrative expenses were $58.4 million in fiscal 1996, an increase of $2.3 million, or 4.1% from $56.1 million in fiscal 1995. As a percentage of net sales, these expenses were 40.8% and 41.4%, respectively. Selling, general and administrative expenses increased in dollar amounts due to normal increases in salaries and other costs. However, these cost increases were more than offset by increased revenues and therefore selling, general and administrative expenses as a percentage of net sales decreased.

     Interest and other expense increased from $0.5 million in fiscal 1995 to $0.7 million in fiscal 1996 due to slightly higher levels of average inventory during the year.

     Income taxes were not applicable for both periods due to Winston's tax status as a Subchapter S corporation.


     Net income was $0.5 million, or 0.3% of net sales, in fiscal 1996, an increase of $0.3 million, or 122.6%, from net income of $0.2 million, or 0.2% of net sales, in fiscal 1995 due to the factors discussed above. EBITDA was $3.3 million in fiscal 1996, an increase of $0.2 million, or 6.5%, from $3.1 million in fiscal 1995 due to the factors discussed above. EBITDA as a percentage of net sales remained constant at 2.3% of net sales in both years.


  YEAR ENDED SEPTEMBER 30, 1995 COMPARED TO YEAR ENDED SEPTEMBER 30, 1994

     Net sales were $135.6 million for fiscal 1995, an increase of $0.7 million, or 0.5%, from $134.9 million fiscal 1994. This nominal increase in net sales reflected the continuing effects of the slowdown in sales which began in 1993 as the result of the investigation of Winston for alleged unfair selling practices by the California Bureau of Automotive Repair. Tire sale revenue represented 59.5% and 59.9% of the total net sales in the 1995 and 1994 periods, respectively.

     Gross profit was $56.8 million in fiscal 1995, an increase of $0.8 million, or 1.4%, from $56.0 million in fiscal 1994. As a percentage of net sales, gross profit was 41.9% and 41.5%, respectively.

     Selling, general and administrative expenses were $56.1 million in fiscal 1995, a decrease of $0.3 million, or 0.5%, from $56.3 million in fiscal 1994. As a percentage of net sales, these expenses were 41.4% and 41.7%, respectively. The reduction in selling, general and administrative expenses reflected salary and other cost controls instituted by Winston.

     Interest and other expense increased from $0.4 million in fiscal 1994 to $0.5 million in fiscal 1995 due to an increase in inventory stocking levels at the end of fiscal 1995 in preparation for higher sales levels leading into the next fiscal year.

     Income taxes were not applicable for either period due to Winston's tax status a Subchapter S corporation.

     Net income was $0.2 million, or 0.2% of net sales, in fiscal 1995, an increase of $0.9 million from a net loss of $(0.6) million, or (0.5%) of net sales, in fiscal 1994 due to the factors discussed above. EBITDA was $3.1 million in fiscal 1995, an increase of $0.6 million, or 24.4%, from $2.5 million in fiscal 1994 due to the factors discussed above. EBITDA as a percentage of net sales increased to 2.3% in fiscal 1995 from 1.8% in fiscal 1994.


RESULTS OF OPERATIONS -- ITCO

     The ITCO Merger took place on May 20, 1998. Results subsequent to that date are included with those of the Company above. ITCO acquired the assets of ITCO Holdings in a transaction accounted for as a purchase at the close of business on November 30, 1995. Therefore, the reported results for fiscal 1996 only include the 10-month period from December 1, 1995 to September 30, 1996.

     The following table sets forth each category of statements of operations data as a percentage of net sales:


                                              FISCAL YEAR ENDED          EIGHT
                                                SEPTEMBER 30,            MONTHS
                                           -----------------------       ENDED        PERIOD ENDED
                                           1995     1996     1997     MAY 31, 1997    MAY 20, 1998
                                           -----    -----    -----    ------------    ------------
Net sales................................  100.0%   100.0%   100.0%      100.0%          100.0%
Cost of goods sold.......................   87.4     87.2     85.8        86.0            85.5
Gross profit.............................   12.6     12.8     14.2        14.0            14.5
Selling, general and administrative
  expenses...............................   11.6     12.7     13.6        13.8            12.9
Income from operations...................    1.0      0.1      0.6         0.2             1.6
Interest and other expense...............    0.7      1.2      1.1         1.0             0.9
Income (loss) before income taxes........    0.3     (1.1)    (0.5)       (0.8)            0.7
Income taxes.............................    0.1     (0.4)    (0.1)       (0.3)            0.3
Net income (loss)........................    0.2     (0.7)    (0.4)       (0.5)            0.4


  PERIOD ENDED MAY 20, 1998 COMPARED TO EIGHT MONTHS ENDED MAY 31, 1997


     Net sales were $232.3 million for the period ended May 20, 1998, an increase of $6.5 million, or 2.9%, from $225.8 million for the eight months ended May 31, 1997. The increase was due to increased sales of $8.9 million in the March-May 1998 period as a result of aggressive marketing by ITCO of its products, offset partially by strong economic activity and related sales in the prior year's November-December 1996 period combined with a decision by ITCO in the October-December 1997 period to concentrate on higher margin business.



     Gross profit was $33.6 million for the period ended May 20, 1998, an increase of $2.0 million, or 6.2%, over the eight months ended May 31, 1997. As a percentage of net sales, gross profit was 14.5% and 14.0%, respectively, for the periods ended May 20, 1998 and May 31, 1997. Gross profit margins improved in the current period as a result of the concentration by ITCO on achieving higher margins on all product lines and emphasizing sales of certain higher margin tire product lines.



     Selling, general and administrative expenses were $30.0 million in the period ended May 20, 1998, a decrease of $1.1 million, or 3.7%, from $31.1 million for the eight months ended May 31, 1997. As a percentage of net sales, these expenses were 12.9% and 13.8%, respectively, for the periods ended May 20, 1998 and May 31, 1997. The entire reduction in selling, general and administrative expenses for the 1998 period as a percentage of sales was due to certain headcount reductions instituted during the latter half of the prior fiscal year, offset only slightly by increased spending on sales and operations management personnel in the current period. In fiscal 1997, ITCO reduced field headcounts by approximately 125 persons.


     Interest and other expense decreased to $2.0 million in the period ended May 20, 1998 from $2.3 million in the comparable period in 1997.

     Income taxes increased to an expense of $0.8 million for the period ended May 20, 1998 from a credit of $0.7 million in the comparable 1997 period as a result of improved pre-tax earnings and provisions for permanent timing differences on the expected fiscal 1998 earnings.

     Net income was $0.8 million, or 0.4% of net sales, for the period ended May 20, 1998, an increase of $1.9 million from a net loss of $(1.1) million, or (0.5)% of net sales, for the first eight months of fiscal 1997 due to the factors discussed above. EBITDA was $5.6 million for the period ended May 20, 1998, an increase of $3.3 million, or 149.8%, from $2.3 million for the first eight months in fiscal 1997 due to the combination of higher sales, better margins, and lower expenses as discussed above. EBITDA as a percentage of net sales increased to 2.4% in the 1998 period from 1.0% in the comparable period in 1997.


  YEAR ENDED SEPTEMBER 30, 1997 COMPARED TO PERIOD ENDED SEPTEMBER 30, 1996

     Sales were $352.0 million for fiscal 1997, an increase of $61.0 million, or 21.0%, from $291.0 million fiscal 1996. However, fiscal 1996 included only 10 months of operating results. If 1996 results were restated for a full 12 months of operations, sales in fiscal 1997 increased by $10.5 million, or 3.1%. This increase, as adjusted, was due to the full-year sales effect from companies acquired during fiscal 1996 of $17.5 million, partially offset by a decline in the sale of custom wheels, and a change in the recording of truck tire sales to national fleets. The change in truck tire sales accounting reduced sales by $4.0 million, with no effect on earnings.


     Gross profit was $50.0 million in fiscal 1997, an increase of $12.7 million, or 33.9%, from $37.4 million in fiscal 1996. Giving effect to a full 12 months in fiscal 1996, gross profit rose in fiscal 1997 by $6.8 million, or 15.7%. As a percentage of sales, gross profit rose from 12.7% in the adjusted fiscal 1996 period to 14.2% in fiscal 1997. This improvement in gross margin as a percentage of sales in fiscal 1997 was primarily due to more efficient field pricing methods and programs which allowed for the achievement of higher margins on product sales.


     Selling, general and administrative expenses were $47.9 million in fiscal 1997, or 13.6% of net sales, an increase of $10.9 million, or 29.6%, from $36.9 million in fiscal 1996. On a full-year basis, fiscal 1996 selling, general and administrative expenses would have been $40.8 million, or 12.0%, of restated sales. Increases in these expenses were primarily caused by the full-year effect in fiscal 1997 of the 1996 acquisition of companies with higher operating expense ratios and by increased bad debt expense during fiscal 1997 from a company acquired in late fiscal 1996.

     Interest and other expense increased from $4.0 million in fiscal 1996 on a 12 month basis to $4.1 million in fiscal 1997.

     Income taxes decreased from a credit of $1.3 million in fiscal 1996 to a credit of $0.5 million in fiscal 1997 as a result of the reduced pre-tax loss amount.


     A net loss of $(1.4) million, or (0.4)% of net sales, in fiscal 1997 represented an improvement of $0.5 million, or 26.4%, from a net loss of $(2.0) million, or (0.7)% of net sales, for fiscal 1996 due to the factors discussed above. EBITDA was $4.3 million in fiscal 1997, an increase of $1.9 million, or 78.8%, from both the ten month and full-year results, due to the factors discussed above. EBITDA as a percentage of sales increased to 1.2% in fiscal 1997 from 0.8% in fiscal 1996.


  PERIOD ENDED SEPTEMBER 30, 1996 COMPARED TO YEAR ENDED SEPTEMBER 30, 1995

     Sales were $291.0 million for fiscal 1996, a decrease of $3.1 million, or 1.1%, from $294.1 million fiscal 1995. Restating fiscal 1996 on a 12 month basis, sales would have reflected an increase of $47.3 million, or 16.1%. This increase was primarily due both to the partial-year inclusion of sales from companies acquired during fiscal 1996 along with continued growth in existing locations

     Gross profit was $37.4 million in fiscal 1996, an increase of $0.3 million, or 0.8%, from $37.1 million in fiscal 1995. Full-year gross profit in fiscal 1996 would have been $43.3 million, or 12.7%, of sales in restated fiscal 1996 versus 12.6% in fiscal 1995. Gross profit increased in full-year fiscal 1996, coinciding with the overall increase in sales levels.

     Selling, general and administrative expenses were $36.9 million in fiscal 1996, an increase of $2.8 million, or 8.1%, from $34.2 million in fiscal 1995. As a percentage of sales, these expenses were 12.7% and 11.6%, respectively. On a full-year basis, fiscal 1996 selling, general and administrative expenses would have been

$40.8 million, or 12.0% of net sales. The increase of $6.6 million in full-year fiscal 1996 expense was due primarily to expenses of companies acquired during fiscal 1996, and, to a lesser extent, to increased investment in sales personnel, drivers, and warehouse facilities during 1996.


     Interest and other expense increased from $2.1 million in fiscal 1995 to $3.7 million fiscal 1996 and $4.0 million for fiscal 1996 on a full-year basis. The primary cause for the increase was increased debt incurred as a part of the acquisition of ITCO Holdings by ITCO coupled with higher borrowings caused by higher levels of inventory.

     Income taxes decreased from $0.1 million in fiscal 1995 to a credit of $1.3 million in fiscal 1996 as a result of the pre-tax loss incurred in fiscal 1996.


     A net loss of $(2.0) million, or (0.7)% of net sales, was experienced in fiscal 1996 as compared to net income of $0.6 million, or 0.2% of net sales, in fiscal 1995 due to the factors discussed above. EBITDA was $2.4 million in fiscal 1996, both on a 10 month and full-year basis, a decrease of $2.7 million, or 52.8%, from $5.1 million in fiscal 1995 due to the factors discussed above, particularly the increase in selling, general and administrative expenses. EBITDA as a percentage of sales decreased to 0.8% in fiscal 1996 from 1.7% in fiscal 1995.


RESULTS OF OPERATIONS -- CPW

     CPW was acquired by Heafner on May 20, 1998. Results subsequent to that date are included with those of the Company above.

     The following table sets forth each category of statements of operations data as a percentage of net sales:


                                                                                  SIX MONTHS
                                                        FISCAL YEAR ENDED           ENDED
                                                           OCTOBER 31,            APRIL 30,
                                                     -----------------------    --------------
                                                     1995     1996     1997     1997     1998
                                                     -----    -----    -----    -----    -----
Net sales..........................................  100.0%   100.0%   100.0%   100.0%   100.0%
Cost of goods sold.................................   82.1     82.4     80.3     80.0     72.5
Gross profit.......................................   17.9     17.6     19.7     20.0     27.5
Selling, general and administrative expenses.......   16.5     15.2     16.4     17.0     20.7
Income from operations.............................    1.4      2.4      3.3      3.0      6.8
Interest and other expense.........................    0.2      0.1      0.2      0.2      0.5
Income before income taxes.........................    1.2      2.3      3.1      2.8      6.3
Income taxes.......................................    0.5      0.9      1.2      1.1      2.5
Net income.........................................    0.7      1.4      1.9      1.7      3.8


SIX MONTHS ENDED APRIL 30, 1998 COMPARED TO SIX MONTHS ENDED APRIL 30, 1997

     Net sales were $67.6 million for the six months ended April 30, 1998, an increase of $11.0 million, or 19.4%, from $56.6 million in the corresponding period in 1997. The increase was due to aggressive sales efforts by CPW during the 1998 period, combined with sales contributions of two small retail acquisitions completed in February and April 1998.


     Gross profit was $18.6 million for the six months ended April 30, 1998, an increase of $7.3 million, or 64.4%, from $11.3 million in the six months ended April 30, 1997. As a percentage of net sales, gross profit was 27.5% and 20.0%, respectively, for the six months ended April 30, 1998 and 1997. Gross profit margins increased significantly during the period ended April 30, 1998 primarily due to improved receipts from vendor rebate programs. Increased retail sales, with their corresponding higher margins, also contributed somewhat to the overall margin improvements.


     Selling, general and administrative expenses were $14.0 million in the six months ended April 30, 1998, an increase of $4.4 million, or 45.8%, from $9.6 million in the corresponding 1997 period. As a percentage of net sales, these expenses were 20.7% and 17.0%, respectively, for the six months ended April 30, 1998 and

1997. Approximately three-quarters of the increase in selling, general and administrative expenses resulted from two retail store acquisitions in February 1998.


     Net interest expense increased to $0.3 million for the six months ended April 30, 1998 from $0.1 million in the comparable period in 1997.

     Income taxes increased to $1.7 million for the six months ended April 30, 1998 from $0.6 million in the comparable 1997 period as a result of the increased earnings levels.


     Net income was $2.6 million, or 3.8% of net sales, for the six months ended April 30, 1998, an increase of $1.6 million, or 166.7%, from net income of $1.0 million, or 1.7% of net sales, for the six months ended April 30, 1997 due to the factors discussed above. EBITDA was $4.8 million for the six months ended April 30, 1998, an increase of $2.9 million, or 156.0%, from $1.9 million for the six months ended April 30, 1997 due to the strong sales increases and margin improvements discussed above. EBITDA as a percentage of net sales increased to 7.2% in the 1998 period from 3.3% in the corresponding period in 1997.


  YEAR ENDED OCTOBER 31, 1997 COMPARED TO YEAR ENDED OCTOBER 31, 1996

     Net sales were $122.4 million for fiscal 1997, a decrease of $0.5 million, or 0.4%, from $122.9 million fiscal 1996. The decrease was due to efforts on the part of CPW to focus during fiscal 1997 on more profitable product lines, particularly high performance and light truck tires, and the effect of very high levels of sales during late fiscal 1996.

     Gross profit was $24.1 million in fiscal 1997, an increase of $2.5 million, or 11.8%, from $21.6 million in fiscal 1996. As a percentage of sales, gross profit was 19.7% and 17.6%, respectively. Gross profit increased primarily due to favorable pricing programs provided by CPW's vendors during the year, along with the product mix change in fiscal 1997 towards higher margin product lines.

     Selling, general and administrative expenses were $20.1 million in fiscal 1997, an increase of $1.4 million, or 7.6%, from $18.7 million in fiscal 1996. As a percentage of sales, these expenses were 16.4% and 15.2%, respectively. Selling, general and administrative expenses increased due to a decision to expand CPW's "just-in-time" delivery service in many of its major markets.

     Interest and other expense remained flat at $0.2 million in fiscal 1996 and 1997.

     Income taxes increased from $1.1 million in fiscal 1996 to $1.5 million fiscal 1997 as a result of the higher levels of pre-tax earnings.


     Net income was $2.3 million, or 1.9% of net sales in fiscal 1997, an increase of $0.6 million, or 35.7%, from net income of $1.7 million, or 1.4% of net sales, in fiscal 1996 due to the factors discussed above. EBITDA was $4.5 million in fiscal 1997, an increase of $1.2 million, or 39.0%, from $3.2 million in fiscal 1996 due to the factors discussed above. EBITDA as a percentage of sales increased to 3.6% in fiscal 1997 from 2.6% in fiscal 1996.


  YEAR ENDED OCTOBER 31, 1996 COMPARED TO YEAR ENDED OCTOBER 31, 1995

     Net sales were $122.9 million for fiscal 1996, an increase of $15.2 million, or 14.2%, from $107.7 million fiscal 1995. The increase was due to an acquisition early in fiscal 1996, and very high sales late in fiscal 1996 in connection with CPW's twenty-fifth anniversary sale.

     Gross profit was $21.6 million in fiscal 1996, an increase of $2.3 million, or 11.7%, from $19.3 million in fiscal 1995. As a percentage of sales, gross profit was 17.6% and 17.9%, respectively. Gross profit margins decreased primarily due to lower margin product lines from a company acquired in late fiscal 1995 compared with CPW's normal profitability on its product mix.

     Selling, general and administrative expenses were $18.7 million in fiscal 1996, an increase of $0.9 million, or 4.9%, from $17.8 million in fiscal 1995. As a percentage of sales, these expenses were 15.2% and 16.5%, respectively. Selling, general and administrative expenses decreased as a percent of sales due to CPW's ability to incorporate the sales and operations of an acquisition in late fiscal 1995 without any significant increase in selling, general and administrative expenses.

     Interest and other expense decreased from $0.3 million in fiscal 1995 to $0.2 million in fiscal 1996 due to the repayment of sums borrowed in connection with the acquisition in late fiscal 1995.

     Income taxes increased from $0.5 million in fiscal 1995 to $1.1 million in fiscal 1996 as a result of the increase in pre-tax earnings.


     Net income was $1.7 million, or 1.4% of net sales, for fiscal 1996, an increase of $1.0 million, or 131.4%, from net income of $0.7 million, or 0.7% of net sales, in fiscal 1995 due to the factors discussed above. EBITDA was $3.2 million in fiscal 1996, an increase of $1.3 million, or 68.1%, from $1.9 million in fiscal 1995 due to the factors discussed above. EBITDA as a percentage of sales increased to 2.6% in fiscal 1996 from 1.8% in fiscal 1995.


LIQUIDITY AND CAPITAL RESOURCES

     The Company required approximately $148.1 million of financing in connection with the Transactions for (i) the consummation of the ITCO Merger,
(ii) the completion of the CPW Acquisition, (iii) the repayment of existing credit facilities (treating amounts outstanding under the Old Credit Facility and under the ITCO Facility as repaid and borrowed under the New Credit Facility on the Closing Date) and subordinated debt, and (iv) the payment of related fees and expenses. The Company obtained the necessary funds from, among other sources, (i) the issuance and sale of the Notes in the Offering and (ii) outstanding borrowings under the New Credit Facility. See "Transactions," "Use of Proceeds," and "Capitalization."


     The Transactions had a significant impact on the capitalization of the Company. At June 30, 1998, the combined indebtedness of the Company was $170.9 million compared to $64.7 million for Heafner on a stand-alone basis at December 31, 1997. Financing committed by the lenders under the New Credit Facility is $100.0 million under a revolving line of credit, approximately $55.3 million of which was drawn as of September 30, 1998. See "Unaudited Pro Forma Condensed Combined Financial Data" and "Capitalization."



     Heafner's principal sources of cash during the six months ended June 30, 1998, and the years ended 1997, 1996 and 1995 were from operations, borrowings under credit facilities and the issuance of long-term subordinated debt and preferred stock in connection with the acquisition of Winston. Cash generated
(used) from operating activities totaled $(4.9) million, $6.7 million, $4.0 million and $(.4) million, respectively, during each of those periods. Cash used in the 1998 period was primarily due to the net loss of $(3.5) million combined with increases in accounts receivable of $8.3 million that resulted from increased sales levels during the period. Cash generated in 1997 was primarily due to improved vendor payment programs which resulted in an increase to accounts payable of $9.6 million. Cash generated in 1996 was primarily due to reductions in inventory levels of $5.0 million due to increased concentration on inventory management. Cash used in 1995 was due to increases in inventory levels of $6.1 million being offset by increased accounts payable of $7.4 million.



     Cash used in investing activities during the six months ended June 30, 1998 and the years ended 1997, 1996, and 1995 totaled $53.2 million, $46.5 million, $7.6 million, and $2.2 million, respectively. Cash was used primarily for the acquisition of ITCO and CPW in the six months ended June 30, 1998 and for the acquisition of Winston in 1997. Capital expenditures, including for the construction of a mixing warehouse in 1996, were the primary uses of investment cash during 1996 and 1995.



     Cash generated by financing activities during the six months ended June 30, 1998 and the years ended 1997, 1996, and 1995 totaled $59.5 million, $41.3 million, $3.7 million, and $2.6 million, respectively. Cash generated during the six months ended June 30, 1998 was from the issuance of $100.0 million of Old Notes, offset by pay-downs in other long-term debt of the Company. Cash generated in 1997 was from borrowings under the Company's revolving credit facility, the issuance of $12.0 million in senior term loan and $16.0 million in senior subordinated debt, and sale of $11.5 million of preferred stock. The senior term loan and senior subordinated debt were repaid in 1998 with proceeds from the Old Notes. Cash generated by financing activities in 1996 and 1995 came primarily from borrowings under the Company's revolving credit facility and vendor loans.

     Capital expenditures during the six months ended June 30, 1998 and the years ended 1997, 1996, and 1995 amounted to $1.9 million, $4.9 million, $7.9 million and $2.2 million, respectively. Capital spending during the six months ended June 30, 1998 was primarily for new equipment in retail operations. Expenditures during 1997 and 1996 were primarily for the construction and purchase of warehouse distribution locations, including Heafner's primary "mixing" warehouse in Lincolnton, North Carolina. Historically, the majority of capital spending by Heafner has been for the construction or purchase of additional distribution facilities, or for maintenance of existing fixed assets.

     The Company intends to make capital expenditures in excess of $30.0 million over the next five years, principally for the renovation and addition of retail facilities and for general corporate expenditures. It is estimated that approximately $9.0 million of such capital expenditures will be made in 1998. On an ongoing basis, the Company estimates its maintenance level of annual capital expenditures to be approximately $4.0 million. In addition, the Company anticipates making further acquisitions of retail and wholesale operations that may become available and that meet the Company's overall strategic guidelines. Such acquisition spending may be incremental to the capital expenditures forecast above. See "Business -- Business Strategy."

     The New Credit Facility will mature on May 20, 2003. Interest on loans under the New Credit Facility bear interest at a floating rate based upon federal funds or Eurodollar rates plus an applicable margin. Loans under the New Credit Facility are guaranteed by all material subsidiaries of the Issuer and secured by inventory and accounts receivable of the Company. See "Risk
Factors -- Substantial Leverage; Restrictive Covenants," and "Description of New Credit Facility."

     The Company has entered into interest rate swap agreements from time to time to manage exposure to fluctuations in interest rates. As of June 30, 1998, interest rate swap agreements were in place covering notional amounts of approximately $25.0 million of indebtedness expiring at various dates through October 2000, at an average interest rate of 8.53%. The Company does not anticipate entering into additional swap agreements or hedging arrangements at this time.

     The Company plans to evaluate the arrangements under which it uses certain distribution facilities it owns, and expects to enter into sale-and-leaseback arrangements with respect to certain of the sites, and to sell and vacate others.

     The Company anticipates that its principal use of cash going forward will be to meet working capital and debt service requirements and to make capital expenditures. In addition, the Company expects to pay $5.0 million relating to consolidation of warehouse and office facilities, severance obligations and other exit costs over the next 12 months. In connection with the CPW Acquisition, the Company also expects to pay an aggregate of $10.0 million to the CPW Stockholders for certain non-compete covenants and other contingent payments over the next five years. Based upon current and anticipated levels of operations, the Company believes that its cash flow from operations, together with amounts available under the New Credit Facility, will be adequate to meet its anticipated requirements. There can be no assurance, however, that the Company's business will continue to generate sufficient cash flow from operations in the future to be applied to meet these requirements or to service its debt, and the Company may be required to refinance all or a portion of its existing debt, or to obtain additional financing. These increased borrowings may result in higher interest payments. In addition, there can be no assurance that any such refinancing would be possible or that any additional financing could be obtained. The inability to obtain additional financing could have a material adverse effect on the Company.

     Certain minority stockholders of the Company have been granted redemption rights commencing in 2004, subject to certain conditions, which if exercised would obligate the Company to redeem the shares of capital stock held by such stockholders at agreed valuations (based upon a multiple of EBITDA formula). See "Transactions" and "Certain Relationships and Related Party
Transactions -- Warrants" and "-- Preferred Stock." There can be no assurance that sufficient funds will be available to redeem the shares of capital stock held by such stockholders if the Company is required to do so or whether the terms of the Company's outstanding indebtedness at such time (including the Indenture) will permit such redemption.

                                    BUSINESS


     The market share information, descriptions of markets and industry statistics contained in the "Prospectus Summary" and "Business" sections and elsewhere in this Prospectus are based on the good faith estimates of the Company's management. Such estimates are based on, among other things, the following factors: (i) industry publications including Modern Tire Dealer and Tire Business and industry statistics published by organizations such as the Rubber Manufacturers Association (RMA); (ii) management's knowledge of the market based on its historical business and industry experience; (iii) management's discussions with customers and competitors in the markets in which the Company competes; and (iv) the Company's product sales compared to management's good faith estimates of the total product sales in the relevant market. Although the Company believes this information to be reliable, the Company has not independently verified any of this information and makes no representation as to its accuracy. This Prospectus contains trademarks, tradenames or registered marks of the Company and other entities, including Regul(R) tires, Winston(R) tires, Pacer(R) custom wheels, Monarch(R) tires and Magnum(R) automotive lifts.



HISTORY AND DEVELOPMENT OF THE BUSINESS



     General. Through acquisitions and internally generated growth, the Company believes that it has become one over the last five years of the leading tire distributors and retailers in the United States in terms of sales and number of tires distributed. The Company's wholesale and retail operations are divided among four principal corporate entities: the Issuer (organized in 1935), Winston (founded in 1962 and acquired by the Company in 1997), ITCO (founded in 1962 and acquired by the Company in 1998) and CPW (founded in 1971 and acquired by the Company in 1998).



     Heafner. Founded in 1935, Heafner believes that it is one of the largest tire distributors and retailers in the country, based on tires distributed and number of outlets at December 1997, and believes that it is a significant distributor of mechanical service equipment to the automotive service and repair industry in the United States. With over 30 distribution facilities, Heafner distributes private-label, house and flag brands of passenger, light truck, truck and specialty tires, wheels, mechanical service equipment and related products to the automotive replacement market in over 18 states. Excluding sales by Winston, Heafner generated net sales of $210.8 million and sold more than 3.3 million tires in 1997. Heafner's products include flag brands manufactured by Michelin (including the B.F. Goodrich and Uniroyal brands), private-label products such as Regul tires, Winston tires and Pacer custom wheels, and house brand products such as Monarch tires (manufactured by Kelly-Springfield, a division of Goodyear). Heafner also distributes alignment service equipment manufactured by Hunter Engineering Company and tire changers and balancers built by Hennessey Industries, Inc. (a division of the Danaher Corporation), both leading manufacturers in their respective fields. Tire sales represented approximately 76.0% of Heafner's fiscal 1997 net sales.


     Winston. On May 7, 1997, Heafner entered the retail tire business with its acquisition of Winston. Founded in 1962, Winston has grown to become the fourth largest independent tire dealer in the country in 1997, based on the number of company-owned retail stores. Winston sold more than 1.1 million tires as well as other automotive products in 1997 through its chain of 176 retail stores in California and Arizona for net sales in excess of $145.0 million. Each Winston store offers customers multiple choices of flag brands, including Michelin (including the B.F. Goodrich and Uniroyal brands), Pirelli and, beginning in June 1998, Goodyear, as well as the Winston tire private-label brand and related automotive products and services, including Quaker State oil products and Monroe and Raybestos ride control products. Tire sales represented approximately 57.9% of Winston's fiscal 1997 net sales.


     ITCO. Heafner acquired ITCO on May 20, 1998. Founded in 1962, ITCO is one of the largest wholesale distributors of tires, custom wheels, equipment and tire dealer supplies in the Southeast in terms of sales and number of tires distributed, with net sales for fiscal 1997 of approximately $352.0 million. ITCO shipped more than 4.8 million passenger and light truck tires and 175,000 medium truck tires in fiscal 1997. ITCO's products include flag brand tires such as Michelin (including the B.F. Goodrich and Uniroyal brands), Bridgestone, Firestone and Dunlop and private-label brand tires manufactured by Michelin, Bridgestone/Firestone, Kelly-Springfield and Dunlop, custom wheels manufactured by Ultra and private-branded under the ICW name and supplies and equipment manufactured by Ingersoll-Rand and Hennessey. Tire sales represented approximately 85.5% of ITCO's net sales in fiscal 1997.


     CPW. Heafner acquired CPW on May 20, 1998. Started in 1971 as a performance automotive shop, CPW is now primarily a wholesale distributor specializing in replacement market sales of tires, parts, wheels and equipment. CPW also operates a network of 40 retail stores in California and Arizona. Of CPW's retail stores, 35 sell flag brand high performance as well as regular grade tires, wheels and related automotive products, while the remaining five retail stores sell only automotive parts. CPW's net sales for fiscal 1997 were approximately $122.0 million. CPW shipped more than 1.5 million passenger and light truck tires in fiscal 1997. CPW's flag brand tire offerings include Michelin, Dunlop, B.F. Goodrich, Uniroyal and Pirelli. Its private-label brand tire offerings include Lee, Centennial, Mickey Thompson, Starfire, Cooper and Nankang. CPW believes that it is one of the largest distributors of high performance tires in California. CPW also sells parts, wheels, and equipment built by nationally recognized manufacturers. Tire sales represented approximately 72% of CPW's total sales for fiscal 1997. Sales of high performance tires represented approximately 40% of CPW's total net sales for the same period.


GENERAL


     Following the acquisition of the New Businesses, the Company believes that it is one of the largest independent suppliers of tires to the replacement tire market in the United States in terms of sales and number of tires distributed. The Company's wholesale distribution operations accounted for approximately 82.5% of the Company's total net sales, on a pro forma basis, in 1997. With over 65 distribution centers servicing 20 states, the Company believes that it is the largest independent distributor of new replacement tires in terms of number of tires shipped in the Southeast and in California. Through this distribution network, the Company's wholesale divisions supplied 9.7 million tires in 1997 and currently serve an average of 20,000 customers each month. Through its retail division, the Company also operates over 215 retail tire and automotive service outlets in California and Arizona which sold over 1.2 million tires in 1997. The Company's Winston subsidiary, which operates 176 of the Company's retail tire and automotive service outlets, was the fourth largest independent tire dealer in the United States in 1997 based on number of locations. The Company generally stocks over 18,000 stock keeping units ("SKUs") of tires in its distribution centers. The Company supplies premium, economy and private-label brands of tires manufactured by the major tire manufacturers, including Michelin (which manufactures the B.F. Goodrich and Uniroyal brands), Kelly-Springfield (a division of Goodyear), Dunlop, Bridgestone/Firestone and Pirelli. The Company's private-label tires are sold under the Winston and Regul trademarks. In addition to its tire sales, the Company believes that it is a significant independent distributor and retailer of aftermarket wheels, automotive replacement parts and accessories and automotive service equipment.


     The Company believes that the combination of Heafner and the New Businesses represents a distinct opportunity to broaden product offerings, strengthen manufacturer relationships, develop new competencies in its organization and strengthen the Company's presence in the Southeast and the West. The Company believes that the ITCO Merger will enable the Company's Eastern wholesale division to provide more cost-effective service and will increase its distribution capacity, positioning the Company for expansion into new geographic areas. The Company believes that the acquisition of CPW and its distribution facilities will establish a broader supply network with more frequent delivery capabilities for the Company's Winston retail stores, improving the Company's ability to restock inventory and obtain customer-requested products on a more timely basis. In addition, the Company expects to realize significant cost savings and operating efficiencies and improvements that will contribute to its goal of increasing future profitability.


     On a pro forma basis, the Company generated net sales, EBITDA and a net loss of $830.7 million, $28.1 million and $4.4 million, respectively, in fiscal 1997. In 1997, on a pro forma basis, sales of tires accounted for approximately 78.6% of the Company's total net sales, sales of automotive service, 7.7%, sales of custom wheels, 6.8%, sales of automotive service equipment, 3.1%, and sales of parts and other products, 3.8%.

INDUSTRY OVERVIEW


     Purchasers in the United States spent approximately $18.1 billion on new replacement tires in 1997. Of that amount, passenger tires accounted for approximately 59% of sales, light truck tires accounted for approximately 15%, truck tires accounted for approximately 21% and farm, specialty and other types of tires accounted for approximately 5%. The number of new replacement tires shipped in the United States for passenger cars and light trucks increased from
164.6 million tires in 1986 to 208.1 million tires in 1997, a compound annual growth rate of approximately 2.2%. The Company believes that the factors that have contributed to this growth include increases in both the number and average age of cars as well as passenger miles driven in the United States.



     Consumers of new replacement tires in the United States obtain them from several principal sources, including independent tire dealers, manufacturer-owned retail stores, mass merchandisers such as Sears and Wal-Mart, auto supply chain stores and wholesale clubs and discounters. Independent tire dealers, which represent the largest customer base served by the Company, are the largest point of sale suppliers of new replacement passenger tires to the United States market. Independent tire dealers accounted for approximately 59.5% of retail sales of domestic replacement passenger tires in 1997.


     Independent tire dealers obtain their inventory of new replacement tires through three principal sources: tire manufacturers, independent wholesale distributors (such as the Company) and dealer-owned warehouses. Other sources include discount or price clubs and tire outlet chains. Industry estimates indicate that independent wholesale distributors provided approximately one-third of the passenger and light truck new replacement tires supplied to independent tire dealers, and approximately 25% of all passenger and light truck new replacement tires reaching the consumer market, in 1997. The Company believes that, in recent years, certain tire manufacturers have reduced their supply to small independent tire dealers due to the inefficiencies of supplying a small amount of product to a large number of locations. At the same time, manufacturers have increased their supplies to independent wholesale distributors, such as the Company, who are able to deliver tires to a large number of independent tire dealers with greater efficiency.

     The replacement tire market for passenger cars and light trucks consists of three primary types of tires: "flag" brands, which are premium tires made by the major tire manufacturers; associate or "house" brands, which are primarily economy brand tires made by the major tire manufacturers; and private-label brands, which are brands made by tire manufacturers generally for independent tire wholesale distributors and retailers. In 1997, flag brands constituted approximately 50.0% of the United States passenger and light truck replacement tire markets in 1997, private-label brands constituted approximately 29.9% of those markets and house brands made up approximately 20.1% of those markets.

COMPETITIVE STRENGTHS AND BUSINESS STRATEGY

     The Company's strategy is to increase net sales and EBITDA while becoming the leading national distributor of tires and automotive equipment and services through wholesale distribution centers and retail tire outlets. To achieve this objective, the Company intends to continue to build upon the following strengths:


     Leading Market Positions. The Company believes that it is one of the nation's largest buyers of new replacement passenger and light truck tires, purchasing in excess of 10.9 million tires in 1997, representing approximately 5.2% of the total tires shipped to the U.S. replacement tire market. Through its Eastern and Western wholesale divisions, the Company also believes that it is the leading wholesale distributor of tires in terms of number of tires shipped to the replacement tire market in the Southeast and in California, with over 65 distribution centers servicing 20 states. In addition, through its retail division, the Company currently operates over 215 retail tire and automotive service outlets in California and Arizona, including 176 tire and automotive service outlets operated by Winston. Winston was the fourth largest independent tire dealer in the United States in 1997 based on number of locations. The Company intends to strengthen and expand its existing network of distribution centers and retail outlets by pursuing a strategy of selective expansion and acquisition focusing on geographic areas it does not currently serve.

     Strong Relationships with Major Tire Manufacturers. The Company has established strong relationships with the major tire manufacturers, including Michelin (which manufactures the B.F. Goodrich and Uniroyal brands), Kelly-Springfield (a division of Goodyear), Dunlop, Bridgestone/Firestone and Pirelli. The Company has conducted business with its major tire suppliers for a combined average of 26 years. In terms of replacement tires purchased, the Company believes that it is the largest U.S. customer of Dunlop, one of the largest U.S. customers of Michelin (which manufactures the B.F. Goodrich and Uniroyal brands) and one of the largest U.S. customers of Bridgestone/Firestone. The Company recently negotiated an arrangement with Goodyear for the placement of Goodyear flag-branded products in the Company's Winston retail stores. The Company's network of retail points of sale offers tire manufacturers a desirable platform for their branded products and allows the Company to relay important feedback from tire consumers to the manufacturers. The Company believes that this combination of factors improves tire manufacturers' access to the replacement tire market and, in turn, enhances the Company's relationship with its suppliers.


     Private-Label Brands. The Company offers two private-label brands of tires, Regul (manufactured by Michelin and Kelly-Springfield) and Winston (manufactured by Kelly-Springfield), which are supplied exclusively by the Company. In general, private-label brands allow the independent wholesale distributor and its retail dealer customer to realize higher gross profit margins than are obtainable through sales of flag or house brands. Sales of private-label tires account for a significant portion of the Company's total net sales ($101.0 million on a pro forma basis in 1997). The Company also sells other private-label products, including ICW and Pacer custom wheels and Magnum automotive lifts. The Company intends to continue to build the brand identity of its private-label products through advertising, promotions and continued emphasis on the quality of those products, and plans to introduce its private-label brand tires as leading value-priced products in the new markets it serves.

     Supply Practices and Customer Service. The Company distributes tires and other products to dealers and other customers generally on a same-day basis and, in certain markets, makes multiple deliveries in a single day. By offering reliable, timely and frequent deliveries and using sophisticated inventory management systems, the Company's wholesale divisions assist customers in reducing investment in inventories while still enabling them to provide a full range of products. In addition, the integration of the New Businesses will allow the Company to implement the best inventory management practices of its existing businesses and those of the New Businesses on a company-wide basis as it continues to emphasize value-added customer service and supply practices in all aspects of its business. The Company believes that its strong inventory management systems and retail expertise will allow it to successfully integrate the New Businesses, expand its customer base and provide a strong platform for future expansion.

OPERATIONS

     Wholesale Divisions. The Company's Eastern and Western wholesale divisions accounted for approximately 82.5% of the Company's net sales, on a pro forma basis, in 1997. With over 65 distribution centers servicing 20 states, the Company believes that it is the largest independent distributor of replacement tires in the Southeast and in California. Through this distribution network, in 1997 the Company supplied 9.7 million tires and provided service to an average of 20,000 active customers in each month.

     The Company's distribution network provides daily delivery to its tire dealer customers in most areas and, in major markets, provides delivery two to four times a day. The Company has been able to offer reliable, timely and frequent deliveries to its customers by utilizing its inventory management systems that link its distribution facilities to its major customers and electronic data links directly with Michelin and Kelly-Springfield, its two largest suppliers. This level of just-in-time service is intended to allow the Company's customers to reduce investment in inventories while still enabling them to provide a full range of products to consumers. The Company believes that software and on-line programs, such as the Company's "HeafNet" electronic interlink service, will play an increasingly important role for its distribution customers. See "-- Information Systems and Technology." The Company's fleet of approximately 650 trucks also facilitates frequent deliveries to its distribution customers.

     In order to improve efficiency in its Southeastern operations, the Company utilizes a large "mixing" warehouse located in Lincolnton, North Carolina where products are sorted for shipments to customers located outside the territories typically served by the distribution network. The mixing warehouse also enables the Company to make volume purchases from suppliers when advantageous and ship the resulting inventory to distribution centers within its network. The Company believes that this mixing and accessibility of inventory enables the Company's customers to expand sales opportunities without the burden and expense of large investments in inventory.

     As an additional service to its customers, the Company may pass through to its distribution customers all or a portion of credits from tire manufactures for advertising or special promotions on tires or other products. These credits assist the Company's customers in budgeting for their advertising and similar operating expenses. The Company also participates in and sponsors dealer conferences among its customers in order to keep them informed of industry trends and new product offerings. In addition, as the Company's retail expertise grows, the Company intends to continue to make this expertise available to its independent tire retailer customers in order to enhance customer relations.

     Retail Division. The Company's retail division operates over 215 retail tire and service outlets in California and Arizona, including 176 tire and automotive service outlets operated by Winston. Winston was the fourth largest independent tire dealer in the United States in 1997 based on number of locations. The Company believes that the strength of the Winston retail franchise in California may make it suitable for expansion in the West. The Company's CPW subsidiary, which began as a performance automotive shop in 1971, currently operates 40 of the Company's retail stores in California and Arizona. Of these retail stores, 35 sell flag brand high performance as well as regular grade tires, wheels and related automotive products, while the remaining five sell only automotive parts.

     The following chart shows the geographical distribution of the Company's retail locations:

REGION                                                WINSTON    CPW    TOTAL
------                                                -------    ---    -----
Southern California.................................    124       9      132
Sacramento/California Central Valley................     29       5       34
Northern California.................................     20      15       35
Arizona.............................................      3      11       14
                                                        ---      --      ---
          Totals....................................    176      40      216

     Through Winston's retail locations, the average size of which is approximately 4,400 square feet, the Company also provides automotive repair and service, such as wheel alignment, oil changes and brake repair. These services accounted for approximately 42.1% of Winston's total net sales in 1997.

     Winston provides its customers with a guarantee on all products and services and believes that its emphasis on customer service distinguishes it from many of its competitors. Winston also conducts an eight-week training course for its store managers and mechanics and routinely monitors the performance of its customer service representatives. Through its strong consumer protection program, which includes sending "mystery shoppers" to store locations, Winston seeks to ensure that services and sales tactics comply with California consumer protection regulations covering the automotive services industry. Winston's programs have been highlighted by the California Bureau of Automotive Repair in its publications as examples of how compliance with such regulations can and should be achieved.

PRODUCTS

     The Company sells a broad selection of tires, custom wheels, automotive service equipment and related products manufactured by the leading manufacturers. The Company's products include flag brand tires manufactured by Michelin, including the B.F. Goodrich and Uniroyal brands, private-label products such as Regul tires, Winston tires and Pacer custom wheels, and house brand products such as Monarch tires, manufactured by Kelly-Springfield (a division of Goodyear). The Company generally stocks over 18,000 SKUs of tires in its distribution centers. The Company also distributes alignment service equipment manufactured by Hunter Engineering Company and tire changers and balancers built by Hennessey Industries, Inc. (a division of the Danaher Corporation), both leading manufacturers in their respective fields. The Company sells many other products, including tires for the medium truck, farm and industrial markets, automotive service equipment, wheel weights and tubes. In addition, through CPW's operations, the Company supplies over 200,000 SKUs of automotive parts and accessories. Through Winston's retail tire and automotive service outlets, the Company offers other automotive products such as Quaker State oil products and Monroe and Raybestos ride control products. The Company believes that products sold by the New Businesses will complement Heafner's existing product line and, in the case of CPW, increase the Company's sales of high-performance tires and automotive parts and accessories. Although the Company anticipates some consolidation of product lines following completion of the Transactions, it intends to continue to provide its customers with a broad choice of flag and private-label products. In 1997, on a pro forma basis sales of tires accounted for approximately 78.6% of the Company's total net sales, sales of automotive service, 7.7%, sales of custom wheels, 6.8%, sales of automotive service equipment, 3.1%, and sales of parts and other products, 3.8%.

SUPPLIERS

     The Company purchases its products in finished form from all major tire manufacturers and other suppliers. In 1997, the Company purchased in excess of
10.9 million tires, representing approximately 5.2% of the total U.S. replacement tire market. Approximately 90% of the Company's total tire purchases (in units) in 1997 were supplied by Michelin, Kelly-Springfield, Dunlop and Bridgestone/Firestone. Michelin and Kelly-Springfield, a division of Goodyear, are the Company's two largest tire suppliers, supplying 35% and 34%, respectively, of all tires sold by the Company in 1997. In addition, the Company has recently negotiated an arrangement with Goodyear for the placement of Goodyear flag-branded products in the Company's Winston retail stores.


     Of the total 1997 U.S. new replacement passenger tire market, Michelin (including the B.F. Goodrich and Uniroyal brands) accounted for 15.5%, Bridgestone/Firestone accounted for 13.0% and the leader, Goodyear, accounted for 16.0%. Of the total 1997 U.S. replacement light truck tire market, Michelin (including the B.F. Goodrich and Uniroyal brands) accounted for 18.5%, Bridgestone/Firestone accounted for 12.5% and Goodyear accounted for 13.0%. Of the Company's principal private-label brands, Winston tires are manufactured exclusively by Kelly-Springfield and Regul tires are manufactured by both Michelin and Kelly-Springfield.


     There are a number of worldwide manufacturers of wheels and other automotive products and equipment. Most of the wheels purchased by the Company are private-label custom brands, such as Pacer and ICW, and are produced by a variety of manufacturers. The Company purchases equipment and other products from multiple sources, including industry leaders such as Hunter Engineering Company and Hennessey Industries, Inc. (a division of the Danaher Corporation).

     With the exception of a long-term contract (the "Kelly-Springfield Supply Agreement") with Kelly-Springfield, a division of Goodyear, the Company's supply arrangements with its major suppliers generally are pursuant to oral or written arrangements, which are renegotiated annually. Although there can be no assurance that these arrangements will be renewed, or renewed on favorable terms, the Company has conducted business with its major tire suppliers for a combined average of 26 years and believes that it has strong relationships with all of its major suppliers. See "Risk Factors -- Reliance on Vendors."

     The Company purchases certain private-label and house brand tires, including the Winston and Monarch products, from Kelly-Springfield, a division of Goodyear. Purchases are made pursuant to the Kelly-Springfield Supply Agreement at prices specified from time to time in the manufacturer's pricing schedule. Pursuant to the agreement, the Company must purchase all of its requirements of Winston brand tires from Kelly-Springfield during the term of the agreement, but may purchase such tires from other manufacturers if Kelly-Springfield is unable or unwilling to meet its supply obligations under the agreement. The initial term of the Kelly-Springfield Supply Agreement expires on May 7, 2007 and the agreement is automatically renewable for successive three-year terms thereafter. The supply agreement may be terminated by either party upon twelve months' advance notice. Kelly-Springfield is the sole holder of the Issuer's Preferred Stock (as defined). See "Certain Relationships and Related Transactions -- Preferred Stock."

CUSTOMERS

     Wholesale. Through its Eastern and Western wholesale divisions, the Company distributes tires and related automotive products principally to independent tire dealers. The Company's other customers include national retail chains, service stations, general automotive repair facilities, auto parts stores, automobile dealers and specialty automotive repair facilities. The Company generally requires payment from its customers within 30 days, although it may tailor programs for its larger customers. In 1997, the Company's wholesale divisions served an average of more than 20,000 customers in each month. The Company's largest customer accounted for less than 0.5% of the Company's pro forma net sales for 1997 and the Company's top 25 customers accounted for less than 5% of the Company's pro forma net sales for 1997.

     Retail. The Company's retail operations attract a variety of individual consumers in the areas they serve. Through the Winston retail chain, the Company also offers accounts to its corporate retail customers. Winston's corporate accounts represent approximately 9.2% of its tire business.

COMPETITION

     The industry in which the Company competes is highly competitive, and many of the Company's competitors have resources significantly greater than the Company's. Tire manufacturers distribute tires to the retail market by direct shipments to independent tire dealers, national retail chains such as Sears and Wal-Mart and manufacturer-owned retail stores as well as through shipments to independent wholesale distributors. A number of independent wholesale tire distributors also compete in the regions in which the Company does business. In its retail business, the Company also faces competition from national chains and department stores, other independent tire stores, tire manufacturer-owned stores, discount and warehouse clubs and other automotive product retailers.

     The Company believes that the principal competitive factors in its business are reputation, breadth of product offering, delivery frequency, price and service. The Company believes that it competes effectively in all aspects of its business due to its ability to offer a broad selection of flag and private-label branded products, its competitive prices and its ability to provide quality services in a timely manner.

SEASONALITY AND INVENTORY

     The Company's wholesale distribution and retail service operations typically experience their highest levels of sales from March through October of each fiscal year, with the period from November through February generally experiencing the lowest levels of sales. The Company's inventories generally fluctuate with anticipated seasonal sales volumes. The Company believes it maintains levels of inventory that are adequate to meet its customers' needs on short notice. The average of beginning- and end-of-year inventories of the Company in 1997 was $108.5 million.

INFORMATION SYSTEMS AND TECHNOLOGY

     The Company believes that software and on-line programs will play an increasingly important role in linking the Company to its distribution and retail customers and improving the Company's management of inventories of tires, wheels and related products.

     The Company is able to offer reliable, timely and frequent deliveries to its customers by utilizing its inventory-management systems that link directly to its major customers and among its distribution facilities and electronic data interlinks directly with Michelin and Kelly-Springfield, its two largest suppliers. Heafner supplies a number of customers with its proprietary "HeafNet" system, which allows customers to electronically access Heafner's warehouses to locate, price and order inventory. Heafner believes this system allows its customers to respond more quickly and efficiently to retail customers' requests for products. The Company intends to implement a company-wide inventory management system based on the strongest attributes of Heafner's, CPW's and ITCO's existing systems in order to improve the operation of its overall distribution network.

     The Company also intends to make available certain interactive software programs focused on the retail customer that are currently offered by CPW to independent tire dealers in the West to the Company's retail stores in the West and independent tire dealer customer base in the Southeast. For example, CPW currently is a distributor of a software product called Wheel Wizard that allows customers to view a wide assortment of wheels in combination with the make and color of their automobiles. The Company believes that interactive software programs such as these enhance its ability to market wheels by providing retail dealers devices that take up little floor space, are relatively easy to use and are customer oriented.


YEAR 2000 COMPLIANCE



     Portions of some of the accounting and operational systems and software used by the Company in its business identify years with two digits instead of four. If not corrected, these information technology systems may recognize the year 2000 as the year 1900, which might cause system failures or inaccurate reporting of data that disrupts operations. The Company has completed an internal assessment of all of the business applications and related software used in its information technology systems, including those of the New Businesses, in order to identify where "Year 2000" problems exist. As a result of this review, the Company believes that all of its information technology systems and software either are Year 2000 compliant or can be brought into compliance by October of 1999, although there can be no assurance that any required remediation will be completed in a timely manner.



     In addition, the Company is contacting non-information technology vendors to ensure that any of their products currently used in the Company's business adequately address Year 2000 issues. Areas being reviewed include warehouse equipment, telephone and voice mail systems, security systems and other office and site support systems. Although there can be no assurance, the Company believes based on its review that Year 2000 problems in its non-information technology systems will not cause a material disruption in the Company's business.



     The Company also may be vulnerable to business interruptions caused by unremedied Year 2000 problems of its significant suppliers of products or services. The Company has initiated formal communications with significant suppliers, including the country's major tire manufacturers, to determine the extent to which the Company's operations may be affected by such third parties' Year 2000 non-compliance. Each of the major tire manufacturers has informed the Company that it anticipates no disruption of tire supply or provision of significant business information as a result of Year 2000 problems. The Company's wholesale and retail customer base is highly fragmented, with no single customer accounting for a significant portion of the Company's business. Accordingly, although it has not attempted to survey its customers, the Company believes that no significant risk exists in connection with Year 2000 problems on the part of any of its customers.



     The Company does not expect the historical and estimated costs associated with bringing the Company's information technology and non-information technology systems into Year 2000 compliance, including software modification, equipment replacement and payments to outside solution providers, to be material. However, if Year 2000 issues in the Company's information technology and non-information technology systems are not remedied in a timely manner, or if Year 2000 problems on the part of the Company's customers and suppliers exist and are not remedied in a timely manner, there can be no assurance that significant business interruptions or increased costs having a material adverse effect on the business, financial condition or results of operations of the Company will not occur in connection with the change in century. Risks of Year 2000 non-compliance on the part of the Company or any of its significant suppliers could include interruptions in supply from tire manufacturers, disruption of the Company's internal and external distribution network, reduced customer service capabilities, breakdown of inventory control and fulfillment systems and impairment of essential information technology systems used by management.



EMPLOYEES


     The Company employs approximately 3,230 people as of June 30, 1998, of whom approximately 1,600 were employed in its wholesale divisions and approximately 1,630 were employed in its retail division. None of the Company's employees is represented by unions. The Company believes its employee relations are satisfactory.


LEGAL PROCEEDINGS



     The Company's Winston subsidiary was named as a defendant in a class action lawsuit filed on June 10, 1998 in Los Angeles County Superior Court on behalf of certain Winston employees alleging improper calculation of compensation payable to such employees in violation of certain California wage regulations and unfair business practices statutes. The suit seeks administrative penalties, restitution and other unspecified damages. The Company believes that Winston's operations, including its wage practices, fully comply with applicable California and federal legal requirements and that the plaintiffs' claims are without merit. The Company is vigorously defending the matter in coordination with its liability insurers. The Company believes that these insurers will be responsible for defending some of the claims involved in the lawsuit, and that a portion of any potential losses may be covered under applicable insurance policies.


     The Company has also been named as a defendant in various other claims and lawsuits arising in the normal course of business. The Company believes that the facts do not support the plaintiffs' claims and intends to vigorously contest each of them. To the Company's knowledge, except as described in the previous paragraph, it is not currently a party to any litigation that would have a material adverse effect on the Company.

PROPERTIES

     The principal properties of the Company are geographically situated to meet sales and operating requirements. All of the properties of the Company are considered to be both suitable and adequate to meet current operating requirements. The Company is reviewing its properties to determine whether certain facilities could be consolidated into other locations following completion of the Transactions. At present, the Company plans to close 11 to 13 distribution warehouses in the Southeast and is considering closing two distribution warehouses in California in order to eliminate redundancies within its Eastern and Western wholesale divisions. Although there can be no assurance that it will be successful in doing so, the Company believes that, in particular with respect to its distribution centers, it may obtain cost savings and synergies by closing or consolidating certain facilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Distribution Centers. The following table sets forth certain information regarding the Company's warehouse and distribution facilities as of June 30, 1998:

                                                                      OWNED/
LOCATION                                                   COMPANY    LEASED
--------                                                   -------    ------
Alabama:
  Birmingham.............................................  Heafner    Leased
  Cullman................................................   ITCO      Leased
  Mobile.................................................  Heafner    Leased
  Montgomery.............................................   ITCO      Leased
Arizona:
  Mesa...................................................    CPW      Leased
Arkansas:
  Little Rock............................................  Heafner    Leased
  Texarkana..............................................  Heafner     Owned

                                                                      OWNED/
LOCATION                                                   COMPANY    LEASED
--------                                                   -------    ------
California:
  Fresno.................................................    CPW       Owned
  Hayward................................................  Winston    Leased
  Moorpark...............................................    CPW      Leased
  Rancho Cucamonga.......................................  Winston    Leased
  Sacramento.............................................    CPW      Leased
  San Jose(a)............................................    CPW      Leased
  Santa Fe Springs.......................................    CPW      Leased
Florida:
  Fort Myers.............................................   ITCO      Leased
  Jacksonville...........................................   ITCO      Leased
  Medley.................................................   ITCO      Leased
  Orlando................................................  Heafner    Leased
  Orlando................................................   ITCO      Leased
  Pensacola..............................................  Heafner     Owned
  Tallahassee............................................  Heafner     Owned
  Tampa..................................................   ITCO      Leased
  West Palm Beach........................................   ITCO      Leased
Georgia:
  Atlanta................................................  Heafner    Leased
  Augusta................................................  Heafner    Leased
  Rome...................................................   ITCO      Leased
  Savannah...............................................   ITCO      Leased
  Tucker.................................................   ITCO      Leased
  Warner Robins..........................................   ITCO      Leased
Kentucky:
  Lexington..............................................  Heafner    Leased
  Louisville.............................................  Heafner    Leased
Maryland:
  Baltimore..............................................   ITCO      Leased
  Landover...............................................   ITCO      Leased
  Salisbury..............................................   ITCO       Owned
Mississippi:
  Jackson................................................  Heafner    Leased
Missouri:
  Springfield............................................  Heafner    Leased
North Carolina:
  Asheville..............................................  Heafner     Owned
  Burlington.............................................   ITCO      Leased
  Charlotte..............................................  Heafner     Owned
  Charlotte..............................................   ITCO       Owned
  Fayetteville...........................................   ITCO      Leased
  Greensboro.............................................  Heafner    Leased
  Lincolnton.............................................  Heafner     Owned
  Lumberton..............................................  Heafner     Owned
  Raleigh................................................  Heafner     Owned
  Wilmington.............................................   ITCO      Leased

                                                                      OWNED/
LOCATION                                                   COMPANY    LEASED
--------                                                   -------    ------
  Wilson(a)..............................................   ITCO      Leased
  Winston-Salem..........................................  Heafner    Leased
Oklahoma:
  Oklahoma City..........................................    CPW      Leased
South Carolina:
  Charleston.............................................   ITCO      Leased
  Columbia...............................................  Heafner    Leased
  Columbia...............................................   ITCO      Leased
  Florence...............................................  Heafner    Leased
  Mauldin................................................  Heafner     Owned
  Mauldin................................................   ITCO       Owned
Tennessee:
  Chattanooga............................................  Heafner    Leased
  Johnson City...........................................   ITCO      Leased
  Knoxville..............................................  Heafner     Owned
  Knoxville..............................................   ITCO      Leased
  Memphis (two properties)...............................  Heafner    Leased
  Nashville..............................................  Heafner    Leased
  Nashville..............................................   ITCO      Leased
Virginia:
  Harrisonburg...........................................   ITCO      Leased
  Norfolk................................................  Heafner     Owned
  Norfolk................................................   ITCO      Leased
  Richmond...............................................  Heafner     Owned
  Richmond...............................................   ITCO      Leased
  Roanoke................................................  Heafner     Owned
  Wytheville.............................................   ITCO      Leased

---------------
(a) Includes corporate office space.


     Retail Stores. As of June 30, 1998, the Company operated over 215 retail tire and service outlets in California and Arizona, including 176 tire and automotive service outlets operated by Winston. All but one of these retail outlets are leased. The Company intends to consolidate the management of all retail stores under its retail division.



     Corporate and Executive Offices. In addition to its principal executive offices, the Company currently has corporate offices in four other locations. In connection with the ITCO Merger, ITCO's corporate offices are expected to be consolidated into Heafner's corporate offices in Lincolnton, North Carolina. All of the Company's corporate and executive offices are leased.



LOCATION                                          COMPANY           USE
--------                                          -------    -----------------
Charlotte, North Carolina.......................  Heafner    Executive offices
Lincolnton, North Carolina......................  Heafner    Corporate offices
Burbank, California.............................  Winston    Corporate offices
San Jose, California............................      CPW    Corporate offices
Wilson, North Carolina..........................     ITCO    Corporate offices

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information regarding the directors and executive officers of the Issuer as of June 30, 1998. Directors hold their positions until the annual meeting of the stockholders at which their term expires or until their respective successors are elected and qualified. Executive officers hold their positions until the annual meeting of the Board of Directors or until their respective successors are elected and qualified.

NAME                                         AGE                    POSITION
----                                         ---                    --------
Ann H. Gaither.............................  66    Chairperson
William H. Gaither.........................  42    President, Chief Executive Officer and
                                                   Director
Donald C. Roof.............................  46    Senior Vice President, Chief Financial
                                                   Officer and Treasurer
J. Michael Gaither.........................  46    Senior Vice President/Strategic Planning,
                                                     General Counsel and Secretary
Daniel K. Brown............................  45    Senior Vice President/Sales and Marketing
Thomas J. Bonburg..........................  49    President, Retail Division
Arthur C. Soares...........................  49    President, Western Wholesale Division
Richard P. Johnson.........................  50    President, Eastern Wholesale Division
Joseph P. Donlan...........................  52    Director
V. Edward Easterling, Jr...................  38    Director
Victoria B. Jackson........................  43    Director
William M. Wilcox..........................  71    Director

     Ann H. Gaither -- Chairperson. Ms. Gaither joined the Issuer in 1972 and succeeded her father as Chief Executive Officer in 1984. She served as President of the Issuer from 1986 until 1989 and has served as Chairperson since 1988. Ms. Gaither currently serves on the Board of Directors of C200, a national women's business owners organization, and is a Commissioner on the North Carolina Department of Transportation Board. Ms. Gaither is the mother of William H. Gaither, the President, Chief Executive Officer and a Director of the Issuer.

     William H. Gaither -- President, Chief Executive Officer and Director. Mr. Gaither joined the Issuer in 1978 as a management trainee, subsequently serving as an Assistant Manager in various locations. In 1986, Mr. Gaither was named Executive Vice President, a position he held until 1989. He has served as President of the Issuer since 1989. Mr. Gaither also has served as the Chief Executive Officer of the Issuer since 1996 and has been a Director of the Issuer since 1986. He holds a B.A. from Davidson College. Mr. Gaither is the son of Ann
H. Gaither, the Chairperson of the Issuer.

     Donald C. Roof -- Senior Vice President, Chief Financial Officer and Treasurer. Mr. Roof has served as the Issuer's Senior Vice President, Chief Financial Officer and Treasurer since April 1997. Prior to that time, from 1987 to November 1996, he served in a variety of positions with Yale International/Spreckels Industries, a global industrial manufacturing and food processing company. From 1990 to 1994, Mr. Roof was Treasurer and Chief Financial Officer of Yale International/Spreckels Industries, and from 1994 to 1996, Senior Vice President and Chief Financial Officer. He received his B.B.A. from Eastern Michigan University.

     J. Michael Gaither -- Senior Vice President/Strategic Planning, General Counsel and Secretary. Mr. Gaither has served in his present capacity since joining the Issuer in 1991. Prior to that time, he was a lawyer in private practice for several years. He holds a B.A. from Duke University and received his J.D. from the University of North Carolina-Chapel Hill. Mr. Gaither also serves on the Board of Directors of Ridgeview, Inc.

     Daniel K. Brown -- Senior Vice President/Sales and Marketing. Mr. Brown joined the Issuer in 1975 and held various field sales assignments before becoming Marketing Manager in 1979. He advanced to

Director of Marketing and to Vice President of Marketing during the 1980's and was named Vice President of Sales and Marketing in 1991. In 1997 he was named Senior Vice President of Sales and Marketing with responsibility for vendor relations and program negotiations as well as the sales and marketing activities for the Company. Mr. Brown holds a B.A. from Western Carolina University.

     Thomas J. Bonburg -- President, Retail Division. Mr. Bonburg joined Winston in 1990 as President, Chief Executive Officer and Vice Chairman. He served in those positions until Winston was acquired by the Issuer in May 1997. Mr. Bonburg served as President of Winston from May 1997 until October 1997, and as Senior Vice President of the Issuer from October 1997 until the consummation of the Transactions. Prior to joining Winston, he held senior management positions with Autoworks/Crown Auto, Northern Automotive and Pep Boys. Mr. Bonburg holds a B.S. from Ohio State University and an M.B.A. from the University of Southern California.

     Arthur C. Soares -- President, Western Wholesale Division. Mr. Soares is the founder and principal owner of CPW, and currently serves as its Chairman, President and Chief Executive Officer. Mr. Soares started CPW in 1971 with a single retail outlet, which grew over the years to its current level of operations. He holds a B.A. from Santa Clara University.

     Richard P. Johnson -- President, Eastern Wholesale Division. Mr. Johnson joined ITCO as President and Chief Operating Officer in February 1997. He served with Albert Fisher Distribution as Senior Vice President from 1991 to 1994, and as President and Chief Operating Officer from 1994 to 1996. Prior to that time, Mr. Johnson held a variety of management positions with Leprino Foods, Sargento Cheese and Kraft Foods. He holds an A.A. from Palm Beach College.

     Joseph P. Donlan -- Director. Mr. Donlan has been a director since May 1997. He is currently a Senior Manager of Brown Brothers Harriman & Co., where he has served in a variety of capacities beginning in 1970 when he joined Brown Brothers' commodities lending group. He was promoted to run this group in 1976, and in 1981 was named Senior Credit Officer and a member of Brown Brothers' Credit Committee, on which he continues to serve. In 1996 he co-founded the 1818 Mezzanine Fund. He is a 1968 graduate of Georgetown University and received an M.B.A. from Rutgers University in 1970. Mr. Donlan also serves on the Board of Directors of National Auto Finance, Incorporated.

     V. Edward Easterling, Jr. -- Director. Mr. Easterling has been a director since June 1998. He is currently a principal of Wingate Partners, a private equity investment firm based in Dallas, Texas. Prior to joining Wingate in 1994, he was part of the investment and executive management group that acquired 12 troubled thrifts in Texas and created American Federal Bank in 1988. Previously, Mr. Easterling was Vice President and Treasurer of Swift Independent Packing Company and Treasurer of Valley View Capital Corporation. He received a B.B.A., a B.A. in Psychology, and an M.B.A. from Southern Methodist University. Mr. Easterling also serves as Chairman of the Board of Directors for NSG Corporation.

     Victoria B. Jackson -- Director. Ms. Jackson has been a director since June 1997. She has been with DSS/Pro Diesel, a diesel parts manufacturer, remanufacturer and distribution company based in Nashville, Tennessee since 1977 and currently serves as its President and Chief Executive Officer. She received an M.B.A. from the Owen Graduate School of Management at Vanderbilt University and a B.A. in Business Administration and A.A. from Belmont University. Ms. Jackson also serves on the Boards of Directors of AmSouth Bancorporation, Hussman Econometrics Advisors, Inc. and Whitman Corporation.

     William M. Wilcox -- Director. Mr. Wilcox has been a director since March 1998. Mr. Wilcox served for over 41 years with both B.F. Goodrich and Uniroyal Goodrich. At B.F. Goodrich, he served in various capacities, including Executive Vice President/Sales. He retired from Uniroyal Goodrich after serving as President, Company Brands and President, Sales Worldwide.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation for services in all capacities to the Issuer for the years ended December 31, 1997, 1996 and 1995 of those persons who (i) served during the fiscal year ended December 31, 1997 as the Chief Executive Officer of the Issuer and (ii) were, at December 31, 1997, the other four most highly compensated executive officers of the Issuer who earned more than $100,000 in salary and bonus in fiscal 1997 (collectively, the "Named Executive Officers").

                                                                             LONG-TERM
                                                                            COMPENSATION
                                               ANNUAL COMPENSATION          ------------
                                         --------------------------------    SECURITIES
                               FISCAL                        OTHER ANNUAL    UNDERLYING     ALL OTHER
                                YEAR     SALARY     BONUS    COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION    ENDED       ($)       ($)        ($)(A)         (#)(B)          ($)
---------------------------   --------   -------    ------   ------------   ------------   ------------
William H. Gaither..........  12/31/97   318,000    49,000      25,000         62,500         41,741(c)
  President, Chief Executive  12/31/96   303,387        --          --             --         25,604(d,e)
  Officer and Officer         12/31/95   273,586        --          --             --             --
Donald C. Roof..............  12/31/97   161,253(f) 60,000      25,000         25,000             --
  Senior Vice President,
  Chief Financial Officer
  and Treasurer
J. Michael Gaither..........  12/31/97   191,883    60,000      15,000         25,000             --
  Senior Vice President,      12/31/96   155,652    26,000      15,000             --         23,761(e)
  General Counsel and         12/31/95   148,896    26,000          --             --          6,169(e)
  Secretary
Daniel K. Brown.............  12/31/97   164,499    51,000      15,000         25,000         24,935(e)
  Senior Vice President/      12/31/96   112,335    39,599      15,000             --         28,073(e)
  Sales and Marketing         12/31/95   106,480    50,199          --             --         16,378(e)
Thomas J. Bonburg(g)........  12/31/97    96,952(g) 75,000          --         37,500             --
  President, Retail Division

---------------
(a) This column includes nothing for perquisites and other personal benefits because in no case did the aggregate amount of such perquisites and other personal benefits exceed the reporting threshold (the lesser of $50,000 or 10% of total annual salary and bonus), but includes amounts for the annual contribution for deferred compensation for such Named Executive Officer for the year.

(b) This column includes stock options granted pursuant to the Option Plan (as defined). Ten percent of the options have vested and are exercisable within 60 days. The remaining options vest as described in "-- Stock Option Plan," below.

(c) Consists of certain Board-designated discretionary compensation paid in 1997.

(d) Consists of directors' fees paid during 1996 of $10,000.

(e) Consists of taxable amounts reported in connection with vendor-sponsored trips.

(f) Mr. Roof joined the Issuer in April 1997. Salary represents payments to Mr. Roof during the period of his employment in fiscal 1997. On an annualized basis, Mr. Roof's salary for fiscal 1997 would have been $215,000.

(g) Mr. Bonburg was the Chief Executive Officer of Winston, which was acquired by the Issuer on May 7, 1997.

                           OPTION/SAR GRANTS IN 1997

     No stock appreciation rights were granted during the twelve months ended December 31, 1997. The following table sets forth information concerning the grant of stock options to each of the Named Executive Officers during the twelve months ended December 31, 1997.

                                             INDIVIDUAL GRANTS
                            ---------------------------------------------------
                                           PERCENT OF                                POTENTIAL REALIZABLE
                                             TOTAL                                 VALUE AT ASSUMED ANNUAL
                             NUMBER OF      OPTIONS      EXERCISE                       RATES OF STOCK
                            SECURITIES     GRANTED TO       OR                        PRICE APPRECIATION
                            UNDERLYING     EMPLOYEES       BASE                           FOR OPTION
TERM(B)                       OPTIONS      IN FISCAL      PRICE      EXPIRATION    ------------------------
NAME                        GRANTED(A)        YEAR        ($/SH)        DATE         5%($)         10%($)
-------                     -----------    ----------    --------    ----------    ---------     ----------
William H. Gaither........    62,500          24.4%       $1.10       5/28/07       $43,237       $109,570
Donald C. Roof............    25,000           9.8         1.10       5/28/07        17,295         43,828
J. Michael Gaither........    25,000           9.8         1.10       5/28/07        17,295         43,828
Daniel K. Brown...........    25,000           9.8         1.10       5/28/07        17,295         43,828
Thomas J. Bonburg.........    37,500          14.6         1.10       5/28/07        25,942         65,742

---------------
(a) The securities underlying the options, which were granted pursuant to the Option Plan, are shares of the Issuer's Class A Common Stock. Pursuant to the Option Plan, 10% of the options granted to each of the Named Executive Officers have vested and are exercisable within 60 days. The remaining options will vest as set forth in "-- Stock Option Plan", below.

(b) The potential realizable value columns illustrate the value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation of the Class A Common Stock over the term of the options. These amounts represent certain assumed rates of appreciation only, assuming a fair market value on the date of grant of $1.10 per share. Because the Class A Common Stock is privately held, a per-share fair market value on the date of grant of the options equal to $1.10 was assumed based on the per-share amount paid to certain selling shareholders in May 1997. Actual gains on the exercise of the options are dependent on the future performance of the Class A Common Stock. There can be no assurance that the potential values reflected in this table will be the actual values realized. All amounts have been rounded to the nearest whole dollar.

     No options to purchase common stock were exercised by the Named Executive Officers during the 12 months ended December 31, 1997.

STOCK OPTION PLAN

     In 1997, the Issuer adopted The J.H. Heafner Company 1997 Stock Option Plan (the "Option Plan"), which is designed to motivate designated employees, officers, directors and independent contractors of the Company by encouraging them to acquire a proprietary interest in the Company. The Board of Directors of the Issuer, acting through a committee of at least two members of the Board (the "Plan Committee"), administers the Option Plan, selects eligible participants, determines the number of shares subject to each option granted under the Option Plan and sets other terms and conditions applicable to participants in the Option Plan. Giving effect to the Reclassification, an aggregate of 275,000 shares of Class A Common Stock are reserved for issuance under the Option Plan.

     The Option Plan provides for the grant of options to purchase shares of Class A Common Stock to designated employees, officers, directors and independent contractors of the Company. The Plan Committee has sole authority to select those individuals to whom options may be granted and to determine the number of shares of Class A Common Stock to be subject to options granted. The purchase price for shares of Class A Common Stock to be subject to options granted is fixed by the Committee, but cannot be less than their fair market value (as determined in good faith by the Board of Directors) if the corresponding option is intended to qualify as an incentive stock option under the Internal Revenue Code. All options granted under the Option Plan are subject to the terms and conditions of a Stock Option Agreement ("Option Agreement") entered into by each option recipient.

     The Option Agreement entered into by each option recipient generally requires the recipient to be bound by the terms of a stockholder agreement between certain management stockholders and the Issuer in the event he or she elects to exercise options. Options generally vest in installments of 10%, 20%, 30% and 40% of the total number of underlying shares on the first, second, third and fourth anniversaries of the date of grant, respectively. Options are not transferable by the recipient other than by will or by the laws of descent and distribution and are exercisable during the recipient's lifetime only by the recipient. Under the terms of the Option Plan, options terminate no later than the tenth anniversary of the date of grant. Options are also subject to adjustment to avoid dilution in the event of a change in the capital structure of the Issuer.

     If an option recipient dies or his or her employment with the Company is terminated for permanent disability or for any other reason (other than for cause, as defined in the Option Agreement), the recipient or his or her personal representative may exercise the option within 180 days after the date of termination to the extent the option has vested on the date of termination or otherwise would have vested in the 12 months thereafter, beyond which time the options lapse. If an option recipient's employment with the Company is terminated for cause, the recipient may exercise the option within 30 days after the date of termination to the extent the option has vested on the date of termination, beyond which time the options lapse.

     In the event that (i) any person or entity not controlled by the Issuer's stockholders acquires more than 50% of the shares of the common stock of the Issuer, (ii) all or substantially all of the assets of the Issuer are sold,
(iii) the majority of the Board of Directors no longer comprises persons currently serving on the Board (or persons designated by the current Board majority), (iv) Ann H. Gaither, William H. Gaither, Susan G. Jones and Thomas R. Jones collectively own less than 50% of the combined voting power of the then outstanding shares of common stock of the Issuer or (v) the Issuer issues common stock in a public offering (each such event a "change in control"), then all options outstanding under the Option Plan will become fully vested and immediately exercisable immediately prior to such event. To the extent not exercised, all options outstanding under the Option Plan expire upon a change in control.

     As of December 31, 1997, options to purchase an aggregate of 256,000 shares of common stock of the Issuer (which, upon the Reclassification, became exercisable for an equal number of shares of Class A Common Stock) at $1.10 per share were outstanding under the Option Plan.

RESTRICTED STOCK PLAN

     In 1997, the Issuer adopted The J.H. Heafner Company 1997 Restricted Stock Plan (the "Restricted Stock Plan"), which is designed to motivate designated employees, officers, directors and independent contractors of the Company by encouraging them to acquire a proprietary interest in the Company. The Board of Directors of the Issuer, acting through the Plan Committee, administers the Restricted Stock Plan, selects eligible participants, determines the number of shares to be awarded to each participant and sets other terms and conditions applicable to participants in the Restricted Stock Plan. As of December 31, 1997, an aggregate of 225,000 shares of Class A Common Stock (giving effect to the Reclassification) had been issued to participants in the Restricted Stock Plan for a purchase price of $1.10 per share. The shares issued pursuant to the Restricted Stock Plan were issued in exchange for promissory notes given by the participants. The principal of the notes is forgiven over time by the Issuer depending upon the attainment of certain earnings targets.

     The Restricted Stock Plan enables designated employees, officers, directors and independent contractors of the Company to purchase shares of Class A Common Stock. The Plan Committee has sole authority to select those individuals to whom the opportunity to participate in the Restricted Stock Plan may be offered and to determine the number of shares of Class A Common Stock to be issued. The purchase price for shares of Class A Common Stock issued pursuant to the Restricted Stock Plan is fixed by the Plan Committee, which has the authority to impose additional terms and conditions in connection with issuances to participants. All shares that have been issued under the Restricted Stock Plan are subject to the terms and conditions of a Securities Purchase and Stockholders' Agreement ("Restricted Stock Agreement") entered into by each option recipient.

     The Restricted Stock Agreement prohibits the transfer of stock issued pursuant to the Restricted Stock Plan except for transfers (i) to the Issuer upon the termination of employment of a participating stockholder,

(ii) to other management employees of the Company who have executed and delivered agreements substantially similar to the Restricted Stock Agreement,
(iii) by will or by the laws of descent or distribution or (iv) if and to the extent repurchase rights in favor of the Issuer on termination of employment have not been exercised, to third parties (subject to rights of first refusal in favor of the Issuer and the other holders of restricted stock). The Issuer has the right to repurchase all of a participating stockholder's shares upon the termination of such stockholder's employment with the Company due to cause (as defined in the Restricted Stock Agreement) or death. A participating stockholder may require the Issuer to repurchase all of such stockholder's shares if that stockholder terminates his employment for good reason (as defined in the Restricted Stock Agreement). In all cases, the repurchase price for shares of stock subject to the Restricted Stock Agreement is the higher of the original purchase price and a price derived from the Net Equity Value of the Issuer (as defined in the Restricted Stock Agreement) at the time of repurchase.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 1997, directors who were not members of the Gaither family or nominees of The 1818 Mezzanine Fund, L. P. or Wingate Partners II, L.P. were paid a fee of $2,500 for each Board meeting attended. The Issuer intends to continue this compensation policy for directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, William H. Gaither, Donald C. Roof, J. Michael Gaither and Daniel K. Brown served on an executive committee of the Issuer which reviewed and recommended executive compensation for the Named Executive Officers and other executives of Heafner. All compensation recommendations of the executive committee were reviewed by and subject to the approval of the Board of Directors of the Issuer. In June 1998, the Board of Directors of the Issuer designated a Compensation Committee consisting of Ann H. Gaither, William M. Wilcox and Victoria B. Jackson to review, modify and recommend executive compensation arrangements for the Named Executive Officers and certain other key executives of the Company.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The Articles of Incorporation of the Issuer provide for the release of any person serving as a director of the Issuer from liability to the Issuer or its stockholders for damages for breach of fiduciary duty and for the indemnification by the Issuer of any person serving as a director, officer, employee or agent or other authorized person to the fullest extent permissible under the North Carolina Business Corporation Act. In addition, the Issuer has purchased a directors' and officers' insurance policy covering the Issuer, its officers and directors for liabilities that they may incur as a result of any action, or failure to act, by such officers and directors in their capacity as such.

EMPLOYMENT AGREEMENTS; SEVERANCE

     The Issuer has entered into employment agreements with each of Messrs. William H. and J. Michael Gaither, Roof, Brown and Bonburg, providing for annual base salaries of approximately $354,444, $222,459.96, $241,335.96, $191,004 and
$250,000, respectively, for the current year. Mr. Bonburg's employment agreement provides for an annual base salary of $250,000 for calendar year 1999.

     The employment agreements with Messrs. William H. and J. Michael Gaither, Roof and Brown provide for fixed bonus payments ranging from 15% to 30% of annual base salary, with additional incentive bonus payments to be made in the discretion of the Board of Directors of the Issuer. Fixed bonus payments made to William H. Gaither are reduced by the amount received by him under the Issuer's Board-designated discretionary compensation plan.

     The employment agreement with Mr. Bonburg provides for additional base salary payments of $50,000 on June 30, 1998 and $150,000 on December 31, 1998 and for additional incentive bonus payments based on the attainment of specified performance targets. The June 30, 1998 payment of $50,000 has been made to Mr. Bonburg. Payment of the additional base salary and incentive bonus is contingent on Mr. Bonburg's continued employment with the Company.

     The employment agreements may be terminated at any time by the Issuer. Upon termination of employment with the Issuer on account of death or disability, for cause, or without good reason (as defined in each employment agreement), the employee is entitled to receive his base salary and target bonus payable for 12 months after the date of termination (base salary, additional base salary and incentive bonus, in the case of Mr. Bonburg). Upon termination of employment by the Issuer without cause or by the employee with good reason, the employee is entitled to receive an additional payment equal to base salary and target bonus for one year (base salary and additional base salary through December 31, 1999, in the case of Mr. Bonburg). In the event of a termination by the Issuer as a result of or in anticipation of a change in control (as defined in the employment agreements) or a constructive termination, each of the employment agreements provides that the employee is entitled to receive his base salary and target bonus for a period of 24 months from the date of termination or constructive termination, as the case may be.

     The employment agreements with Messrs. William H. and J. Michael Gaither, Roof and Brown expire on May 6, 1999, subject to automatic one-year extensions unless either party gives 120 days' notice not to renew. The employment agreement with Mr. Bonburg expires on December 31, 1999. All of the employment agreements contain non-compete, non-solicitation and confidentiality provisions.

     In conjunction with the CPW Acquisition, the Company entered into employment agreements with each of Arthur C. Soares, the current President and Chief Executive Officer, and Ray C. Barney, the current Executive Vice President and Chief Operating Officer, of Speed Merchant.

     Mr. Soares' employment agreement provides for a two year term and an annual base salary of $250,000, a stay-put bonus of $2,000,000 ($1,250,000 payable at the end of the first year and $750,000 at the end of the second year after the Closing Date), a "synergy" bonus payable at the end of the first year based on the attainment of specified performance targets for CPW and an annual incentive and performance bonus to be determined in good faith by the Board of Directors of the Issuer. Mr. Barney's employment agreement provides for a three-year term and an annual base salary of $140,000, a stay-put bonus of $600,000 ($200,000 at the end of each of the first three years after the Closing Date), a "synergy" bonus payable at the end of the first year based on the attainment of specified performance targets for CPW and an annual incentive and performance bonus to be determined in good faith by the Board of Directors of the Issuer. Both employment agreements contain non-compete, non-solicitation and confidentiality provisions.

     The employment agreements with Messrs. Soares and Barney are terminable at any time by the Company. Upon termination of employment for any reason (including death or permanent disability) the employee (or his heirs, as the case may be) is entitled to receive the employee's base salary and incentive bonus earned through the date of termination and the synergy bonus for the first year of the employment term. Upon termination of employment by the Company without cause or by the employee with good reason (as defined in the employment agreements), the employee is entitled to receive an additional payment equal to the employee's base salary through the end of the term of employment and the incentive bonus payable for the first year. Payment of the stay-put bonus is contingent upon the employee's continued employment with the Company except in the case of death, permanent disability or termination by the employer without cause or by the employee for good reason.

     In connection with the consummation of the Transactions, the Company entered into an employment agreement with Richard P. Johnson, who serves as President, Eastern Wholesale Division of the Company. Mr. Johnson is paid an annual base salary of $250,000, a fixed bonus and an annual incentive bonus to be determined in the discretion of the Board of Directors of the Issuer. Upon termination of Mr. Johnson's employment by the Company without cause, or by Mr. Johnson for good reason, or upon a change of control (as defined in the employment agreement), Mr. Johnson is entitled to a severance payment ranging from 12 to 24 months' salary and bonus (depending on the date of termination) from and after the date of termination. The employment agreement contains non-compete, non-solicitation and confidentiality provisions.

EXECUTIVE BONUS PLAN

     The Company awards annual cash bonuses to up to 20 of its top executives. Bonuses are payable only if the Company attains specified annual performance targets, and can range from up to 5% of salary for executives in the lowest bonus bracket to up to 60% of salary for those in the highest. The executive bonus plan may be altered in the discretion of the Board of Directors of the Issuer.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Issuer's Common Stock as of June 30, 1998 (giving effect to the Reclassification and the other Transactions) of (i) each person known by the Issuer to own beneficially more than 5% of the Class A Common Stock, (ii) each person known by the Issuer to own beneficially more than 5% of the Class B Common Stock, (iii) each director of the Issuer, (iv) the Named Executive Officers and (v) all directors and executive officers of the Issuer as a group.


                                               NUMBER OF SHARES      PERCENT OF        PERCENT OF
NAME AND ADDRESS OF                              BENEFICIALLY      CLASS A COMMON    CLASS B COMMON
BENEFICIAL OWNER(a)                                 OWNED             STOCK(b)          STOCK(b)
-------------------                            ----------------    --------------    --------------
Ann H. Gaither...............................     1,992,293(c)          53.9%
                                                  1,066,538(c,
William H. Gaither...........................              d)           28.8
Susan Jones..................................       475,919             12.9
The 1818 Mezzanine Fund, L.P.................     1,034,000(e)          21.9
Wingate Partners II, L.P.....................     1,301,264(f)                            92.9%
Donald C. Roof...............................        27,500(g)           1.4
J. Michael Gaither...........................        27,500(h)           1.4
Daniel K. Brown..............................        27,500(i)           1.4
Thomas J. Bonburg............................        41,250(j)           2.0
Joseph P. Donlan.............................     1,034,000(e)          21.9
V. Edward Easterling, Jr.....................     1,301,264(k)                            92.9%
Victoria B. Jackson..........................         5,000(l)             *
Richard P. Johnson...........................        27,110(f)                             1.9
Arthur C. Soares.............................            --
William M. Wilcox............................         5,000(l)             *
All directors and executive officers of
  Issuer as a group (11 persons).............     4,253,691(m)          98.7               1.9


---------------
 * Indicates less than 1% of the outstanding Class A Common Stock or Class B Common Stock, as the case may be.

(a) Unless otherwise indicated, the address for each person listed in the table is in care of The J.H. Heafner Company, Inc., 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217.


(b) Shares beneficially owned, as recorded in this table, are expressed as a percentage of the shares of Class A Common Stock outstanding or Class B Common Stock outstanding, as the case may be. For purposes of computing the percentage of outstanding shares held by each person or group of persons named in this table, any securities which such person or group of persons has the right to acquire within 60 days of the date hereof are deemed to be outstanding for purposes of computing the percentage ownership of such person or persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Shares of Class A Common Stock possess 20 votes per share and shares of Class B Common Stock possess one vote per share. As of June 30, 1998, 3,691,000 shares of Class A Common Stock and 1,400,667 shares of Class B Common Stock were issued and outstanding.


(c) Excludes 475,919 shares of Class A Common Stock that Ann H. Gaither and William H. Gaither have the power to vote pursuant to a voting trust agreement among certain members of the Gaither family.

(d) Includes 6,250 shares of Class A Common Stock issuable upon the exercise of options which are exercisable within 60 days.

(e) Represents shares issuable upon the exercise of Warrants (as defined). Mr. Donlan is the co-manager of The 1818 Mezzanine Fund, L.P. and in that capacity will have authority to vote and exercise investment power over the shares. See "Certain Relationships and Related Transactions -- Warrants."

(f) Represents shares of Class B Common Stock issued in exchange for shares of ITCO Logistics as part of the consideration for the ITCO Merger. Share numbers for Wingate Partners II, L.P. include shares of Class B Common Stock held by its affiliate, Wingate Affiliates II, L.P. See "Transactions."

(g) Includes 2,500 shares of Class A Common Stock issuable upon the exercise of options which are exercisable within 60 days.

(h) Includes 2,500 shares of Class A Common Stock issuable upon the exercise of options which are exercisable within 60 days.

(i) Includes 2,500 shares of Class A Common Stock issuable upon the exercise of options which are exercisable within 60 days.

(j) Includes 3,750 shares of Class A Common Stock issuable upon the exercise of options which are exercisable within 60 days.


(k) Represents shares of Class B Common Stock owned by Wingate Partners II, L.P. and its affiliate, Wingate Affiliates II, L.P. Mr. Easterling is a general partner of Wingate Affiliates II, L.P., and an indirect general partner of Wingate Partners II, L.P., and, accordingly, may be deemed to be the beneficial owner of such shares.


(l) Consists of 5,000 shares of Class A Common Stock issuable upon the exercise of options which are exercisable within 60 days.

(m) Includes (i) 27,110 shares of Class B Common Stock and (ii) 4,221,581 shares of Class A Common Stock, of which 1,034,000 are shares issuable upon the exercise of Warrants to The 1818 Mezzanine Fund, L.P., of which Mr. Donlan is co-manager and will, in that capacity, have voting and investment power over the shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

WARRANTS

     In connection with the incurrence of subordinated debt to finance the acquisition of its Winston subsidiary on May 7, 1997, the Issuer issued warrants (the "Warrants") to purchase shares of its common stock to The 1818 Mezzanine Fund, L. P. (the "Fund"). Joseph P. Donlan, a member of the Issuer's Board of Directors, is a Senior Manager of Brown Brothers Harriman & Co., the Fund's general partner. Mr. Donlan and Robert R. Gould, a Partner of Brown Brothers Harriman & Co., are co-managers of the Fund and in that capacity exercise voting and investment power over the Fund's shares. The Warrants were initially exercisable for a total of 977,590 shares of common stock of the Issuer. Giving effect to a subsequent issuance of shares of restricted stock and grant of stock options to certain key management employees and the Reclassification, the Warrants are exercisable for 1,034,000 shares of Class A Common Stock. The Warrants may be exercised at any time, in whole or in part, but in no event after the earlier of (i) May 7, 2007, (ii) the date of an initial public offering of Class A Common Stock yielding gross proceeds of at least $25 million or representing at least 20% of the Class A Common Stock on a fully-diluted basis or (iii) the merger or consolidation with or into another entity by the Issuer or the sale of all or substantially all of the assets of the Company.

     The number of shares issuable upon the exercise of the Warrants is subject to adjustment from time to time to reflect stock dividends, splits, combinations and reclassifications. In addition, the Warrants provide for upward adjustment of the number of issuable shares if the Issuer issues Class A Common Stock at a price per share that is less than its current fair market value (as determined by reference to closing prices of the Class A Common Stock on a national exchange or, if the Class A Common Stock is not publicly traded, in good faith by the Board of Directors of the Issuer or a nationally recognized investment banking firm, if requested by the holders of 33% of the Class A Common Stock on a fully-diluted basis).

     The Warrants provide that the holders of a majority in interest of the Warrants issued on May 7, 1997 have the right, exercisable (i) upon a Change of Control (as defined in the Warrants) or (ii) at any time after May 7, 2004, to require the Issuer to redeem the Warrants, provided, that no such right may be exercised after the consummation of an initial public offering of the Class A Common Stock yielding gross proceeds of at least $25 million or representing at least 20% of the Class A Common Stock on a fully-diluted basis. If the requested redemption right is exercised, the Issuer must redeem all of the outstanding Warrants at an agreed redemption price (calculated based on an EBITDA multiple of the Issuer at the time of redemption) unless otherwise prevented by law. The Issuer has no right to call for the redemption of the Warrants.

     The Issuer and the Fund are also parties to a Note and Warrant Purchase Agreement and Registration Rights Agreement, each dated as of May 7, 1997, which contain provisions restricting the transferability of the Warrants (including a right of first offer in favor of the Issuer) and grant registration rights with respect to shares of Class A Common Stock issuable upon exercise of the Warrants.

PREFERRED STOCK

     In connection with entering into the Kelly-Springfield Supply Agreement, Kelly-Springfield purchased from the Issuer 7,000 newly issued shares of the Issuer's Series A Cumulative Redeemable Preferred Stock, par value $.01 (the "Series A Preferred Stock") and 4,500 newly issued shares of the Issuer's Series B Cumulative Redeemable Preferred Stock, par value $.01 (the "Series B Preferred Stock" and, together with the Series A Preferred Stock, the "Preferred Stock"), for an aggregate purchase price of $11.5 million. Kelly-Springfield is the sole holder of the Preferred Stock. The Preferred Stock has a stated value and liquidation preference equal to $1,000 per share, except the liquidation preference of the Series B Preferred Stock is reduced from time to time based upon purchases of certain types of tires by the Company from Kelly-Springfield.

     Kelly-Springfield is entitled to receive monthly dividends on the liquidation preference of the Series A Preferred Stock at a rate of 4% per annum, which may be increased if annual tire purchases fall below certain levels. The Issuer is not required to pay dividends on the Series B Preferred Stock unless annual tire purchases by the Company from Kelly-Springfield fall below certain levels.

     Subject to the limitations summarized below, beginning in December 2002 and ending in June 2007, the Issuer is required to redeem 700 shares of Series A Preferred Stock per year on a semi-annual basis at 100% of the liquidation preference of such shares plus all accrued and unpaid dividends. Subject to the same limitations, the Issuer is required to redeem all of the outstanding shares of Series B Preferred Stock in June 2007 at the same redemption price. Unless restricted by the limitations summarized below, the Issuer also is required to redeem the Preferred Stock if the Kelly-Springfield Supply Agreement is terminated or, at the request of Kelly-Springfield, if a change of control of the Issuer occurs. The Preferred Stock also is redeemable at any time at the Issuer's option.

     So long as any amounts are outstanding under the Issuer's existing credit facility or subordinated notes, or any amending or replacing agreement for such debt, or any commitments to lend exist under such debt, the Issuer is prohibited from making any payment in respect of any mandatory or optional redemption of the Preferred Stock, or declaring, making or paying any dividend or distribution in respect of the Preferred Stock if any event of default or default under any such debt or any event which, upon notice or lapse of time, or both, would constitute an event of default has occurred or is continuing or would result therefrom and has not been cured or waived in accordance with such debt.

SHARE REPURCHASES

     In February 1997, the Issuer offered to repurchase shares of common stock from members of the Gaither family not actively involved in the operation of the Issuer at a price equal to $.8058 per share ($2,644 per share without giving effect to a 3,281-for-1 stock split that occurred on May 7, 1997). Pursuant to the offer, the Issuer repurchased (and subsequently canceled and retired) 3,359,744 shares of common stock from such family members (1,024 shares without giving effect to the stock split) for an aggregate purchase price of $2.7 million. In 1986, the Issuer repurchased from Carolyn H. Williams (and subsequently canceled and retired) all of her shares of common stock in the Issuer in exchange for a promissory note in the original principal amount of $1.4 million. Carolyn H. Williams is the sister of Ann H. Gaither, the Chairperson of the Issuer. The note is payable in annual installments of $124,600 (including interest at a rate per annum of 7.5%) through January 2006. The outstanding principal amount of the note at June 30, 1998 was approximately $730,000.

RELATED PARTY LEASES; LOAN GUARANTEE


     The Issuer leases corporate office space in Lincolnton, North Carolina from Ann H. Gaither, the Chairperson of the Issuer, and her sister, Carolyn H. Williams, for an annual rent equal to approximately $87,000. The Issuer leases its Winston-Salem, North Carolina distribution center from Ann H. Gaither, the Chairperson of the Issuer, for an annual rent equal to approximately $55,200. The Issuer leases the data processing and human resources buildings adjacent to its corporate headquarters in Lincolnton, North Carolina from Evangeline Heafner, Ann H. Gaither's mother, for an annual rent equal to approximately $37,000. The expiration dates of these leases are September 30, 2002, August 1, 2003 and December 30, 2002, respectively. The Company believes that these leases are on terms no less favorable to the Company than could have been obtained from an independent third party.


     Pursuant to a guaranty dated March 31, 1997, the Issuer has agreed to guarantee all obligations of William H. Gaither, President and Chief Executive Officer of the Issuer, under a mortgage loan in an aggregate principal amount not to exceed $890,000.

                       DESCRIPTION OF NEW CREDIT FACILITY

     The following is a summary description of the principal terms of the New Credit Facility. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the agreements setting forth the principal terms and conditions of the New Credit Facility. Copies of such agreements (other than schedules and exhibits) are available from the Company upon request.


     The Issuer and certain of its subsidiaries (the "Borrowers") entered into the New Credit Facility on the Closing Date. At September 30, 1998, approximately $55.3 million was outstanding and an additional $30.9 million was available for additional borrowings under the New Credit Facility. It is expected that the New Credit Facility will be syndicated among the several lenders parties thereto (collectively, the "Lenders"), with BankBoston, N.A., as Agent, and Fleet Capital Corporation and First Union National Bank, as Co-Agents (together, the "Agents"). The New Credit Facility provides for a senior secured revolving credit facility, which may be borrowed in the aggregate principal amount of up to $100 million (of which up to $10 million may be utilized in the form of commercial and standby letters of credit).


     Guaranties and Security. All obligations of the Borrowers under the New Credit Facility are guaranteed (the "Credit Facility Guaranties") by certain subsidiaries of the Company which are not direct obligors thereunder (the "Credit Facility Guarantors"). The Borrowers' obligations under the New Credit Facility, and the Credit Facility Guarantors' obligations under their respective Credit Facility Guaranties, are secured by all of the inventory and accounts receivable (and proceeds thereof) of the Borrowers and the Credit Facility Guarantors (collectively, the "Collateral"). Future subsidiaries of the Company may be required to become Credit Facility Guarantors or Borrowers under the New Credit Facility.

     Availability and Maturity. Provided that no event of default exists, loans made pursuant to the New Credit Facility may be drawn, repaid and reborrowed from time to time until May 2003, subject to the satisfaction of certain conditions on the date of any such borrowing. The New Credit Facility will be permanently reduced by an amount equal to any Net Available Cash (as defined in the Indenture), and the Company will be required to prepay the New Credit Facility to the extent necessary at the time of any such permanent reduction. The New Credit Facility will mature and become due and payable in May 2003, except that the Borrowers and the Agent may agree to extend the New Credit Facility for up to an additional five years.

     Interest. Indebtedness under the New Credit Facility bears interest, at the Company's option, (i) at the "Base Rate" (a floating rate per annum equal to the greater of the federal funds rate plus 0.5% or the rate announced by the Agent from time to time as its base or prime lending rate) plus the Applicable Margin or (ii) at the "Eurodollar Rate" (a fixed rate per annum based on LIBOR) for one, two, three, six or (subject to the Lenders' agreement) twelve months plus the Applicable Margin. The "Applicable Margin" for Base Rate Loans will be 0.25% and the Applicable Margin for Eurodollar Rate Loans will be 1.75%, subject in each case to performance based step-downs based on the Company's ratio of Funded Debt to EBITDA (as defined). Overdue sums under the New Credit Facility will bear interest at a default rate equal to the applicable interest rate plus 2% per annum.

     Certain Fees. The Company is required to pay to the Lenders a commitment fee equal to 0.375% per annum on the committed undrawn amount of the New Credit Facility, subject to performance based step-downs based upon the Company's ratio of Funded Debt to EBITDA, letter of credit fees equal to the Applicable Margin applicable to Eurodollar Rate Loans on a per annum basis and a fronting fee of 0.125% per annum to be paid to the issuer of letters of credit. The Company has also agreed to pay certain other fees and expenses of the Lenders and the Agent.

     Covenants. The New Credit Facility requires the Company to meet certain financial tests, including minimum Net Worth and minimum Loan Availability (as defined therein). The New Credit Facility also contains covenants which, among other things, restrict the ability of the Company to incur additional indebtedness; enter into guaranties; make loans and investments (provided that the Company will be permitted to make investments in respect of new acquisitions up to $25 million in any fiscal year and $40 million during the term of the agreement); make capital expenditures in excess of $12 million in any fiscal year; declare dividends; engage in mergers, consolidations and asset sales; enter into transactions with affiliates; create or suffer to exist liens and encumbrances; enter into sale/leaseback transactions; modify material agreements or constitutive documents; and change the business it conducts. The covenants also require the Company to provide periodic financial reports to the Lenders; observe certain practices and procedures with respect to the Collateral; comply with applicable laws; maintain and preserve the properties and corporate existence of the Company and its subsidiaries; and maintain insurance.

     Events of Default. The New Credit Facility contains customary events of default, including payment defaults, breaches of representations and warranties, covenant defaults, cross-default and cross-acceleration, bankruptcy, asserted invalidity of any loan documents, failure of security interests, material judgments, ERISA liabilities, the failure of the Issuer directly or indirectly to own 100% of any Borrower or Credit Facility Guarantor under the New Credit Facility (except to the extent such Borrower is merged into the Issuer or one of its wholly owned subsidiaries) or the occurrence of a Change of Control (as defined in the New Credit Facility).

     Although no definitive plan or arrangement for repayment of borrowings under the New Credit Facility has been made, the Company anticipates such borrowings will be repaid with internally generated funds (including those of the New Businesses) and from other sources which may include the proceeds of future bank refinancings, asset sales or the public or private sale of debt or equity securities. No decision has been made concerning the method the Company will use to repay the borrowings under the New Credit Facility. Such decision will be made based on the Company's review from time to time of the advisability of particular actions, as well as prevailing interest rates, financial and other economic conditions and such other factors as the Company may deem appropriate.

                          DESCRIPTION OF THE NEW NOTES

GENERAL


     The New Notes will be issued pursuant to the Indenture, dated as of May 15, 1998 (the "Indenture"), between the Issuer and First Union National Bank, as Trustee (the "Trustee"), which has been filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus constitutes a part. The following is a summary of the material provisions of the Indenture and the Notes. The following summary is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended.


     On May 20, 1998, the Issuer issued $100.0 million aggregate principal amount of Old Notes under the Indenture. The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Old Notes for New Notes. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offer, together with the New Notes, will be treated as a single class of securities under the Indenture.

     The New Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge shall be made for any registration of transfer or exchange of New Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NEW NOTES

     The Notes will be unsecured senior obligations of the Issuer, limited to $100.0 million aggregate principal amount, and will mature on May 15, 2008. The New Notes will bear interest at the rate per annum shown on the cover page hereof from May 20, 1998, or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date on May 15 and November 15 of each year, commencing November 15, 1998. The Issuer will pay interest on overdue principal at 1% per annum in excess of such rate, and it will pay interest on overdue installments of interest at such higher rate to the extent lawful.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuer prior to May 15, 2003. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on May 15 of the years set forth below:

                                                            REDEMPTION
PERIOD                                                        PRICE
------                                                      ----------
2003......................................................   105.000
2004......................................................   103.333
2005......................................................   101.667
2006 and thereafter.......................................   100.000%

     In addition, at any time and from time to time prior to May 15, 2001, the Issuer may redeem in the aggregate up to 35% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 110.0% plus accrued interest to the redemption date (subject to the right of Holders of

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

record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least $65.0 million aggregate principal amount of the Notes must remain outstanding and be held, directly or indirectly, by Persons other than the Issuer and its Affiliates, after each such redemption.

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

SUBSIDIARY GUARANTIES


     The obligations of the Issuer pursuant to the Notes, including the repurchase obligation resulting from a Change of Control, are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by each of the Subsidiary Guarantors, all of which are directly or indirectly wholly-owned by the Issuer. Each Subsidiary Guaranty will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guaranty, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. If a Subsidiary Guaranty were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guaranty could be reduced to zero. See "Risk Factors -- Fraudulent Conveyance Statutes".


     Upon the sale or other disposition of a Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor (in each case other than to the Issuer or an Affiliate of the Issuer) permitted by the Indenture, such Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guaranty.

RANKING

     The indebtedness evidenced by the Notes constitutes a senior unsecured obligation of the Issuer, ranks pari passu in right of payment with all existing and future senior indebtedness of the Issuer and is senior in right of payment to all future subordinated indebtedness of the Issuer. The Subsidiary Guaranties rank pari passu in right of payment with all existing and future senior indebtedness of the Subsidiary Guarantors and are senior in right of payment to all future subordinated indebtedness of the Subsidiary Guarantors. The Notes are effectively subordinated to all existing and future secured indebtedness of the Issuer and the Subsidiary Guarantors, including indebtedness under the New Credit Facility, to the extent of the value of the assets securing such indebtedness.


     As of June 30, 1998, the Issuer and the Subsidiary Guarantors had outstanding, either directly or through guarantees, approximately $170.9 million of indebtedness, all of which was senior indebtedness and approximately $66.1 million of which was secured. In addition, at September 30, 1998, the Company could have borrowed an additional $30.9 million under the New Credit Facility, all of which would have been secured.


     A portion of the operations of the Issuer are conducted through its subsidiaries. Claims of creditors of such subsidiaries, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, and claims of preferred stockholders (if any) of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors of the Issuer, including holders of the Notes. The Notes, therefore, are effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of subsidiaries of the Issuer (other than the Subsidiary Guarantors). At June 30, 1998, the total liabilities of the Issuer's subsidiaries (all of whom are Subsidiary Guarantors, with immaterial exceptions) was approximately $205.6 million, including trade payables. Although the Indenture limits the incurrence of Indebtedness and preferred stock of certain of
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

the Issuer's subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness or Preferred Stock under the Indenture. See "-- Certain
Covenants -- Limitation on Indebtedness."

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes were initially issued in the form of a Global Note (the "Old Global Note"). The New Notes will initially be issued in the form of a Global Note (the "New Global Note"). The Old Global Note was deposited on the date of the closing of the sale of the Old Notes, and the New Global Note will be deposited with, or on behalf of, the Depository and registered in the name of the Depository or its nominee on the date of closing of the Exchange Offer. Except as set forth below, the New Global Note may be transferred, in whole and not in part, only to the Depository or another nominee of the Depository. Investors may hold their beneficial interests in the New Global Note directly through the Depository if they have an account with the Depository or indirectly through organizations which have accounts with the Depository.

     Notes that are issued as described under "-- Certificated Notes" will be issued in definitive form. Upon the transfer of a Note in definitive form, such Note will, unless the New Global Note has previously been exchanged for Notes in definitive form, be exchanged for an interest in the New Global Note representing the principal amount of Notes being transferred.

     The Depository has advised the Issuer as follows: The Depository is a limited-purpose trust company and organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of institutions that have accounts with the Depository ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     Upon the issuance of the New Global Note, the Depository will credit, on its book-entry registration and transfer system, the principal amount of the New Notes represented by such New Global Note to the accounts of participants. The accounts to be credited shall be designated by the Trustee. Ownership of beneficial interests in the New Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the New Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depository (with respect to participants' interest) and such participants (with respect to the owners of beneficial interests in the New Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the New Global Note.

     So long as the Depository, or its nominee, is the registered holder and owner of the New Global Note, the Depository or such nominee, as the case may be, will be considered the sole legal owner and holder of the related Notes for all purposes of such Notes and the Indenture. Except as set forth below, owners of beneficial interests in the New Global Note will not be entitled to have the Notes represented by the New Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated Notes in definitive form and will not be considered to be the owners or holders of any Notes under the New Global Note. The Issuer understands that under existing industry practice, in the event an owner of a beneficial interest in the New Global Note desires to take any action that the Depository, as the holder of the New Global Note, is entitled to take, the Depository would authorize the participants to take such action, and that the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

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

     Payment of principal of and interest on Notes represented by the New Global Note registered in the name of and held by the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner and holder of the New Global Note.

     The Issuer expects that the Depository or its nominee, upon receipt of any payment of principal of or interest on the New Global Note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depository or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in the New Global Note held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Issuer will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the New Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and its participants or the relationship between such participants and the owners of beneficial interests in the New Global Note owning through such participants.

     Unless and until it is exchanged in whole or in part for certificated Notes in definitive form, the New Global Note may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.

     Although the Depository has agreed to the foregoing procedures in order to facilitate transfers of interests in the New Global Note among participants of the Depository, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Issuer will have any responsibility for the performance by the Depository or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     The Notes represented by the New Global Note are exchangeable for certificated Notes in definitive form of like tenor as such Notes in denominations of U.S. $1,000 and integral multiples thereof if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for the New Global Note or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act and a successor Depository is not appointed by the Issuer within 90 days, (ii) the Issuer in its discretion at any time determines not to have all of the Notes represented by the New Global Note or (iii) an Event of Default has occurred and is continuing. Any Note that is exchangeable pursuant to the preceding sentence is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depository shall direct, subject to certain ownership certification requirements imposed by Regulation S under the Securities Act. Subject to the foregoing, the New Global Note is not exchangeable, except for a New Global Note of the same aggregate denomination to be registered in the name of the Depository or its nominee.

SAME-DAY PAYMENT

     The Indenture requires that payments in respect of Notes (including principal, premium and interest) be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

REGISTRATION RIGHTS

     Holders of New Notes are not entitled to any registration rights with respect to the New Notes. The Company has agreed for a period of 180 days from the consummation of the Exchange Offer to make available a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any New Notes. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement which is the subject of the Registration Rights Agreement. Upon the closing of the Exchange Offer, subject to certain limited exceptions, Holders of untendered Old Notes will not retain any rights under the Registration Rights Agreement.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Issuer repurchase, pursuant to the offer procedure described below, such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer; (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (i)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent corporation);

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Issuer was approved by
     (x) a vote of 66 2/3% of the directors of the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (y) Permitted Holders holding a majority of the aggregate voting power of the Voting Stock of the Company held by all Permitted Holders) cease for any reason to constitute a majority of the Board of Directors then in office;

          (iii) the adoption of a plan relating to the liquidation or dissolution of the Issuer; or

          (iv) the merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all the assets of the Issuer to another Person (other than a Person that is controlled by the Permitted Holders), and, in the case of any such merger or consolidation, the securities of the Issuer that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Issuer are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating: (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date); (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and (4) the instructions determined by the Issuer, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

     The Issuer will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The Issuer shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings. Restrictions on the ability of the Issuer to incur additional Indebtedness are contained in the covenants described under "-- Certain Covenants -- Limitation on Indebtedness", "-- Limitation on Liens" and "-- Limitation on Sale/Leaseback Transactions." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.


     The New Credit Facility contains and future indebtedness of the Issuer may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require such indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. There can be no assurance that in the event of a Change of Control the Issuer will be able to obtain the consents from such lenders needed to consummate a Change of Control Offer without causing such a default. Finally, the Issuer's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The potential inability of the Company to obtain sufficient funds to consummate a repurchase of Notes or other indebtedness in connection with a Change of Control could have the effect of deterring certain mergers, tender offers or other takeover attempts involving the Company and could adversely affect the market price of the Company's securities or its ability to obtain additional financing. The provisions under the Indenture relative to the Issuer's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.


CERTAIN COVENANTS

     The Indenture contains covenants including, among others, the following:

     Limitation on Indebtedness. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Issuer may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio exceeds 2 to 1 if such Indebtedness is Incurred prior to May 15, 2000 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

     (b) Notwithstanding the foregoing paragraph (a), the Issuer and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (1) Indebtedness Incurred pursuant to the New Credit Facility; provided, however, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed the greater of (i) $100 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(ii)(A) of the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock" and (ii) the sum of (x) 65% of the book value of the inventory of the Issuer and its Restricted Subsidiaries and (y) 85% of the book value of the accounts receivables of the Issuer and its Restricted Subsidiaries;

          (2) Indebtedness owed to and held by the Issuer or a Restricted Subsidiary; provided, however, that (i) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Issuer or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (ii) if the Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

          (3) the Notes and the New Notes;

          (4) Vendor Financing, and Refinancing Indebtedness in respect thereof, in an aggregate amount which does not exceed, when taken together with all other Indebtedness Incurred pursuant to this clause (4) and then outstanding, including Vendor Financing outstanding on the Issue Date, $20 million;

          (5) Attributable Debt in respect of Sale/Leaseback Transactions, and Refinancing Indebtedness in respect thereof, in an amount which does not exceed, when taken together with all other Indebtedness Incurred pursuant to this clause (5) and then outstanding, $15 million; provided that such Sale/ Leaseback Transactions comply with the covenant described under "-- Limitation on Sale/Leaseback Transactions";

          (6) Indebtedness outstanding (or Incurred pursuant to commitments outstanding) on the Issue Date (other than Indebtedness described in clause
     (1), (2), (3), (4) or (5) of this covenant);

          (7) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Issuer (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Issuer); provided, however, that on the date of such acquisition and after giving effect thereto, the Issuer would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

          (8) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (6), (7) or this clause (8); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (7), such Refinancing Indebtedness shall be Incurred only by such Subsidiary; provided further, however, that Indebtedness outstanding on the Issue Date pursuant to the ITCO Facility shall not be Refinanced pursuant to this clause (8) but shall only be Refinanced pursuant to the Incurrence of Indebtedness under clause (b)(1) above;

          (9) Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Issuer pursuant to the Indenture;

          (10) the Subsidiary Guaranties of the Subsidiary Guarantors; and

          (11) Indebtedness of the Issuer in an aggregate principal amount which, together with all other Indebtedness of the Issuer outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses
     (1) through (10) above or paragraph (a)) does not exceed $15 million.

     (c) Notwithstanding the foregoing, the Issuer shall not Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with the foregoing covenant, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

     Limitation on Restricted Payments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Issuer or such Restricted Subsidiary makes such Restricted Payment: (1) a Default shall have occurred and be continuing (or would result therefrom); (2) the Issuer is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; or (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of:

          (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Notes are originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

          (B) the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Issuer and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees);

          (C) the aggregate Net Cash Proceeds received by the Issuer from the issuance or sale of its Capital Stock (other than Disqualified Stock) to an employee stock ownership plan (including a 401(k) plan that holds Capital Stock of the Company) subsequent to the Issue Date; provided, however, that if such employee stock ownership plan incurs any Indebtedness, such aggregate amount shall be limited to an amount equal to any increase in the Consolidated Net Worth of the Issuer resulting from principal repayments made by such employee stock ownership plan with respect to Indebtedness incurred by it to finance the purchase of such Capital Stock;

          (D) the amount by which Indebtedness of the Issuer is reduced on the Issuer's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) subsequent to the Issue Date of any Indebtedness of the Issuer convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Issuer (less the amount of any cash, or the fair value of any other property, distributed by the Issuer upon such conversion or exchange);

          (E) an amount equal to the sum of (i) the net reduction in Investments in a Person resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Issuer or any Restricted Subsidiary from such Person and (ii) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made on or after the Issue Date (and included in the calculation of Restricted Payments) by the Issuer or any Restricted Subsidiary in such Person; and

          (F) $5 million.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit:

          (i) any acquisition of any Capital Stock of the Issuer made out of the proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Issuer (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Issuer or an employee stock ownership plan or to a trust established by the Issuer or any of its Subsidiaries for the benefit of their employees); provided, however, that
     (A) such acquisition of Capital Stock shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause
     (3)(B) of paragraph (a) above;

          (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Issuer which is permitted to be Incurred pursuant to the covenant described under "-- Limitation on Indebtedness"; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (iv) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Issuer or any of its Subsidiaries from employees, former employees, directors or former directors of the Issuer or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), (x) upon death, retirement, severance or termination of employment or service or (y) pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any calendar year; provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

          (v) the payment to The Kelly Springfield Tire Company or its successors or assigns of dividends on the 7,000 shares of Series A Cumulative Redeemable Preferred Stock or the 4,500 shares of Series B Cumulative Redeemable Preferred Stock held by The Kelly Springfield Tire Company to the extent required to be paid by the Issuer pursuant to the terms of such stock as in existence on the Issue Date; provided, however, that such payment shall be excluded in the calculation of the amount of Restricted Payments; or

          (vi) payments to employees of ITCO in respect of certain stock appreciation rights granted by ITCO and required to be made upon consummation of the Transactions not to exceed $1.5 million in the aggregate; provided, however, that such payments shall be excluded from the calculation of the amount of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted
Subsidiaries. The Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Issuer or a Restricted Subsidiary or pay any Indebtedness owed to the Issuer, (b) make any loans or advances to the Issuer or (c) transfer any of its property or assets to the Issuer, except:

          (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date or the New Credit Facility as in effect on the Issue Date;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Issuer (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Issuer) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i) or (ii) of this covenant or this clause (iii) or contained in any amendment to an agreement referred to in clause (i) or
     (ii) of this covenant or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are not, taken as a whole, materially less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

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

          (iv) any such encumbrance or restriction consisting of customary provisions restricting (x) assignments, subletting or other transfers contained in leases, licenses and similar agreements to the extent such provisions restrict the transfer of the property subject thereto, or (y) the assignment or other transfer of any lease or other contract;

          (v) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary or Permitted Liens to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages or Permitted Liens; and

          (vi) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

     Limitation on Sales of Assets and Subsidiary Stock. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless (i) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition and at least 75% of the consideration thereof received by the Issuer or such Restricted Subsidiary is in the form of cash or cash equivalents and (ii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Issuer elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Issuer elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Indebtedness designated by the Issuer) to purchase Notes (and such other Senior Indebtedness) pursuant to and subject to the conditions contained in the Indenture; and (D) fourth, to the extent of any balance of such Net Available Cash after application in accordance with clauses
(A), (B) and (C), in any manner that does not violate the Indenture; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Issuer or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Issuer and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $5 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments.

     For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Issuer or any Restricted Subsidiary and the release of the Issuer or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Issuer or any Restricted Subsidiary from the transferee that are promptly converted by the Issuer or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Indebtedness) pursuant to clause (a)(ii)(C) above, the Issuer will be required to purchase Notes tendered pursuant to an offer by the Issuer for the Notes (and other Senior Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set

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

forth in the Indenture. If the aggregate purchase price of Notes (and any other Senior Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, the Issuer shall apply the remaining Net Available Cash in accordance with clause (a)(ii)(D) above. The Issuer shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $5 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     (c) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this clause by virtue thereof.

     Limitation on Affiliate Transactions. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Issuer (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1 million, (i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $7.5 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Issuer and its Restricted Subsidiaries.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any transaction permitted pursuant to the covenant described under "-- Limitation on Restricted Payments", or explicitly excluded from the definition of "Restricted Payment", (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Issuer pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Issuer or its Restricted Subsidiaries, but in any event not to exceed $1 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees to directors of the Issuer and its Restricted Subsidiaries who are not employees of the Issuer or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Issuer and a Restricted Subsidiary or between Restricted Subsidiaries; provided, however, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns the Capital Stock of any such Restricted Subsidiary, (vii) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Issuer or (viii) the amendment or extension or renewal of any transaction in effect on the Issue Date on terms no less favorable to the Issuer and its Restricted Subsidiaries than the terms in effect on the Issue Date.

     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries. The Issuer shall not sell or otherwise dispose of any Capital Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Issuer or a Wholly Owned Subsidiary, (ii) directors' qualifying shares, (iii) if, immediately after giving effect to such issuance, sale or other disposition, neither the Issuer nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (iv) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "-- Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition.

     Limitation on Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than

Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

     Limitation on Sale/Leaseback Transactions. The Issuer shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Issuer or such Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under "-- Limitation on Indebtedness" and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to the covenant described under "-- Limitation on Liens", (ii) the net proceeds received by the Issuer or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (iii) the Issuer applies the proceeds of such transaction in compliance with the covenant described under "-- Limitation on Sale of Assets and Subsidiary Stock".

     Merger and Consolidation. The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Issuer") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Issuer (if not the Issuer) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Notes and the Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any Subsidiary as a result of such transaction as having been Incurred by such Successor Issuer or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; (iii) immediately after giving effect to such transaction, the Successor Issuer would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "-- Limitation on Indebtedness"; (iv) immediately after giving effect to such transaction, the Successor Issuer shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Issuer immediately prior to such transaction; (v) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters; provided, however, that the requirements set forth in clauses (iii) and (iv) above shall not apply to a merger between the Issuer and any Wholly Owned Subsidiary; and (vi) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

     The Issuer will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person (other than in a transaction or transactions resulting in a release of such Subsidiary Guarantor as described under "-- Subsidiary Guaranties" above provided that the Issuer certifies to the Trustee that the Issuer will comply with the covenant described under "-- Limitation on Sales of Assets and Subsidiary Stock") unless:
(i) the resulting, surviving or transferee Person (if not such Subsidiary) (the "Successor Guarantor") shall be a Person organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guaranty; (ii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (iii) the Issuer delivers to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee with respect to the foregoing matters.

     The Successor Issuer shall be the successor to the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture, but the predecessor Issuer in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes. The Successor Guarantor shall be the successor to such Subsidiary Guarantor and shall succeed
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

to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under the Indenture, but such predecessor Subsidiary Guarantor in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     Future Guarantors. The Issuer shall cause each domestic Restricted Subsidiary (other than an Immaterial Subsidiary that is neither a borrower nor a guarantor under the New Credit Facility) to execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture.

     SEC Reports. Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the SEC (to the extent such filings are accepted by the SEC) and provide the Trustee and Noteholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

DEFAULTS

     An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Notes when due, continued for 30 days, (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,
(iii) the failure by the Issuer to comply with its obligations under "-- Certain Covenants -- Merger and Consolidation" above, (iv) the failure by the Issuer to comply for 30 days after notice with any of its obligations in the covenants described above under "Change of Control" (other than a failure to purchase Notes) or under "-- Certain Covenants" under "-- Limitation on Indebtedness", "-- Limitation on Restricted Payments", "-- Limitation on Restrictions on Distributions from Restricted Subsidiaries", "-- Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "-- Limitation on Affiliate Transactions", "-- Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries", "-- Limitation on Liens", "-- Limitation on Sale/Leaseback Transactions", "-- Future Guarantors" or "-- SEC Reports", (v) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Indenture, (vi) Indebtedness of the Issuer, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision"), (vii) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the "bankruptcy provisions"), (viii) any final, non-appealable judgment or decree for the payment of money in excess of $10 million is entered against the Issuer or a Significant Subsidiary, remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision") or (ix) a Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guaranty) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty. However, a default under clauses (iv), (v) and (viii) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify the Issuer of the default and the Issuer does not cure such default within the time specified after receipt of such notice.

     If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture
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

at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless (i) such holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense,
(iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, no amendment may, among other things, (i) reduce the amount of Notes whose holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Note, (iii) reduce the principal of or extend the Stated Maturity of any Note, (iv) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-- Optional Redemption", (v) make any Note payable in money other than that stated in the Note, (vi) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes, (vii) make any change in the amendment provisions which require each holder's consent or in the waiver provisions or
(viii) make any change in any Subsidiary Guaranty that would adversely affect the Noteholders.

     Without the consent of any holder of the Notes, the Issuer, the Subsidiary Guarantors and the Trustee may amend the Indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation of the obligations of the Issuer or the Subsidiary Guarantors under the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
Code), to add guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Issuer or the Subsidiary Guarantors for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any holder of the Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act.

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

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Issuer is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

TRANSFER

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. The Issuer may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges (other than those contemplated by the Exchange Offer).

DEFEASANCE

     The Issuer at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under "Change of Control" and under the covenants described under "-- Certain Covenants" (other than the covenant described under "-- Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "-- Defaults" above and the limitations contained in clauses (iii) and (iv) under "-- Certain Covenants -- Merger and Consolidation" above ("covenant defeasance").

     The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (iv), (vi), (vii) (with respect only to Significant Subsidiaries) or (viii) under "-- Defaults" above or because of the failure of the Issuer to comply with clause (iii) or (iv) under "-- Certain Covenants -- Merger and Consolidation" above. If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guaranty.

     In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     First Union National Bank is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes.

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that if an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

GOVERNING LAW

     The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

ADDITIONAL INFORMATION

     Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by contacting the Company at 2105 Water Ridge Parkway, Suite 500, Charlotte, North Carolina 28217 or by telephone at (704) 423-8989.

CERTAIN DEFINITIONS

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Restricted Subsidiary or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under "-- Certain Covenants -- Limitation on Restricted Payments", "-- Certain Covenants -- Limitation on Affiliate Transactions" and "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Issuer or any Restricted Subsidiary or (iii) any other assets of the Issuer or any Restricted Subsidiary outside of the ordinary course of business of the Issuer or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" only, a transaction either permitted by the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments" or excluded from the definition of "Restricted Payment", (C) any transfer of properties or assets (including Capital Stock) that is governed by, and made in accordance with, the provisions described under "-- Certain Covenants -- Merger and Consolidation" and (D) any disposition of assets with a fair market value of less than $250,000).

     "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended).

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Banks" means the Lenders as defined in the New Credit Facility.

     "Bank Indebtedness" means all Obligations pursuant to the New Credit Facility.

     "Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters (provided that with respect to Indebtedness Incurred under a revolving credit facility, instead of such historical interest, there shall be included pro forma interest on the one year projected average balance of such Indebtedness as determined in good faith by senior management of the Company); provided, however, that

          (1) if the Issuer or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, other than in either such case Indebtedness Incurred under a revolving credit facility, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period, and to the application of the proceeds of such Indebtedness, including without limitation the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged, or the acquisition of assets with the proceeds of such new Indebtedness, as if such application had occurred on the first day of such period,

          (2) if the Issuer or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Issuer or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

          (3) if since the beginning of such period the Issuer or any Restricted Subsidiary shall have made any Asset Disposition or disposition of a Permitted Investment ("Disposition"), the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness (other than Indebtedness Incurred under a revolving credit facility) of the Issuer or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Issuer and its continuing Restricted Subsidiaries in connection with such Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness (other than Indebtedness Incurred under a revolving credit facility) of such Restricted Subsidiary to the extent the Issuer and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

          (4) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or a Permitted Investment or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, segment or location of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness other than under a revolving credit facility) as if such Investment or acquisition occurred on the first day of such period and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Disposition, Investment or acquisition occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Issuer and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Issuer or its Restricted Subsidiaries, without duplication, (i) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/ Leaseback Transaction (provided that interest expense attributable to leases constituting part of Sale/ Leaseback Transactions in respect of currently owned warehouses with a value not in excess of $10 million shall be excluded from this calculation), (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expenses, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Obligations (including amortization of fees),
(vii) Preferred Stock dividends in respect of all

Preferred Stock held by Persons other than the Issuer or a Wholly Owned Subsidiary (other than non-cash dividends in respect of Preferred Stock that is not Disqualified Stock of the Issuer), (viii) interest incurred in connection with Investments in discontinued operations, (ix) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Issuer or any Restricted Subsidiary and (x) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Issuer) in connection with Indebtedness Incurred by such plan or trust.

     "Consolidated Net Income" means, for any period, the net income of the Issuer and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (i) any net income of any Person (other than the Issuer) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (iv) below, the Issuer's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitation contained in clause (iii) below) and (B) the Issuer's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (ii) any net income (or loss) of any Person acquired by the Issuer or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (iii) any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to prohibitions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer, except that the Issuer's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (iv) any gain or loss realized upon the sale or other disposition of any assets of the Issuer, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

          (v) extraordinary gains or losses; and

          (vi) the cumulative effect of a change in accounting principles.

     Notwithstanding the foregoing, for the purposes of the covenant described under "Certain Covenants -- Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D).

     "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Issuer and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Issuer ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Issuer plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

     "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable at the holder's option for Indebtedness or Disqualified Stock or (iii) is redeemable or must be purchased, upon the occurrence of certain events or otherwise, by such Person at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes; provided, however that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if (x) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock" and "-- Certain Covenants -- Change of Control" and
(y) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto; provided further, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

     "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income: (a) all income tax expense of the Issuer and its consolidated Restricted Subsidiaries, (b) depreciation expense of the Issuer and its consolidated Restricted Subsidiaries, (c) amortization expense of the Issuer and its consolidated Restricted Subsidiaries and (d) all other non-cash charges of the Issuer and its consolidated Restricted Subsidiaries (excluding any such other non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

     "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Issuer's obligations with respect to the Notes on the terms provided for in the Indenture.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Immaterial Subsidiary" means any Subsidiary with total assets not greater than $50,000.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (i) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (vi) all obligations of the type referred to in clauses (i) through
     (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (viii) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (other than leases of equipment to customers in the ordinary course of business) (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments", (i) "Investment" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means the date on which the Notes are originally issued.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition and
(iv) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Restricted Subsidiary after such Asset Disposition.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "New Credit Facility" means the Amended and Restated Loan and Security Agreement to be entered into by and among the Issuer, certain of its Subsidiaries, the lenders referred to therein, BankBoston, N.A., as Agent, and Fleet Capital Corporation and First Union National Bank, as Co-Agents, together with the related documents thereto (including the notes, guarantees and security documents thereunder), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding thereunder or under a successor credit agreement, whether by the same or any other lender or group of lenders.

     "Permitted Holders" means Ann H. Gaither and William H. Gaither and members of their immediate families and any spouse, parent or descendant of the foregoing, any trust the beneficiaries of which include only any of the foregoing, and any corporation, partnership or other entity all of the Capital Stock of which (other than directors' qualifying shares) is owned by any of the foregoing.

     "Permitted Investment" means an Investment by the Issuer or any Restricted Subsidiary in (i) the Issuer, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Issuer or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Issuer or such Restricted Subsidiary;
(vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments; (viii) promissory notes issued by members of management of the Issuer and its Subsidiaries as payments for restricted shares of Capital Stock of the Issuer not to exceed $500,000 per year; and (ix) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sales of Assets and Subsidiary Stock".

     "Permitted Liens" means, with respect to any Person,

          (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

          (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

          (e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred to secure Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (f) Liens securing Indebtedness, including Indebtedness Incurred pursuant to clause (b)(4) under "-- Certain Covenants -- Limitation on Indebtedness," Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the

     Lien may not extend to any other property (other than improvements thereon) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

          (g) Liens to secure Indebtedness permitted under the provisions described in clauses (b)(1) and (5) under "-- Certain
     Covenants -- Limitation on Indebtedness";

          (h) Liens existing (or Incurred in connection with Indebtedness committed on) on the Issue Date;

          (i) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Lien may not extend to any other property (other than improvements thereon) owned by such Person or any of its Subsidiaries;

          (j) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property (other than improvements thereon) owned by such Person or any of its Subsidiaries;

          (k) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

          (l) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (m) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease;

          (n) any attachment of a judgment Lien that does not give rise to an Event of Default;

          (o) Liens on inventory deemed to arise by reason of the consignment of inventory in the ordinary course of business of the Issuer and its Restricted Subsidiaries; and

          (p) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (h), (i) and (j); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and
     (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses
     (f), (h), (i) or (j) at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (i) or (j) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under "-- Certain Covenants -- Limitation on Sale of Assets and Subsidiary Stock". For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

     "Public Equity Offering" means an underwritten primary public offering of common stock of the Issuer pursuant to an effective registration statement under the Securities Act.

     "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock of the Issuer has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Issuer or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Issuer or (y) Indebtedness of the Issuer or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

     "Related Business" means any business related, ancillary or complementary to the businesses of the Issuer and the Restricted Subsidiaries on the Issue Date.

     "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions to the extent payable to the Issuer or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to the extent made to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)), (ii) the purchase, redemption or other acquisition or retirement for value on or subsequent to the Issue Date of any Capital Stock of the Issuer held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Issuer (other than the Issuer or a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Issuer that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment (other than a Permitted Investment) in any Person.

     "Restricted Subsidiary" means any Subsidiary of the Issuer that is a Subsidiary on the Issue Date and any other Subsidiary that is not an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or a Restricted Subsidiary leases it from such Person.

     "SEC" means the Securities and Exchange Commission.

     "Senior Indebtedness" of a Person means (i) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of (i) and (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Issuer to any Subsidiary or of any Subsidiary Guarantor to the Issuer or any other Subsidiary, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of the Issuer (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

     "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Subsidiary Guarantor" means each Subsidiary of the Issuer that is a Subsidiary on the Issue Date (other than certain Immaterial Subsidiaries) and any other Subsidiary that Guarantees the Issuer's obligations with respect to the Notes.

     "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Issuer's obligations with respect to the Notes.

     "Temporary Cash Investments" means any of the following:

          (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof,

          (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 360 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor,

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above,

          (iv) investments in commercial paper, maturing not more than 360 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Issuer) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group,

          (v) investments in split dollar life insurance policies on various officers, directors and shareholders of the Issuer and its Subsidiaries in the ordinary course of business consistent with past practices, and

          (vi) investments in securities with maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (other than Subsidiary Guarantors) of the Issuer (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "-- Certain Covenants -- Limitation on Restricted Payments". The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Issuer could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Vendor Financing" means Indebtedness Incurred to finance the cost to acquire inventory to the extent such Indebtedness is issued to and held by the supplier of such inventory.

     "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof. The "voting power" of Voting Stock means the number of votes which such Voting Stock is normally entitled (without regard to the occurrence of any contingency) to vote in such an election.

     "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Issuer or one or more Wholly Owned Subsidiaries.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS


     The following is a summary of the material United States federal income tax consequences generally applicable to the exchange of Old Notes for New Notes and the ownership and disposition of Notes. The federal income tax considerations set forth below are based upon currently existing provisions of the Code, applicable Treasury Regulations ("Treasury Regulations"), judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "IRS"). There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below.


     As used in this summary, "Note" means either a New Note or an Old Note, and, where the context so requires, "the Note" or "such Note" includes a Note for which a relevant Note was exchanged pursuant to the Exchange Offer.

     As used in this summary, the term "U.S. Holder" means the beneficial owner of a Note that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (v) a person whose worldwide income and gain is otherwise subject to U.S. federal income tax on a net income basis . The term "Non-United States Holder" means an owner of a Note that is not a U.S. Holder.

     The summary is not a complete analysis or description of all potential federal tax considerations that may relevant to, or of the actual tax effect that any of the matters described herein will have on, particular U.S. Holders and Non-United States Holders (collectively, "Holders"), and does not address foreign, state, local or other tax consequences. This summary does not address the federal income tax consequences to (a) special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, dealers in securities or currencies, broker-dealers and tax-exempt organizations) who are subject to special treatment under the federal income tax laws, (b) Holders that hold Notes as part of a position in a "straddle," or as part of a "hedging," "conversion," or other integrated investment transaction for federal income tax purposes, (c) Holders that do not hold the Notes as capital assets within the meaning of section 1221 of the Code,
(d) Holders whose functional currency is not the U.S. dollar or (e) Holders that did not purchase the Old Notes for cash at original issue. Furthermore, estate and gift tax consequences are not discussed herein.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH HOLDER OF THE NOTES IS STRONGLY URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO HIS OR HER PARTICULAR TAX SITUATION AND AS TO ANY FEDERAL, FOREIGN, STATE, LOCAL OR OTHER TAX CONSIDERATIONS (INCLUDING ANY POSSIBLE CHANGES IN TAX LAW) AFFECTING THE PURCHASE, HOLDING AND DISPOSITION OF THE NOTES.

TAX CONSEQUENCES TO U.S. HOLDERS

  Interest

     Generally, interest paid on the Notes will be taxable to a U.S. Holder as ordinary income at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes.

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

  Tax Consequences of the Exchange Offer

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be a taxable event for U.S. federal income tax purposes. As a result, there should be no U.S. federal income tax consequences to the U.S. Holders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer, and a U.S. Holder should have the same tax basis and holding period in the New Notes as the Old Notes.

  Disposition of the Notes

     Upon the sale, exchange or retirement of a Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (except to the extent attributable to accrued interest, which will be taxable as ordinary interest income) and such U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note will generally equal the U.S. Holder's purchase price for such Note (net of accrued interest) less any principal payments received by the U.S. Holders. Gain or loss realized on the sale, exchange or retirement of a Note generally will constitute capital gain or loss and will constitute long-term capital gain or loss if the underlying Note has been held by a U.S. Holder for more than 12 months as of the date of such disposition (the "Disposition Date"). Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deduction of capital losses is subject to certain limitations. Prospective investors should consult their tax advisors regarding the treatment of capital gains and losses.

  Backup Withholding

     Under section 3406 of the Code and applicable Treasury Regulations, a noncorporate U.S. Holder of the Notes may be subject to backup withholding at the rate of 31 percent with respect to "reportable payments," which include interest paid on or the proceeds of a sale, exchange or redemption of, the Notes. The payor will be required to deduct and withhold the prescribed amounts if (i) the payee fails to furnish a correct Taxpayer Identification Number ("TIN") to the payor in the manner required, (ii) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (iii) there has been a "notified payee underreporting" described in section 3406(c) of the Code or (iv) there has been a failure of the payee to certify under penalties of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. As a result, if any one of the events listed above occurs, the payor will be required to withhold an amount equal to 31 percent from any interest payment made with respect to the Notes or any payment of proceeds of a redemption of the Notes to a noncorporate U.S. Holder. Amounts paid as backup withholding do not constitute an additional tax and will be credited against the U.S. Holder's federal income tax liability, so long as the required information is provided to the IRS. The payor generally will report to the U.S. Holders of the Notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on those securities.

TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

     Interest paid by the issuer to a Non-United States Holder will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by such Non-United States Holder and such Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer; (ii) is not a controlled foreign corporation that is related to the Issuer through stock ownership; (iii) is not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code; and (iv) certifies, under penalties of perjury, that such Holder is not a United States person and provides the Issuer or its paying agent with such Holder's name and address or a securities clearing organization, bank, or other financial institution that holds customers' securities in the ordinary course of its trade or business certifies, under penalties of perjury, that such certification and information has been received by it or a qualifying intermediary from the Non-United States Holder and furnished the Issuer with a copy thereof.

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

     If a Non-United States Holder of a Note is engaged in a trade or business in the United States, and if interest on the Note (or gain realized on its sale, exchange or other disposition) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States Income tax on such effectively connected income in the same manner as if it were a U.S. Holder. See "U.S. Holders" above. Such Holder will be required to provide to the withholding agent a properly executed IRS Form 4224 (or, after December 31, 1999, a Form W-8) to claim an exemption from withholding tax. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a 30% branch profits tax (unless reduced or eliminated by an applicable treaty) of its effectively connected earnings and profits from the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange or other disposition of, a Note will be included in the effectively connected earnings and profits of such Non-United States Holder if such interest or gain, as the case may be, is effectively connected with the conduct by the Non-United States Holder of a trade or business in the United States.

  Gain on Disposition

     A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States (or a permanent establishment therein, if a tax treaty applies) by Non-United States Holder, (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such Holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met or (iii) the Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

  Information Reporting and Backup Withholding

     The Issuer will, where required, report to the Non-United States Holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments. Copies of those information returns also may be made available, under the provisions of a specific treaty or agreement, to the taxing authorities of the country in which the Non-U.S. Holder resides or is incorporated.

     In the case of payments of interest to Non-United States Holders, Treasury regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payments with respect to which either the requisite certification, as described above, has been received or an exemption has otherwise been established; provided that neither the Issuer nor its payment agent has actual knowledge that the Non-United States Holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under Treasury regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless such Holder certifies to the broker under penalties of perjury as to its name, address and status as a foreign person or the Holder otherwise establishes an exemption provided that the broker does not have actual knowledge that such Holder is a U.S. person or that the conditions of an exemption are not in fact satisfied. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless such broker has documentary evidence in its file that the Non-United States Holder of the Notes is not a United States person, and such broker has no actual knowledge to the contrary, or the Non-United States Holder establishes an exemption. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

     The Treasury Department recently adopted regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. These regulations will become effective for payments made after December 31, 1999, subject to certain transition rules.

                              PLAN OF DISTRIBUTION

     Each Holder desiring to participate in the Exchange Offer will be required to represent, among other things, that (i) it is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company or any Subsidiary Guarantor
(ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the New Notes and (iii) it is acquiring the New Notes in the ordinary course of its business. A Restricted Holder will not be able to participate in the Exchange Offer and may only sell its Old Notes pursuant to a registration statement containing the selling security holder information required by Item 507 of Regulation S-K under the Securities Act, or pursuant to an exemption from the registration requirement of the Securities Act.

     Each Participating Broker-Dealer must acknowledge in the Letter of Transmittal that it will deliver a prospectus in connection with any resale of such New Notes. Based upon interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer to Participating Broker-Dealers may be offered for resale, resold, and otherwise transferred by a Participating Broker-Dealer upon compliance with the prospectus delivery requirements, but without compliance with the registration requirements, of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. If the Company is not so notified by any Participating Broker-Dealers that they may be subject to such requirements or if it is later notified by all such Participating Broker-Dealers that they are no longer subject to such requirements, the Company will not be required to maintain the effectiveness of the Exchange Offer Registration Statement or to amend or supplement this Prospectus following the consummation of the Exchange Offer or following such date of notification, as the case may be. The Company believes that during such period of time, delivery of this Prospectus, as it may be amended or supplemented, will satisfy the prospectus delivery requirements of a Participating Broker-Dealer engaged in market-making or other trading activities.

     Based on interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer may be offered for resale, resold, and other transferred by a Holder thereof (other than a Restricted Holder or a Participating Broker-Dealer) without compliance with the registration and prospectus delivery requirements of the Securities Act.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers (including Participating Broker-Dealers). New Notes received by Participating Broker-Dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such New Notes. Any Participating Broker-Dealer that resells New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The Company has agreed to pay all expenses incidental to the Exchange Offer other than commissions and concessions of any brokers or dealers and will indemnify holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, as set forth in the Registration Rights Agreement.

     By acceptance of the Exchange Offer, each Participating Broker-Dealer that receives New Notes pursuant to the Exchange Offer hereby agrees to notify the Company prior to using the Prospectus in connection with the sale or transfer of New Notes, and acknowledges and agrees that, upon receipt of notice from the Company of the happening of any event that makes any statement in the Prospectus untrue in any material respect or which requires the making of any changes in the Prospectus in order to make the statements therein not misleading (which notice the Company agrees to deliver promptly to such Participating Broker-Dealer), such Participating Broker-Dealer will suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such Participating Broker-Dealer.

                                 LEGAL MATTERS

     The validity of the New Notes will be passed upon on behalf of the Issuer by Howard, Smith & Levin LLP, New York, New York.

                                    EXPERTS

     The consolidated financial statements of Heafner as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts (or, as experts in accounting and auditing) in giving said reports.

     The financial statements of Winston for each of the three years in the period ended September 30, 1996 included in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of ITCO as of September 30, 1996 and 1997 and for the year ended September 30, 1997 and the period from inception (November 13, 1995) to September 30, 1996 included in this Prospectus and the Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their respective report thereon appearing elsewhere herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of ITCO Holding Company, Inc. for the year ended September 30, 1995 included in this Prospectus have been audited by Deloitte & Touche, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of CPW as of October 31, 1996 and 1997 and for each of the years in the three-year period ended October 31, 1997 included in this Prospectus have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report appearing herein.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
THE J.H. HEAFNER COMPANY, INC. -- CONSOLIDATED FINANCIAL
  STATEMENTS
Report of Independent Public Accountants....................  F-3
Consolidated Balance Sheets as of December 31, 1997 and
  1996......................................................  F-4
Consolidated Statements of Operations for the three years
  ended December 31, 1997...................................  F-5
Consolidated Statements of Stockholders' Equity for the
  three years ended December 31, 1997.......................  F-6
Consolidated Statements of Cash Flows for the three years
  ended December 31, 1997...................................  F-7
Notes to Consolidated Financial Statements..................  F-8

THE J.H. HEAFNER COMPANY, INC. -- UNAUDITED CONDENSED
  CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidated Balance Sheets as of June 30, 1998
  and December 31, 1997.....................................  F-21
Condensed Consolidated Statements of Operations for the six
  month periods ended June 30, 1998 and 1997................  F-22
Condensed Consolidated Statements of Stockholders' Equity
  for the six month period ended June 30, 1998..............  F-23
Condensed Consolidated Statements of Cash Flows for the six
  month periods ended June 30, 1998 and 1997................  F-24
Notes to Condensed Consolidated Financial Statements........  F-25

OLIVER & WINSTON, INC. -- FINANCIAL STATEMENTS
Independent Auditors' Report................................  F-30
Statements of Operations and Retained Earnings for the
  three-year period ended September 30, 1996................  F-31
Statements of Cash Flows for the three-year period ended
  September 30, 1996........................................  F-32
Notes to Financial Statements...............................  F-33

OLIVER & WINSTON, INC. -- UNAUDITED CONDENSED FINANCIAL
  STATEMENTS
Condensed Balance Sheet as of March 31, 1997................  F-38
Condensed Statements of Operations for the six-month periods ended March 31, 1997 and 1996.............................  F-39
Condensed Statements of Stockholders' Equity for the
  six-month periods ended March 31, 1997 and 1996...........  F-40
Condensed Statements of Cash Flows for the six-month periods ended March 31, 1997 and 1996.............................  F-41
Notes to Condensed Financial Statements.....................  F-42

ITCO LOGISTICS CORPORATION AND SUBSIDIARIES -- CONSOLIDATED
  FINANCIAL STATEMENTS
Report of Independent Auditors..............................  F-48
Consolidated Balance Sheets as of September 30, 1997 and
  1996......................................................  F-49
Consolidated Statements of Operations for the year then
  ended September 30, 1997 and for the period from inception
  (November 13, 1995) to September 30, 1996.................  F-50
Consolidated Statements of Shareholders' Deficit for the
  year ended September 30, 1997 and for the period from
  inception (November 13, 1995) to September 30, 1996.......  F-51
Consolidated Statements of Cash Flows for the year ended
  September 30, 1997 and for the period from inception
  (November 13, 1995) to September 30, 1996.................  F-52
Notes to Consolidated Financial Statements..................  F-53

                                                              PAGE
                                                              ----
ITCO HOLDING COMPANY AND SUBSIDIARIES -- CONSOLIDATED
  FINANCIAL STATEMENTS
Independent Auditors' Report................................  F-62
Consolidated Statements of Earnings for the year ended
  September 30, 1995........................................  F-63
Consolidated Statement of Stockholders' Equity for the year
  ended September 30, 1995..................................  F-64
Consolidated Statement of Cash Flows for the year ended
  September 30, 1995........................................  F-65
Notes to Consolidated Financial Statements..................  F-66

ITCO LOGISTICS CORPORATION AND SUBSIDIARIES -- UNAUDITED
  CONSOLIDATED FINANCIAL STATEMENTS
Unaudited Consolidated Balance Sheet as of May 20, 1998.....  F-69
Unaudited Consolidated Statement of Operations for the
  eight-month periods ended May 20, 1998 and May 31, 1997...  F-70
Unaudited Consolidated Statements of Shareholders' Deficit
  for the eight-month periods ended May 20, 1998 and May 31,
  1997......................................................  F-71
Unaudited Consolidated Statement of Cash Flows for the
  eight-month periods ended May 20, 1998 and May 31, 1997...  F-72
Notes to Unaudited Interim Consolidated Financial
  Statements................................................  F-73

THE SPEED MERCHANT, INC. (FORMERLY THE SPEED MERCHANT, INC.
  AND SUBSIDIARY) -- FINANCIAL STATEMENTS
Independent Auditors' Report................................  F-74
Balance Sheets as of October 31, 1996 and 1997 and April 30,
  1998 (Unaudited)..........................................  F-75
Statements of Income and Retained Earnings for each of the
  years in the three-year period ended October 31, 1997 and
  for the six-month periods ended April 30, 1997 and 1998
  (Unaudited)...............................................  F-76
Statements of Cash Flows for each of the years in the
  three-year period ended October 31, 1997 and for the
  six-month periods ended April 30, 1997 and 1998
  (Unaudited)...............................................  F-77
Notes to Financial Statements...............................  F-78

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
  The J. H. Heafner Company, Inc. and Subsidiary:

     We have audited the accompanying consolidated balance sheets of The J. H. Heafner Company, Inc. (a North Carolina Corporation) and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements and schedule referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The J. H. Heafner Company, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Charlotte, North Carolina,
March 11, 1998.

                         THE J.H. HEAFNER COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996


                                                                   1997           1996
                                                               ------------    -----------
ASSETS
Current assets:
  Cash......................................................   $  2,502,286    $ 1,006,062
  Accounts receivable, less allowance for doubtful accounts
     of $400,000 and $200,000 in 1997 and 1996,
     respectively...........................................     31,809,291     21,843,162
  Inventories...............................................     41,529,430     20,399,616
  Deferred tax assets.......................................      2,101,624              0
  Prepaid expenses and other current assets.................      1,085,381        642,099
                                                               ------------    -----------
     Total current assets...................................     79,028,012     43,890,939
                                                               ------------    -----------
Property and equipment, at cost:
  Land......................................................      1,639,367      1,115,469
  Buildings and leasehold improvements......................     14,500,615     10,004,829
  Machinery and equipment...................................     10,924,751      1,555,149
  Furniture and fixtures....................................      6,335,726      4,400,802
  Vehicles and other........................................      1,720,271      1,788,659
                                                               ------------    -----------
                                                                 35,120,730     18,864,908
  Less -- Accumulated depreciation..........................     (9,129,642)    (6,400,518)
                                                               ------------    -----------
                                                                 25,991,088     12,464,390
                                                               ------------    -----------
Goodwill, net...............................................     34,978,580              0
Deferred tax assets.........................................      1,655,079              0
Other assets................................................      4,855,519      3,196,046
                                                               ------------    -----------
                                                               $146,508,278    $59,551,375
                                                               ============    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $ 43,456,901    $24,213,345
  Accrued expenses..........................................     12,409,878      2,281,253
  Current maturities of long-term debt......................      2,579,316        483,014
                                                               ------------    -----------
     Total current liabilities..............................     58,446,095     26,977,612
                                                               ------------    -----------
Revolving credit facility...................................     31,948,605     13,544,039
                                                               ------------    -----------
Long-term debt..............................................     15,161,397      6,975,490
                                                               ------------    -----------
Other liabilities...........................................      5,687,157        480,716
                                                               ------------    -----------
Subordinated debt...........................................     14,969,000              0
                                                               ------------    -----------
Redeemable Preferred stock series A -- 4% cumulative, 7,000
  shares authorized, issued and outstanding.................      7,000,000              0
                                                               ------------    -----------
Redeemable Preferred stock series B -- variable rate
  cumulative, 4,500 shares authorized, issued and
  outstanding...............................................      4,500,000              0
                                                               ------------    -----------
Warrants....................................................      1,137,400              0
                                                               ------------    -----------
Commitments and contingencies
Stockholders' equity:
  Common stock, par value $.01 and $100 per share in 1997
     and 1996, respectively; authorized 10,000,000 and 5,000
     shares; 3,691,000 and 2,080 shares issued and
     outstanding in 1997 and 1996, respectively.............         36,910        208,000
  Additional paid in capital................................      7,255,190              0
  Notes receivable from stock sales.........................       (247,500)             0
  Retained earnings.........................................        614,024     11,365,518
                                                               ------------    -----------
                                                                  7,658,624     11,573,518
                                                               ------------    -----------
                                                               $146,508,278    $59,551,375
                                                               ============    ===========


          The accompanying notes to consolidated financial statements are an integral part of these balance sheets.

                         THE J.H. HEAFNER COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                         1997           1996           1995
                                                     ------------   ------------   ------------
Net sales.........................................   $311,838,506   $190,535,412   $169,031,156
Cost of goods sold................................    233,940,589    158,880,254    140,810,888
                                                     ------------   ------------   ------------
     Gross profit.................................     77,897,917     31,655,158     28,220,268
General, selling and administrative expenses......     74,441,386     29,660,119     26,584,266
                                                     ------------   ------------   ------------
     Income from operations.......................      3,456,531      1,995,039      1,636,002
                                                     ------------   ------------   ------------
Other income (expense):
  Interest expense................................     (4,841,790)    (1,465,259)    (1,308,388)
  Interest income.................................        606,409        491,237        334,161
  Other income....................................        525,422         30,116         27,738
                                                     ------------   ------------   ------------
Income (loss) from operations before benefit for         (253,428)     1,051,133        689,513
  income taxes....................................
  Benefit for income taxes (Notes 1 and 6)........        239,829              0              0
                                                     ------------   ------------   ------------
Net (loss) income.................................        (13,599)     1,051,133        689,513
Pro forma provision for income taxes (Notes 1 and               0       (439,000)      (325,000)
  6)..............................................
                                                     ------------   ------------   ------------
     Pro forma net income (loss)..................   $    (13,599)  $    612,133   $    364,513
                                                     ============   ============   ============

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                         THE J.H. HEAFNER COMPANY, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                                                             NOTES
                                                                           RECEIVABLE
                                          COMMON STOCK        ADDITIONAL      FROM
                                      ---------------------    PAID-IN       STOCK       RETAINED
                                       SHARES      AMOUNT      CAPITAL       SALES       EARNINGS        TOTAL
                                      ---------   ---------   ----------   ----------   -----------   -----------
Balance, December 31, 1994, as
  previously reported...............      2,080   $ 208,000   $        0   $       0    $ 9,704,001   $ 9,912,001
Retroactive effect on prior years of
  change in accounting principle....          0           0            0           0      1,727,722     1,727,722
                                      ---------   ---------   ----------   ---------    -----------   -----------
Balance, December 31, 1994,
  as restated.......................      2,080     208,000            0           0     11,431,723    11,639,723
Net income..........................          0           0            0           0        689,513       689,513
Dividends...........................          0           0            0           0       (609,864)     (609,864)
                                      ---------   ---------   ----------   ---------    -----------   -----------
Balance, December 31, 1995..........      2,080     208,000            0           0     11,511,372    11,719,372
Net income..........................          0           0            0           0      1,051,133     1,051,133
Dividends...........................          0           0            0           0     (1,196,987)   (1,196,987)
                                      ---------   ---------   ----------   ---------    -----------   -----------
Balance, December 31, 1996..........      2,080     208,000            0           0     11,365,518    11,573,518
Net (loss)..........................          0           0            0           0        (13,599)      (13,599)
Dividends...........................          0           0            0           0     (1,193,603)   (1,193,603)
Repurchase of common shares.........     (1,024)   (102,400)           0           0     (2,605,292)   (2,707,692)
Stock split.........................  3,464,944     (70,940)      70,940           0              0             0
Shares issued for notes
  receivable........................    225,000       2,250      245,250    (247,500)             0             0
Reclassification of S Corporation
  retained earnings to additional
  paid-in capital (Note 1)..........          0           0    6,939,000           0     (6,939,000)            0
                                      ---------   ---------   ----------   ---------    -----------   -----------
Balance, December 31, 1997..........  3,691,000   $  36,910   $7,255,190   $(247,500)   $   614,024   $ 7,658,624
                                      =========   =========   ==========   =========    ===========   ===========


          The accompanying notes to consolidated financial statements are an integral part of these statements.

                         THE J.H. HEAFNER COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                             1997          1996          1995
                                                          -----------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income.......................................  $   (13,599)  $ 1,051,133   $   689,513
Adjustments to reconcile net (loss) income to net cash
  provided by (used in) operating activities, net of
  Winston acquisition --
  Depreciation and amortization.........................    5,399,363     1,331,460     1,062,301
  Deferred taxes........................................     (527,514)            0             0
  (Gain) loss on sale of property and equipment.........     (114,393)     (390,266)        7,626
  Loss on investment....................................            0             0        75,000
  Change in assets and liabilities:
     Accounts receivable, net...........................   (5,758,490)   (1,671,892)   (3,351,060)
     Inventories, net...................................   (2,376,988)    4,955,559    (6,143,421)
     Prepaid expenses and other current assets..........      199,722      (136,202)     (120,410)
     Accounts payable and accrued expenses..............    9,580,874    (1,145,008)    7,443,579
     Other..............................................      314,255        13,672       (25,726)
                                                          -----------   -----------   -----------
     NET CASH PROVIDED BY (USED IN) OPERATING               6,703,230     4,008,456      (362,598)
       ACTIVITIES.......................................
                                                          -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of Winston, net of cash acquired..........  (42,194,588)            0             0
  Purchase of property and equipment....................   (4,908,021)   (7,865,313)   (2,205,426)
  Proceeds from sale of property and equipment..........      363,031     1,089,970       761,268
  Purchases of real estate held for sale................            0      (541,860)     (513,570)
  Other.................................................      281,051      (309,146)     (242,565)
                                                          -----------   -----------   -----------
     NET CASH USED IN INVESTING ACTIVITIES..............  (46,458,527)   (7,626,349)   (2,200,293)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..............   28,000,000     6,447,000     1,350,000
  Net proceeds from revolving credit facility and other    18,404,566     1,429,039     1,887,300
     notes..............................................
  Proceeds from issuance of preferred stock.............   11,500,000             0             0
  Principal payments on long-term debt..................  (10,557,878)   (2,505,895)     (120,320)
  Cash paid for stock repurchase........................   (2,707,692)            0             0
  Cash paid for financing costs.........................   (2,377,828)            0             0
  Cash dividends paid...................................   (1,193,603)   (1,196,987)     (609,864)
  Collection (issuance) of notes receivable, net........      183,956      (461,780)      122,653
                                                          -----------   -----------   -----------
     NET CASH PROVIDED BY FINANCING ACTIVITIES..........   41,251,521     3,711,377     2,629,769
NET INCREASE IN CASH....................................    1,496,224        93,484        66,878
Cash, beginning of year.................................    1,006,062       912,578       845,700
                                                          -----------   -----------   -----------
Cash, end of year.......................................  $ 2,502,286   $ 1,006,062   $   912,578
                                                          ===========   ===========   ===========
Supplemental disclosures of cash flow information--Cash   $ 3,585,000   $ 1,428,000   $ 1,288,000
  payments for--Interest................................
                                                          ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
During 1997, the Company received $2,643,000 in accounts
  payable credits from a vendor in exchange for a note
  payable.
In connection with the issuance of Subordinated Debt
  (Note 8), the Company issued detachable warrants,
  which resulted in a discount on the Senior
  Subordinated Debt in the amount of $1,137,400.

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                         THE J.H. HEAFNER COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1997, 1996 AND 1995

1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES:

NATURE OF BUSINESS

     The J. H. Heafner Company, Inc. (the Company), a North Carolina corporation, is engaged in the wholesale distribution of tires and tire accessories. The Company sells primarily to retail distributors throughout the southeastern United States. In May 1997, the Company acquired all outstanding shares of common stock of Oliver and Winston, Inc. (Winston), a California-based operation of 175 retail tire and automotive service centers in California and Arizona (Note 2).

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

ACCOUNTING CHANGE

     During 1997, the Company changed its method of determining the cost of inventories from the last-in, first-out (LIFO) method to the first-in, first-out
(FIFO) method. Under the current economic environment of low inflation, the Company believes that the FIFO method will result in a better measurement of operating results and a better matching of costs with product sales. This change has been applied by retroactively restating the accompanying financial statements for prior years. The balances of retained earnings for the years ended December 31, 1996 and 1995, have been adjusted for the effect of applying retroactively the new method of valuing inventories. The following summarizes the effect on net income of changing the accounting method for valuing inventories.

                                                                   1996          1995
                                                                ----------    ----------
Net income, as previously reported..........................    $1,919,306    $  384,536
Effect of change in accounting method for inventories.......      (868,173)      304,977
                                                                ----------    ----------
Net income, as restated.....................................    $1,051,133    $  689,513
                                                                ==========    ==========

     For income tax reporting purposes, the income from the change in accounting method will be recognized on a straight-line basis over a six-year period.

CASH AND CASH EQUIVALENTS

     The Company includes cash, demand deposits and highly liquid investments with maturities of less than three months in cash and cash equivalents in its consolidated financial statements.

REVENUE RECOGNITION AND CONCENTRATION OF CREDIT RISK

     For its wholesale operations, the Company recognizes revenue upon shipment from its distribution centers/warehouse to the customer. For its retail operations, the Company recognizes revenue at the point of sale.

     In the normal course of business, the Company extends credit, on open accounts, to its customers after performing a credit analysis based on a number of financial and other criteria. The Company performs ongoing credit evaluations of its customers financial conditions and does not normally require collateral, however, letters of credit and other security are occasionally required for certain new and existing customers.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

Allowances are maintained for potential credit losses and such losses have been within management's expectations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     Cash, accounts receivable, other current assets, accounts payable and accrued liabilities are reflected in the financial statements at fair value because of the short-term maturity of those instruments. A reasonable estimate of the fair values of the Company's notes receivable, for which there are no quoted market prices, could not be made without incurring excessive costs. The fair values of the Company's cash value of life insurance and debt are disclosed in Notes 3 and 7, respectively. The fair value of the Company's interest rate swaps is disclosed in Note 7.

INVENTORIES

     Inventories consist primarily of automotive tires, wheels, parts and accessories and are valued at the lower of cost, determined on the first-in, first-out (FIFO) method or market.

PROPERTY AND EQUIPMENT

     Depreciation is determined by using a combination of the straight-line method and declining-balance method based on the following estimated useful lives:

Building and leasehold improvements........................    10-39 years
Service equipment..........................................     5-10 years
Furniture and equipment....................................      5-7 years
Vehicles...................................................      4-5 years

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals or improvements of significant items are capitalized. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the respective accounts and any resulting gain or loss is recognized.

DEFERRED FINANCING COSTS

     Costs incurred in connection with financing activities (Notes 6, 7 and 8), are capitalized and amortized using the effective interest method and charged to interest expense in the accompanying consolidated statements of operations. Total costs deferred and included in other assets in the accompanying consolidated balance sheet were $2,378,000 at December 31, 1997.

LONG-LIVED ASSETS

     During 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events occur which indicate that the carrying amount of the asset might not be recoverable. The review should assess fair value based on estimated future cash flows expected from the use and disposition of the asset. The asset should be reported at the lower of carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material effect on the Company's results of operations.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

GOODWILL

     Goodwill, which represents the excess of the purchase price over the fair value of the net assets of Winston is being amortized on a straight-line basis over a period of 15 years. Amortization of goodwill applicable to continuing operations for 1997 was $1,548,000. The carrying value of goodwill will be reviewed periodically based on the nondiscounted cash flows and pretax income of the acquired entity over the remaining amortization period. Should this review indicate that the goodwill balance will not be recoverable, the Company's carrying value of the goodwill will be reduced. At December 31, 1997, the Company believes goodwill of $34,979,000 is fully recoverable.

INCOME TAXES

     In connection with the Winston acquisition in May 1997, the Company terminated its S Corporation status for federal and state income tax purposes. Accordingly, the Company has adopted the provisions of SFAS 109 "Accounting for Income Taxes." This statement requires the use of asset and liability method of accounting for deferred income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, at the applicable enacted tax rates.

     In connection with the Company's S Corporation termination, the Company reclassified its undistributed S Corporation earnings of $6,939,000 as of May 7, 1997, to additional paid-in capital.

     The pro forma provision for income taxes in the accompanying statements of operations for the years ended December 31, 1996 and 1995, reflect the pro forma effect of income taxes as if the Company had been taxed as a C Corporation for those periods. The pro forma effect of income taxes for the period from January 1, 1997 to May 7, 1997 was not significant.

STOCK OPTION PLAN

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation expense is being recognized on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company has adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which permits entities to recognize, as expense over the vesting period, the fair value of all stock-based awards on the date of grant, but also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income disclosures for employee stock option grants made in 1997 and future years as if the fair-value based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provision of APB Opinion No. 25 and provide the pro forma disclosure provision of SFAS No. 123.

DEFERRED COMPENSATION

     The Company has unfunded deferred compensation agreements with certain officers and other key employees. The agreements provide for monthly payments beginning at age 58 and continuing for 10 years. The Company also has unfunded deferred compensation agreements with two former employees. Vested benefits under these agreements are payable in installments over a 15-year period, upon death or retirement. The present value of the liability for these benefits ($3,047,000) has been accrued over the term of the active service of the employees.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

SELF-INSURANCE COVERAGE

     Prior to June 1, 1994, Winston (see Note 2) maintained self-insurance for its worker's compensation program which was terminated on June 1, 1994. Winston's self insurance reserve which amounted to $2,020,000 at December 31, 1997, has been determined based on a certified estimate from an independent actuary for claims incurred on or before June 1, 1994. These estimates are reviewed periodically and are subject to the impact of future changes in such factors as claim severity and frequency. While management believes that the amounts are fairly stated, the ultimate liability may be in excess of or less than the amounts provided, and any adjustments will be reflected in the periods in which they become known.

DEFERRED SERVICE AND WARRANTY REVENUE

     The Company defers a portion of revenue from the sale of service and warranty contracts. Deferred service revenue is recognized over the estimated lives of such contracts. Warranty revenue is recognized in proportion to costs incurred in satisfaction of the terms of such contracts.

     Deferred service and warranty revenue is included in other long-term liabilities in the accompanying consolidated balance sheet to the extent that the deferred revenue is estimated to be recognized in income beyond the next fiscal year. Deferred revenue estimated to be recognized in income during the next fiscal year is included in accrued expenses in the accompanying consolidated balance sheet.

INTEREST RATE SWAPS

     The Company periodically enters into interest rate swap agreements to manage exposure to fluctuations in interest rates. The swap agreements represent contracts to exchange floating rate for fixed interest payments periodically over the life of the agreements without exchange of the underlying notional amounts. The notional amounts of interest rate agreements are used to measure interest to be paid or received and do not represent the amount of exposure to credit loss. The differential paid or received on interest rate agreements is recognized as an adjustment to interest expense.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain 1996 and 1995 amounts have been reclassified to conform with the 1997 presentation.

2.  ACQUISITION:

     On May 7, 1997, the Company acquired all outstanding shares of common stock of Oliver and Winston, Inc. (Winston), a California-based operator of retail tire and automotive service centers, for approximately $43,133,000, consisting of $42,447,000 in cash and $686,000 in direct acquisition costs. The acquisition was funded primarily through proceeds from a revolving credit facility with a bank ($3,633,000), proceeds from a term loan with a bank ($12,000,000), issuance of 12% Senior Subordinated Notes ($16,000,000) and issuance of Series A and Series B preferred stock ($11,500,000).

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

     The acquisition has been accounted for as a purchase and, accordingly, the operating results of Winston have been included in the Company's consolidated financial statements since May 7, 1997.

     A summary of the purchase price and preliminary purchase price allocation follows:

Purchase price--
  Cash.....................................................   $42,447,000
  Direct acquisition costs.................................      686,000
                                                              ----------
     Total purchase price..................................   $43,133,000
                                                              ==========
Preliminary purchase price allocation--
  Current assets...........................................   $26,426,000
  Current liabilities......................................   (26,466,000)
                                                              ----------
                                                                 (40,000)
  Property, plant and equipment............................   12,291,000
  Goodwill.................................................   36,527,000
  Other assets.............................................    1,786,000
  Other noncurrent liabilities.............................   (7,431,000)
                                                              ----------
  Cash paid for common stock...............................   $43,133,000
                                                              ==========

     In connection with the acquisition, the Company recorded a reserve of approximately $1.4 million for estimated costs related to employee severance and other exit activities in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." As of December 31, 1997, the Company had charged approximately $400,000 to this reserve.

     Prior to the acquisition, Winston had a fiscal year-end of September 30. Winston results have been restated to conform with the Company's year-end. The following unaudited pro forma summary information, which is not covered by the report of independent accountants, presents information for the years ended December 31, 1997 and 1996, as if the Winston acquisition occurred as of January 1, 1996 (in thousands):

                                                                YEAR ENDED DECEMBER 31,
                                                                ------------------------
                                                                   1997          1996
                                                                ----------    ----------
Net sales...................................................     $357,282      $333,605
Net loss....................................................     $ (1,373)     $ (2,919)

     The unaudited pro forma information is provided for informational purposes only and is not necessarily indicative of the actual results that would have occurred had the acquisition taken place on January 1, 1996, nor is it indicative of future results of the combined companies.

3.  CASH SURRENDER VALUE OF LIFE INSURANCE:

     The Company maintains life insurance policies with a face amount of $14,402,000 for certain key employees and stockholders as well as certain former employees and stockholders. The carrying amount of the cash value of life insurance of $1,645,000, net of policy loans of $645,000, approximates its fair value at December 31, 1997. Net cash surrender value is included in other assets in the accompanying consolidated balance sheets.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

4.  ACCRUED EXPENSES:

     Accrued expenses at December 31, 1997 and 1996, consist of:

                                                                   1997           1996
                                                                -----------    -----------
Payroll and employee benefits...............................    $ 4,006,000    $ 1,936,000
Deferred service and warranty income........................      2,813,000              0
Other.......................................................      5,591,000        345,000
                                                                -----------    -----------
                                                                $12,410,000    $ 2,281,000
                                                                ===========    ===========

5.  INCOME TAXES:

     Through May 7, 1997, the Company was an S Corporation for federal and state income tax purposes. Accordingly, all income and losses of the Company through May 7, 1997, were recognized by the Company's stockholders in their individual income tax returns. The Company terminated its S Corporation status upon completion of the Winston acquisition. In accordance with Statement of Financial Accounting Standards No. 109, the effect of the Company's change in tax status has been recorded in the income tax provision for the year ended December 31, 1997.

     The accompanying financial statements reflect the provision for income taxes for the year ended December 31, 1997, and a pro forma income tax provision for the years ended December 31, 1996 and 1995, as if the Company had been subject to federal and state income taxes for those years.

     The following historical and pro forma income tax information summarizes the components of the Company's income tax provision (benefit) for the year ended December 31, 1997, and the Company's pro forma income tax provision (benefit) for each of the years ended December 31, 1996 and 1995, as if the Company had been subject to federal and state income taxes for those years:

                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                                             PRO FORMA
                                                                       ----------------------
                                                            1997         1996         1995
                                                          ---------    ---------    ---------
Federal--
  Current provision...................................    $ 252,000    $ 304,000    $ 401,000
  Deferred (benefit) provision........................     (473,000)      69,000     (125,000)
                                                          ---------    ---------    ---------
                                                           (221,000)     373,000      276,000
State--
  Current provision...................................       65,000       54,000       71,000
  Deferred (benefit) provision........................      (84,000)      12,000      (22,000)
                                                          ---------    ---------    ---------
                                                            (19,000)      66,000       49,000
                                                          ---------    ---------    ---------
          Total (benefit) provision...................    $(240,000)   $ 439,000    $ 325,000
                                                          =========    =========    =========

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

     Actual and pro forma income tax expense differed from the amounts computed by applying the statutory federal income tax rate of 34% as a result of the following:

                                                                YEAR ENDED DECEMBER 31,
                                                          -----------------------------------
                                                                             PRO FORMA
                                                                       ----------------------
                                                            1997         1996         1995
                                                          ---------    ---------    ---------
Income tax (benefit) provision computed at the            $ (85,000)   $ 357,000    $ 234,000
  federal statutory rate..............................
Adoption of SFAS No.109 upon termination of S              (383,000)           0            0
  Corporation status..................................
Amortization of nondeductible goodwill................      109,000            0            0
State income taxes, net of federal income tax                65,000       54,000       71,000
  benefit.............................................
Other.................................................       54,000       28,000       20,000
                                                          ---------    ---------    ---------
Income tax (benefit) provision........................    $(240,000)   $ 439,000    $ 325,000
                                                          =========    =========    =========

     Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes and
(b) operating loss and tax credit carryforwards. The tax effects of the significant temporary differences which comprise deferred tax assets and liabilities at December 31, 1997, are as follows:

Deferred tax assets--
  Accrued expenses and reserves not currently deductible...    $1,796,000
  Accrued Warranty costs...................................     1,191,000
  Self Insurance reserves..................................       651,000
  Other....................................................       428,000
                                                               ----------
     Gross deferred tax assets.............................     4,066,000
                                                               ----------
Deferred tax liabilities--
  Accounting method change from LIFO to FIFO (Note 1)......    $ (288,000)
  Other....................................................       (21,000)
                                                               ----------
     Gross deferred tax liabilities........................      (309,000)
                                                               ----------
     Net deferred tax asset................................    $3,757,000
                                                               ==========

6.  REVOLVING CREDIT FACILITY:

     In May 1997, the Company entered into a $65,000,000 loan and security agreement with a bank (Security Agreement) which is comprised of a $53,000,000 revolving credit (the Revolver) and a $12 million term loan (Term Loan) (see
Note 7). The Revolver provides for up to the lesser of $53,000,000 or the Borrowing Base, as defined in the agreement based on 85% of eligible accounts receivable and 65% of eligible tire inventory and 50% of all other eligible inventory. The Security Agreement is collateralized by substantially all of the Company's assets. At December 31, 1997, the maximum loan amount available was $36,771,000 of which $31,949,000 was outstanding which was comprised of $28,000,000 of Eurodollar rate revolving credit loans (the Eurodollar Revolving Loans) and $3,949,000 of base rate revolving credit loans (the Base Rate Revolving Loans). In addition, the Company had trade letters of credit outstanding at December 31, 1997, of $1,858,000, which reduces the availability under the Revolver at December 31, 1997. The Revolver provides for payment in full on May 7, 2002, and therefore is classified as noncurrent as of December 31, 1997.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

     The Eurodollar Revolving Loans bear interest based on the quotient of LIBOR and one less the percentage in effect under Regulation D of the Board of Governors of the Federal Reserve System plus the applicable margin (Applicable Margin) of 2.25% (8.05% at December 31, 1997). The Base Rate Revolving Loans bear interest at the greater of the bank's base rate in effect at the time of the loan or the Federal Funds effective rate plus 1/2% plus the Applicable Margin of 0.25% (8.75% at December 31, 1997).

7.  DEBT:

     Long-term debt consists of the following:

                                                                   1997           1996
                                                                -----------    ----------
$12 million term loan with a bank, payable in monthly
  principal installments of $142,857 beginning on June 1,
  1997, with the final installment for the remaining balance
  due on May 7, 2002........................................    $11,000,000    $        0
Unsecured note payable to a supplier, due in 24 monthly
  principal installments commencing January 15, 2000.
  Interest accrues at prime and is payable annually
  commencing January 15, 1999. Interest payable can be
  adjusted downward or eliminated, based on achievement of
  annual purchase requirements..............................      4,000,000             0
Unsecured note payable to a supplier, due in monthly
  installments of $4,000 plus interest at 4% through
  December 1999, at which time the agreement provides for
  monthly installments of $67,000 plus interest through
  December 2002.............................................        904,000             0
Unsecured note payable to a former stockholder, due in
  annual installments of $124,600 including interest at 7.5%
  through January 2006......................................        794,000       856,000
Special credit terms extended from a supplier. Agreement
  requires that the Company at all times carry a stock of
  the supplier's tires of value not less than the total
  amount outstanding on credit extension. The Company must
  also maintain certain purchase levels, as defined in the
  agreement.................................................        750,000             0
Note payable to a bank in monthly installments of $63,900
  including interest at 8.613% through October 31, 2001,
  with a balloon payment of $5,156,151 plus accrued interest due December 1, 2001. The note is collateralized by first
  mortgages on six pieces of land and six buildings.........              0     6,403,000
Other.......................................................        292,000       200,000
                                                                -----------    ----------
                                                                 17,740,000     7,459,000
Less--Current maturities....................................     (2,579,000)     (483,000)
                                                                -----------    ----------
                                                                $15,161,000    $6,976,000
                                                                ===========    ==========

     At December 31, 1997, there was $11,000,000 outstanding under the $12,000,000 Term Loan which was comprised of $10,000,000 in Eurodollar loans (Eurodollar Term Loans) and $1,000,000 in base rate loans (Base Rate Term Loans). The Eurodollar Term Loans bear interest based on the quotient of LIBOR and one less the percentage in effect under Regulation D of the Board of Governors of the Federal Reserve System plus the Applicable Margin of 2.75% (8.55% at December 31, 1997). The Base Rate Term Loans bear interest at the greater of the bank's base rate in effect at the time of the loan or the federal funds effective rate plus 1/2% plus the Applicable Margin of 0.75% (9.25% at December 31, 1997). The Applicable Margin is subject to quarterly adjustments beginning with quarter ending June 30, 1998, in accordance with the Security Agreements.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

     Aggregate maturities required on long-term debt including subordinated debt (Note 8), at December 31, 1997, are as follows:

1998......................................................    $ 2,579,000
1999......................................................      1,845,000
2000......................................................      2,539,000
2001......................................................      5,875,000
2002......................................................      1,816,000
Thereafter................................................     19,086,000
                                                              -----------
                                                              $33,740,000
                                                              ===========

     Using a discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements, the carrying amount of the Company's debt, in the aggregate, at December 31, 1997, approximates fair value.

DEBT COVENANTS

     The Security Agreement and the Subordinated Notes Agreement, contain certain restrictive covenants which, among other things, require the Company to maintain minimum levels of net worth and EBITDA. The agreements also contain certain restrictions on dividends, mergers, capital expenditures, indebtedness and investments.

INTEREST RATE SWAP AGREEMENTS

     The Company uses interest rate swaps (Swaps) to manage interest rate risk related to its borrowings. At December 31, 1997, the Company had five Swaps in place, each with a notional amount of $5,000,000, which effectively fix the variable portion of the interest rates on $25,000,000 of the Company's debt. The fixed rates paid by the Company range from 5.75% to 6.22% and expire from May 1998 through October 2000. The fair value of the Swaps is the estimated amount that the Company would pay or receive to terminate the agreement at the reporting date, taking into account current interest rates. The estimated fair value of the Swaps at December 31, 1997, results in a payable position of approximately $145,000 which does not necessarily reflect the potential expense that would be realized on an actual settlement of the liability.

8.  SUBORDINATED DEBT:

     In May 1997, the Company issued $16 million of 12% Senior Subordinated Debt (Subordinated Debt) due on May 7, 2004, with interest payable quarterly. The Subordinated Debt has a mandatory redemption clause, which states that upon a change in control or public offering (other than an initial public offering), the holder has the right to require the Company to redeem all outstanding Subordinated Debt at a price equal to a percentage, as specified, of the outstanding principal plus accrued interest. The Company also has the right to redeem the Subordinated Debt in whole, with 30 days notice, at a price equal to a percentage, as specified, of the outstanding principal plus accrued interest. In connection with the issuance of Subordinated Debt, the Company issued detachable warrants which permit the holder to acquire up to 20.68% of the Company's common stock at $.01 per share. The warrants became exercisable immediately upon issuance and expire on May 7, 2007. The warrants may be exercised in whole or in part, but in no event later than the date of an initial public offering or a sale transaction. The Company has recorded the warrants at fair value ($1,137,400), which resulted in a discount on the Subordinated Debt in the same amount, which is being amortized over the life of the Subordinated Debt. The unamortized discount at December 31, 1997, is $1,031,000.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

     As discussed in Note 13, the Company is in the process of conducting a $100,000,000 private debt placement, the proceeds of which will be used in part to retire the Subordinated Debt.

9.  EMPLOYEE BENEFITS:

PROFIT SHARING PLAN

     The Company and Winston have qualified profit-sharing and 401(k) plans for all eligible employees. All accounts are funded based on employee contributions to the plans, with the limits of such contributions determined by the Board of Directors. The Company matches 50% of the participant's contributions, up to 6% of their compensation. Winston matches 100% of the first 1% of participant contributions and 5% of the next 5% of participant contributions. The Company plan also provides for contributions in such amounts as the Board of Directors may annually determine for the profit-sharing portion of the plan. The amount charged to expense during the years ended December 31, 1997, 1996 and 1995, was $413,000, $346,000 and $274,000, respectively.

POSTRETIREMENT BENEFITS

     The Company provides certain life insurance benefits for several key officers of the Company. On January 1, 1996, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Under SFAS No. 106, the cost of the life insurance benefits is accrued over relevant employee service periods. Previously, these costs were charged to expense when paid. The Company elected to amortize the expense for years prior to December 31, 1995, over future periods. The effect of the adoption of SFAS No. 106 and related liability was not significant.

STOCK OPTION PLAN

     In 1997, the Company adopted a Stock Option Plan (the Plan) for certain key employees. The Plan was designed to attract and retain key employees of the Company. The Plan authorizes the issuance of up to 265,000 shares of voting common stock to be issued to officers and key employees under terms and conditions to be set by the Company's Board of Directors. During 1997, 256,000 options were granted to various members of management at a fair value price of $1.10 per share, as determined by an independent appraisal. The options vest as specified by the stock option agreements over a period of approximately four years and are generally exercisable beginning in May 1998. All options expire 10 years from the date of grant. No options have vested and accordingly no options have been exercised as of December 31, 1997.

     The Company has elected to account for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and its related interpretations. Pursuant to APB No. 25, compensation expense is recognized for financial reporting purposes using the intrinsic value method when it becomes probable that the options will be exercisable. The amount of compensation expense to be recognized is determined by the excess of the fair value of common stock over the exercise price of the related option at the measurement date.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation", which established an alternative method of expense recognition for stock-based compensation awards to employees based on fair values. The Company has elected not to adopt SFAS No. 123 for expense recognition purposes, but is required to provide certain pro forma disclosures.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

     The following information is presented as if the Company had accounted for its employee stock options under the fair value method prescribed by SFAS No. 123:

                                                                1997
                                                              --------
Net loss....................................................  $(14,000)
Pro forma...................................................  $(42,000)
                                                              ========

     For the above information, the fair value of options granted in 1997 were determined using a Black-Scholes option pricing model with the following assumptions: a risk-free interest rate of 6.42%, no dividend yield, expected life of 10 years which equals the lives of the grants, and no expected volatility.

10.  COMMITMENTS AND CONTINGENCIES:

LEASES

     The Company leases land, buildings, equipment and vehicles under various operating leases which expire between 1998 and 2012, including two properties which are leased from individual stockholders. The Company also has obligations totaling $1,125,000 related to properties which have been subleased.

     Future minimum lease commitments at December 31, 1997 (excluding subleased properties) are as follows:

1998......................................................    $11,379,000
1999......................................................      9,594,000
2000......................................................      8,262,000
2001......................................................      5,911,000
2002......................................................      4,413,000
Thereafter................................................     16,755,000
                                                              -----------
                                                              $56,314,000
                                                              ===========

     Rent expense under these operating leases was $8,954,000 in 1997, $2,385,000 in 1996 and $1,984,000 in 1995. Related-party rent expense was $222,000 for 1997, $369,000 for 1996 and $386,000 in 1995. Obligations under capital leases are not significant.

PURCHASE COMMITMENTS

     In May 1997, the Company entered into a purchase agreement with a supplier (the Tire Supply Agreement--see Note 11) which expires May 2007. Under the terms of the agreement, the Company has agreed to purchase all requirements of its "Winston" brand tires at a negotiated price specified in the agreement.

LEGAL PROCEEDINGS

     The Company is involved in various lawsuits arising out of the ordinary conduct of its business. While the ultimate results of these lawsuits cannot be predicted with certainty, management does not expect that these matters will have a material adverse effect on the financial position of the Company.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

ENVIRONMENTAL

     The Company is also subject to a claim pursuant to environmental laws and regulations that may require the Company to take action to correct the effects on the environment. While it is not possible at this time to predict the outcome of the claim, in the opinion of management, the disposition of the claim will not have a material effect on the financial position of the Company.

11.  REDEEMABLE PREFERRED STOCK:

     On May 2, 1997, the Company issued 11,500 shares of preferred stock with par value of $.01 per share to a supplier (the Supplier). Of the 11,500 shares, 7,000 shares are designated Series A Cumulative Redeemable Preferred Stock (the Series A Preferred Stock) and 4,500 shares are designated Series B Cumulative Redeemable Preferred Stock (the Series B Preferred Stock).

     The Series A and B Preferred Stock each contain a provision whereby upon the termination of the Tire Supply Agreement (see Note 10), the Company shall redeem all shares of Preferred Stock outstanding at a price equal to the sum of the stated value and the applicable premium, as defined, plus all accrued and unpaid dividends. If at any time a change of control occurs, as defined, the Supplier may request redemption of all outstanding shares. The Company may not make payment in respect of any of the above or below redemption requirements, so long as amounts are outstanding under the Loan and Security Agreement, the Senior Notes and other agreements entered into in connection therewith, including any replacement agreement which results in a greater principal amount outstanding.

SERIES A PREFERRED STOCK

     The stated value of Series A Preferred Stock is $1,000 per share. Holders of Series A Preferred Stock are entitled to receive, when and if declared by the Board of Directors, cumulative cash dividends at an annual rate of 4%, subject to adjustment based on the volume of purchases from the Supplier. Additional dividends will accrue, when and if declared by the Board of Directors, and are payable on the last business day of January, beginning in 1999. In June 1997, the Company declared a dividend based on a 4% rate. The Series A Preferred Stock will be redeemed by the Company, beginning on the last business day of December 2002 and on the last business day of each June and December thereafter, through June 2007.

SERIES B PREFERRED STOCK

     The stated value of Series B Preferred Stock is initially $1,000, to be adjusted based on Tire Purchase Credits as determined by the number of units purchased under the Tire Supply Agreement (see Note 10). Dividends on Series B Preferred Stock are payable, when and if declared by the Board of Directors, at the prime rate if the Company does not meet certain tire purchase requirements. The remaining value of Series B Preferred Stock shall be redeemed by the Company on the last business day of June 2007 at a price equal to the adjusted stated value plus all accrued and unpaid dividends.

12.  COMMON STOCK:

STOCK REPURCHASE AND STOCK SPLIT

     At December 31, 1996, the Company had 5,000 shares of $100 par value common stock authorized with 2,080 shares issued and outstanding. On May 2, 1997, the Company amended its Articles of Incorporation to authorize 10,000,000 shares of common stock, and reduce the par value of common stock from $100 to $.01 per share.

     On May 7, 1997, the Board of Directors approved the repurchase and subsequent cancellation and retirement of 1,024 outstanding shares of common stock at a price equal to $2,644 per share on a pre-stock split basis. On the same date, the Board of Directors authorized a 3,281-for-1 stock split on all outstanding shares of common stock at the close of business on that date.

                         THE J.H. HEAFNER COMPANY, INC.

                        DECEMBER 31, 1997, 1996 AND 1995

STOCK ISSUANCE

     On May 28, 1997, the Company issued 225,000 shares of common stock to certain members of management pursuant to The J. H. Heafner Company 1997 Restricted Stock Plan. The shares were issued at a price of $1.10 per share, as determined by an independent appraisal, in exchange for notes receivable for the amounts owed. The notes bear interest at the federal funds effective rate and are forgivable as to principal in equal amounts over four years upon the Company achieving certain annual financial targets. These notes have been included as a component of stockholders' equity in the accompanying consolidated balance sheet.

13.  SUBSEQUENT EVENTS:

MERGER AGREEMENT

     On March 10, 1998, the Company entered into an Agreement and Plan of Merger with ITCO Logistics Corporation and Subsidiaries, a wholesaler of tires and related accessories in the eastern part of the United States. The total consideration expected to be paid upon completion of the merger will consist of $18 million in cash and 1,400,667 newly issued shares of the Company's Class B Common Stock with an appraised value of approximately $14.9 million.

ACQUISITION AGREEMENT

     On March 11, 1998, Company entered into a Stock Purchase Agreement with the stockholders of The Speed Merchant Inc., a wholesaler and retailer of tires, parts and accessories located in California and Arizona. The total consideration to be paid to the stockholders is $45 million in cash, of which $35 million is payable upon consummation of the acquisition, $7.4 million is payable in installments over five years in consideration for noncompete agreements, and $2.6 million is payable in the form of contingent payments to the stockholders.

PRIVATE PLACEMENT DEBT OFFERING

     The Company is proceeding with a plan to offer $100,000,000 of Senior Notes (Senior Notes) through a private placement debt offering to be completed May 1998. The net proceeds of the offering will be used to repay the Revolver, Term Loan and the Subordinated Debt (see Notes 6, 7 and 8). The Senior Notes are unsecured senior obligations of the Company and will include certain restrictions on incurring additional indebtedness and payment of dividends. In addition, the Senior Notes will impose certain operational and financial restrictions on the Company.


14.  SUBSIDIARY GUARANTOR FINANCIAL INFORMATION:



     Winston is a subsidiary guarantor of the Company's Senior Notes (See Note
13). The following represents summarized financial information for Winston as of December 31, 1997 and for the period from May 7, 1997 (the acquisition date) to December 31, 1997.



Current assets..............................................  $ 21,852,000
Noncurrent assets...........................................    49,299,000
Current liabilities.........................................    23,124,000
Noncurrent liabilities......................................     6,358,000
Net sales...................................................   101,058,000
Gross margin................................................    42,752,000
Net loss....................................................      (779,000)

                         THE J.H. HEAFNER COMPANY, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                JUNE 30,      DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
                                                              (UNAUDITED)
                                          ASSETS
CURRENT ASSETS:
  Cash......................................................  $  3,879,161    $  2,502,286
  Accounts receivable, less allowance for doubtful accounts
     of $2,704,000 and $400,000.............................   104,235,158      31,809,291
  Inventories, net..........................................   122,646,790      41,529,430
  Deferred tax assets.......................................     9,947,921       2,101,624
  Prepaid expenses and other current assets.................     2,611,224       1,085,381
                                                              ------------    ------------
     Total current assets...................................   243,320,254      79,028,012
                                                              ------------    ------------
PROPERTY AND EQUIPMENT, NET.................................    39,572,640      25,991,088
GOODWILL, NET...............................................   107,997,959      34,978,580
OTHER INTANGIBLE ASSETS.....................................     9,768,334               0
OTHER ASSETS................................................     9,529,336       4,855,519
DEFERRED TAX ASSETS.........................................     1,179,482       1,655,079
                                                              ------------    ------------
                                                              $411,368,005    $146,508,278
                                                              ============    ============
                           LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................  $159,966,307    $ 43,456,901
  Accrued expenses..........................................    35,660,250      12,409,878
  Current maturities of long-term debt......................     5,670,384       2,579,316
                                                              ------------    ------------
     Total current liabilities..............................   201,296,941      58,446,095
                                                              ------------    ------------
LONG-TERM DEBT..............................................   110,889,079      15,161,397
                                                              ------------    ------------
REVOLVING CREDIT FACILITY...................................    54,305,114      31,948,605
                                                              ------------    ------------
OTHER LIABILITIES...........................................    13,166,004       5,687,157
                                                              ------------    ------------
SUBORDINATED DEBT...........................................             0      14,969,000
                                                              ------------    ------------
REDEEMABLE PREFERRED STOCK SERIES A -- 4% CUMULATIVE, 7,000
  SHARES AUTHORIZED, ISSUED AND OUTSTANDING.................     7,000,000       7,000,000
                                                              ------------    ------------
REDEEMABLE PREFERRED STOCK SERIES B -- VARIABLE RATE
  CUMULATIVE, 4,500 SHARES AUTHORIZED, ISSUED AND
  OUTSTANDING...............................................     4,500,000       4,500,000
                                                              ------------    ------------
WARRANTS....................................................     1,137,400       1,137,400
                                                              ------------    ------------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Class A Common Stock -- Par value of $.01 per share;
     authorized 10,000,000 shares; 3,691,000 shares issued
     and outstanding........................................        36,910          36,910
  Class B Common Stock -- Par value of $.01 per share;
     authorized 20,000,000 and 0; 1,400,667 and 0 shares
     issued and outstanding.................................        14,007               0
  Additional paid-in capital................................    22,200,307       7,255,190
  Notes receivable from stock sales.........................      (177,374)       (247,500)
  Retained earnings (deficit)...............................    (3,000,383)        614,024
                                                              ------------    ------------
                                                                19,073,467       7,658,624
                                                              ------------    ------------
                                                              $411,368,005    $146,508,278
                                                              ============    ============


      See notes to unaudited condensed consolidated financial statements.

                        THE J. H. HEAFNER COMPANY, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                               SIX MONTHS      SIX MONTHS
                                                                 ENDED           ENDED
                                                                JUNE 30,        JUNE 30,
                                                                  1998            1997
                                                              ------------    ------------
                                                              (UNAUDITED)     (UNAUDITED)
NET SALES...................................................  $243,178,526    $127,377,225
COST OF GOODS SOLD..........................................   182,130,539      99,677,295
                                                              ------------    ------------
  Gross profit..............................................    61,047,987      27,699,930
GENERAL, SELLING AND ADMINISTRATIVE EXPENSES................    57,262,067      26,128,057
                                                              ------------    ------------
  SPECIAL CHARGES (NOTE 6)..................................    (1,409,000)              0
  Income from operations....................................     2,376,920       1,571,873
                                                              ------------    ------------
OTHER INCOME (EXPENSE):
  Interest expense..........................................    (4,286,471)     (1,672,421)
  Interest income...........................................       330,467         298,574
  Other expense.............................................      (533,569)       (313,234)
                                                              ------------    ------------
LOSS FROM OPERATIONS BEFORE BENEFIT FOR INCOME TAXES AND
  EXTRAORDINARY CHARGE......................................    (2,112,653)       (115,208)
  Benefit for income taxes..................................       836,518          48,673
                                                              ------------    ------------
LOSS FROM OPERATIONS BEFORE EXTRAORDINARY CHARGE............    (1,276,135)        (66,535)
Extraordinary charge from early extinguishment of debt, net
  of income tax benefits of $1,466,000 (Note 7).............    (2,198,272)              0
                                                              ------------    ------------
NET LOSS....................................................  $ (3,474,407)   $    (66,535)
                                                              ============    ============


      See notes to unaudited condensed consolidated financial statements.

                        THE J. H. HEAFNER COMPANY, INC.

     CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998


                                              COMMON STOCK                                  NOTES
                                -----------------------------------------                 RECEIVABLE
                                      CLASS A               CLASS B         ADDITIONAL       FROM
                                -------------------   -------------------     PAID-IN       STOCK       RETAINED
                                 SHARES     AMOUNT     SHARES     AMOUNT      CAPITAL       SALES       EARNINGS        TOTAL
                                ---------   -------   ---------   -------   -----------   ----------   -----------   -----------
Balance, December 31, 1997....  3,691,000   $36,910           0   $     0   $ 7,255,190   $(247,500)   $   614,024   $ 7,658,624
Issuance of shares in
 connection with ITCO
 Merger.......................          0         0   1,400,667    14,007    14,945,117           0              0    14,959,124
Dividends paid on preferred
 stock........................          0         0           0         0             0           0       (140,000)     (140,000)
Forgiveness of management
 notes receivables related to
 common stock.................          0         0           0         0             0      70,126              0        70,126
Net (loss)....................          0         0           0         0             0           0     (3,474,407)   (3,474,407)
                                ---------   -------   ---------   -------   -----------   ---------    -----------   -----------
Balance, June 30, 1998........  3,691,000   $36,910   1,400,667   $14,007   $22,200,307   $(177,374)   $(3,000,383)  $19,073,467
                                =========   =======   =========   =======   ===========   =========    ===========   ===========


      See notes to unaudited condensed consolidated financial statements.

                        THE J. H. HEAFNER COMPANY, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS      SIX MONTHS
                                                                 ENDED           ENDED
                                                                JUNE 30,        JUNE 30,
                                                                  1998            1997
                                                              ------------    ------------
                                                              (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss) income.........................................  $ (3,474,407)   $    (66,535)
  Adjustments to reconcile net (loss) income to net cash
    provided by (used in) operating activities, net of the
    ITCO merger, CPW acquisition and the Winston
    acquisition --
    Depreciation and amortization...........................     4,029,059       1,550,778
    Extraordinary charge....................................     2,198,272               0
    Special charge..........................................     1,409,000               0
    Deferred taxes..........................................      (151,648)       (335,796)
    Loss on sale of property and equipment..................       281,945          18,263
    Change in assets and liabilities:
      Accounts receivable, net..............................    (8,307,040)     (3,846,843)
      Accounts payable and accrued expenses.................    (2,229,599)      6,402,230
      Inventories, net......................................      (194,744)     (5,137,612)
      Prepaid expenses and other current assets.............       301,210        (309,658)
      Other.................................................     1,263,738       1,445,495
                                                              ------------    ------------
        Net cash used in operating activities...............    (4,874,214)       (279,678)
                                                              ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of CPW, net of cash acquired..................   (36,086,212)              0
  Acquisition of ITCO, net of cash acquired.................   (16,138,271)              0
  Acquisition of Winston, net of cash acquired..............             0     (42,194,588)
  Purchase of property and equipment........................    (1,905,167)     (2,849,433)
  Proceeds from sale of property and equipment..............       883,789          60,804
                                                              ------------    ------------
    Net cash used in investing activities...................   (53,245,861)    (44,983,217)
                                                              ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..................   100,000,000      28,000,000
  Principal payments on long-term debt......................   (28,287,198)     (9,221,390)
  Cash paid for financing costs.............................    (6,384,883)     (2,377,828)
  Net proceeds (payments) from revolving credit facility and
    other notes.............................................    (5,690,969)     22,205,630
  Proceeds from issuance of preferred stock.................             0      11,500,000
  Cash dividends paid.......................................      (140,000)     (1,012,381)
  Cash paid for stock repurchase............................             0      (2,707,692)
                                                              ------------    ------------
    Net cash provided by financing activities...............  $ 59,496,950    $ 46,386,339
                                                              ------------    ------------
Net increase in cash........................................  $  1,376,875    $  1,123,444
Cash, beginning of year.....................................     2,502,286       1,006,062
                                                              ------------    ------------
Cash, end of year...........................................  $  3,879,161    $  2,129,506
                                                              ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash payments for interest................................  $  3,516,602    $  1,130,561
                                                              ============    ============
  Cash payments for income taxes............................  $    612,528    $          0
                                                              ============    ============
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS:
  In connection with the issuance of subordinated debt in
    1997, the Company issued detachable warrants, which
    resulted in a discount on the senior subordinated debt
    in the amount of $1,137,400.
  In May 1998, the Company issued 1,400,667 shares of Class
    B Common Stock with an appraised value of $14,959,000.
  In connection with the CPW acquisition, the Company
    entered into noncompete agreements in the amount of
    $7,400,000 and other deferred payments in the amount of
    $2,600,000.

      See notes to unaudited condensed consolidated financial statements.

                        THE J. H. HEAFNER COMPANY, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED JUNE 30, 1998 AND 1997

1.  ORGANIZATION:

     The J. H. Heafner Company, Inc. (the Company), a North Carolina corporation, is engaged in the wholesale distribution of tires and tire accessories and the operation of retail tire and auto service stores. In May 1997, the Company acquired all outstanding shares of common stock of Oliver and Winston, Inc. (Winston), a California-based operation of 176 retail tire and automotive service centers in California and Arizona. In May 1998, the Company, through a newly formed wholly owned subsidiary, merged with ITCO Logistics Corporation and Subsidiaries (ITCO), a wholesaler of tires and related accessories in the eastern part of the United States. Concurrent with the ITCO merger, the Company acquired all outstanding shares of common stock of The Speed Merchant, Inc. (CPW), a wholesaler and retailer of tires, parts and accessories located in California and Arizona.

2.  BASIS OF PRESENTATION:

     The unaudited condensed consolidated balance sheet as of June 30, 1998, and the condensed consolidated statements of operations, stockholders' equity and cash flows for the six months ended June 30, 1998 and 1997, have been prepared by the Company and have not been audited. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position of the Company, the results of its operations and cash flows have been made.

     Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's consolidated financial statements for the fiscal year ended December 31, 1997.

     The results of the operations for the six months ended are not necessarily indicative of the operating results for the full fiscal year.

3.  COMMON STOCK:

     On May 12, 1998, the Company's Board of Directors amended the Articles of Incorporation of the Company to create two classes of common stock. At June 30, 1998, the Company has authorized for issuance 10,000,000 shares that have been designated Class A Common Stock (the Class A Common Stock) and 20,000,000 shares that have been designated Class B Common Stock (the Class B Common Stock).

     Class A Common Stock and Class B Common Stock have equal rights related to dividends and distributions and liquidation, dissolution or winding up. However, Class A Common Stock is entitled to 20 votes per share and Class B Common Stock is entitled to one vote per share.

     Class B Common Stock shall automatically convert into one share of Class A Common Stock without the requirement of any further action on the part of the Corporation or it stockholders upon the earliest of (i) an initial public offering of the Class A Common Stock in connection with the registration of the Class A Common Stock under the Securities Act of 1933, as amended (ii) the occurrence of any condition or event which results in the acceleration of the maturity of the indebtedness evidenced by the Debt Documents, or (iii) an order for relief under Title 11 of the United States Code is entered against the Company.

4.  ACQUISITIONS:

     During the six months ended June 30, 1998, the Company completed the following business combinations, both of which were accounted for by the purchase method. Accordingly, results of operations for the acquired businesses have been included in the condensed consolidated statement of operations from the May 20, 1998, acquisition date. A preliminary allocation of the purchase price has been recorded in the

                        THE J. H. HEAFNER COMPANY, INC.

accompanying condensed consolidated financial statements as of June 30, 1998, based on management's best estimate of assets acquired and liabilities assumed.

  ITCO Merger

     On May 20, 1998, a wholly owned subsidiary of the Company merged with ITCO. The purchase price included $18,000,000 in cash and 1,400,667 newly issued shares of the Company's Class B Common Stock with an appraised value of approximately $14,959,000. The excess of the purchase price over the net tangible assets acquired (goodwill) was $45,016,000, which is being amortized over 15 years.

     A summary of the purchase price and related preliminary purchase allocation for the ITCO Merger follows (in 000's):

                            AGGREGATE PURCHASE PRICE

Cash paid to holders of ITCO common and preferred stock.....    $18,000
Appraised value of Class B Common Stock issued in connection with the ITCO Merger (1,400,667 shares at $10.68 per
  share)....................................................     14,959
Severance, facility closing expenses and other exit costs
  incurred in connection with the ITCO Merger...............      4,380
Amount payable upon settlement of ITCO stock appreciation
  rights....................................................      1,390
Financial advisors, accounting, legal and other direct
  acquisition costs.........................................        929
                                                                -------
  Aggregate purchase price..................................    $39,658
                                                                =======

                    PRELIMINARY ALLOCATION OF PURCHASE PRICE

Aggregate purchase price....................................    $39,658
  Less net book value of assets acquired....................     (7,152)
                                                                -------
Excess of cost over net book value of assets acquired.......     32,506
Adjustments to record assets and liabilities at fair market
  value:
  Deferred tax asset........................................     (1,944)
  Goodwill (historical).....................................     13,963
  Other.....................................................        491
                                                                -------
     Total adjustments......................................     12,510
                                                                -------
  Goodwill..................................................    $45,016
                                                                =======

     In connection with the ITCO merger, the Company recorded a $4,380,000 liability for estimated costs related to employee severance, facilities closing expense and other related exit costs in accordance with EITF 95-3, "Recognition of Liabilities in Connection with a Purchase Business Combination." No charges were made against the reserve at June 30, 1998.

  CPW Acquisition

     On May 20, 1998, the Company acquired all of the outstanding common stock of CPW for $45,000,000 in cash, of which $35,000,000 was paid on May 20, 1998, with $7,400,000 payable in installments over five years in consideration for noncompete agreements and $2,600,000 payable in the form of contingent payments to CPW stockholders. The excess purchase price over the net tangible assets acquired was allocated to

                        THE J. H. HEAFNER COMPANY, INC.

goodwill ($29,156,000) which is being amortized over a 15 year period, and $10,000,000 to other intangible assets which are being amortized over a two to five year period.

     A summary of the purchase price and related preliminary purchase allocation for the CPW acquisition follows (in 000's):

                            AGGREGATE PURCHASE PRICE

Cash paid to CPW Stockholders...............................    $35,000
Amount payable for non-compete agreement and other deferred
  payments..................................................     10,000
Repayment of long-term indebtedness.........................        976
Severance, facility closing expenses and other costs
  incurred in connection with the CPW acquisition...........        862
Financial, accounting, legal and other direct acquisition
  costs.....................................................        633
                                                                -------
  Aggregate purchase price..................................    $47,471
                                                                =======

                    PRELIMINARY ALLOCATION OF PURCHASE PRICE

Aggregate purchase price....................................    $ 47,471
  Less -- Net book value of assets acquired.................      (9,472)
                                                                --------
Excess of cost over net book value of assets acquired.......      37,999
Less adjustments to record assets and liabilities at fair
  market value:
  Inventory.................................................       1,018
  Other current assets......................................         (22)
  Noncompete agreement and other deferred payments..........     (10,000)
  Other assets..............................................         267
  Deferred tax assets.......................................      (1,353)
  Accounts payable..........................................         276
  Accrued expenses..........................................         971
                                                                --------
          Total adjustments.................................      (8,843)
                                                                --------
  Goodwill..................................................    $ 29,156
                                                                ========

     In connection with the CPW acquisition, the Company recorded an $862,000 liability for estimated costs related to employee severance, facilities closing expense and other related exit costs in accordance with EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination." No charges were made against the reserve at June 30, 1998.

     The following unaudited pro forma results of operations give effect to the acquisitions of Winston, ITCO and CPW as if they had occurred on January 1, 1997. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have resulted had the acquisitions occurred on January 1, 1997, or which may result in the future.

                                                                    SIX MONTHS ENDED
                                                              ----------------------------
                                                                JUNE 30,        JUNE 30,
                                                                  1998            1997
                                                              ------------    ------------
Net sales...................................................  $453,266,000    $408,678,000
Loss from continuing operations before extraordinary
  charge....................................................    (2,235,000)     (4,684,000)
Net loss....................................................  $ (4,433,000)   $ (4,684,000)

                        THE J. H. HEAFNER COMPANY, INC.

5. LONG-TERM DEBT:

     Long-term debt consists of the following:

                                                                JUNE 30,      DECEMBER 31,
                                                                  1998            1997
                                                              ------------    ------------
Senior Notes, interest due semiannually at 10.0%, commencing
  on November 15, 1998, due May 2008........................  $100,000,000    $        --
$12,000,000 term loan with a bank, payable in monthly
  principal installments of $142,857 beginning June 1, 1997, with the final installment for the remaining balance due
  on May 7, 2002............................................            --     11,000,000
Unsecured note payable to a supplier, due in monthly
  installments of $4,000 plus interest at 4% through
  December 1999 at which time the agreement provides for
  monthly installments of $167,000 plus interest through
  December 2002.............................................     4,000,000      4,000,000
Installment notes payable to suppliers, due through 1999,
  bearing no interest; collateralized by inventories
  purchased from these suppliers............................     2,333,000             --
Other.......................................................    10,226,000      2,740,000
                                                              ------------    -----------
                                                               116,559,000     17,740,000
Less - Current Maturities...................................     5,670,000      2,579,000
                                                              ------------    -----------
                                                              $110,899,000    $15,161,000
                                                              ============    ===========

  Revolving Credit Facility:

     On May 20, 1998, the Company replaced its existing loan and security agreement with a new credit facility that provides for a senior secured revolving credit facility (the Revolver), which may be borrowed in the aggregate principal amount of up to $100,000,000 (of which up to $10,000,000 may be utilized in the form of letters of credit). At the closing date of the ITCO merger and CPW acquisition, $48,054,000 was borrowed under the Revolver.

     The Revolver has a five-year term expiring in May 2003, extendable by the Company and the banks for an additional five years. Indebtedness under the new credit facility bears interest, at the Company's option, (i) at the Base Rate, as defined, plus the applicable margin or (ii) at the Eurodollar Rate, as defined, plus the applicable margin. The applicable margin for base rate loans will be 0.25% and the applicable margin for Eurodollar Rate Loans will be 1.75%, subject in each case to performance based step-downs.

     The Company is required to pay commitment fees on the committed undrawn amount of the Revolver, and a fronting fee to the issuer of letters of credit. The Company has also agreed to pay certain other fees and expenses of the Lenders and the Agent.

     The Revolver requires the Company to meet certain financial tests, including minimum net worth and minimum loan availability and contains certain covenants which, among other things, restrict the ability of the Company to incur additional indebtedness; enter into guaranties; make loans and investments; make capital expenditures; declare dividends; engage in mergers, consolidations and asset sales; enter into transactions with affiliates; create liens and encumbrances; enter into sale/leaseback transactions; modify material agreements; and change the business it conducts.

     The Company's obligations under the Revolver, are secured by all of the inventory and accounts receivable of the Company.

                        THE J. H. HEAFNER COMPANY, INC.

  Senior Notes Offering:

     On May 15, 1998, the Company sold $100,000,000 of Senior Notes due May 15, 2008, resulting in net proceeds of approximately $97,000,000. The Senior Notes have an annual coupon of 10% and are redeemable at the Company's option, in whole or in part, at any time, on or after May 15, 2003, at certain redemption prices. In addition, the Company may redeem up to 35% of the original principal amount of the Notes at 110% of par with one or more public equity offerings. Interest on the Senior Notes is payable semiannually on May 15 and November 15 of each year beginning on November 15, 1998.

     The Indenture contains certain covenants that, among other things, limit the ability of the Company to incur indebtedness, make restricted payments, make certain distributions, sell assets and subsidiary stock, enter into certain affiliate transactions, sell or issue of capital stock of restricted subsidiaries, incur liens, enter into sale/leaseback transactions, and engage in mergers and consolidations.

     Proceeds from the Revolver and the Senior Notes were used to finance the $18,000,000 cash portion of the ITCO merger and the $35,000,000 cash portion of the CPW acquisition. Proceeds were also used to repay $86,792,000 of existing long-term indebtedness of Heafner and ITCO and to pay approximately $8,000,000 of transaction fees and expenses.

6.  SPECIAL CHARGES:


     In the second quarter of 1998, the Company recorded a special charge of $1,409,000, related to the restructuring of its southeast wholesale business, which includes the closing of 13 duplicate distribution centers commencing in the third quarter. The second quarter charges include lease commitments for certain distribution centers, asset writedowns, severance and employee related costs and costs to shut down certain facilities.


7.  EXTRAORDINARY CHARGE:

     The Company recorded an extraordinary charge in May 1998 related to the early extinguishment of debt resulting in a noncash write-off of deferred financing fees and unamortized discounts of subordinated debt of $1,691,000, net of applicable income tax benefits of $1,128,000. The Company also had pre-payment penalties associated with the extinguishment of debt that resulted in a cash charge of $507,000, net of applicable income tax benefits of $338,000.


8.  SUBSIDIARY GUARANTOR FINANCIAL INFORMATION:



     Winston is a subsidiary guarantor of the Company's Senior Notes (See Note
5). The following represents unaudited summarized financial information for Winston as of June 30, 1998 and for the six month period then ended.



Current assets..............................................  $22,682,000
Noncurrent assets...........................................   48,187,000
Current liabilities.........................................   24,869,000
Noncurrent liabilities......................................    5,523,000
Net sales...................................................   72,714,000
Gross margin................................................   31,847,000
Net loss....................................................   (1,299,000)

                          INDEPENDENT AUDITORS' REPORT

To Oliver & Winston, Inc.:

     We have audited the accompanying statements of operations and retained earnings and of cash flows of Oliver and Winston, Inc. (the Company) for each of the three years in the period ended September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the results of the Company's operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.

                                              /s/ DELOITTE AND TOUCHE LLP

Los Angeles, California
January 15, 1997

                             OLIVER & WINSTON, INC.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                         1996           1995           1994
                                                     ------------   ------------   ------------
Net sales.........................................   $143,070,000   $135,593,000   $134,921,000
Cost of sales.....................................     83,542,000     78,783,000     78,876,000
                                                     ------------   ------------   ------------
     Gross profit.................................     59,528,000     56,810,000     56,045,000
Selling, general, and administrative expenses.....     58,388,000     56,068,000     56,323,000
                                                     ------------   ------------   ------------
     Income (loss) from operations................      1,140,000        742,000       (278,000)
Interest expense, net (Notes 2, 3 and 4)..........        675,000        535,000        385,000
                                                     ------------   ------------   ------------
Income (loss) before provision for income taxes
  and minority interest in net loss of
  subsidiary......................................        465,000        207,000       (663,000)
  Provision for income taxes......................         11,000          3,000
                                                     ------------   ------------   ------------
Net income (loss) before minority interest in net
  loss of subsidiary..............................        454,000        204,000       (663,000)
Minority interest in net loss of subsidiary (Note
  1)..............................................                                       16,000
                                                     ------------   ------------   ------------
Net income (loss).................................        454,000        204,000       (647,000)
Retained earnings, beginning of year..............      3,207,000      3,003,000      6,450,000
Dividends.........................................       (500,000)             0     (2,800,000)
                                                     ------------   ------------   ------------
Retained earnings, end of year....................   $  3,161,000   $  3,207,000   $  3,003,000
                                                     ============   ============   ============

                See accompanying notes to financial statements.

                             OLIVER & WINSTON, INC.

                            STATEMENTS OF CASH FLOWS
                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

                                                                  1996         1995         1994
                                                               ----------   ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................   $  454,000   $  204,000   $ (647,000)
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
  Depreciation and amortization.............................    2,130,000    2,338,000    2,753,000
  Provision for losses on accounts receivable...............      293,000      181,000      247,000
  Minority interest in net loss of subsidiary...............            0            0      (16,000)
  Interest income from note receivable from related party...     (140,000)           0            0
  Gain on sale of property and equipment....................      (94,000)           0
  Change in operating assets and liabilities:
    Accounts receivable.....................................     (471,000)    (114,000)    (656,000)
    Other receivables.......................................      313,000     (106,000)  (1,708,000)
    Inventories.............................................       83,000   (3,560,000)    (731,000)
    Prepaid expenses........................................      132,000      (12,000)    (127,000)
    Accounts payable........................................   (1,105,000)   1,722,000    1,075,000
    Accrued expenses........................................      152,000    1,291,000    1,169,000
    Self-insurance loss reserves............................      (89,000)  (1,533,000)  (2,849,000)
    Deferred compensation...................................     (287,000)      14,000      (58,000)
    Warranty and adjustment liability.......................     (316,000)    (498,000)     814,000
    Other liabilities.......................................      103,000     (143,000)    (316,000)
                                                               ----------   ----------   ----------
    NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.....    1,158,000     (216,000)  (1,050,000)
                                                               ----------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment..........................   (2,149,000)  (2,319,000)  (1,394,000)
Other assets................................................       (9,000)    (289,000)     120,000
Proceeds from sale of property and equipment................      555,000       73,000            0
Certificates of deposit--restricted.........................            0    2,021,000            0
                                                               ----------   ----------   ----------
    NET CASH USED IN INVESTING ACTIVITIES...................   (1,603,000)    (514,000)  (1,274,000)
                                                               ----------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable..................................    1,000,000            0            0
Repayments of long-term debt................................   (1,006,000)    (810,000)  (1,364,000)
Net borrowings on line of credit............................      902,000    1,663,000    2,441,000
Receivables from affiliates.................................       87,000       84,000       (4,000)
Net payments to related parties.............................     (115,000)     (37,000)    (487,000)
(Advances to) repayments from related parties...............            0      (21,000)   2,078,000
Payment of dividends........................................            0            0   (2,800,000)
                                                               ----------   ----------   ----------
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES.....      868,000      879,000     (136,000)
                                                               ----------   ----------   ----------
NET INCREASE (DECREASE) IN CASH.............................   $  423,000   $  149,000   $(2,460,000)
Cash, beginning of year.....................................      437,000      288,000    2,748,000
                                                               ----------   ----------   ----------
Cash, end of year...........................................   $  860,000   $  437,000   $  288,000
                                                               ==========   ==========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year:
  Interest..................................................   $  530,000   $  451,000   $  408,000
Income taxes................................................   $        0   $   24,000   $        0
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
Effective September 30, 1994, 10,782 shares of Oliver &
  Winston, Inc. common stock were issued in exchange for the
  $1,028,000 minority interest in Winston Indemnity, Ltd.
  (see Note 1)
During 1995, a trade payable was renegotiated into notes
  totaling $3,057,000 (see Note 3)
During 1996, the Company declared a $500,000 dividend in
  exchange for $436,000 of notes receivable from related
  parties and $64,000 of notes payable to related parties.
As a result of discounting the $1,000,000 unsecured note
  payable to a vendor during 1996, the Company reclassified
  $185,000 from long-term debt to accrued expenses (see Note
  3)

                See accompanying notes to financial statements.

                             OLIVER & WINSTON, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GENERAL

     Oliver & Winston, Inc., (the "Company") operates retail tire and automotive service centers (d/b/a Winston Tire) in California. In addition, in 1994, its 79% owned subsidiary, Winston Indemnity, Ltd., operated as a captive insurance company based in Bermuda that provided workers' compensation insurance solely for the Company. The 1994 financial statements include the accounts of the Company and its 79% owned subsidiary, Winston Indemnity, Ltd. All significant intercompany transactions and balances have been eliminated.

     In October 1994, the Company and the minority stockholders of Winston Indemnity, Ltd. reached an agreement, effective September 30, 1994 (the Effective Date), whereby, pursuant to a plan of reorganization, the Company acquired all of the assets and assumed all of the liabilities of Winston Indemnity, Ltd. in exchange for 51,348 shares of Oliver & Winston, Inc. common stock. Simultaneously, under the plan of reorganization, these shares of Oliver & Winston, Inc. stock were distributed to the stockholders of Winston Indemnity, Ltd. in proportion to their respective ownership percentages, and Winston Indemnity, Ltd. was dissolved. The Company received 40,566 of such shares, representing its 79% interest in Winston Indemnity, Ltd., which were immediately retired. The minority stockholders of Winston Indemnity, Ltd., consisting of the same stockholders and with the same proportionate ownership percentages as the minority ownership of Oliver & Winston, Inc., received 10,782 shares of Oliver & Winston, Inc. common stock in exchange for their $1,028,000 minority interest. The accompanying 1994 financial statements give effect to this transaction as if it had occurred on September 30, 1994.

INCOME TAXES

     The Company has elected S Corporation status for federal income tax purposes. Accordingly, earnings are taxed at the individual shareholder level, and the Company incurs no federal income tax liability. The Company is, however, subject to California S Corporation franchise taxes of 1.5% of taxable income.

INVENTORIES

     Inventories, consisting of tires and automotive parts, are valued at the lower of cost or market, in aggregate, cost being determined using the last-in, first-out (LIFO) method. Net income for the years ended September 30, 1996, 1995 and 1994, would have been $871,000, $638,000 and $(1,040,000), respectively, using FIFO costs for inventories, compared to $454,000, $204,000 and $(647,000), respectively, using LIFO cost.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. Generally, estimated useful lives range from 4 to 20 years for automobiles, machinery, equipment and buildings.

     Leasehold improvements are amortized on the straight-line basis over the shorter of ten years or the remaining lease terms.

DEFERRED COMPENSATION

     The Company has unfunded deferred compensation agreements with certain officers and other key employees. The agreements provide for monthly payments beginning at age 58 and continuing for 10 years. The present value of the estimated cost of these payments, discounted at 7.5%, is accrued over the period of

                             OLIVER & WINSTON, INC.

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

active employment of the covered individuals. Operating expense has been charged with $206,000 in 1996, $208,000 in 1995 and $210,000 in 1994 to provide for the benefits accrued. In addition, certain executives have agreements which provide for severance payments.

SELF-INSURANCE RESERVES

     Prior to June 1, 1994, the Company was self-insured for workers' compensation insurance and employee medical insurance. Prior to September 1, 1992, the Company was also self-insured with respect to general liability insurance.

     The self-insurance loss reserves and loss adjustment expenses include an amount determined from loss reports and individual cases and an amount, based on the Company's available loss history and industry data, for losses incurred but not reported. These estimates are reviewed and are necessarily subject to the impact of future changes in such factors as claim severity and frequency. While management believes that the amounts are fairly stated, the ultimate liability may be in excess of or less than the amounts provided, and any adjustments will be reflected in the periods in which they become known.

REVENUE RECOGNITION

     The Company recognizes revenue at the point of sale as it relates to tires and mechanical services.

DEFERRED SERVICE AND WARRANTY REVENUE

     The Company defers a portion of revenue from the sale of service and warranty contracts. Deferred service revenue is recognized over the estimated effective lives of such contracts. Warranty revenue is recognized proportionally to historical costs incurred in satisfaction of the terms of such contracts.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     In connection with the death of the Company's principal stockholder in 1995, the Company has incurred certain costs related to the settlement of various related estate and corporate matters. Such costs approximated $220,000 in 1996 and are included in selling, general and administrative expense in the accompanying statement of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

PROSPECTIVE ACCOUNTING CHANGES

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement is effective for fiscal years beginning after December 15, 1995; however, earlier application is permitted. Among other provisions, the statement standardizes the accounting practices for the recognition and measurement of impairment losses on certain long-lived assets. The Company has decided not to elect early adoption of the statement; however, the Company anticipates that adoption of the change will not have a material impact on its financial statements.

                             OLIVER & WINSTON, INC.

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

2.  RELATED-PARTY TRANSACTIONS:

NOTES RECEIVABLE FROM RELATED PARTY

     The notes receivable from related party are unsecured and bear interest at 5.19%. The notes require minimum annual payments of $450,000 with the remaining balance due on September 30, 1998.

NOTES RECEIVABLE FROM AFFILIATES

     Notes receivable from affiliates are due on demand and accrue interest at prime plus 1.5% per annum. The notes represent advances for the purchase of real estate to partnerships whose general partner is the estate of the Company's principal stockholder. The receivables are collateralized by trust deeds on the real estate.

NOTES PAYABLE TO RELATED PARTY

     Notes payable to related parties are due on demand and bear interest at various rates ranging from 9.5% to 10% per annum. Interest expense related to these notes totaled $248,000, $244,000 and $267,000 in 1996, 1995, and 1994,
respectively.

MINORITY INTEREST IN SUBSIDIARY

     In 1994, stockholders of the Company owned a 21% interest in the Company's subsidiary (See Note 1).

3.  BORROWING ARRANGEMENTS:

     The Company has a credit agreement with a bank which provides for maximum borrowings of $12,000,000 through April 14, 1998, under a revolving line of credit, a term loan facility and letters of credit.

     The revolving line of credit provides for borrowings limited to a borrowing base formula, as defined. Borrowings under the revolving line bear interest at the bank's prime rate plus 1.5% (9.75% at September 30, 1996).

     Borrowings under the above credit agreement are collateralized by substantially all of the Company's assets. The terms of the credit agreement contain certain restrictive covenants, including maintenance of minimum working capital, tangible net worth, current ratio, and debt coverage ratio and provides for immediate repayment on changes in control under certain circumstances. The agreement also restricts dividend payments and capital expenditures. At September 30, 1996, the Company was in violation of certain of these covenants, for which the bank has waived compliance as of September 30, 1996.

     The Company has two notes payable to a tire vendor for $1,700,000 and $1,357,000. The $1,700,000 note is payable in monthly principal installments of $56,667 plus interest at 6% through June 1997. At September 30, 1996 and 1995, $510,000 and $1,190,000, respectively, were outstanding under this note. The $1,357,000 note accrues interest at prime plus 1% (9.25% at September 30, 1996), with monthly interest-only payments due through June 1997, at which time the agreement provides for 36 equal monthly principal payments. The notes are secured by the related inventories.

     In December 1995, the Company signed a $1,000,000 unsecured note payable to another vendor. The note is payable in monthly principal installments of $4,167 plus interest at 4% through December 1999, at which time the agreement provides for monthly payments of $66,667 plus interest through December 2000. This note was discounted at an imputed interest rate of 10.75%, resulting in an unamortized discount of approximately $185,000 at September 30, 1996. The note is subject to accelerated repayment if minimum levels of purchases from the vendor are not maintained.

                             OLIVER & WINSTON, INC.

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

     Future principal payments on long-term debt at September 30, 1996 are as follows:

1997........................................................    $627,000
1998........................................................    $454,000
1999........................................................    $453,000
2000........................................................    $913,000
2001........................................................    $201,000

4.  COMMITMENTS AND CONTINGENCIES:

LEASES

     The Company leases land, buildings and equipment under various operating and capital leases. Future minimum obligations under capital leases are as follows:

1997........................................................    $280,000
1998........................................................     213,000
1999........................................................     147,000
2000........................................................      55,000
2001........................................................      21,000
Thereafter..................................................       6,000
                                                                --------
Total minimum lease payments................................     722,000
Less -- Amount representing interest........................      97,000
                                                                --------
Net present value of future minimum lease payments..........    $625,000
                                                                ========

     As of September 30, 1996, future minimum lease payments and sublease rentals under the noncancellable operating leases are summarized as follows:

                                             RELATED     NONRELATED     SUBLEASE
            OPERATING LEASES                 PARTIES       PARTIES       RENTALS        TOTAL
            ----------------                ----------   -----------   -----------   -----------
1997.....................................   $  458,000   $ 9,426,000   $   299,000   $ 9,585,000
1998.....................................      460,000     8,932,000       214,000     9,178,000
1999.....................................      460,000     7,669,000       187,000     7,942,000
2000.....................................      460,000     6,566,000       164,000     6,862,000
2001.....................................      460,000     4,762,000        63,000     5,159,000
Thereafter...............................    1,383,000    17,031,000        63,000    18,351,000
                                            ----------   -----------   -----------   -----------
     Total minimum lease payment.........   $3,681,000   $54,386,000   $   990,000   $57,077,000
                                            ==========   ===========   ===========   ===========

     Rent expense, net of sublease income of $392,000, $393,000 and $365,000 under operating leases was $9,281,000, $9,030,000 and $8,406,000 for the years ended September 30, 1996, 1995 and 1994, respectively.

LEGAL PROCEEDINGS

     The Company is involved in various lawsuits arising out of the ordinary conduct of its business. While the ultimate results of these lawsuits cannot be predicted with certainty, management does not expect that these matters will have a material adverse effect on the financial position of the Company.

     The Company is also subject to a claim pursuant to environmental laws and regulations that may require the Company to take action to correct the effects on the environment. While it is not possible at this time to

                             OLIVER & WINSTON, INC.

                 YEARS ENDED SEPTEMBER 30, 1996, 1995 AND 1994

predict the outcome of the claim, in the opinion of management, the disposition of the claim will not have a material effect on the financial position of the Company.

     On October 26, 1993, the California Bureau of Automotive Repair reached an agreement with the Company in connection with alleged violations related to the performance of unnecessary repairs and replacement of unneeded parts. Under the terms of the agreement, the Company was obligated to pay an aggregate of $1,400,000 for restitution, civil penalty and investigation costs to the State of California, the counties of Sacramento and Ventura, and former customers over a two-year period.

     During May 1994, the Company terminated a tire supply agreement with a vendor. Under the terms of the termination agreement, the Company received $1,500,000 from the vendor to provide all warranty and adjustment privileges to purchasers of these tires. The Company believes that this amount approximates the ultimate cost of providing the related warranty and adjustment privileges.

5.  PROFIT SHARING PLAN AND 401(K) PLAN:

     The Company has a profit sharing plan that covers substantially all employees of the Company. Contributions are made to the plan annually at the discretion of the Board of Directors. No contribution to the plan was made for the years ended September 30, 1996, 1995 and 1994. The Company also has a 401(k) defined contribution plan that covers full-time employees of the Company who have completed six months of service. All accounts are funded based on employee contributions. Employer contributions are determined by the Board of Directors. No employer contributions were granted in 1996, 1995 or 1994.

                             OLIVER & WINSTON, INC.

                            CONDENSED BALANCE SHEET

                                                              MARCH 31, 1997
                                                              --------------
                                                               (UNAUDITED)
                                   ASSETS
CURRENT ASSETS:
  Cash......................................................   $   315,000
  Accounts receivable, net of allowance for doubtful
     accounts of $317,000 at March 31, 1997.................     2,758,000
  Other receivables.........................................     1,611,000
  Inventories...............................................    20,222,000
  Prepaid expenses..........................................       542,000
  Notes receivable from related party and affiliates........       558,000
                                                               -----------
          Total current assets..............................    26,006,000
                                                               -----------
Property and equipment
  Land......................................................       315,000
  Building..................................................       121,000
  Leased facilities under capital leases....................     3,357,000
  Leasehold improvements....................................     8,659,000
  Machinery and equipment...................................    21,069,000
                                                               -----------
          Total.............................................    33,521,000
                                                               -----------
  Less -- Accumulated depreciation and amortization.........   (25,517,000)
                                                               -----------
  Net property and equipment................................     8,004,000
                                                               -----------
Notes receivable from related party.........................     1,988,000
Other assets................................................       888,000
                                                               -----------
                                                               $36,886,000
                                                               ===========
                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit............................................   $ 6,986,000
  Accounts payable..........................................     8,200,000
  Accrued expenses..........................................     8,663,000
  Notes payable to related parties..........................     2,326,000
  Current portion of long-term debt.........................       735,000
  Other current liabilities.................................       500,000
                                                               -----------
          Total current liabilities.........................    27,410,000
                                                               -----------
Commitments and contingencies (Notes 4 and 5)
Long-term debt..............................................     2,349,000
Deferred compensation.......................................     1,789,000
Other liabilities...........................................     1,762,000
Stockholders' equity
  Common stock, $.10 par value, 1,000,000 shares authorized;
     181,942 shares issued and outstanding in 1996 and
     1995...................................................        18,000
  Additional paid-in capital................................     1,180,000
  Retained earnings.........................................     2,378,000
                                                               -----------
          Total stockholders' equity........................     3,576,000
                                                               -----------
                                                               $36,886,000
                                                               ===========

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                             OLIVER & WINSTON, INC.

                       CONDENSED STATEMENTS OF OPERATIONS

                                                                SIX MONTHS        SIX MONTHS
                                                                  ENDED             ENDED
                                                              MARCH 31, 1997    MARCH 31, 1996
                                                              --------------    --------------
                                                               (UNAUDITED)       (UNAUDITED)
NET SALES...................................................   $67,846,000       $68,634,000
COST OF SALES...............................................    39,023,000        40,029,000
                                                               -----------       -----------
     Gross profit...........................................    28,823,000        28,605,000
GENERAL, SELLING AND ADMINISTRATIVE EXPENSES................    29,159,000        28,632,000
                                                               -----------       -----------
     Loss from operations...................................      (336,000)          (27,000)
INTEREST EXPENSE, NET.......................................      (447,000)         (363,000)
                                                               -----------       -----------
LOSS BEFORE PROVISION FOR INCOME TAXES......................      (783,000)         (390,000)
  Provision for income taxes (Note 1).......................             0                 0
                                                               -----------       -----------
NET LOSS....................................................   $  (783,000)      $  (390,000)
                                                               ===========       ===========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             OLIVER & WINSTON, INC.

            CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)

                FOR THE SIX MONTHS ENDED MARCH 31, 1997 AND 1996

                                       COMMON STOCK       ADDITIONAL
                                    ------------------     PAID-IN       RETAINED
                                    SHARES     DOLLARS     CAPITAL       EARNINGS       TOTAL
                                    -------    -------    ----------    ----------    ----------
Balance, September 30, 1995.......  181,942    $18,000    $1,180,000    $3,207,000    $4,405,000
  Net loss........................        0          0             0      (390,000)     (390,000)
                                    -------    -------    ----------    ----------    ----------
Balance, March 31, 1996...........  181,942    $18,000    $1,180,000    $2,817,000    $4,015,000
                                    =======    =======    ==========    ==========    ==========

Balance, September 30, 1996.......  181,942    $18,000    $1,180,000    $3,161,000    $4,359,000
  Net loss........................        0          0             0      (783,000)     (783,000)
                                    -------    -------    ----------    ----------    ----------
Balance, March 31, 1997...........  181,942    $18,000    $1,180,000    $2,378,000    $3,576,000
                                    =======    =======    ==========    ==========    ==========

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             OLIVER & WINSTON, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS

                                                              SIX MONTHS     SIX MONTHS
                                                                 ENDED          ENDED
                                                               MARCH 31,      MARCH 31,
                                                                 1997           1996
                                                              -----------    -----------
                                                              (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $ (783,000)    $ (390,000)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
     Depreciation and amortization..........................   1,144,000      1,088,000
     Provision for losses on accounts receivable............     117,000        146,000
     Interest income from note receivable from related
      party.................................................     (43,000)       (82,000)
     Gain on sale of property and equipment.................           0        (94,000)
       Change in operating assets and liabilities:
       Accounts receivable..................................     120,000        191,000
       Other receivables....................................     378,000        363,000
       Inventories..........................................     396,000      1,344,000
       Prepaid expenses.....................................    (109,000)         9,000
       Accounts payable.....................................  (2,567,000)    (2,362,000)
       Accrued expenses.....................................    (222,000)       486,000
       Other current liabilities............................    (216,000)      (446,000)
       Deferred compensation................................     (16,000)      (262,000)
       Other liabilities....................................      86,000       (253,000)
                                                              ----------     ----------
          Net cash used in operating activities.............  (1,715,000)      (262,000)
                                                              ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................    (888,000)      (989,000)
  Other assets..............................................     264,000        381,000
  Proceeds from sale of property and equipment..............           0        450,000
                                                              ----------     ----------
          Net cash used in investing activities.............    (624,000)      (158,000)
                                                              ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (repayment) on line of credit..............   1,980,000       (893,000)
  Net borrowings to related parties and affiliates..........       3,000        459,000
  Proceeds from note payable................................     300,000      1,000,000
  Repayments of long-term debt..............................    (489,000)      (495,000)
                                                              ----------     ----------
          Net cash provided by financing activities.........   1,794,000         71,000
                                                              ----------     ----------
NET DECREASE IN CASH........................................  $ (545,000)    $ (349,000)
CASH, BEGINNING OF PERIOD...................................     860,000        437,000
                                                              ----------     ----------
CASH, END OF PERIOD.........................................  $  315,000     $   88,000
                                                              ==========     ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year:
     Interest...............................................  $  515,000     $  445,000
     Income taxes...........................................  $        0     $        0
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
     As a result of discounting the $1,000,000 unsecured
      note payable to a vendor during 1996, the Company
      reclassified $185,000 from long-term debt to accrued
      expenses (see Note 3)

          The accompanying notes to consolidated financial statements are an integral part of these statements.

                             OLIVER & WINSTON, INC.

               NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
                    SIX MONTHS ENDED MARCH 31, 1997 AND 1996

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

GENERAL

     Oliver & Winston, Inc., (the Company) operates retail tire and automotive service centers (d/b/a Winston Tire) in California.

Basis of Presentation

     The unaudited condensed balance sheet as of March 31, 1997, and the condensed statements of operations, stockholders' equity and cash flows for the six months ended March 31, 1997 and 1996, have been prepared by the Company and have not been audited. In the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the financial position of the Company, the results of its operations and cash flows have been made.

     Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's consolidated financial statements for the fiscal year ended September 30, 1996.

     The results of the operations for the six months ended are not necessarily indicative of the operating results for the full fiscal year.

INCOME TAXES

     The Company has elected to be treated as an S Corporation status for federal income tax purposes. Accordingly, earnings are taxed at the individual shareholder level, and the Company incurs no federal income tax liability. The Company is, however, subject to California S Corporation franchise taxes of 1.5% of taxable income.

INVENTORIES

     Inventories, consisting of tires and automotive parts, are valued at the lower of cost or market, in aggregate, cost being determined using the last-in, first-out (LIFO) method. LIFO inventory cost was approximately $1,000 less than first-in, first-out (FIFO) cost at March 31, 1997. Net loss for the six months ended March 31, 1997 and 1996, would have been $548,000 and $602,000, respectively, using FIFO costs for inventories, compared to $783,000 and $390,000, respectively, using LIFO cost.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. Generally, estimated useful lives range from 4 to 20 years for automobiles, machinery, equipment and buildings.

     Leasehold improvements are amortized on the straight-line basis over the shorter of ten years or the remaining lease terms.

DEFERRED COMPENSATION

     The Company has unfunded deferred compensation agreements with certain officers and other key employees. The agreements provide for monthly payments beginning at age 58 and continuing for 10 years. The present value of the estimated cost of these payments, discounted at 7.5%, is accrued over the period of

                             OLIVER & WINSTON, INC.

active employment of the covered individuals. Operating expense has been charged with $98,000 and $107,000 for the six-month period ended March 31, 1997 and 1996, respectively, to provide for the benefits accrued. In addition, certain executives have agreements which provide for severance payments.

SELF-INSURANCE RESERVES

     Prior to June 1, 1994, the Company was self-insured for workers' compensation insurance and employee medical insurance. Prior to September 1, 1992, the Company was also self-insured with respect to general liability insurance.

     The self-insurance loss reserves and loss adjustment expenses include an amount determined from loss reports and individual cases and an amount, based on the Company's available loss history and industry data, for losses incurred but not reported. These estimates are reviewed and are necessarily subject to the impact of future changes in such factors as claim severity and frequency. While management believes that the amounts are fairly stated, the ultimate liability may be in excess of or less than the amounts provided, and any adjustments will be reflected in the periods in which they become known.

DEFERRED SERVICE AND WARRANTY REVENUE

     The Company defers a portion of revenue from the sale of service and warranty contracts. Deferred service revenue is recognized over the estimated effective lives of such contracts. Warranty revenue is recognized proportionally to historical costs incurred in satisfaction of the terms of such contracts.

     The Company deferred revenue of $3,646,000 under these programs at March 31, 1997. Deferred service and warranty revenue is reflected in the balance sheet of the Company to the extent that the deferred revenue is estimated to be recognized in income after the next fiscal year. Deferred revenue estimated to be recognized in income during the next fiscal year is included with accrued expenses in the accompanying balance sheet.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

     In connection with the death of the Company's principal stockholder in 1995, the Company has incurred certain costs related to the settlement of various related estate and corporate matters. Such costs approximated $110,000 as of March 31, 1996, and are included in selling, general and administrative expense in the accompanying statement of operations.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of accounts receivable, other receivables, accounts payable and accrued expenses approximate fair value because of the short maturity of these instruments. The carrying values of the line of credit and various loan balances included in long-term debt approximate their fair value either due to their variable rate nature or due to the short maturity of these items. The fair value of the notes receivable from related parties and affiliates and the notes payable to related parties cannot be determined due to the related party nature of the transactions.

                             OLIVER & WINSTON, INC.

PROSPECTIVE ACCOUNTING CHANGES

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement requires that long-lived assets and certain identifiable intangible assets to be held and used by an entity be reviewed for impairment whenever events occur which indicate that the carrying amount of the asset might not be recoverable. The review should assess fair value based on estimated future cash flows expected from the use and disposition of the asset. The asset should be reported at the lower of the carrying amount or fair value less cost to sell. The adoption of SFAS No. 121 did not have a material effect on the Company's results of operations.

2.  RELATED-PARTY TRANSACTIONS:

NOTES RECEIVABLE FROM RELATED PARTY

     The note receivable from related party is unsecured and bears interest at 5.19%. The note requires minimum annual payments of $450,000 with the remaining balance due on September 30, 1998. The note was repaid in full in connection with the acquisition by Heafner (see Note 6).

NOTES RECEIVABLE FROM AFFILIATES

     Notes receivable from affiliates are due on demand and accrue interest at prime plus 1.5% per annum. The notes represent advances for the purchase of real estate to partnerships whose general partner is the estate of the Company's principal stockholder. The receivables are collateralized by trust deeds on the real estate.

NOTES PAYABLE TO RELATED PARTY

     Notes payable to related parties are due on demand and bear interest at various rates ranging from 9.5% to 10% per annum. Interest expense related to these notes totaled $114,000 and $127,000 as of March 31, 1997, and 1996, respectively.

3.  BORROWING ARRANGEMENTS:

     The Company has a revolving line of credit agreement with a bank which provides for maximum borrowings of $12,000,000 through April 14, 1998, certain vendor notes, a term loan and letters of credit.

REVOLVING LINE OF CREDIT

     The revolving line of credit provides for borrowings limited to a borrowing base formula, as defined. Borrowings under the revolving line bear interest at the bank's prime rate plus 1.5% (10% at March 31, 1997). Outstanding borrowings under the line of credit were $6,986,000 at March 31, 1997. No amounts were outstanding under the term loan facility.

     The revolving line of credit agreement also provides for the issuance of letters of credit to a maximum of $7,000,000 which reduce availability under the revolving line of credit. The Company pays a fee equal to 2% per annum of the face amount of each letter of credit. At March 31, 1997, letters of credit totaling $1,525,000 were outstanding under this agreement (see Note 4).

     Borrowings under the revolving line of credit agreement are collateralized by substantially all of the Company's assets. The terms of the credit agreement contain certain restrictive covenants, including maintenance of minimum working capital, tangible net worth, current ratio, and debt coverage ratio and provides for immediate repayment on changes in control under certain circumstances. The agreement also restricts dividend payments and capital expenditures. At March 31, 1997, the Company was in violation of

                             OLIVER & WINSTON, INC.

certain of these covenants, however the revolving line of credit was paid in full in connection with the acquisition by Heafner (see Note 6).

VENDOR NOTES

     The Company has two notes payable to a tire vendor for $1,700,000 and $1,357,000. The $1,700,000 note is payable in monthly principal installments of $57,000 plus interest at 6% through June 1997. At March 31, 1997, $170,000 was outstanding under this note. The $1,357,000 note accrues interest at prime plus 1% (9.5% at March 31, 1997), with monthly interest-only payments due through June 1997, at which time the agreement provides for 36 equal monthly principal payments. The notes are secured by the related inventories.

     In December 1995, the Company signed a $1,000,000 unsecured note payable to another vendor. The note is payable in monthly principal installments of $4,167 plus interest at 4% through December 1999, at which time the agreement provides for monthly payments of $66,667 plus interest through December 2000. This note was discounted at an imputed interest rate of 10.75%, resulting in an unamortized discount of approximately $185,000 at March 31, 1997. At March 31, 1997, $756,000 was outstanding under this note. The note is subject to accelerated repayment if minimum levels of purchases from the vendor are not maintained.

TERM LOAN

     In December 1996, the Company signed a note payable in the amount of $300,000 plus interest, secured by a building and land. The note bears interest at a variable rate equal to two points above the bank's prime rate prevailing 30 days prior to the effective date of rate change. The effective date of rate change is every three months beginning April 1, 1997. Principal and interest are payable in 180 monthly installments commencing February 1, 1997, with the remaining balance due in full on January 1, 2012. Payment amounts are subject to change based on interest rate in effect at the time. At March 31, 1997, $298,000 was outstanding under this note.

     Future principal payments on long-term debt at March 31, 1997, are as follows:

1998.....................................................  $  735,000
1999.....................................................     652,000
2000.....................................................     760,000
2001.....................................................     667,000
2002.....................................................      17,000
Thereafter...............................................     253,000
                                                           ----------
                                                           $3,084,000
                                                           ==========

                             OLIVER & WINSTON, INC.

4.  COMMITMENTS AND CONTINGENCIES:

LEASES

     The Company leases land, buildings and equipment under various operating and capital leases. Future minimum obligations under capital leases are as follows:

1998........................................................  $263,000
1999........................................................   169,000
2000........................................................   103,000
2001........................................................    34,000
2002........................................................     4,000
                                                              --------
          Total minimum lease payments......................   573,000
Less -- Amount representing interest........................    70,000
                                                              --------
Net present value of future minimum lease payments..........  $503,000
                                                              ========

     The current portion of the obligation under capital leases at March 31, 1997, is $222,000.

     The net book value of leased facilities under capital leases was $246,000 at March 31, 1997.
As of March 31, 1997, future minimum lease payments and sublease rentals under the noncancellable operating leases are summarized as follows:

                                           RELATED      NONRELATED     SUBLEASE
OPERATING LEASES                           PARTIES        PARTIES       RENTALS        TOTAL
----------------                          ----------    -----------    ---------    -----------
1998....................................  $  481,000    $ 8,981,000    ($214,000)   $ 9,248,000
1999....................................     481,000      8,600,000     (187,000)     8,894,000
2000....................................     481,000      7,518,000     (168,000)     7,831,000
2001....................................     481,000      6,393,000      (79,000)     6,795,000
2002....................................     464,000      4,551,000      (63,000)     4,952,000
Thereafter..............................   1,196,000     16,641,000      (68,000)    17,769,000
                                          ----------    -----------    ---------    -----------
          Total minimum lease
            payments....................  $3,584,000    $52,684,000    ($779,000)   $55,489,000
                                          ==========    ===========    =========    ===========

     Rent expense, net of sublease income of $182,000 and $197,000 under operating leases was $4,797,000 and $4,606,000 six-month period ended March 31, 1997 and 1996.

LETTERS OF CREDIT

     At March 31, 1997, a bank issued letters of credit totaling $1,525,000 to support reinsurance requirements, workers' compensation and personal injury exposure.

LEGAL PROCEEDINGS

     The Company is involved in various lawsuits arising out of the ordinary conduct of its business. While the ultimate results of these lawsuits cannot be predicted with certainty, management does not expect that these matters will have a material adverse effect on the financial position of the Company.

     On October 26, 1993, the California Bureau of Automotive Repair reached an agreement with the Company in connection with alleged violations related to the performance of unnecessary repairs and replacement of unneeded parts. Under the terms of the agreement, the Company was obligated to pay an aggregate of $1,400,000 for restitution, civil penalty and investigation costs to the State of California, the counties of Sacramento and Ventura, and former customers over a two-year period. At March 31, 1997, an

                             OLIVER & WINSTON, INC.

aggregate of $67,000 related to this matter is included in accrued expenses in the accompanying balance sheets.

     During May 1994, the Company terminated a tire supply agreement with a vendor. Under the terms of the termination agreement, the Company received $1,500,000 from the vendor to provide all warranty and adjustment privileges to purchasers of these tires. The Company believes that this amount approximates the ultimate cost of providing the related warranty and adjustment privileges. At March 31, 1997, an aggregate of $103,000 is included in accrued expense and the warranty and adjustment liability in the accompanying balance sheets as an estimate of such future cost.

ENVIRONMENTAL

     The Company is also subject to a claim pursuant to environmental laws and regulations that may require the Company to take action to correct the effects on the environment. While it is not possible at this time to predict the outcome of the claim, in the opinion of management, the disposition of the claim will not have a material effect on the financial position of the Company.

5.  PROFIT SHARING PLAN AND 401(k) PLAN:

     The Company has a profit sharing plan that covers substantially all employees of the Company. Contributions are made to the plan annually at the discretion of the Board of Directors. No contribution to the plan was made for the six-month periods ended March 31, 1997 and 1996. The Company also has a 401(k) defined contribution plan that covers full-time employees of the Company who have completed six-months of service. All accounts are funded based on employee contributions. Employer contributions are determined by the Board of Directors. No employer contributions were granted during the six-month periods ended March 31, 1997 and 1996.

6.  SUBSEQUENT EVENT

     On May 7, 1997, the Company's common stock was purchased by The J.H. Heafner Company, Inc. (Heafner) for approximately $42,447,000. In connection with the acquisition, the note receivables from a related party were collected in full and the revolving line of credit and note payable to related parties were repaid.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
  ITCO Logistics Corporation and Subsidiaries

     We have audited the accompanying consolidated balance sheets of ITCO Logistics Corporation and its subsidiaries as of September 30, 1997 and 1996 and the related consolidated statements of operations, shareholders' deficit and cash flows for the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ITCO Logistics Corporation and its subsidiaries at September 30, 1997 and 1996 and the consolidated results of their operations and their cash flows for the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996 in conformity with generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Raleigh, North Carolina
October 31, 1997,
  except for Note 13, as to which the date is
  January 14, 1998

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                        SEPTEMBER 30
                                                                ----------------------------
                                                                    1997            1996
                                                                ------------    ------------
ASSETS
Current assets:
  Cash......................................................    $  1,855,590    $  1,753,583
  Receivables:
     Trade, net of allowance for doubtful accounts of
       $664,000 and $758,513................................      42,557,956      43,545,804
     Other including supplier rebates.......................       7,369,671       7,460,392
                                                                ------------    ------------
                                                                  51,783,217      52,759,779
  Inventories...............................................      43,187,911      41,483,793
  Deferred income tax asset.................................       1,174,247       2,127,728
  Income tax recoverable....................................              --          99,146
  Prepaid expenses..........................................         528,310         350,633
                                                                ------------    ------------
Total current assets........................................      96,673,685      96,821,079
Property and equipment, net.................................      10,905,001      11,995,317
Intangible assets, net......................................      14,560,994      15,250,240
Deferred income tax asset...................................         630,875              --
Other assets................................................         549,924         151,670
                                                                ------------    ------------
     TOTAL ASSETS...........................................    $123,320,479    $124,218,306
                                                                ============    ============
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................    $ 75,146,475    $ 67,396,239
  Accrued expenses..........................................       3,086,404       2,476,382
  Current maturities of long-term debt......................       2,038,463       1,999,754
  Current obligations under capital leases..................              --          79,288
                                                                ------------    ------------
     TOTAL CURRENT LIABILITIES..............................      80,271,342      71,951,663
Revolving credit agreement..................................      32,122,667      37,572,884
Long-term debt..............................................       5,321,135       7,589,980
Deferred income taxes.......................................              --          59,684
                                                                ------------    ------------
     TOTAL LIABILITIES......................................     117,715,144     117,174,211
Commitments and contingencies
Redeemable preferred stock, Class A, $.01 par value; $1,000
  stated value; 16,200 shares authorized; 8,100 shares
  issued and outstanding....................................       9,708,591       8,795,504
Shareholders' deficit:
  Common stock, $.01 par value; 250,000 shares authorized;
     90,000 shares issued and outstanding...................             900             900
  Additional paid in capital................................         899,100         899,100
  Accumulated deficit.......................................      (5,003,256)     (2,651,409)
                                                                ------------    ------------
Total shareholders' deficit.................................      (4,103,256)     (1,751,409)
                                                                ------------    ------------
     TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT............    $123,320,479    $124,218,306
                                                                ============    ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                 TEN MONTH
                                                                 YEAR ENDED     PERIOD ENDED
                                                                SEPTEMBER 30    SEPTEMBER 30
                                                                    1997            1996
                                                                ------------    ------------
Sales.......................................................    $351,996,122    $290,982,083
Cost of sales...............................................     301,969,811     253,629,352
                                                                ------------    ------------
Gross profit................................................      50,026,311      37,352,731
Selling, general and administrative expenses................      47,867,120      36,945,539
                                                                ------------    ------------
Income from operations......................................       2,159,191         407,192
Other income (expense):
  Interest expense..........................................      (3,709,869)     (3,484,178)
  Rental income.............................................         331,559         314,175
  Other, net................................................        (671,641)       (489,394)
                                                                ------------    ------------
Total other expense.........................................      (4,049,951)     (3,659,397)
                                                                ------------    ------------
Loss before income taxes....................................      (1,890,760)     (3,252,205)
Income tax benefit..........................................         452,000       1,296,300
                                                                ------------    ------------
Net loss....................................................    $ (1,438,760)   $ (1,955,905)
                                                                ============    ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                                                          ADDITIONAL
                                                 COMMON    PAID-IN     ACCUMULATED
                                                 STOCK     CAPITAL       DEFICIT        TOTAL
                                                 ------   ----------   -----------   -----------
Balance at inception (November 13, 1995)......    $ --     $     --    $        --   $        --
  Issuance of Common stock....................     900      899,100             --       900,000
  Net loss....................................      --           --     (1,955,905)   (1,955,905)
  Accrued dividends on Preferred Stock, Class       --           --       (695,504)     (695,504)
     A........................................
                                                  ----     --------    -----------   -----------
Balance at September 30, 1996.................     900      899,100     (2,651,409)   (1,751,409)
  Net loss....................................      --           --     (1,438,760)   (1,438,760)
  Accrued dividends on Preferred Stock, Class       --           --       (913,087)     (913,087)
     A........................................
                                                  ----     --------    -----------   -----------
Balance at September 30, 1997.................    $900     $899,100    $(5,003,256)  $(4,103,256)
                                                  ====     ========    ===========   ===========

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               PERIOD FROM INCEPTION
                                                                YEAR ENDED      (NOVEMBER 13, 1995)
                                                               SEPTEMBER 30       TO SEPTEMBER 30
                                                                   1997                1996
                                                               ------------    ---------------------
OPERATING ACTIVITIES
Net loss...................................................    $(1,438,760)         $(1,955,905)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation and amortization on property and                  1,621,564            1,511,167
     equipment.............................................
  Amortization on intangible assets........................        871,627              668,103
  Net loss on disposal of property and equipment...........         28,171               34,409
  Deferred income tax......................................        262,922           (1,230,000)
  Changes in assets and liabilities, net of effects from
     purchases of business:
     Receivables, net......................................      1,078,569          (11,627,826)
     Inventories...........................................     (1,704,118)          12,678,926
     Prepaid expenses......................................       (177,677)             176,190
     Accounts payable......................................      7,750,236            6,477,969
     Accrued expenses......................................        610,022              237,438
     Other liabilities/assets..............................       (398,254)             (43,962)
     Income tax payable/receivable.........................         99,146             (456,825)
                                                               -----------          -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES.............      8,603,448            6,469,684
INVESTING ACTIVITIES
Payments for purchase of property and equipment............     (1,187,836)          (1,133,380)
Proceeds from sale of equipment............................        446,036              335,177
Acquisitions of businesses, net of cash acquired...........             --          (15,351,554)
                                                               -----------          -----------
     NET CASH USED IN INVESTING ACTIVITIES.................       (741,800)         (16,149,757)
FINANCING ACTIVITIES
Proceeds from issuance of Common Stock.....................             --              900,000
Proceeds from issuance of Preferred Stock, Class A.........             --            8,100,000
Net payments on revolving credit agreement.................     (5,450,217)            (481,468)
Proceeds from issuance of long-term debt...................             --            4,250,000
Repayment of long-term debt................................     (2,230,136)          (1,277,338)
Principal paid on capital lease obligations................        (79,288)             (57,538)
                                                               -----------          -----------
     NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES...     (7,759,641)          11,433,656
                                                               -----------          -----------
NET INCREASE IN CASH.......................................        102,007            1,753,583
Cash at beginning of period................................      1,753,583                   --
                                                               -----------          -----------
Cash at end of period......................................    $ 1,855,590          $ 1,753,583
                                                               ===========          ===========
  Interest paid............................................    $ 3,692,913          $ 3,399,150
                                                               ===========          ===========
  Income taxes paid........................................    $        --          $   434,200
                                                               ===========          ===========

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997

1.  SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     ITCO Logistics Corporation (formerly known as ITCO Acquisition Company, Inc.) a Delaware corporation was formed on November 13, 1995. At the close of business on November 30, 1995, ITCO Logistics Corporation through its wholly-owned subsidiary ITCO Acquisition Company, Inc. of North Carolina, purchased all the outstanding capital stock of ITCO Holding Company, Inc. ITCO Acquisition Company, Inc. of North Carolina subsequently merged with and changed its name to ITCO Holding Company, Inc. The total cost of acquisition was approximately $21,000,000. The acquisition costs were allocated on the basis of the estimated fair value of the assets acquired and liabilities assumed which totaled approximately $13,500,000. Therefore resulting goodwill of approximately $7,500,000 was recorded. The acquisition was accounted for as a purchase and, accordingly, the results of operations of ITCO Holding Company, Inc. are included in the consolidated operations of the ITCO Logistics Corporation from the date of acquisition.

     ITCO Logistics Corporation and subsidiaries (collectively referred to as the "Company" throughout) are principally engaged in the business of wholesale distribution of car and truck tires and related accessories generally in the eastern part of the United States.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the ITCO Logistics Corporation and its wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

ACCOUNTING PERIODS

     The Company uses a four, four, five week accounting period for each quarter with a 52 week year ending closest to September 30 of each year. Fiscal year 1997 ended September 26, 1997. Fiscal year 1996 was a stub period from inception (November 13, 1995) to year end which ended September 28, 1996. For purposes of financial statement presentation, each fiscal year is described as having ended on September 30.

USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

RECLASSIFICATIONS

     Certain 1996 financial statements amounts have been reclassified to conform with 1997 classifications. These reclassifications had no affect on net loss or shareholders' equity as previously reported.

ACCOUNTS RECEIVABLE

     Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of entities comprising the Company's customer base. The Company's trade receivables are with companies in the retail and commercial car and truck tire and accessories lines of business. The Company provides credit in the normal course of business and performs ongoing credit evaluations on its customers' financial condition, but generally does not require collateral to support such receivables. The Company also establishes an allowance

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The allowance for doubtful accounts was $664,000 and $758,513 at September 30, 1997 and 1996, respectively, which management believes is adequate to provide for credit loss in the normal course of business.

INVENTORIES

     Inventories consist primarily of tires, custom wheels and accessories and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

     Property and equipment is stated on the basis of cost.

     Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is provided over the useful life of the asset or the remaining lease term, whichever is shorter. The estimated useful lives of property and equipment are:

Buildings................................................    20 to 40 years
Furniture and equipment..................................      3 to 5 years
Transportation equipment.................................           5 years

INTANGIBLE AND LONG-LIVED ASSETS

     Intangible assets relate primarily to the acquisition of wholesale tire distribution businesses and costs involved in arranging and obtaining long-term financing. Amortization is provided on a straight-line basis over the estimated useful lives ranging from three to forty years.

     The carrying values of intangible and long-lived assets are reviewed if facts and circumstances indicate potential impairment of their carrying amount. Any impairment in the carrying value of such assets is recorded when identified.

REVENUE RECOGNITION

     Revenue from product sales is recognized at the time ownership of goods transfers to the customer and the earnings process is complete.

ADVERTISING COSTS

     The cost of advertising is expensed as incurred. The Company incurred $627,456 and $291,843 in advertising costs during the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996, respectively.

INCOME TAXES

     ITCO Logistics Corporation and its wholly-owned subsidiaries file a consolidated federal income tax return and separate state income tax returns. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes. Deferred income taxes (benefits) are provided on temporary differences between the financial statement carrying values and the tax bases of assets and liabilities.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

SUPPLIERS

     The Company currently buys the majority of its tires from four suppliers. Although there are a limited number of suppliers of particular brands of tires, management believes that other suppliers could adapt to provide similar tires on comparable terms.

2.  INVENTORIES

     Under security agreements with several suppliers, the Company has pledged all inventories purchased from these suppliers as collateral for amounts owed to them. At September 30, 1997 and 1996, the Company owed approximately $68,721,860 and $66,047,000 to these suppliers, respectively, which was collateralized by approximately $33,217,632 and $30,638,000 in inventories for the respective periods.

3.  PROPERTY AND EQUIPMENT

     Property and equipment at September 30 consists of the following:

                                                                   1997           1996
                                                                -----------    -----------
Land........................................................    $ 2,385,891    $ 2,385,891
Buildings...................................................      6,179,593      5,993,596
Furniture and equipment.....................................      2,789,757      2,134,720
Transportation equipment....................................      1,021,395      2,057,941
Leasehold improvements......................................        801,594        682,904
Land and buildings under capital leases.....................             --        180,000
                                                                -----------    -----------
                                                                 13,178,230     13,435,052
Less accumulated depreciation and amortization..............      2,273,229      1,439,735
                                                                -----------    -----------
Property and equipment, net.................................    $10,905,001    $11,995,317
                                                                ===========    ===========

4.  INTANGIBLE ASSETS AND ACQUISITIONS

     Intangible assets consist of the following at September 30:

                                                                   1997           1996
                                                                -----------    -----------
Goodwill....................................................    $15,491,089    $15,308,708
Noncompete agreements.......................................        554,500        554,500
Other.......................................................         55,135         55,135
                                                                -----------    -----------
                                                                 16,100,724     15,918,343
Accumulated amortization....................................     (1,539,730)      (668,103)
                                                                -----------    -----------
Intangible assets, net......................................    $14,560,994    $15,250,240
                                                                ===========    ===========

     Amortization expense related to these intangible assets totaled $871,627 and $668,103 during the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996, respectively.

     On January 15, 1996, February 12, 1996, and April 29, 1996, the Company acquired three businesses (Acme, McGriff, and Palmer, respectively), in business combinations accounted for as purchases for an aggregate purchase price of approximately $15,300,000. These businesses are principally engaged in the

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

wholesale distribution of car and truck tires located in Florida (Acme), Alabama, Tennessee (McGriff), and Georgia (Palmer). The results of operations of the three acquired businesses are included in the consolidated operations of the Company from the respective dates of acquisition. Goodwill of approximately $5,100,000 associated with the transactions is being amortized using the straight-line method over fifteen years.

     Assuming the acquisitions had been combined as the beginning of the period, the unaudited consolidated proforma sales and net loss for the ten month period ended September 30, 1996 would have been $307,682,083 and $(2,495,905), respectively.

5.  REVOLVING CREDIT AGREEMENT

     A subsidiary of the Company has a revolving credit agreement which expires December 1, 1998 and permits borrowings up to $50,000,000, of which $32,122,667 and $37,572,884 were outstanding at September 30, 1997 and 1996, respectively. Borrowings under the agreement cannot exceed the sum of 85% of the subsidiary's total outstanding eligible receivable balances, as defined, and 60% of eligible inventories as defined. Interest is payable at the lesser of prime (8.5% at September 30, 1997) plus 1.25% or LIBOR (6% at September 30, 1997) plus 3.25%. All trade accounts receivable and certain eligible inventories as referenced above are pledged as collateral for the loan. The terms of the agreement require the subsidiary to maintain specific levels of minimum book net worth, minimum current ratio, minimum quarterly earnings and applies restrictions on capital expenditures, cash dividends and other capital distributions as defined. (See
Note 13)

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

6.  LONG-TERM DEBT

     Long-term debt at September 30 consists of the following (ITCO Logistics Corporation is not an obligor on any of the debt):

                                                                   1997           1996
                                                                -----------    -----------
Installment notes payable to suppliers, due through 1998
  with interest at 8.25% to 9.5%; collateralized by
  inventories purchased from these suppliers................    $   520,758    $ 1,778,282
Installment notes payable to suppliers, due through 1999,
  bearing no interest; collateralized by inventories
  purchased from these suppliers (see below)................      2,750,000      3,081,141
Notes payable to a bank, payable in monthly installments of
  $4,712, which includes interest at the lesser of prime
  plus .75% or the adjusted certificate of deposit base rate
  plus 2.80% but not in excess of 9.85%.....................             --        322,293
Notes payable to a bank, payable in monthly principal and
  interest installments of $14,878 through November 2002
  with a balloon payment due December 2002 for the remaining principal and interest; interest payable at prime (8.5% at
  September 30, 1997) plus .5%; subject to an interest rate
  cap of 10.5% and an interest rate floor of 6% through
  November 1997; collateralized by land and a warehouse with
  a carrying value of $1,192,179............................        720,506        823,785
Notes payable to a bank, payable in monthly principal and
  interest installments of $17,725 through December 2003
  with a balloon payment due December 2003 for the remaining principal and interest; interest payable at prime (8.5% at
  September 30, 1997) plus .75%; subject to an adjustable
  interest rate cap ranging from 8.5% to 9.75% and an
  interest rate floor of 5% through December 2000;
  collateralized by land and a warehouse with a carrying
  value of $1,864,796.......................................      1,252,087      1,353,423
Notes payable to a bank, payable in monthly principal and
  interest installments of $8,040 through July 2004 with a
  balloon payment due July 2004 for the remaining principal
  and interest; interest payable at prime (8.5% at September
  30, 1997) plus .75%; subject to an adjustable interest
  rate cap ranging from 9.5% to 10.25% through July 1999;
  collateralized by land and a warehouse with a carrying
  value of $865,209.........................................        671,367        701,197
Notes payable to a bank, payable in monthly installments of
  $11,905 through May 1999 with a balloon payment due May
  1999 for the remaining principal and interest; interest
  payable at 8.5%; collateralized by land and a warehouse
  with a carrying value of $1,189,796.......................      1,049,286      1,099,317
Notes payable to a finance corporation, payable in monthly
  principal installments of $6,301 plus interest payable at
  prime (8.5% at September 30, 1997) plus 1.25% through June
  2005; secured by an airplane with a carrying value of
  $582,773..................................................        395,594        430,296
                                                                -----------    -----------
Total.......................................................      7,359,598      9,589,734
Less current maturities.....................................      2,038,463      1,999,754
                                                                -----------    -----------
Long-term debt..............................................    $ 5,321,135    $ 7,589,980
                                                                ===========    ===========

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

     As part of the Company's normal operating activities, a subsidiary of the Company obtained a supplier loan which had an aggregate outstanding balance of $2,750,000 at September 30, 1997. As part of the loan agreements, the subsidiary is required to purchase an annual minimum amount of inventory from the supplier in exchange for an interest-free loan. If the subsidiary does not purchase the minimum level of inventory from the supplier, interest will accrue at prime plus 1%.

     The Company estimates that the fair value of notes payable approximates the carrying value based upon its effective current borrowing rate for debt with similar terms and remaining maturities. Disclosure about fair value of financial instruments is based upon information available to management as of September 30, 1997. Although management is not aware of any factors that would significantly affect the fair value of amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since September 30, 1997.

     Principal maturities of long-term debt for years subsequent to September 30, 1997 are as follows:

1998.......................................................    $2,038,463
1999.......................................................     2,933,922
2000.......................................................       367,064
2001.......................................................       401,316
2002.......................................................       438,770
Thereafter.................................................     1,180,063
                                                               ----------
Total......................................................    $7,359,598
                                                               ==========

7.  EMPLOYEE BENEFIT PLANS

     A subsidiary of the Company sponsors the ITCO Holding Company 401(k) Plan (the "401(k) Plan") for substantially all employees. The subsidiary matches 50% of eligible employees' contributions to the 401(k) Plan up to 4% of that individual's salary. The subsidiary also pays certain other expenses of the 401(k) Plan as determined by the Board of Directors. Total subsidiary contributions to the 401(k) Plan amounted to $234,531 and $194,443 for the year ended September 30, 1997 and for the period from inception (November 13 1995) to September 30, 1996, respectively.

8.  INCOME TAXES

     Income tax benefit is comprised of the following at September 30:

                                                                  1997          1996
                                                                ---------    -----------
Current benefit:
  Federal...................................................    $(638,400)   $  (949,800)
  State.....................................................      (91,600)      (152,400)
                                                                ---------    -----------
Total current benefit.......................................     (730,000)    (1,102,200)
Deferred benefit:
  Federal...................................................      242,300       (166,600)
  State.....................................................       35,700        (27,500)
                                                                ---------    -----------
Total deferred expense (benefit)............................      278,000       (194,100)
                                                                ---------    -----------
Total income tax benefit....................................    $(452,000)   $(1,296,300)
                                                                =========    ===========

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

     A reconciliation of the federal statutory rate to the pretax loss for the year ended September 30 are as follows:

                                                                  1997          1996
                                                                ---------    ----------
Statutory rate..............................................    $ 642,900    $1,105,800
Non-deductible goodwill and other certain expenses..........     (116,400)      (91,400)
State income tax benefit....................................       69,000       134,000
Other.......................................................     (143,500)      147,900
                                                                ---------    ----------
Income tax benefit..........................................    $ 452,000    $1,296,300
                                                                =========    ==========

     Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The balances of deferred income tax accounts at September 30, are as follows:

                                                                   1997          1996
                                                                ----------    ----------
Net current deferred income tax assets relate to:
  Allowance for doubtful accounts...........................    $  271,000    $  256,800
  Inventory capitalization..................................       675,100       713,700
  Accrued expenses..........................................       (27,000)           --
  Covenant amortization.....................................       (23,000)           --
  Inventory obsolescence....................................       111,500            --
  Self-insurance reserves...................................      (106,400)       40,000
  Rebate allowance..........................................        73,000        77,000
  Section 481 adjustment....................................            --        (5,000)
                                                                ----------    ----------
Subtotal....................................................       974,200     1,082,500
  Net operating loss carrybacks/forwards....................       200,000     1,045,200
                                                                ----------    ----------
Total.......................................................    $1,174,200    $2,127,700
                                                                ==========    ==========
Net non-current deferred income tax assets (liabilities)
  relate to:
  Depreciation..............................................    $  (68,300)   $ (186,400)
  Section 481 adjustment....................................        87,900        87,900
  Deferred gain.............................................        (1,900)       19,000
  Capital leases............................................            --        19,500
                                                                ----------    ----------
Subtotal....................................................        17,700       (60,000)
  Net operating loss carrybacks/forwards....................       613,200            --
                                                                ----------    ----------
Total.......................................................    $  630,900    $  (60,000)
                                                                ==========    ==========

     At September 30, 1997, the Company had net operating loss carryforwards of approximately $2 million for income tax purposes. If not used, these carryforwards begin to expire in 2011.

9.  COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Company has various operating lease agreements for warehouse facilities, office equipment, transportation equipment and other facilities.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

     Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more, consist of the following at September 30, 1997:

                                                               OPERATING
                                                                LEASES
                                                              -----------
1998......................................................    $ 4,703,300
1999......................................................      4,189,224
2000......................................................      2,875,090
2001......................................................      1,846,174
2002......................................................      1,775,712
Thereafter................................................      5,146,550
                                                              -----------
                                                              $20,536,050
                                                              ===========

     Total rent expense was approximately $5,858,923 and $4,777,600 for the year ended September 30, 1997 and for the period from inception (November 13, 1995) to September 30, 1996, respectively.

     In March 1997, a subsidiary of the Company entered into a master lease agreement with a major trucking company. The terms of the lease include the leasing of 213 vehicles for lease terms ranging from 24-78 months. Monthly lease payments are based on a fixed charge plus a charge for mileage. The lease is cancelable by either party with a 120 day notice. Rental expense incurred during 1997 from this master lease agreement totaled $842,254.

LITIGATION

     The Company is involved in litigation primarily arising in the normal course of its business. In the opinion of management, the Company's liability, if any, or the Company's recovery, if any, under any pending litigation would not materially affect its financial position or results of operations.

10.  PREFERRED STOCK

     The Company has authorized 50,000 shares of preferred stock, $.01 par value, of which 16,200 have been designated Class A preferred stock.

     The Company's Class A preferred stock is convertible at the discretion of the Company for 10% Debentures to be used by the Company at the rate of $1,000 principal amount of Debentures for each $1,000 of liquidation preference of Class A preferred stock being exchanged. Cumulative dividends accrue quarterly at the rate of 10% per annum per share and are payable in cash or additional Class A preferred stock at the option of the Company. The Class A preferred stock has a liquidation preference of $1,000 per share and a par value of $0.01 per share. The Class A preferred stock shall be redeemed on or before the earlier to occur of (a) December 1, 2005, or (b) 90 days following a change in control of the Company. The Class A preferred stock may be redeemed at the option of the Company, at any time as a whole or from time to time in part, at a cash redemption price per share equal to $1,000 per share plus accrued and unpaid dividends. The holders of the Class A preferred stock are not entitled to vote on any matter submitted to a vote of stockholders. Cumulative accrued dividends on preferred stock at September 30, 1997 were $1,608,591 and is included in preferred stock. Accrued dividends for the year ended September 30, 1997 and the ten months ended September 30, 1996 were $913,087, or $113 per share and $695,504, or $86 per share, respectively.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                               SEPTEMBER 30, 1997

11.  SHAREHOLDERS' DEFICIT

STOCK APPRECIATION RIGHTS

     During 1995, 1996 and 1997, the Company granted 11,850 stock appreciation rights ("SARs") to officers and directors of the Company with respect to shares of the Common Stock of ITCO Logistics Corporation ("Parent Company"). The SARs entitle an optionee to surrender unexercised Parent Company SARs for cash equal to the excess of the fair market value of the Parent Company shares over the stated value of the SARs, which is $0.01 per share. The amount payable upon exercise of the SAR's will be paid by the Company. Any Parent Company SARs that are available for awards that are not utilized in a given year will be available for use in subsequent years. The SARs vest 20% per year over five years. Certain restrictions apply to these granted SARs. The vested SARs may be exercised by each individual only upon the occurrence of one of the following events: (i) the consummation of an IPO of the Parent Company Common Stock; (ii) the consummation of a merger of the Parent Company; (iii) the sale of substantially all of the Parent Company's assets; or (iv) the sale by the primary shareholder of the Parent Company of all or any portion of its investment in the Parent Company. No SARs have been exercised as of September 30, 1997.

12.  RELATED PARTY TRANSACTIONS

     On November 30, 1995, a subsidiary the Company entered into a financial advisory agreement with the primary shareholder of the Company whereby the subsidiary agreed to pay the primary shareholder of the Company a quarterly management fee of $75,000 over five years beginning November 30, 1995 as compensation for its continuing financial advisory services. During the year ended September 30, 1997 and the period from inception (November 13, 1995) to September 30, 1996, management fees of approximately $300,000 and $250,000, respectively, (included in selling, general and administrative expenses) were incurred and paid to the primary shareholder of the Company.

13.  SUBSEQUENT EVENTS

     On January 14, 1998, a subsidiary of the Company executed an amendment to the revolving credit agreement described in Note 5. In the amendment, the subsidiary and a financial institution agreed to amend certain financial covenants and defined terms in the revolving credit agreement and extend the term to December 1, 1999, among other items.

14.  EVENT (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

     On March 10, 1998, the Company and J. H. Heafner Company, Inc. ("Heafner") entered into a merger agreement. On May 20, 1998, a newly formed subsidiary of Heafner was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Heafner (the "ITCO Merger"). The total consideration paid to the stockholders of the Company in connection with the ITCO Merger was $18 million in cash plus 1,400,667 newly issued shares of Class B common stock, $.01 par value of Heafner and $1.1 million paid to the holders of the Company's stock appreciation rights.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
  ITCO Holding Company
     and Subsidiaries
  Wilson, North Carolina

     We have audited the accompanying consolidated statements of earnings, stockholders' equity and cash flows of ITCO Holding Company and subsidiaries (the "Company") for the year ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the results of the operations and cash flows of ITCO Holding Company and subsidiaries for the year ended September 30, 1995 in conformity with generally accepted accounting principles.

                                                     /s/ Deloitte and Touche LLP

Raleigh, North Carolina
December 7, 1995

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF EARNINGS
                         YEAR ENDED SEPTEMBER 30, 1995

SALES.......................................................    $294,113,425
Cost of Sales...............................................     257,039,830
                                                                ------------
  Gross profit..............................................      37,073,595
Selling and Administrative Expenses (Notes 2, 3 and 6)......      34,177,603
                                                                ------------
Income from Operations......................................       2,895,992
Other Income (Expenses):
  Interest expense (Notes 2 and 6)..........................      (3,045,366)
  Interest income...........................................         807,594
  Rental income (Note 6)....................................         434,440
  Other, net................................................        (343,785)
                                                                ------------
     TOTAL OTHER EXPENSES...................................      (2,147,117)
                                                                ------------
Income Before Taxes.........................................         748,875
Income Taxes (Note 4).......................................        (121,000)
                                                                ------------
     NET INCOME.............................................    $    627,875
                                                                ============

                See notes to consolidated financial statements.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                         YEAR ENDED SEPTEMBER 30, 1995

                                                    COMMON      RETAINED              TOTAL
                                                     STOCK      EARNINGS      STOCKHOLDERS' EQUITY
                                                    -------    -----------    --------------------
Balance, October 1, 1994.........................   $32,118    $10,894,835         $10,926,953
Net income.......................................                  627,875             627,875
                                                    -------    -----------         -----------
Balance, September 30, 1995......................   $32,118    $11,522,710         $11,554,828
                                                    =======    ===========         ===========

                See notes to consolidated financial statements.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                         YEAR ENDED SEPTEMBER 30, 1995

OPERATING ACTIVITIES:
Cash received from customers................................    $289,193,721
Cash paid to suppliers and employees........................    (286,707,646)
Interest received...........................................         807,594
Interest paid...............................................      (3,001,784)
Income taxes paid...........................................        (163,319)
Net cash paid to stockholders and affiliates................         (20,765)
                                                                ------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES..............         107,801
                                                                ------------
INVESTING ACTIVITIES:
Payments for purchase of property and equipment.............        (868,764)
Proceeds from sale of equipment.............................         200,821
                                                                ------------
     NET CASH USED IN INVESTING ACTIVITIES..................        (667,943)
                                                                ------------
FINANCING ACTIVITIES:
Net increase in short-term borrowings.......................       1,187,061
Proceeds from issuance of long-term debt....................       1,000,000
Repayment of long-term debt.................................      (1,127,681)
Principal paid on capital lease obligations.................        (192,562)
                                                                ------------
     NET CASH PROVIDED BY FINANCING ACTIVITIES..............         866,818
                                                                ------------
NET INCREASE IN CASH........................................         306,676
Cash, beginning of year.....................................       1,283,848
                                                                ------------
Cash, end of year...........................................    $  1,590,524
                                                                ============
RECONCILIATION OF NET INCOME TO NET CASH
  USED IN OPERATING ACTIVITIES --
Net income..................................................    $    627,875
Adjustments to reconcile net income to net cash
  used in operating activities:
  Depreciation..............................................       1,167,109
  Provision for deferred income taxes.......................        (335,000)
  Amortization of noncompete agreements.....................          31,223
  Amortization of goodwill..................................         114,624
  Net gain on disposals of property and equipment...........         (40,497)
  Changes in assets and liabilities:
     Receivables, net.......................................      (4,583,109)
     Inventories............................................      (3,561,870)
     Prepaid expenses.......................................         124,705
     Other assets...........................................        (969,588)
     Accounts payable and accrued expenses..................       7,239,648
     Income taxes payable...................................         292,681
                                                                ------------
     NET CASH PROVIDED BY OPERATING ACTIVITIES..............    $    107,801
                                                                ============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     During 1995, the Company reached an agreement with a third party to settle a dispute regarding unpaid amounts owed by the Company under a noncompete agreement. As part of the agreement, $125,000 of the unpaid amount was forgiven. Accordingly, the noncompete asset and related liability were decreased by $125,000 with no effect on cash.

                See notes to consolidated financial statements.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         YEAR ENDED SEPTEMBER 30, 1995

1.  BASIS OF PRESENTATION AND ACCOUNTING POLICIES

BASIS OF PRESENTATION

     ITCO Holding Company and subsidiaries (the "Company") is principally engaged in the business of wholesale distribution of car and truck tires, custom wheels and related accessories. The accompanying consolidated financial statements include the accounts of the Company and its four wholly-owned subsidiaries. All significant intercompany transactions and balances have been eliminated.

SIGNIFICANT ACCOUNTING POLICIES

     The significant policies are summarized below:

a. Cash and Cash Equivalents--For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at September 30, 1995.

b. Inventories--Inventories consist primarily of tires, custom wheels and accessories and are stated at the lower of cost (first-in, first-out method) or market.

c. Property and Equipment--Depreciation and amortization are provided using the declining-balance and straight-line methods. Amortization of leasehold improvements and assets under capital leases is provided over the useful life of the asset or the remaining lease term, whichever is shorter. The estimated useful lives of property and equipment are:

Buildings...................................................    20 to 40 years
Furniture and equipment.....................................      3 to 5 years
Transportation equipment....................................           5 years
Leasehold improvements......................................     3 to 10 years
Buildings under capital leases..............................     8 to 20 years
Equipment under capital leases..............................      3 to 5 years

d. Revenue Recognition--Revenue from product sales is recognized at the time ownership of goods transfers to the customer and the earnings process is complete.

e. Income Taxes--The Company and its wholly-owned subsidiaries file a consolidated federal and separate state income tax returns. The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, in 1994. Deferred income taxes (benefits) are provided on temporary differences between the financial statement carrying values and the tax bases of assets and liabilities.

f. Fiscal Year--The Company's fiscal year ends on the Saturday closest to the end of September. The financial statements for the year ended September 30, 1995 cover a period of 53 weeks.

g. Other Assets--Other assets include intangible assets related to the Company's 1992 acquisition of Luke Floyd Tire and Douglas Duggin Incorporated and the Company's 1995 acquisition of Volume Tire Company, Inc., and are being amortized using the straight line method. The estimated useful lives of these intangible assets are:

Goodwill....................................................        20 years
Noncompete agreements.......................................    3 to 5 years

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEAR ENDED SEPTEMBER 30, 1995 -- (CONTINUED)

2.  RELATED PARTY TRANSACTIONS

     The Company has lease agreements with two companies, Viking Development Company ("Viking") and TAG Development Company ("TAG"), that are owned by a stockholder/officer of the Company. Such leases provide for the rental of the Company's headquarters, main warehouse and several other warehouses. Rents paid to Viking and TAG on operating leases totaled $982,198 during fiscal year 1995. Principal and interest paid to Viking on capital leases totaled $92,291 in fiscal year 1995. See also Note 6.

3.  EMPLOYEE BENEFIT PLANS

     The Company sponsors the ITCO Holding Company 401(k) Plan (the "Plan") for substantially all employees. The Company matches 50% of eligible employees' contributions to the Plan up to 4% of that individual's salary. The Company also pays certain other expenses of the Plan as determined by the Board of Directors. The Company contributed $183,995 to the Plan and paid $16,946 in administrative expenses for fiscal year ended in 1995.

     The Company sponsors the ITCO Holding Company Employee Stock Ownership Plan (the "ESOP") a non-contributory employee stock ownership plan for substantially all employees. The Company makes annual contributions as determined by the Board of Directors to a trust for the exclusive benefit of participating employees. The Company also pays certain expenses of the ESOP as determined by the Board of Directors. The Company contributed $94,650 to the ESOP and paid $12,802 in administrative expenses for fiscal year ended in 1995.

4.  INCOME TAXES

     The Company accounts for income taxes in accordance with SFAS No. 109. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     The provision for income taxes includes the following:

Currently payable:
  Federal...................................................    $ 373,000
  State.....................................................       83,000
                                                                ---------
Total currently payable.....................................      456,000
                                                                ---------
Deferred expense (benefit):
  Federal...................................................     (292,000)
  State.....................................................      (43,000)
                                                                ---------
Total deferred expense (benefit)............................     (335,000)
                                                                ---------
Total taxes on income.......................................    $ 121,000
                                                                =========

     For the year ended September 30, 1995, reported income tax expense differs from income tax expense that would result from applying the federal statutory rate to pretax income due primarily to state income taxes net of federal benefits, certain expenses not deductible for tax purposes and other miscellaneous adjustments.

                     ITCO HOLDING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  YEAR ENDED SEPTEMBER 30, 1995 -- (CONTINUED)

5.  DEFERRED REVENUE

     Deferred revenue consists primarily of non-compete agreements related to the sale of previous operations and is being amortized over the five year life of the agreements. The Company recognized income on the amortization of the agreements of $48,777 for fiscal year 1995.

6.  COMMITMENTS AND CONTINGENCIES

CAPITAL AND OPERATING LEASES

     The Company has various capital and operating lease agreements for warehouse facilities, office equipment, transportation equipment and retail outlets, including several with related parties (Note 2). Rents charged to operations in fiscal year 1995 was $4,003,975.

     The Company subleases four retail locations to unrelated third parties. These subleases expire from August of 1997 to January of 2000 and provide for minimum sublease rentals of $188,060 in 1996, $182,120 in 1997, $48,950 in 1998,
$45,500 in 1999 and $45,500 in 2000. Rental income recorded in fiscal 1995 under these subleases was $434,440.

7.  LITIGATION

     The Company is involved in litigation primarily arising in the normal course of its business. In the opinion of management, the Company's liability, if any, or the Company's recovery, if any, under any pending litigation would not materially affect its financial position or results of operations.

8.  SUBSEQUENT EVENTS

     ITCO Acquisition Company of North Carolina, Inc. ("Merger Subsidiary") was incorporated in the State of North Carolina in November 1995. The Merger Subsidiary is a wholly-owned subsidiary of ITCO Acquisition Company, Inc. ("Purchaser"), a Delaware corporation. On November 30, 1995, the Purchaser acquired all of the outstanding capital stock of the Company by means of a merger of the Merger Subsidiary with and into the Company for an aggregate purchase price of $18,114,834 (the "Acquisition").

     Pursuant to the Acquisition, the Company was released as guarantor of all loans on behalf of Viking, TAG and a stockholder/officer of the Company; all of the outstanding capital stock of L&N (an affiliate) was transferred to the Company; and the Company increased its credit facility from $30,000,000 to $50,000,000.

     The aforementioned stockholder/officer's share of the purchase price was reduced by the fair market value of assets distributed to such stockholder/officer and the amounts receivable by the Company from such stockholder/officer. The total of the purchase price reduction was $1,066,237. Additionally, the Company and either TAG or Viking entered into new long-term real estate leases with respect to nine properties currently leased by the Company.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                                  MAY 20, 1998

ASSETS
Current assets:
  Cash......................................................    $  1,204,497
  Receivables:
     Trade, net of allowance for doubtful accounts of
      $1,463,486............................................      42,822,098
     Other including supplier rebates.......................       6,093,492
                                                                ------------
                                                                  50,120,087
  Inventories...............................................      52,988,948
  Deferred income tax asset.................................       1,558,631
  Prepaid expenses..........................................         740,590
                                                                ------------
Total current assets........................................     105,408,256
Property and equipment, net.................................      10,310,418
Goodwill, net...............................................      13,962,907
Other assets................................................       1,134,498
Deferred income tax asset...................................         457,991
                                                                ------------
Total assets................................................    $131,274,070
                                                                ============

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Accounts payable..........................................    $ 86,986,319
  Accrued expenses..........................................       3,555,930
  Current maturities of long-term debt......................       4,828,972
  Income tax payable........................................       1,024,542
                                                                ------------
Total current liabilities...................................      96,395,763
Revolving credit agreement..................................      26,254,556
Long-term debt..............................................       1,471,858
                                                                ------------
Total liabilities...........................................     124,122,177
Commitments and contingencies
Preferred stock, Class A, $0.01 par value; $1,000 stated
  value; 50,000 shares authorized; 8,100 shares issued and
  outstanding...............................................      10,370,090
Shareholders' deficit:
  Common stock, $0.01 par value; 250,000 shares authorized;
     93,000 shares issued and outstanding...................             930
  Additional paid in capital................................       1,599,070
  Accumulated deficit.......................................      (4,818,197)
                                                                ------------
Total shareholders' deficit.................................      (3,218,197)
                                                                ------------
Total liabilities and shareholders' deficit.................    $131,274,070
                                                                ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                              PERIOD ENDED    EIGHT MONTHS
                                                                MAY 20,       ENDED MAY 31,
                                                                  1998            1997
                                                              ------------    -------------
Sales.......................................................  $232,277,464    $225,804,195
Cost of sales...............................................   198,701,340     194,202,890
                                                              ------------    ------------
Gross profit................................................    33,576,124      31,601,305
Selling, general and administrative expenses................    29,956,972      31,097,067
                                                              ------------    ------------
Income (loss) from operations...............................     3,619,152         504,238
Other income (expense):
  Interest expense..........................................    (2,352,238)     (2,344,975)
  Rental income.............................................       265,137         239,207
  Other, net................................................       125,607        (174,473)
                                                              ------------    ------------
Total other expense.........................................    (1,961,494)     (2,280,241)
                                                              ------------    ------------
Income (loss) before income taxes...........................     1,657,658      (1,776,003)
Income tax (expense) benefit................................      (811,100)        700,000
                                                              ------------    ------------
Net income (loss)...........................................  $    846,558    $ (1,076,003)
                                                              ============    ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

           UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT

                                                       ADDITIONAL
                                             COMMON     PAID-IN      ACCUMULATED
                                             STOCK      CAPITAL        DEFICIT         TOTAL
                                             ------    ----------    -----------    -----------
Balance at September 30, 1997..............   $900     $  899,100    $(5,003,256)   $(4,103,256)
  Net income...............................     --             --        846,558        846,558
  Issuance of common stock.................     30        699,970             --        700,000
  Accrued dividends on Preferred Stock,
     Class A...............................     --             --       (661,499)      (661,499)
                                              ----     ----------    -----------    -----------
Balance at May 20, 1998....................   $930     $1,599,070    $(4,818,197)   $(3,218,197)
                                              ====     ==========    ===========    ===========

                                                       ADDITIONAL
                                             COMMON     PAID-IN      ACCUMULATED
                                             STOCK      CAPITAL        DEFICIT         TOTAL
                                             ------    ----------    -----------    -----------
Balance at September 30, 1996..............   $900     $  899,100    $(2,651,409)   $(1,751,409)
  Net loss.................................     --             --     (1,076,003)    (1,076,003)
  Accrued dividends on Preferred Stock,
     Class A...............................     --             --       (599,286)      (599,286)
                                              ----     ----------    -----------    -----------
Balance at May 31, 1997....................   $900     $  899,100    $(4,326,698)   $(3,426,698)
                                              ====     ==========    ===========    ===========

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       PERIOD ENDED MAY 20, 1998 AND THE
                        EIGHT MONTHS ENDED MAY 31, 1997

                                                              PERIOD ENDED    EIGHT MONTHS
                                                                MAY 20,       ENDED MAY 31,
                                                                  1998            1997
                                                              ------------    -------------
OPERATING ACTIVITIES
Net income (loss)...........................................  $   846,558     $ (1,076,003)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization on property and equipment...    1,017,841        1,105,496
  Amortization on intangible assets.........................      598,087          577,684
  Non-cash charge (Note 3)..................................      670,000               --
  Net (gain) loss on disposal of property and equipment.....     (182,903)          55,471
  Deferred income tax.......................................     (211,500)          13,743
  Changes in assets and liabilities:
     Receivables, net.......................................    1,012,037        4,213,065
     Inventories............................................   (9,801,037)       3,733,339
     Prepaid expenses.......................................     (212,280)        (374,594)
     Accounts payable.......................................   11,839,844        4,812,251
     Accrued expenses.......................................      469,526          427,020
     Other liabilities/assets...............................     (584,574)        (482,335)
     Income tax payable/receivable..........................    1,024,542         (539,920)
                                                              -----------     ------------
Net cash provided by operating activities...................    6,486,141       12,465,217

INVESTING ACTIVITIES
Expenditures for property and equipment.....................     (711,103)      (1,032,581)
Proceeds from sale of property and equipment................      470,748          446,036
                                                              -----------     ------------
Net cash used in investing activities.......................     (240,355)        (586,545)

FINANCING ACTIVITIES
Net payments on revolving credit agreement..................   (5,868,111)      (8,374,507)
Repayment of long-term debt.................................   (1,058,768)      (3,316,311)
Proceeds from issue of common stock.........................       30,000               --
Principal paid on capital lease obligations.................           --          (74,177)
                                                              -----------     ------------
Net cash used in financing activities.......................   (6,896,879)     (11,764,995)
                                                              -----------     ------------
Net increase in cash........................................     (651,093)         113,677
Cash at beginning of period.................................    1,855,590        1,753,583
                                                              -----------     ------------
Cash at end of period.......................................  $ 1,204,497     $  1,867,260
                                                              ===========     ============
Interest paid...............................................  $ 2,395,411     $  2,243,826
                                                              ===========     ============
Income taxes paid...........................................  $    11,558     $         --
                                                              ===========     ============

                            See accompanying notes.

                  ITCO LOGISTICS CORPORATION AND SUBSIDIARIES

          NOTES TO UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                  MAY 20, 1998

1.  SIGNIFICANT ACCOUNTING POLICIES

  Organization

     ITCO Logistics Corporation and subsidiaries (the "Company") are principally engaged in the business of wholesale distribution of car and truck tires and related accessories generally in the eastern part of the United States.

  Basis of Presentation

     The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period ended May 20, 1998 are not necessarily indicative of the results that may be expected for the year ending September 30, 1998. For further information, refer to the audited consolidated financial statements and notes thereto for the year ended September 30, 1997 included elsewhere in this document.

2.  MERGER

     On March 10, 1998, the Company and J. H. Heafner Company, Inc. ("Heafner") entered into a merger agreement. On May 20, 1998, a newly formed subsidiary of Heafner was merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Heafner (the "ITCO Merger"). The total consideration paid to the stockholders of the Company in connection with the ITCO Merger was $18 million in cash plus 1,400,667 newly issued shares of Class B common stock, $.01 par value of Heafner and $1.1 million paid to the holders of the Company's stock appreciation rights.

3.  STOCK PURCHASE AGREEMENT

     In January 1998, the Company entered into a stock purchase agreement in which two employees acquired 3,000 shares of common stock at $10.00 per share. In accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the transaction resulted in a non-cash charge of approximately $670,000 (which is included in selling, general and administrative expenses), based upon the estimated fair value of the stock at the date of issuance.

4.  INCOME TAXES

     The major contributing factor for the difference between the federal statutory rate and the effective rate for the period ended May 20, 1998 is non-deductible goodwill.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
The Speed Merchant, Inc.:

     We have audited the accompanying balance sheets of The Speed Merchant, Inc. as of October 31, 1996 and 1997, and the related statements of income and retained earnings and cash flows for each of the years in the three-year period ended October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Speed Merchant, Inc. as of October 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended October 31, 1997, in conformity with generally accepted accounting principles.

                                          /s/ KPMG Peat Marwick LLP

Mountain View, California
December 23, 1997, except as to Note 10, which is as of January 21, 1998

                            THE SPEED MERCHANT, INC.

                                 BALANCE SHEETS

                                                               OCTOBER 31,
                                                        -------------------------     APRIL 30,
                                                           1996           1997          1998
                                                        -----------    ----------    -----------
                                                                                     (UNAUDITED)
                        ASSETS
Current assets:
  Cash................................................  $    17,139       841,623       879,380
  Short-term investments..............................      409,184        71,451         8,257
  Accounts receivable, net of allowance of $118,910,
     $251,313, and $234,171, respectively.............   15,250,571    12,509,038    15,327,527
  Current portion of related party notes receivable...      447,971        61,658        65,747
  Other receivables...................................      434,377       333,221       286,217
  Current portion of net investment in direct
     financing leases.................................      125,749       294,297       317,712
  Inventories.........................................   25,242,274    25,582,340    29,891,817
  Prepaid expenses....................................      182,495       174,327       181,021
  Deferred income taxes...............................      349,091       413,226       413,226
                                                        -----------    ----------    ----------
          Total current assets........................   42,458,851    40,281,181    47,370,904
Net investment in direct financing leases, less
  current portion.....................................      260,217       397,103       302,052
Property and equipment, net...........................    2,516,602     5,006,583     6,506,136
Related party notes receivable, less current
  portion.............................................      336,318       782,639       835,104
Other assets..........................................      151,600       206,653       412,336
                                                        -----------    ----------    ----------
          Total assets................................  $45,723,588    46,674,159    55,426,532
                                                        ===========    ==========    ==========
         LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit......................................  $ 1,405,826            --     2,719,240
  Current portion of trade notes payable..............    1,034,000       603,110     1,433,566
  Current portion of long-term obligations............       48,852       111,113       209,918
  Related party note payable..........................      115,237       158,151       211,896
  Accounts payable....................................   31,548,656    31,132,210    32,980,159
  Accrued liabilities.................................    3,117,556     2,909,348     2,829,131
  Income taxes payable................................      361,867       484,132       540,752
                                                        -----------    ----------    ----------
          Total current liabilities...................   37,631,994    35,398,064    40,924,662
Trade notes payable, less current portion.............    3,762,000     3,038,890     2,509,990
Long-term obligations, less current portion...........      108,311     1,699,037     2,885,430
Deferred income taxes.................................      204,901       241,766       241,766
                                                        -----------    ----------    ----------
          Total liabilities...........................   41,707,206    40,377,757    46,561,848
                                                        -----------    ----------    ----------
Shareholders' equity:
  Common stock, $1.00 par value; 1,000,000 shares
     authorized; 14,118 shares issued and
     outstanding......................................      405,869       405,869       405,869
  Retained earnings...................................    3,610,513     5,890,533     8,458,815
                                                        -----------    ----------    ----------
          Total shareholders' equity..................    4,016,382     6,296,402     8,864,684
                                                        -----------    ----------    ----------
Commitments
          Total liabilities and shareholders'
            equity....................................  $45,723,588    46,674,159    55,426,532
                                                        ===========    ==========    ==========

                See accompanying notes to financial statements.

                            THE SPEED MERCHANT, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS

                                                                             SIX-MONTH PERIODS ENDED
                                        YEARS ENDED OCTOBER 31,                     APRIL 30,
                               ------------------------------------------   -------------------------
                                   1995           1996           1997          1997          1998
                               ------------   ------------   ------------   -----------   -----------
                                                                                   (UNAUDITED)
Sales........................  $107,683,262   $122,930,224   $122,410,452   $56,588,551   $67,578,573
Cost of goods sold...........    88,363,232    101,355,329     98,289,369    45,294,460    49,013,332
                               ------------   ------------   ------------   -----------   -----------
  Gross profit...............    19,320,030     21,574,895     24,121,083    11,294,091    18,565,241
Operating expenses...........    17,785,957     18,659,917     20,087,450     9,580,158    13,963,007
                               ------------   ------------   ------------   -----------   -----------
  Income from operations.....     1,534,073      2,914,978      4,033,633     1,713,933     4,602,234
Other income (expense):
  Interest expense, net......      (298,461)       (44,628)      (155,477)      (83,812)     (227,275)
  Other income (expense),
     net.....................        33,397       (117,459)       (67,136)      (29,384)      (97,358)
                               ------------   ------------   ------------   -----------   -----------
  Income before income taxes
     and minority interest...     1,269,009      2,752,891      3,811,020     1,600,737     4,277,601
Income taxes.................       537,000      1,070,000      1,531,000       637,493     1,709,319
                               ------------   ------------   ------------   -----------   -----------
  Income before minority
     interest................       732,009      1,682,891      2,280,020       963,244     2,568,282
Minority interest............         6,329          2,818             --            --            --
                               ------------   ------------   ------------   -----------   -----------
  Net income.................       725,680      1,680,073      2,280,020       963,244     2,568,282
Retained earnings:
  Beginning of year/period...     1,204,760      1,930,440      3,610,513     3,610,513     5,890,533
                               ------------   ------------   ------------   -----------   -----------
  End of year/period.........  $  1,930,440   $  3,610,513   $  5,890,533   $ 4,573,757   $ 8,458,815
                               ============   ============   ============   ===========   ===========

                See accompanying notes to financial statements.

                            THE SPEED MERCHANT, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                               SIX-MONTH PERIODS ENDED
                                                            YEARS ENDED OCTOBER 31,                   APRIL 30,
                                                    ---------------------------------------    ------------------------
                                                       1995           1996          1997          1997          1998
                                                    -----------    ----------    ----------    ----------    ----------
                                                                                                     (UNAUDITED)
Cash flows from operating activities:
  Net income......................................  $   725,680     1,680,073     2,280,020       963,244     2,568,282
  Adjustments to reconcile net income to net cash
    (used in) provided by operating activities:
    Depreciation and amortization.................      337,647       403,807       483,746       203,283       327,796
    Allowance for doubtful accounts...............        5,114        48,025       132,403        61,925       (17,142)
    Minority interest.............................        6,329         2,818            --            --            --
    Loss on partnership dissolution...............           --        40,773            --            --            --
    Increase in cash value of life insurance......           --            --       (64,615)           --       (34,647)
    Deferred income taxes.........................       95,000       (11,265)      (27,270)           --            --
    Financing revenue received under leases.......           --       (24,924)     (102,755)      (48,165)      (37,375)
    Changes in operating assets and liabilities:
      Accounts receivable.........................   (4,617,842)   (3,751,395)    2,609,130     3,108,839    (2,721,842)
      Other receivables...........................   (1,048,046)      755,238       101,156       326,481        75,318
      Inventories.................................   (1,706,660)   (3,177,815)     (340,066)    3,168,693    (3,120,347)
      Prepaid expenses............................      (64,911)      (19,178)        8,168        (3,902)        9,005
      Accounts payable............................    3,518,485     7,362,351      (416,446)   (4,614,279)    1,816,658
      Accrued liabilities.........................      410,791     1,267,692      (208,208)   (1,309,177)     (395,134)
      Income taxes payable........................      114,921        68,439       122,265       (61,692)       56,620
                                                    -----------    ----------    ----------    ----------    ----------
        Net cash (used in) provided by operating
          activities..............................   (2,223,492)    4,644,639     4,577,528     1,795,250    (1,472,808)
                                                    -----------    ----------    ----------    ----------    ----------
Cash flows from investing activities:
  Change in short-term investments................           --      (409,184)      337,733       384,576        63,194
  Purchase of property and equipment..............     (788,369)     (224,496)   (2,943,468)   (2,255,571)     (654,048)
  Purchase of equipment to be leased..............           --      (430,440)     (545,578)     (330,718)      (90,507)
  Purchase of property and equipment in connection
    with acquisition..............................           --            --            --            --      (828,104)
  Purchase of net current assets in connection
    with acquisition..............................           --            --            --            --      (519,750)
  Payments received under direct financing
    leases........................................           --        69,398       342,899       148,976       199,518
  Other assets....................................      (57,422)           --        26,629        19,703       (17,726)
                                                    -----------    ----------    ----------    ----------    ----------
        Net cash used in investing activities.....     (845,791)     (994,722)   (2,781,785)   (2,033,034)   (1,847,423)
                                                    -----------    ----------    ----------    ----------    ----------
Cash flows from financing activities:
  Borrowings (payments) under line of credit......    2,469,406    (3,013,497)   (1,405,826)     (368,887)    2,719,240
  Borrowings under long-term obligations, net of
    costs.........................................           --            --     1,687,775     1,610,904       990,000
  Payments on long-term obligations...............     (436,566)      (62,246)      (82,114)      (24,121)      (49,999)
  Change in related party notes receivable and
    payable, net..................................     (132,886)     (307,915)      (17,094)      (87,608)       (2,809)
  Payments on trade notes payable.................     (932,558)     (384,000)   (1,154,000)     (842,000)     (298,444)
                                                    -----------    ----------    ----------    ----------    ----------
        Net cash provided by (used in) financing
          activities..............................      967,396    (3,767,658)     (971,259)      288,288     3,357,988
                                                    -----------    ----------    ----------    ----------    ----------
Net (decrease) increase in cash...................   (2,101,887)     (117,741)      824,484        50,504        37,757
Cash, beginning of year/period....................    2,236,767       134,880        17,139        17,139       841,623
                                                    -----------    ----------    ----------    ----------    ----------
Cash, end of year/period..........................  $   134,880        17,139       841,623        67,643       879,380
                                                    ===========    ==========    ==========    ==========    ==========
Supplemental disclosures of cash flow information:
  Cash paid during the year/period:
    Interest......................................  $   304,423       200,969       248,920       112,501       208,717
                                                    ===========    ==========    ==========    ==========    ==========
    Income taxes..................................  $   329,742     1,012,826     1,065,671       699,185       708,188
                                                    ===========    ==========    ==========    ==========    ==========
  Noncash investing and financing activities:
    Property and equipment acquired under capital
      leases......................................  $   132,498            --        15,326            --       269,840
                                                    ===========    ==========    ==========    ==========    ==========
    Inventories received in exchange for trade
      notes payable...............................  $ 4,350,000            --            --            --       600,000
                                                    ===========    ==========    ==========    ==========    ==========
    Property and equipment acquired through
      assumption of long-term obligation..........           --            --            --            --        75,357
                                                    ===========    ==========    ==========    ==========    ==========

                See accompanying notes to financial statements.

                            THE SPEED MERCHANT, INC.

                         NOTES TO FINANCIAL STATEMENTS
                        OCTOBER 31, 1995, 1996, AND 1997
            (INFORMATION AS OF APRIL 30, 1998 AND FOR THE SIX-MONTH
             PERIODS ENDED APRIL 30, 1997 AND 1998, IS UNAUDITED.)

(1)  ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization

     The Speed Merchant, Inc. (the Company), a California corporation, is a specialty wholesaler and retailer of automobile tires, parts, and accessories located in California and Arizona. The Company operates under the names of Competition Parts Warehouse, Performance Leasing, Economy Imports, Main Auto, Wheel King, and The Speed Merchant. The 1995 and 1996 financial statements include the Company's majority interest in The Speed Merchant of San Jose, a California partnership. The partnership was dissolved during 1996.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     The Company recognizes revenue upon shipment of product.

  Short-Term Investments

     Short-term investments consist of money market funds, certificates of deposit, U.S. Treasury notes, and corporate equity securities. The Company classifies all instruments with original maturities in excess of three months as short-term investments. All securities held by the Company are classified as trading securities and are recorded at fair value. Unrealized holding gains and losses are included in earnings. Dividends and interest income are recognized when earned.

  Inventories

     Merchandise inventories are stated at the lower of cost (first in, first out) or market.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of 5 to 30 years. Leasehold improvements and equipment under capital leases are amortized over the shorter of the lease term or estimated useful life of the asset.

  Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                            THE SPEED MERCHANT, INC.

  Concentration of Credit Risk

     The Company offers credit terms to customers after an evaluation of a customer's financial condition. These customers are located throughout California and Arizona and no one customer accounts for a substantial part of sales or receivables. The Company generally requires collateral for all large customers.

  Unaudited Balances

     The accompanying unaudited financial statements include all adjustments (consisting of only normal recurring adjustments) that management considers necessary for a fair presentation of the financial position and results of operations as of the date and for the periods indicated.

(2)  RELATED PARTY NOTES RECEIVABLE AND NOTE PAYABLE

     The related party notes receivable consisted of amounts that are due in monthly installments over 10 years, bear interest at 6.5%, and are secured. The related party note payable consisted of an amount that is payable on demand and bears interest at 10%.

(3)  NET INVESTMENT IN DIRECT FINANCING LEASES

     The Company leases equipment to customers under direct financing leases, which are carried at the gross investment in the leases less unearned income. Unearned income is recognized in such a manner as to produce a constant periodic rate of return on the net investment in the direct financing lease.

     The following lists the components of the net investment in direct financing leases:

                                                         OCTOBER 31,
                                                    ---------------------    APRIL 30,
                                                      1996         1997        1998
                                                    ---------    --------    ---------
Total minimum lease payments to be received.......  $ 495,381     854,677     753,812
Less unearned income..............................   (109,415)   (163,277)   (134,048)
                                                    ---------    --------    --------
Net investment in direct financing leases.........  $ 385,966     691,400     619,764
                                                    =========    ========    ========

     As of October 31, 1997, minimum lease payments to be received for each of the five succeeding fiscal years are as follows: $363,797 in 1998; $280,821 in 1999; $146,434 in 2000; $54,232 in 2001; and $9,393 in 2002.

                            THE SPEED MERCHANT, INC.

(4)  PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following:

                                                       OCTOBER 31,
                                                -------------------------    APRIL 30,
                                                   1996           1997          1998
                                                -----------    ----------    ----------
Land..........................................  $        --       455,000       455,000
Building and improvements.....................       43,655     1,793,847     1,741,471
Equipment.....................................    1,725,767     1,870,297     3,230,186
Leasehold improvements........................    1,118,615     1,122,483     1,261,690
Office equipment, furniture, and fixtures.....      657,991     1,015,860     1,306,257
Transportation equipment......................      373,988       519,327       678,766
Equipment held for lease......................           --        71,985            --
                                                -----------    ----------    ----------
                                                  3,920,016     6,848,799     8,673,370
Accumulated depreciation and amortization.....   (1,403,414)   (1,842,216)   (2,167,234)
                                                -----------    ----------    ----------
                                                $ 2,516,602     5,006,583     6,506,136
                                                ===========    ==========    ==========

     Included in property and equipment as of October 31, 1996 and 1997, and April 30, 1998, is $257,376, $269,443, and $539,283, respectively, of equipment under capital leases. Accumulated amortization related to this equipment was $69,497, $106,612, and $132,569 as of October 31, 1996 and 1997, and April 30,
1998, respectively.

(5)  LINE OF CREDIT

     The Company has an $8,000,000 line of credit with no borrowings as of October 31, 1997. Advances on the line of credit bear interest at the prime rate (8.50% as of October 31, 1997) plus 0.25%. Substantially all assets of the Company are pledged as collateral for the line of credit.

(6)  LONG-TERM OBLIGATIONS/TRADE NOTES PAYABLE

     Long-term obligations consisted of the following:

                                                         OCTOBER 31,
                                                    ---------------------    APRIL 30,
                                                      1996        1997         1998
                                                    --------    ---------    ---------
Note payable to bank; monthly installments of
  $15,756 including interest at 8.5% to March
  2012; secured by property.......................  $     --    1,568,377    1,539,999
Note payable to bank; monthly installments of
  $1,483 including interest at 8.875% to October
  2027; secured by property.......................        --      119,776      119,776
Note payable to financial institution; monthly
  installments of $16,667 plus variable interest
  at the 30-day commercial paper rate plus 2.7% to
  April 2003; secured by property.................        --           --      966,667
Other notes payable...............................        --           --      124,636
Capital lease obligations (see Note 7)............   157,163      121,997      344,270
                                                    --------    ---------    ---------
                                                     157,163    1,810,150    3,095,348
Less current portion..............................    48,852      111,113      209,918
                                                    --------    ---------    ---------
                                                    $108,311    1,699,037    2,885,430
                                                    ========    =========    =========

                            THE SPEED MERCHANT, INC.

     Trade notes payable include notes to various suppliers for inventory purchases. These notes bear interest at rates ranging from the prime rate to 120% of the prime rate. The interest is forgiven provided the Company meets certain future minimum purchase requirements. Future minimum payments pursuant to these agreements are as follows:

FISCAL YEAR ENDING
OCTOBER 31,
------------------
     1998......................................    $  603,110
     1999......................................     1,718,890
     2000......................................       180,000
     2001......................................       180,000
     2002......................................       180,000
     Thereafter................................       780,000
                                                   ----------
     Total trade notes payable.................     3,642,000
     Less current portion of trade notes
       payable.................................       603,110
                                                   ----------
                                                   $3,038,890
                                                   ==========

(7)  LEASE OBLIGATIONS

     The Company leases warehouses, retail facilities, and vehicles under long-term operating leases that expire at various dates through fiscal 2005. The Company also leases certain equipment under capital leases.

     Future minimum lease payments are as follows:

               FISCAL YEAR ENDING
                   OCTOBER 31,                     CAPITAL LEASES    OPERATING LEASES
               ------------------                  --------------    ----------------
  1998...........................................     $ 64,390           2,193,943
  1999...........................................       48,063           1,617,955
  2000...........................................       22,791           1,340,938
  2001...........................................        3,892           1,094,728
  2002...........................................        1,297             849,518
  Thereafter.....................................           --             615,156
                                                      --------          ----------
  Total..........................................      140,433          $7,712,238
                                                                        ==========
  Less amount representing interest..............       18,436
                                                      --------
  Present value of capital lease payments........      121,997
  Less current portion of capital lease
     obligations.................................       53,131
                                                      --------
                                                      $ 68,866
                                                      ========

     Rent expense was $3,486,000, $3,517,000, $3,491,000, and $2,121,000 for the
years ended October 31, 1995, 1996, and 1997, and for the six-month period ended April 30, 1998, respectively.

                            THE SPEED MERCHANT, INC.

(8)  INCOME TAXES

     The provision for income taxes consisted of the following:

                                                         YEARS ENDED OCTOBER 31,
                                                    ----------------------------------
                                                      1995        1996         1997
                                                    --------    ---------    ---------
Current:
  Federal.........................................  $350,000      817,265    1,204,170
  State...........................................    92,000      264,000      354,100
Deferred:
  Federal.........................................    65,000       (7,265)     (24,170)
  State...........................................    30,000       (4,000)      (3,100)
                                                    --------    ---------    ---------
          Total...................................  $537,000    1,070,000    1,531,000
                                                    ========    =========    =========

     Income tax expense differed from the amounts computed by applying the federal income tax rate of 34% to pretax income as the result of the following:

                                                         YEARS ENDED OCTOBER 31,
                                                    ----------------------------------
                                                      1995        1996         1997
                                                    --------    ---------    ---------
Computed "expected" tax expense...................  $431,463      935,983    1,295,747
State income taxes, net of federal income tax
  benefit.........................................    72,789      169,696      202,268
Other.............................................    32,748      (35,679)      32,985
                                                    --------    ---------    ---------
                                                    $537,000    1,070,000    1,531,000
                                                    ========    =========    =========

     The tax effects of temporary differences that give rise to significant components of the deferred tax assets and liabilities as of October 31, 1996 and 1997, are presented below:

                                                                1996        1997
                                                              ---------   --------
Deferred tax assets:
  Reserves and accruals not currently deductible............  $ 104,231    172,401
  Inventories -- costs inventoried for tax purposes.........    155,027    121,490
  State income taxes........................................     89,833    119,335
                                                              ---------   --------
          Total gross deferred tax assets...................    349,091    413,226
Deferred tax liabilities:
  Property and equipment -- depreciation differences........   (204,901)  (241,766)
                                                              ---------   --------
          Net deferred tax assets...........................  $ 144,190    171,460
                                                              =========   ========

A valuation allowance against the deferred tax assets was not required as management believes it is more likely than not the Company will generate sufficient taxable income to realize the deferred tax assets.

(9)  EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) tax deferred savings plan to which participants may contribute up to $9,500 per year. The Company does not make contributions to the plan.

(10)  SUBSEQUENT EVENT

     On January 21, 1998, the Company acquired certain assets and liabilities of Tire Outlet's 10 retail stores in Arizona for approximately $898,000. The acquired net assets primarily consisted of receivables, inventory, property and equipment and certain liabilities. The acquisition was accounted for using the purchase method of accounting.

                            THE SPEED MERCHANT, INC.

(11)  EVENTS SUBSEQUENT TO DATE OF AUDITORS' REPORT (UNAUDITED)

     In April 1998, the Company acquired certain assets of Tires One retail stores in California and Arizona for approximately $750,000. The acquired assets consisted primarily of inventory and property and equipment. The acquisition was accounted for using the purchase method of accounting and the operating results subsequent to the acquisition date are included in the statement of income.

     On May 20, 1998, the Company sold all of its common stock for $45 million.

------------------------------------------------------
------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE SUBSIDIARY GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE SUBSIDIARY GUARANTORS SINCE SUCH DATE.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    3
Summary...............................    4
Risk Factors..........................   15
The Transactions......................   21
Use of Proceeds.......................   24
The Exchange Offer....................   25
Capitalization........................   33
Unaudited Pro Forma Condensed Combined
  Financial Data......................   34
Selected Historical Financial Data....   44
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   52
Business..............................   63
Management............................   74
Principal Stockholders................   81
Certain Relationships and Related
  Transactions........................   83
Description of New Credit Facility....   85
Description of the New Notes..........   87
Certain U.S. Federal Income Tax
  Considerations......................  114
Plan of Distribution..................  117
Legal Matters.........................  118
Experts...............................  118
Index to Consolidated Financial
  Statements..........................  F-1


UNTIL          , 1998 (90 DAYS AFTER THE COMMENCEMENT OF THE EXCHANGE OFFER),
ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN SELLING NEW NOTES RECEIVED IN EXCHANGE FOR OLD NOTES HELD FOR THEIR OWN ACCOUNT. SEE "PLAN OF DISTRIBUTION."

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                THE J.H. HEAFNER
                                 COMPANY, INC.
                             OFFER TO EXCHANGE ITS
                                10% SENIOR NOTES
                                    DUE 2008
                             FOR ANY AND ALL OF ITS
                                  OUTSTANDING
                                10% SENIOR NOTES
                                    DUE 2008
                               -----------------
                                   PROSPECTUS
                               -----------------
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

  The J.H. Heafner Company, Inc., ITCO Holding Company, Inc. and ITCO Tire
Company

     The Issuer, ITCO Holding Company, Inc. ("ITCO Holding") and ITCO Tire Company ("ITCO Tire") are North Carolina corporations. Part 5 of the North Carolina Business Corporation Act (the "NCBCA") permits a North Carolina corporation to indemnify any individual who was or is a defendant or respondent, or is threatened to be made a defendant or respondent, to any threatened, pending, or completed civil, criminal, administrative or investigative action, suit or proceeding, whether formal or informal, by reason of the fact that such individual is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to another corporation or entity at the request of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be (i) in the case of conduct in such individual's official capacity with the corporation, in the best interests of the corporation and (ii) in all other cases, not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe the conduct was unlawful. A corporation may not indemnify such individual where the action or suit is by or in the right of the corporation and such individual is adjudged liable to the corporation or in any other action, suit or proceeding where such individual is charged with, and found liable of, receiving improper personal benefit. Each of the Issuer and ITCO Tire, in their respective Articles of Incorporation, and ITCO Holding, in its By-laws, has provided that its directors and officers will be indemnified and held harmless to the fullest extent provided by the NCBCA.

     Section 55-8-56 of the NCBCA also permits a North Carolina corporation to purchase insurance for the benefit of any person who is or was a director, officer, employee or agent of the corporation against any liability incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability.

  Oliver & Winston, Inc., The Speed Merchant, Inc. and Phoenix Racing, Inc.

     Winston, Speed Merchant and Phoenix Racing, Inc. ("Phoenix") are California corporations. Section 317 of the California General Corporation Law ("CGCL") permits a California corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to the predecessor corporation or another corporation or entity at the request of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe the conduct was unlawful. Where the action or suit is by or in the right of the corporation, the corporation may not indemnify such person for any claim, issue or matter as to which the person shall have been adjudged liable to the corporation, except as otherwise determined by the court in which the action or suit was brought. Each of Winston, Speed Merchant and Phoenix has provided in its By-laws that its directors and officers will be indemnified and held harmless against all expenses, liability and loss (including attorneys' fees, judgments, fines, and other amounts actually and reasonably incurred in connection with the proceeding) to the extent provided by the CGCL, except that Winston and Speed Merchant have provided in their By-laws that such directors and officers shall not be indemnified for amounts paid in settling or otherwise disposing of a pending or threatened action, whether with or without court approval. The By-laws of Phoenix allow amounts paid in settling or otherwise disposing of a pending or threatened action to be paid as provided by the CGCL. Winston's Articles of Incorporation allow Winston to provide indemnification to its directors and officers for breach of duty of such directors and officers, though by-law provisions or individual agreements with such directors and officers, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits of Section 204 of the CGCL.

     Section 317(i) of the CGCL also permits a California corporation to purchase insurance for the benefit of any person who is or was a director, officer, employee, or agent of the corporation against any liability incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. The By-laws of each of Winston and Speed Merchant specifically permit each corporation to purchase such insurance.

  ITCO Logistics Corporation

     ITCO Logistics is a Delaware corporation. Section 145 of the Delaware General Corporation Law ("DGCL") permits a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving as such with respect to another corporation or entity at the request of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe the conduct was unlawful. Where the action or suit is by or in the right of the corporation, the corporation may not indemnify such person for any claim, issue or matter as to which the person shall have been adjudged liable to the corporation, except as otherwise determined by the Delaware Court of Chancery or the court in which the action or suit was brought. ITCO Logistics has provided in its By-laws that its directors and officers will be indemnified and held harmless against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid in settlement) to the fullest extent provided by the law as it exists or may hereafter be amended.

     Section 145 of the DGCL and the By-laws of ITCO Logistics also permit ITCO Logistics to purchase insurance for the benefit of any person who is or was a director, officer, employee, or agent of the corporation against any liability incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability.

  ITCO Tire Company of Georgia

     ITCO Tire Company of Georgia ("ITCO Georgia") is a Virginia corporation. Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act ("VSCA") permits a Virginia corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed civil, criminal, administrative or investigative action, suit or proceeding, whether formal or informal, by reason of the fact that such person is or was a director, officer, partner, trustee, employee or agent of the corporation, or is or was serving as such with respect to another corporation or entity at the request of the corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be, with respect to conduct in the course of an official capacity with the corporation, in or, in all other cases, not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, without reasonable cause to believe the conduct was unlawful. Where the action or suit is by or in the right of the corporation, the corporation may not indemnify such person for any claim, issue or matter as to which the person shall have been adjudged liable to the corporation, or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. ITCO Georgia has provided in its By-laws that its directors and officers will be indemnified and held harmless against all expenses, liability and loss (including counsel fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) to the fullest extent provided by the law as it exists or may hereafter be amended.

     Section 13.1-703 of the VSCA and the By-laws of ITCO Georgia also permit ITCO Georgia to purchase insurance for the benefit of any person who is or was a director, officer, employee, or agent of the corporation against any liability incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability under sections 13.1-697 or 12.1-698.

  Liability Insurance; Indemnification Under Employment Agreements

     The Company maintains directors and officers liability insurance policies, in such amounts as it deems reasonable, against certain liabilities that may be asserted against, or incurred by, the directors and officers of each registrant in their capacities as directors or officers of such corporation, including liabilities under federal and state securities laws.

     Each of the Named Executive Officers is indemnified by the Company against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as employees pursuant to employment agreements with the Company more fully described in the Prospectus that forms a part of this Registration Statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

  3.1   Second Amended and Restated Articles of Incorporation of The
        J.H. Heafner Company, Inc. (the "Company")
  3.2   By-laws of the Company
  3.3   Articles of Incorporation of Oliver & Winston, Inc.
  3.4   By-laws of Oliver & Winston, Inc.
  3.5   Certificate of Incorporation of ITCO Logistics Corporation
  3.6   By-laws of ITCO Logistics Corporation
  3.7   Articles of Incorporation of ITCO Holding Company, Inc.
  3.8   By-laws of ITCO Holding Company, Inc.
  3.9   Articles of Incorporation of ITCO Tire Company
  3.10  By-laws of ITCO Tire Company
  3.11  Articles of Incorporation of ITCO Tire Company of Georgia*
  3.12  By-laws of ITCO Tire Company of Georgia
  3.13  Articles of Incorporation of The Speed Merchant, Inc.
  3.14  By-laws of The Speed Merchant, Inc.
  3.15  Articles of Incorporation of Phoenix Racing, Inc.
  3.16  By-laws of Phoenix Racing, Inc.
  4.1   Indenture, dated as of May 15, 1998, among the Company,
        First Union National Bank, as Trustee (the "Trustee"), and
        Oliver & Winston, Inc., ITCO Logistics Corporation, ITCO
        Holding Company, Inc., ITCO Tire Company, ITCO Tire Company of Georgia, The Speed Merchant, Inc., and Phoenix Racing,
        Inc. (collectively, the "Subsidiary Guarantors")
  4.2 Form of Global Note (attached as Exhibit A to the Indenture filed as Exhibit 4.1 to the Registration Statement)
  5.1 Opinion of Howard, Smith & Levin LLP as to the Legality of the New Notes*
  9.1 Voting Trust Agreement, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H. Gaither, Albert C.
        Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert
        Comer Gaither and Thomas R. Jones, as Stockholders, and Ann
        Heafner Gaither and William H. Gaither, as Trustees
 10.1 Amended and Restated Loan and Security Agreement, dated as of May 20, 1998, among the Company, Oliver & Winston, Inc.,
        ITCO Holding Company, Inc. and The Speed Merchant, Inc., as
        Borrowers, BankBoston, N.A., as Agent (the 'Agent'), Fleet
        Capital Corporation and First Union National Bank as
        Co-Agents (the "Co-Agents") and the various financial institutions from time to time party thereto, as Lenders
 10.2   Letter, dated May 20, 1998, from the Company, Oliver &
        Winston, Inc., ITCO Holding Company, Inc., The Speed
        Merchant, Inc., ITCO Tire Company, ITCO Tire Company of
        Georgia and Phoenix Racing, Inc. to the Agent and the Co-Agents
 10.3   Guaranties, dated as of May 20, 1998, by each of ITCO Tire
        Company, ITCO Tire Company of Georgia, ITCO Logistics
        Corporation and Phoenix Racing, Inc. in favor of the Agent
 10.4 Subsidiary Security Agreements, dated as of May 20, 1998, between the Agent and each of ITCO Tire Company, ITCO Tire
        Company of Georgia, ITCO Logistics Corporation and Phoenix
        Racing, Inc.
 10.5 Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 7, 1997, by and among The J. H. Heafner
        Company, Inc. and The 1818 Mezzanine Fund, L.P.
 10.6 Registration Rights Agreement, dated as of May 7, 1997, by and among The J. H. Heafner Company, Inc. and The 1818
        Mezzanine Fund, L.P.
 10.7   Warrant No. 2 exercisable for 1,034,000 shares of Class A
        Common Stock in the name of The 1818 Mezzanine Fund, L.P.

    10.8   Securities Purchase Agreement, dated as of May 7, 1997, between The J. H. Heafner Company, Inc. and The
           Kelly-Springfield Tire and Rubber Company
    10.9   Agreement and Plan of Merger, dated March 10, 1998, among the Company, ITCO Merger Corporation, ITCO
           Logistics Corporation and Wingate Partners II, L.P., Armistead Burwell, Jr., William E. Berry, Richard P.
           Johnson, Leon R. Ellin, Wingate Affiliates II, L.P. and Callier Investment Company (the "ITCO
           Stockholders")
    10.10  Class B Stockholder Agreement, dated as of May 20, 1998, among the Company and the ITCO Stockholders
    10.11  Class B Registration Rights Agreement, dated as of May 20, 1998, among the Company and the ITCO
           Stockholders
    10.12  Escrow Agreement, dated as of May 20, 1998, among the Company, the ITCO Stockholders and the Chase
           Manhattan Bank, as escrow agent
    10.13  Stock Purchase Agreement, dated as of March 11, 1998, among the Company, Arthur C. Soares and Ray C.
           Barney
    10.14  Escrow Agreement, dated as of May 20, 1998, among the Company, Arthur C. Barney, Ray C. Barney and First
           Union National Bank, as escrow agent (the "CPW Escrow Agent")
    10.15  Letter of Credit, dated as of May 20, 1998, issued to First Union National Bank, as CPW Escrow Agent.
    10.16  Stock Purchase Agreement, dated as of April 9, 1997, among the Company and the shareholders of Oliver &
           Winston, Inc.
    10.17  Guaranty, dated March 31, 1997, of the Company*
    10.18  1998 Michelin North America, Inc. Distributor Agreement, dated January 1, 1998, by and between Michelin
           North America, Inc. and the Company*
    10.19  The J.H. Heafner Company 1997 Stock Option Plan (the "Stock Option Plan")
    10.20  Form of Stock Option Agreement (incentive stock options)
    10.21  Form of Stockholder Agreement (pursuant to the Stock Option Plan)
    10.22  Stockholders' Agreement, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H.
           Gaither, Albert C. Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert Comer Gaither and Thomas R.
           Jones.
    10.23  The J.H. Heafner Company 1997 Restricted Stock Plan
    10.24  Securities Purchase and Stockholders Agreement, dated as of May 28, 1997, among the Company and various management stockholders
    10.25  Employment and Severance Agreements between the Company and William H. Gaither, J. Michael Gaither,
           Donald C. Roof, Daniel K. Brown and Thomas J. Bonburg*
    10.26  Employment Agreement, dated as of May 20, 1998, between the Company and Richard P. Johnson
    10.27  Employment Agreement, dated as of May 20, 1998, between the Company and Arthur C. Soares
    10.28  Employment Agreement, dated as of May 20, 1998, between The Speed Merchant, Inc. and Ray C. Barney
    10.29  Lease Agreement, dated October 1, 1992, by and between Carolyn Heafner, Ann H. Gaither, Albert C. Gaither and the Company, as amended
    10.30  Lease, dated August 1, 1988, by and between Ann Heafner Gaither and the Company, as amended*
    10.31  Lease Agreement, dated January 1, 1993, by and between Evangeline H. Heafner and the Company*
    11.1   Statement re: Computation of Per Share Earnings*
    12.1   Statement re: Computation of Ratios
    21.1   Chart of Subsidiaries of the Company
    23.1   Consent of Deloitte & Touche LLP*
    23.2   Consent of Deloitte & Touche LLP*

 .3  23  Consent of Ernst & Young LLP*
 23.4   Consent of KPMG Peat Marwick LLP*
 23.5   Consent of Arthur Andersen LLP*
 23.6   Consent of Howard, Smith & Levin LLP (filed as part of
        Exhibit 5)*
 24.1 Power of Attorney of Directors and Officers (set forth on signature pages of this Amendment)*
 25.1 Statement of Eligibility of Trustee on Form T-1 related to the Notes
 27.1   Financial Data Schedules*
 99.1   Form of Letter of Transmittal
 99.2   Form of Notice of Guaranteed Delivery
 99.3   Form of Exchange Agent Agreement



     (b) Financial Data Schedules (filed as exhibit 27.1)*

---------------

* Filed herewith. All other exhibits were filed with the Registration Statement dated August 18, 1998.


ITEM 22.  UNDERTAKINGS.

     Each undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 20 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          THE J. H. HEAFNER COMPANY, INC.

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: President and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director, President and Chief        October 2, 1998
------------------------------------------------    Executive Officer
               William H. Gaither

               /s/ DONALD C. ROOF                 Senior Vice President, Chief         October 2, 1998
------------------------------------------------    Financial Officer and Treasurer
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

            /s/ VICTORIA B. JACKSON               Director                             October 2, 1998
------------------------------------------------
              Victoria B. Jackson

              /s/ JOSEPH P. DONLAN                Director                             October 2, 1998
------------------------------------------------
                Joseph P. Donlan

           /s/ WILLIAM M. WILCOX, JR.             Director                             October 2, 1998
------------------------------------------------
             William M. Wilcox, Jr.

         /s/ V. EDWARD EASTERLING, JR.            Director                             October 2, 1998
------------------------------------------------
           V. Edward Easterling, Jr.

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          OLIVER & WINSTON, INC.

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director and Chief Executive         October 2, 1998
------------------------------------------------    Officer
               William H. Gaither

             /s/ THOMAS J. BONBURG                Director, President and Chief        October 2, 1998
------------------------------------------------    Operating Officer
               Thomas J. Bonburg

               /s/ DONALD C. ROOF                 Vice President and Treasurer         October 2, 1998
------------------------------------------------
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          ITCO LOGISTICS CORPORATION

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director and Chief Executive         October 2, 1998
------------------------------------------------    Officer
               William H. Gaither

             /s/ RICHARD P. JOHNSON               President and Chief Operating        October 2, 1998
------------------------------------------------    Officer
               Richard P. Johnson

               /s/ DONALD C. ROOF                 Director, Vice President, Chief      October 2, 1998
------------------------------------------------    Financial Officer and Treasurer
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

             /s/ J. MICHAEL GAITHER               Director, Vice President, General    October 2, 1998
------------------------------------------------    Counsel and Secretary
               J. Michael Gaither

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          ITCO HOLDING COMPANY, INC.

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director and Chief Executive         October 2, 1998
------------------------------------------------    Officer
               William H. Gaither

             /s/ RICHARD P. JOHNSON               President and Chief Operating        October 2, 1998
------------------------------------------------    Officer
               Richard P. Johnson

               /s/ DONALD C. ROOF                 Director, Vice President, Chief      October 2, 1998
------------------------------------------------    Financial Officer and Treasurer
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

             /s/ J. MICHAEL GAITHER               Director, Vice President, General    October 2, 1998
------------------------------------------------    Counsel and Secretary
               J. Michael Gaither

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          ITCO TIRE COMPANY

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director and Chief Executive         October 2, 1998
------------------------------------------------    Officer
               William H. Gaither

             /s/ RICHARD P. JOHNSON               President and Chief Operating        October 2, 1998
------------------------------------------------    Officer
               Richard P. Johnson

               /s/ DONALD C. ROOF                 Director, Vice President, Chief      October 2, 1998
------------------------------------------------    Financial Officer and Treasurer
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

             /s/ J. MICHAEL GAITHER               Director, Vice President, General    October 2, 1998
------------------------------------------------    Counsel and Secretary
               J. Michael Gaither

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          ITCO TIRE COMPANY OF GEORGIA

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director and Chief Executive         October 2, 1998
------------------------------------------------    Officer
               William H. Gaither

             /s/ RICHARD P. JOHNSON               President and Chief Operating        October 2, 1998
------------------------------------------------    Officer
               Richard P. Johnson

               /s/ DONALD C. ROOF                 Director, Vice President, Chief      October 2, 1998
------------------------------------------------    Financial Officer and Treasurer
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

             /s/ J. MICHAEL GAITHER               Director, Vice President, General    October 2, 1998
------------------------------------------------    Counsel and Secretary
               J. Michael Gaither

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          THE SPEED MERCHANT, INC.

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director and Chief Executive         October 2, 1998
------------------------------------------------    Officer
               William H. Gaither

              /s/ ARTHUR C. SOARES                President and Chief Operating        October 2, 1998
------------------------------------------------    Officer
                Arthur C. Soares

               /s/ DONALD C. ROOF                 Director, Vice President, Chief      October 2, 1998
------------------------------------------------    Financial Officer and Treasurer
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

             /s/ J. MICHAEL GAITHER               Director, Vice President, General    October 2, 1998
------------------------------------------------    Counsel and Secretary
               J. Michael Gaither

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on October 2, 1998.


                                          PHOENIX RACING, INC.

                                          By:    /s/ WILLIAM H. GAITHER

                                            ------------------------------------
                                            Name: William H. Gaither
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William H. Gaither, Donald C. Roof and J. Michael Gaither and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                                         TITLE                                     DATE
---------                                         -----                                     ----
             /s/ WILLIAM H. GAITHER               Director and Chief Executive         October 2, 1998
------------------------------------------------    Officer
               William H. Gaither

              /s/ ARTHUR C. SOARES                President and Chief Operating        October 2, 1998
------------------------------------------------    Officer
                Arthur C. Soares

               /s/ DONALD C. ROOF                 Director, Vice President, Chief      October 2, 1998
------------------------------------------------    Financial Officer and Treasurer
                 Donald C. Roof

               /s/ ANN H. GAITHER                 Chairperson of the Board             October 2, 1998
------------------------------------------------
                 Ann H. Gaither

             /s/ J. MICHAEL GAITHER               Director, Vice President, General    October 2, 1998
------------------------------------------------    Counsel and Secretary
               J. Michael Gaither

           /s/ J. LEWIS MCKNIGHT, JR.             Chief Accounting Officer             October 2, 1998
------------------------------------------------
             J. Lewis McKnight, Jr.

                                 EXHIBIT INDEX

                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                            DESCRIPTION                               PAGE
-------                           -----------                           ------------
     3.1  Second Amended and Restated Articles of Incorporation of The
          J.H. Heafner Company, Inc. (the "Company")
     3.2  By-laws of the Company
     3.3  Articles of Incorporation of Oliver & Winston, Inc.
     3.4  By-laws of Oliver & Winston, Inc.
     3.5  Certificate of Incorporation of ITCO Logistics Corporation
     3.6  By-laws of ITCO Logistics Corporation
     3.7  Articles of Incorporation of ITCO Holding Company, Inc.
     3.8  By-laws of ITCO Holding Company, Inc.
     3.9  Articles of Incorporation of ITCO Tire Company
     3.10 By-laws of ITCO Tire Company
     3.11 Articles of Incorporation of ITCO Tire Company of Georgia*
     3.12 By-laws of ITCO Tire Company of Georgia
     3.13 Articles of Incorporation of The Speed Merchant, Inc.
     3.14 By-laws of The Speed Merchant, Inc.
     3.15 Articles of Incorporation of Phoenix Racing, Inc.
     3.16 By-laws of Phoenix Racing, Inc.
     4.1  Indenture, dated as of May 15, 1998, among the Company,
          First Union National Bank, as Trustee (the "Trustee"), and
          Oliver & Winston, Inc., ITCO Logistics Corporation, ITCO
          Holding Company, Inc., ITCO Tire Company, ITCO Tire Company
          of Georgia, The Speed Merchant, Inc., and Phoenix Racing,
          Inc. (collectively, the "Subsidiary Guarantors")
     4.2  Form of Global Note (attached as Exhibit A to the Indenture filed as Exhibit 4.1 to the Registration Statement)
     5.1  Opinion of Howard, Smith & Levin LLP as to the Legality of
          the New Notes*
     9.1  Voting Trust Agreement, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H. Gaither, Albert C.
          Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert
          Comer Gaither and Thomas R. Jones, as Stockholders, and Ann
          Heafner Gaither and William H. Gaither, as Trustees
    10.1  Amended and Restated Loan and Security Agreement, dated as of May 20, 1998, among the Company, Oliver & Winston, Inc.,
          ITCO Holding Company, Inc. and The Speed Merchant, Inc., as
          Borrowers, BankBoston, N.A., as Agent (the 'Agent'), Fleet
          Capital Corporation and First Union National Bank as
          Co-Agents (the "Co-Agents") and the various financial
          institutions from time to time party thereto, as Lenders
    10.2  Letter, dated May 20, 1998, from the Company, Oliver &
          Winston, Inc., ITCO Holding Company, Inc., The Speed
          Merchant, Inc., ITCO Tire Company, ITCO Tire Company of
          Georgia and Phoenix Racing, Inc. to the Agent and the
          Co-Agents
    10.3  Guaranties, dated as of May 20, 1998, by each of ITCO Tire
          Company, ITCO Tire Company of Georgia, ITCO Logistics
          Corporation and Phoenix Racing, Inc. in favor of the Agent
    10.4  Subsidiary Security Agreements, dated as of May 20, 1998, between the Agent and each of ITCO Tire Company, ITCO Tire
          Company of Georgia, ITCO Logistics Corporation and Phoenix
          Racing, Inc.
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EXHIBIT                                                                   NUMBERED
NUMBER                            DESCRIPTION                               PAGE
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
    10.5  Senior Subordinated Note and Warrant Purchase Agreement,
          dated as of May 7, 1997, by and among The J. H. Heafner
          Company, Inc. and The 1818 Mezzanine Fund, L.P.
    10.6  Registration Rights Agreement, dated as of May 7, 1997, by and among The J. H. Heafner Company, Inc. and The 1818
          Mezzanine Fund, L.P.
    10.7  Warrant No. 2 exercisable for 1,034,000 shares of Class A
          Common Stock in the name of The 1818 Mezzanine Fund, L.P.
    10.8  Securities Purchase Agreement, dated as of May 7, 1997, between The J. H. Heafner Company, Inc. and The
          Kelly-Springfield Tire and Rubber Company
    10.9  Agreement and Plan of Merger, dated March 10, 1998, among the Company, ITCO Merger Corporation, ITCO Logistics
          Corporation and Wingate Partners II, L.P., Armistead
          Burwell, Jr., William E. Berry, Richard P. Johnson, Leon R.
          Ellin, Wingate Affiliates II, L.P. and Callier Investment
          Company (the "ITCO Stockholders")
    10.10 Class B Stockholder Agreement, dated as of May 20, 1998, among the Company and the ITCO Stockholders
    10.11 Class B Registration Rights Agreement, dated as of May 20,
          1998, among the Company and the ITCO Stockholders
    10.12 Escrow Agreement, dated as of May 20, 1998, among the
          Company, the ITCO Stockholders and the Chase Manhattan Bank,
          as escrow agent
    10.13 Stock Purchase Agreement, dated as of March 11, 1998, among the Company, Arthur C. Soares and Ray C. Barney
    10.14 Escrow Agreement, dated as of May 20, 1998, among the
          Company, Arthur C. Barney, Ray C. Barney and First Union
          National Bank, as escrow agent (the "CPW Escrow Agent")
    10.15 Letter of Credit, dated as of May 20, 1998, issued to First
          Union National Bank, as CPW Escrow Agent.
    10.16 Stock Purchase Agreement, dated as of April 9, 1997, among the Company and the shareholders of Oliver & Winston, Inc.
    10.17 Guaranty, dated March 31, 1997, of the Company*
    10.18 1998 Michelin North America, Inc. Distributor Agreement,
          dated January 1, 1998, by and between Michelin North
          America, Inc. and the Company*
    10.19 The J.H. Heafner Company 1997 Stock Option Plan (the "Stock
          Option Plan")
    10.20 Form of Stock Option Agreement (incentive stock options)
    10.21 Form of Stockholder Agreement (pursuant to the Stock Option
          Plan)
    10.22 Stockholders' Agreement, dated as of October 15, 1996, by and among Ann Heafner Gaither, William H. Gaither, Albert C.
          Gaither, Susan Gaither Jones, Lawson H. Gaither, Albert
          Comer Gaither and Thomas R. Jones.
    10.23 The J.H. Heafner Company 1997 Restricted Stock Plan
    10.24 Securities Purchase and Stockholders Agreement, dated as of
          May 28, 1997, among the Company and various management
          stockholders
    10.25 Employment and Severance Agreements between the Company and
          William H. Gaither, J. Michael Gaither, Donald C. Roof,
          Daniel K. Brown and Thomas J. Bonburg*
    10.26 Employment Agreement, dated as of May 20, 1998, between the
          Company and Richard P. Johnson
    10.27 Employment Agreement, dated as of May 20, 1998, between the
          Company and Arthur C. Soares
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                                                                        SEQUENTIALLY
EXHIBIT                                                                   NUMBERED
NUMBER                            DESCRIPTION                               PAGE
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
    10.28 Employment Agreement, dated as of May 20, 1998, between The
          Speed Merchant, Inc. and Ray C. Barney
    10.29 Lease Agreement, dated October 1, 1992, by and between
          Carolyn Heafner, Ann H. Gaither, Albert C. Gaither and the
          Company, as amended
    10.30 Lease, dated August 1, 1988, by and between Ann Heafner
          Gaither and the Company, as amended*
    10.31 Lease Agreement, dated January 1, 1993, by and between
          Evangeline H. Heafner and the Company*
    11.1  Statement re: Computation of Per Share Earnings*
    12.1  Statement re: Computation of Ratios
    21.1  Chart of Subsidiaries of the Company
    23.1  Consent of Deloitte & Touche LLP*
    23.2  Consent of Deloitte & Touche LLP*
    23.3  Consent of Ernst & Young LLP*
    23.4  Consent of KPMG Peat Marwick LLP*
    23.5  Consent of Arthur Andersen LLP*
    23.6  Consent of Howard, Smith & Levin LLP (filed as part of
          Exhibit 5)*
    24.1  Power of Attorney of Directors and Officers (set forth on signature pages of this Amendment)*
    25.1  Statement of Eligibility of Trustee on Form T-1 related to the Notes
    27.1  Financial Data Schedules*
    99.1  Form of Letter of Transmittal
    99.2  Form of Notice of Guaranteed Delivery
    99.3  Form of Exchange Agent Agreement



     (b) Financial Data Schedules (filed as Exhibit 27.1)*

---------------

* Filed herewith. All other exhibits were filed with the Registration Statement dated August 18, 1998.